As filed with the U.S. Securities and Exchange Commission on June 13, 2025

Registration No. 333-287535

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gamehaus Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	7374	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

5th Floor, Building 2, No. 500 Shengxia Road

Pudong New District, Shanghai

The People’s Republic of China, 201210

+86-021-68815668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq.

Sally Yin, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

(212) 530-2206

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 13, 2025

PRELIMINARY PROSPECTUS

UP TO 52,093,399 CLASS A ORDINARY SHARES OFFERED BY SELLING SHAREHOLDERS

OF

GAMEHAUS HOLDINGS INC.

This prospectus relates to the resale from time to time by the selling shareholders named in this prospectus or their permitted transferees (together, the “Selling Shareholders”) of up to 52,093,399 Class A ordinary shares (the “Resale Shares”), par value $0.0001 per share (the “Class A Ordinary Shares”), of Gamehaus Holdings Inc., a Cayman Islands exempted company (“we,” “us,” “our,” “Gamehaus Holdings,” “our Company,” and the “Company”), which consist of (i) 36,495,286 Class A Ordinary Shares issued to certain shareholders of the Company, upon the closing of the Business Combination (as defined below), pursuant to the Business Combination Agreement (as defined below), and (ii) 15,598,113 Class A Ordinary Shares, issuable upon the conversion of 15,598,113 Class B ordinary shares of the Company (the “Class B Ordinary Shares,” and collectively with the Class A Ordinary Shares, the “Ordinary Shares”), each convertible into one Class A Ordinary Share at the option of the holder thereof, pursuant to the amended and restated articles of association of the Company (as amended, the “Amended and Restated Articles of Association”), a copy of which is appended to this prospectus as Exhibit 3.1. See “Selling Shareholders” for the details of these securities.

The Selling Shareholders can sell, under this prospectus, up to 52,093,399 Class A Ordinary Shares. The sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of Class A Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Class A Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Class A Ordinary Shares have fluctuated since the closing of the Business Combination on January 24, 2025, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Class A Ordinary Shares if they sell the Class A Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors — Risks Related to Our Securities — Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Class A Ordinary Shares to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.”

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. The Selling Shareholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Shareholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Shareholders offer and sell the securities covered by this prospectus. The Selling Shareholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Shareholders. As described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, and we will not receive proceeds from the registration of any other securities registered hereunder.

On January 27, 2025, the Class A Ordinary Shares commenced trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “GMHS.” As of June 12, 2025, the closing price of the Class A Ordinary Shares was $1.635.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Gamehaus Holdings,” “our Company,” and the “Company” refer to Gamehaus Holdings Inc., a Cayman Islands exempted company; “Gamehaus” refers to Gamehaus Inc., a company incorporated in the Cayman Islands, which is wholly owned by Gamehaus Holdings; “Gamehaus BVI” refers to Joypub Holding Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by Gamehaus; “Gamehaus SG” refers to Gamehaus Pte. Ltd., a company incorporated under the laws of Singapore and a wholly owned subsidiary of Gamehaus; “Gamehaus HK” refers to Gamehaus Limited, a Hong Kong corporation and a wholly owned subsidiary of Gamehaus BVI; “Chongqing Haohan” refers to Chongqing Haohan Network Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is wholly owned by Gamehaus HK; “Shanghai Kuangre” refers to Shanghai Kuangre Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Gamehaus HK; “Gamepromo” refers to Gamepromo Co., Limited, a Hong Kong corporation, which is wholly owned by Gamehaus HK; the “Operating Subsidiaries” refer to all our operating subsidiaries in Singapore, Hong Kong and mainland China, including Gamehaus SG, Gamehaus HK, Chongqing Haohan, Shanghai Kuangre, and Gamepromo, and their subsidiaries; and our “PRC Subsidiaries” refer to all our subsidiaries in the PRC, including Chongqing Haohan, Shanghai Kuangre, and Gamepromo, and our other subsidiaries incorporated in the PRC.

We are an exempted company with limited liability incorporated in the Cayman Islands with no material operations of our own and are not a Chinese company. We conduct our operations through the Operating Subsidiaries in Hong Kong, Singapore, and mainland China, including Chongqing Yaohan, Shanghai Kuangre, and Gamepromo, and various subsidiaries thereof. This corporate structure involves unique risks to investors, as we conduct substantially all of our operations through the Operating Subsidiaries. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in its operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.”  Investments in our securities are not purchases of equity securities of the Operating Subsidiaries in Hong Kong, Singapore, or mainland China; instead, they are purchases of equity securities of a Cayman Islands holding company with no material operations of its own. Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 of this prospectus.

We are subject to certain legal and operational risks associated with the business operations of our PRC Subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC Subsidiaries, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, JunHe LLP, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or the Regulations on the Network Data Security Administration (the “Security Administration Regulations”), because our PRC Subsidiaries are not critical information infrastructure operators (“CIIOs”) or online platform operators that possess personal information of at least one million users or engage in data processing activities that affect or may affect national security. See “Risk Factors — Risks Relating to Doing Business in the PRC —  Recent greater oversight by the CAC over data security, particularly for companies seeking to list or continuously list on a foreign exchange, could adversely impact our business.” As of the date of this prospectus, our PRC counsel, JunHe LLP, has advised us that we are required to obtain the filing notification from the China Securities Regulatory Commission (the “CSRC”) for the listing of our Class A Ordinary Shares on any foreign stock exchange. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On June 13, 2024, Chongqing Haohan, one of our PRC Subsidiaries, filed with the CSRC in connection with this offering and listing pursuant to the Trial Measures and, on November 21, 2024, the CSRC issued the filing notification to Chongqing Haohan. Except for the requirement for such CSRC filing under the Trial Measures, which has already been obtained, as of the date of this prospectus, neither we nor our PRC Subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”), the CSRC, the CAC, or other PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities before listing or offering of our securities in the U.S or operating our business. If we do not receive or maintain the approval as mandated by current or future laws and regulations, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years, as amended, beginning in 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our auditor, Audit Alliance LLP, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis, with the last inspection on September 27, 2024. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 . If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to Doing Business in the PRC —  Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on Nasdaq or future offerings of our securities in the U.S.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders . We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Gamehaus, which is dependent on receipt of funds from Gamehaus BVI, which is dependent on receipt of funds from Gamehaus HK, and the distribution of such payments from Chongqing Haohan, Shanghai Kuangre and Gamepromo. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC Subsidiaries; (ii) our PRC Subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC Subsidiaries, it may adversely impact our dividends distribution to investors. See “Summary of Risk Factors,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to Gamehaus or otherwise expose Gamehaus to liability and penalties under PRC law,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using the proceeds of the Business Combination to make loans or additional capital contributions to our PRC Subsidiaries, which could adversely affect their liquidity and their ability to fund and expand their business” and “Risk Factors — Risks Relating to Doing Business in the PRC — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Chongqing Haohan and Shanghai Kuangre, and dividends payable by Chongqing Haohan and Shanghai Kuangre to our Gamehaus HK may not qualify to enjoy certain treaty benefits.” Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “Prospectus Summary — Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” “Prospectus Summary — Business Overview — Summary of Risk Factors,” and “Risk Factors — Risks Relating to Doing Business in the PRC —  To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong.” We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plans and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between our Company and our subsidiaries except that during March 2025, Gamehaus Holdings received $100,798 from Gamehaus HK for working capital purpose. See “Prospectus Summary — Asset Transfers Between Our Company and Our Subsidiaries,” “Prospectus Summary — Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” and Gamehaus’ audited consolidated financial statements for the years ended June 30, 2024 and 2023 and Gamehaus Holdings’ unaudited condensed consolidated interim financial statements for the nine months ended March 31, 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [  ], 2025

i

About this Prospectus

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Gamehaus Holding Inc. The Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Shareholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

ii

Conventions that Apply to This Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$” and “U.S. dollar” each refers to the United States dollar;

●	“AI” are to artificial intelligence, which, for the purposes of this prospectus, refers to developing and fine-tuning customized models for visual design language processing to enhance game development efficiency in the context of our business operations;

●	“First Merger Sub” are to Gamehaus 1 Inc., an exempted company with limited liability incorporated in the Cayman Islands;

●	“Golden Star” are to Golden Star Acquisition Corporation, a Cayman Islands exempted company, which became a wholly owned subsidiary of Gamehaus Holdings upon the completion of the Business Combination;

●	“PRC” or “China” are to the People’s Republic of China;

●	“RMB” are to the legal currency of China;

●	“Second Merger Sub” are to Gamehaus 2 Inc., an exempted company with limited liability incorporated in the Cayman Islands;

●	“shares,” “Shares,” or “Class A Ordinary Shares” are to the Class A ordinary shares of Gamehaus Holdings, par value US$0.0001 per share;

●	“U.S.” are to the United States of America;

●	“U.S. dollars,” “US$,” and “dollars” are to the legal currency of the United States; and

●	“Whale Player” are to a specific category of players who are considered high-value customers due to their significant in-game purchases, particularly those who spend an average of over $500 per week, for purposes of this prospectus.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Business Overview

Our Company

We are an exempted company with limited liability incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct all of our operations through our Operating Subsidiaries in Singapore, Hong Kong, and mainland China. The Operating Subsidiaries are technology-driven mobile game publishing companies dedicated to nurturing partnerships with and amplifying the success of small- and medium-sized game developers. With its data-driven commercialization support and optimized game distribution solutions, the Operating Subsidiaries help small- and medium-sized game developers stay competitive in the global gaming market.

As a game publisher targeting the global market, the Operating Subsidiaries distribute mobile games created by developer partners across a wide range of gaming markets worldwide, including in countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, Japan, and India, among others. As of the date of this prospectus, hawse have built a diverse game portfolio across multiple genres, including social casino, match, simulation, role-playing game (“RPG”), puzzle, and bingo. See “Business—Game Genres and Portfolio.” The Operating Subsidiaries most popular game category is social casino, and the majority of the Operating Subsidiaries’ users for this genre are located in Europe and North America. As a result, more than 75% of its revenue for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023 was derived from the European and North American markets. As of the date of this prospectus, the Operating Subsidiaries have published approximately 110 mobile games and has achieved over 200 million cumulative downloads.

The Operating Subsidiaries operate as game publishing companies, but the Operating Subsidiaries’ role extends beyond that. As the Operating Subsidiaries understand the challenges faced by small- and medium-sized game developers, who typically lack commercialization capabilities and face intense competition from larger game developers in the mobile gaming industry with channel and resource advantages, the Operating Subsidiaries have developed a symbiotic relationship with small- and medium-sized game developers to drive mutual growth and success. Specifically, by leveraging its extensive experience in the mobile gaming industry, the Operating Subsidiaries’ technological advantages, and data-driven insights into game content production and distribution, the Operating Subsidiaries offer a comprehensive package of services covering all aspects of the game life cycle, including (i) game development, (ii) screening and pre-publication testing, (iii) user acquisition, and (iv) monetization. See “Business—Services.” The Operating Subsidiaries proven and scalable growth model allows it to remain an asset-light company while fostering partnerships with game developers by selecting games that are most likely to succeed and distribute these games through the most appropriate distribution channels, so as to maximize the return on investment (the “ROI”) in game promotion and marketing. As of the date of this prospectus, the Operating Subsidiaries have worked with over 70 developer partners since incorporation, who are all located in the PRC.

Our revenue for the nine months ended March 31, 2025 was $87.4 million, with net cash flows generated from operating activities of $0.8 million, compared to $113.6 million of revenue and $3.7 million of net cash flows generated from operating activities for the nine months ended March 31, 2024. Our revenue for the fiscal year ended June 30, 2024 was $145.2 million, with net cash flows generated from operating activities of $3.2 million, compared to $168.2 million of revenue and $2.2 million of net cash flows generated from operating activities for the fiscal year ended June 30, 2023. We had net income of $2.3 million, $8.6 million, and $4.1 million for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, respectively. For additional information regarding our Company, see the section of this prospectus entitled “Business.”

1

Business Combination

On September 16, 2023, Gamehaus Holdings entered into a Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) with Golden Star, Gamehaus, the First Merger Sub, the Second Merger Sub, and G-Star Management Corporation, a British Virgin Islands company, in the capacity as the representative of Golden Star and the shareholders of Golden Star (the “Purchaser Representative” or the “Sponsor”) immediately prior to the effective time of the Second Merger from and after the closing of the Business Combination.

The Business Combination Agreement provided for a business combination which was effected in two steps: (i) the First Merger Sub merged with and into Gamehaus (the “First Merger”), with Gamehaus being the surviving corporation of the First Merger and a direct wholly owned subsidiary of Gamehaus Holdings, and (ii) following confirmation of the effectiveness of the First Merger, the Second Merger Sub merged with and into Golden Star (the “Second Merger,” and, together with First Merger, the “Mergers”), with Golden Star being the surviving corporation of the Second Merger and a direct wholly owned subsidiary of Gamehaus Holdings (the Mergers together with the share exchange and other transactions contemplated by the Business Combination Agreement and other ancillary documents, the “Transactions” or “Business Combination”).

On January 24, 2025, the parties consummated the Business Combination pursuant to the terms of the Business Combination Agreement and Gamehaus became a wholly owned subsidiary of Gamehaus Holdings. On January 27, 2025, our Class A Ordinary Shares commenced trading on Nasdaq, under the symbol “GMHS.”

Competitive Strengths

We believe the following competitive strengths are essential for their success and differentiate them from the competitors:

●	focused on serving small- and medium-sized developers by leveraging the Operating Subsidiaries’ established industry reputation and experience;

●	sophisticated technology systems and platforms with data expertise that empower game publishing;

●	solid developer partner base and game portfolio spanning a wide range of genres; and

●	a visionary and experienced management team with strong technical and operational expertise.

Growth Strategies

The Operating Subsidiaries intend to develop their business and strengthen brand loyalty by implementing the following strategies:

●	deepen collaboration with current developer partners;

●	further expand developer partner base and diversify game portfolio to enhance their game publishing business; and

●	continue to invest in technology research and development to develop their artificial intelligence-generated content (“AIGC”) service platform, data platform, and technical support system;

Corporate Information

Our principal executive offices are located at 9 Temasek Boulevard #07-00, Suntec Tower Two, Singapore 038989, and our phone number is +65 82336584. Our registered office in the Cayman Islands is located at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, and the phone number of our registered office is +1 345 949 9876. We maintain a corporate website at https://www.gamehaus.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

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Corporate Structure

We are an exempted company incorporated in the Cayman Islands and not a Chinese operating company, and this corporate structure involves unique risks to investors. As an exempted company in the Cayman Islands with no material operations of our own, we conduct all of our operations through the Operating Subsidiaries. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands exempted company instead of shares of our operating entities in the PRC. Holders of our Ordinary Shares do not directly own any equity interests in the Operating Subsidiaries, but will instead own shares of a Cayman Islands exempted company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in its operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.”

The following chart illustrates our corporate structure as of the date of this prospectus.

Funtery Holding Limited(1)
Joystick Holding Limited(2)
Azuresky Holding Limited(3)
Camira Holding Limited(4)
Other Minority Shareholders(5)
Public Shareholders
86.04%
1.95%
0.39%
0.98%
9.33%
1.31%
Gamehaus Holdings Inc.
"Gamehaus Holdings"
Cayman Islands, 2023
100%
100%
Golden Star Acquisition Corporation
"Golden Star"
Cayman Islands, 2021
Gamehaus PTE.LTD.
"Gamehaus SG"
Singapore, 2022
100%
Gamehaus Inc.
"Gamehaus"
Cayman Islands, 2020
100%
Joypub Holding Limited
"Gamehaus BVI"
BVI, 2020
100%
Outside the PRC
Inside the PRC
100%
Shanghai Haoyu Network Technology Co., Ltd.
"Shanghai Haoyu"
China, 2022
Gamehaus Limited
"Gamehaus HK"
Hong Kong, 2021
100%
100%
100%
Gamepromo Co., Limited
"Gamepromo"
Hong Kong, 2021
Chongqing Haohan Network Technology Co., Ltd.
"Chongqing Haohan"
China, 2021
Shanghai Kuangre Network Technology Co., Ltd.
"Shanghai Kuangre"
China, 2016
100%
70%
100%
100%
Beijing Haoyou Network Technology Co., Ltd.
"Beijing Haoyou"
China, 2021
Chongqing Fanfengjian Network Technology Co., Ltd.
"Chongqing Fanfengjian" (7)
China, 2021
Xi'an Ruojintang Technology Co., Ltd.
"Xi'an Ruojingtang"
China, 2024
Dataverse Co., Limited
"Dataverse"
Hong Kong, 2016
100%
Shanghai Fanfengjian Network Technology Co., Ltd.
"Shanghai Fanfengjian"
China, 2021

Notes: The percentage of voting interest held by each of our shareholders is calculated on the basis that each holder of Class B Ordinary Shares is entitled to 15 votes per Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share.

(1)	Represents 15,598,113 Class B Ordinary Shares held by Funtery Holding Limited, a British Virgin Islands company, which is (a) 33.33% owned by Cyberjoy Holding Limited, a British Virgin Islands company wholly owned by Feng Xie; and (b) 66.67% owned by Funomic Holding Limited, a British Virgin Islands company that is wholly owned by Playfund Trust, a trust established under the laws of the Republic of Singapore by Feng Xie, as settlor, with Vistra Trust (Singapore) Pte. Limited being appointed as the trustee and Cyberjoy Holding Limited as the beneficiary and having voting and dispositive power over these Class B Ordinary Shares.

(2)	Represents 5,314,953 Class A Ordinary Shares held by Xi Yan, the 100% owner of Joystick Holding Limited.

(3)	Represents 1,062,990 Class A Ordinary Shares held by Ling Yan, the 100% owner of Azuresky Holding Limited.

(4)	Represents 2,657,477 Class A Ordinary Shares held by Yimin Cai, the 100% owner of Carmira Holding Limited.

(5)	Represents an aggregate of 25,366,466 Class A Ordinary Shares held by nine shareholders, True Thrive Limited, DWC Technology Limited, Shanghai Yingben Investment Partnership (Limited Partnership), Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership), Shanghai Jintou Network Technology Co., Ltd., Zhuhai Qianming Investment Partnership (Limited Partnership), Beijing Zhiyi, Zhuhai Qianming Investment Partnership (Limited Partnership), Ningbo Meishan Bonded Port Xiangchuang Investment Partnership (Limited Partnership), and Dan Gao. Each was a shareholder of Gamehaus prior to the Business Combination and, as of the date of this prospectus, holds less than 5% of our voting ownership.

(6)	As of the date of this prospectus, in addition to the 70% of the shares held by Chongqing Haohan, the remaining 30% of the shares of Chongqing Fanfengjian are collectively owned by two shareholders (specifically, 20% owned by Chongqing Xuhai Information Technology Partnership (Limited Partnership) and 10% owned by Hewei Zhao.

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We are subject to certain legal and operational risks associated with the business operations of our PRC Subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC Subsidiaries, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, JunHe LLP, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or the Security Administration Regulations, because our PRC Subsidiaries are not CIIOs or online platform operators that possess personal information of at least one million users or engage in data processing activities that affect or may affect national security. See “Risk Factors — Risks Relating to Doing Business in the PRC —  Recent greater oversight by the CAC over data security, particularly for companies seeking to list or continuously list on a foreign exchange, could adversely impact our business.” As of the date of this prospectus, our PRC counsel, JunHe LLP, has advised us that we are required to obtain the filling notification from the CSRC for the listing of our Class A Ordinary Shares on any foreign stock exchange. On February 17, 2023, the CSRC promulgated the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On June 13, 2024, Chongqing Haohan, one of our PRC Subsidiaries, filed with the CSRC in connection with this offering and listing pursuant to the Trial Measures and, on November 21, 2024, the CSRC issued the filing notification to Chongqing Haohan. Except for the requirement for such CSRC filing under the Trial Measures, which has already been obtained, as of the date of this prospectus, neither we nor our PRC Subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC, the CSRC, the CAC, or other PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities before listing or offering of our securities in the U.S or operating our business. If we do not receive or maintain the approval as mandated by current or future laws and regulations, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years, as amended, beginning in 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our auditor, Audit Alliance LLP, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis, with the last inspection on September 27, 2024. The PCAOB currently has access to inspect to the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 . If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to Doing Business in the PRC —  Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on Nasdaq or future offerings of our securities in the U.S.”

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Risk Factors—Risks Relating to Doing Business in the PRC” beginning on page 12 of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC Subsidiaries or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause our PRC Subsidiaries to make material changes to their operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless (see page 12 of this prospectus);

●

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see page 12 of this prospectus);

●	The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject our PRC Subsidiaries to additional compliance requirements in the future. (see page 12 of this prospectus);

●

Given the Chinese government’s significant oversight and discretion over the conduct of our PRC Subsidiaries’ business, the Chinese government may intervene or influence their operations at any time, which could result in a material change in our PRC Subsidiaries’ operations and/or the value of our Class A Ordinary Shares (see page 13 of this prospectus);

●	Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on Nasdaq or future offerings of our securities in the U.S. (see page 13 of this prospectus);

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list or continuously list on a foreign exchange, could adversely impact our business. (see page 14 of this prospectus);

●	To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong. (see page 15 of this prospectus);

●	Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on its results of operations and the value of your investment (see page 16 of this prospectus);

●	Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in its operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless (see page 16 of this prospectus);

●	Because some of the operations of our PRC Subsidiaries are in China, our business is subject to a certain degree of the complex and rapidly evolving laws and regulations there (see page 17 of this prospectus);

●	Possibility of changes with respect to the interpretation and implementation of the PRC Foreign Investment Law and Implementation Regulations may affect our corporate governance (see page 18 of this prospectus);

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to Gamehaus or otherwise expose Gamehaus to liability and penalties under PRC law (see page 18 of this prospectus);

●	Restrictions on our subsidiaries in the PRC and Hong Kong on paying dividends or making other payments to us under existing or new laws and regulations of the PRC may restrict our ability to satisfy our liquidity requirements (see page 19 of this prospectus);

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●	If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation (see page 19 of this prospectus);

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using the proceeds of the Business Combination to make loans or additional capital contributions to our PRC Subsidiaries, which could adversely affect their liquidity and their ability to fund and expand their business (see page 19 of this prospectus);

●	Some of our subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data security or antimonopoly, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations (see page 20 of this prospectus);

●	Increases in labor costs may adversely affect our business and profitability (see page 20 of this prospectus);and

●	Our PRC Subsidiaries have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties (see page 21 of this prospectus).

Risks Related to Our Business (for a more detailed discussion, see “Risk Factors—Risks Related to Our Business” beginning on page 22 of this prospectus)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	If the Operating Subsidiaries fail to screen, test, and publish popular, high-quality mobile games in a timely and successful manner, the Operating Subsidiaries will not be able to compete effectively and their ability to generate revenue will suffer (see page 22 of this prospectus);

●	The Operating Subsidiaries’ business will suffer if the Operating Subsidiaries are unable to successfully monetize “free-to-play” games. (see page 22 of this prospectus);

●	The Operating Subsidiaries rely on developer partners for game development, and if such third parties, or critical staff of such third parties, are unable or unwilling to continue their cooperation with the Operating Subsidiaries, our business may be severely disrupted (see page 23 of this prospectus);

●	The value of the virtual items is highly dependent on how the Operating Subsidiaries manage the economies in the games. If the Operating Subsidiaries fail to manage their game economies properly, our business may suffer (see page 23 of this prospectus);

●	If the Operating Subsidiaries do not successfully invest in, establish, and maintain awareness of the Operating Subsidiaries’ brand and games, if the Operating Subsidiaries incur excessive expenses promoting and maintaining the Operating Subsidiaries’ brand or games, or if their games contain defects or objectionable content, our business, financial condition, results of operations, or reputation could be harmed (see page 23 of this prospectus);

●	If the Operating Subsidiaries are able to develop new games and features that achieve success, it is possible that these games and features could divert players of the Operating Subsidiaries’ other games without growing overall user base, which could harm operating results (see page 24 of this prospectus);

●	The Operating Subsidiaries’ failure to anticipate or successfully implement new technologies could render their game publishing support services uncompetitive and reduce the Operating Subsidiaries’ revenue and market share (see page 24 of this prospectus);

●	If the Operating Subsidiaries are unable to continue to extend the life of existing mobile games that will encourage continued player engagement through the addition of new features or functionalities, the Operating Subsidiaries business may be negatively impacted (see page 24 of this prospectus);

●	The Operating Subsidiaries are in the highly competitive mobile gaming industry, and the Operating Subsidiaries may not be able to compete successfully against existing or new competitors, which could reduce the Operating Subsidiaries’ market share and adversely affect the Operating Subsidiaries’ competitive position and financial performance (see page 25 of this prospectus);

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●	The Operating Subsidiaries’ business relies on certain third-party services that are critical to their business, which exposes the Operating Subsidiaries to various risks that may materially and adversely affect their reputation, business, financial condition, and results of operations (see page 25 of this prospectus);

●	The Operating Subsidiaries’ business relies on a few significant suppliers that account for more than 10% of their total purchases. Any interruption in operations in such significant suppliers may have a materially adverse effect on our business, financial condition, and results of operations (see page 26 of this prospectus);

●	The Operating Subsidiaries rely on assumptions and estimates to calculate certain of their key metrics, and real or perceived inaccuracies in such metrics may harm the Operating Subsidiaries’ reputation and negatively affect the Operating Subsidiaries’ business (see page 26 of this prospectus);

●	If the use of mobile devices as game platforms and the proliferation of mobile devices generally do not increase, the Operating Subsidiaries’ business could be adversely affected (see page 26 of this prospectus);

●	The Operating Subsidiaries’ business generates and processes a large amount of data, and it is required to comply with laws and regulations in multiple jurisdictions relating to data privacy and security. The improper use or disclosure of data could have a material and adverse effect on the Operating Subsidiaries’ business and prospects (see page 27 of this prospectus).

●	The Operating Subsidiaries’ business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing, and which could subject them to claims or otherwise harm the Operating Subsidiaries’ business (see page 29 of this prospectus);

●	The proper functioning of the Operating Subsidiaries’ technology systems and platforms is essential to their business. Any disruption to their information technology systems could materially affect the Operating Subsidiaries’ ability to maintain the satisfactory performance of the Operating Subsidiaries’ game publishing support services (see page 30 of this prospectus);

●	If the Operating Subsidiaries sustain cyber-attacks or other privacy or data security incidents that result in security breaches, the Operating Subsidiaries could be subject to increased costs, liabilities, reputational harm, or other negative consequences, and the Operating Subsidiaries have no insurance coverage with respect to any such attacks or incidents (see page 30 of this prospectus);

●	The Operating Subsidiaries rely on app distribution platforms to distribute their mobile games and collect payments, including, in particular, Apple App Store and Google Play. If the Operating Subsidiaries were denied access to these app distribution platforms or if the terms of the Operating Subsidiaries’ revenue-sharing arrangements or other material aspects of their arrangements with these platforms were to materially adversely change, the Operating Subsidiaries’ mobile games business would be adversely affected, and such change could materially and adversely affect our business, financial condition and results of operation (see page 31 of this prospectus);

●	The Operating Subsidiaries rely on a few third-party app distribution platforms to distribute the Operating Subsidiaries’ games and collect revenue, and if the Operating Subsidiaries’ ability to do so is harmed, or such app distribution platforms change their policies in such a way that restricts the Operating Subsidiaries’ business, increases the Operating Subsidiaries’ expenses, or limits the information the Operating Subsidiaries derive from their mobile games, our business, financial condition, and results of operations could be adversely affected (see page 32 of this prospectus);

●	Non-compliance with rules, policies, and guidance established by app distribution platforms, either by the Operating Subsidiaries or third parties, including their game developer partners, could result in potential penalties and disruptions in the Operating Subsidiaries’ business, which may adversely affect our results of operations and financial performance (see page 32 of this prospectus);

●	Use of generative artificial intelligence tools may require additional investment and costs, and pose unique risks to the Operating Subsidiaries’ business and could subject the Operating Subsidiaries to legal liability (see page 33 of this prospectus);

●	If the Operating Subsidiaries fail to manage growth or execute strategies and future plans effectively, the Operating Subsidiaries may not be able to take advantage of market opportunities or meet the demand of the Operating Subsidiaries’ customers (see page 33 of this prospectus);

●	Unauthorized use of the Operating Subsidiaries’ intellectual property by third parties and expenses incurred in protecting their intellectual property rights may adversely affect their business, reputation, and competitive edge (see page 34 of this prospectus);

●	Third parties may claim that the Operating Subsidiaries infringe their proprietary intellectual property rights, which could cause the Operating Subsidiaries to incur significant legal expenses and prevent the Operating Subsidiaries from promoting their services (see page 34 of this prospectus);

●	Non-compliance with laws and regulations on the part of any third parties with which the Operating Subsidiaries conduct business could expose the Operating Subsidiaries to legal expenses, compensation to third parties, penalties, and disruptions of the Operating Subsidiaries’ business, which may adversely affect their results of operations and financial performance (see page 34 of this prospectus);

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●	Future acquisitions may have an adverse effect on the Operating Subsidiaries’ ability to manage business (see page 35 of this prospectus);

●	A decline in general economic conditions or a disruption of financial markets may affect entertainment and gaming markets or the discretionary income of consumers, which in turn could adversely affect the Operating Subsidiaries’ profitability (see page 35 of this prospectus);

●	If the Operating Subsidiaries fail to attract, recruit, or retain their key personnel, including executive officers, senior management, and key employees, ongoing operations and growth could be affected (see page 36 of this prospectus); and

●	The Operating Subsidiaries may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect their business, prospects, results of operations, and financial condition (see page 36 of this prospectus).

Risks Relating to This Offering and the Trading Market (for a more detailed discussion, see “Risk Factors—Risks Relating to This Offering and the Trading Market” beginning on page 37 of this prospectus)

Risks and uncertainties relating to this offering and the trading market include, but are not limited to, the following:

●	As a public company, we incur higher costs as compared to when we were a private company (see page 37 of this prospectus);

●	If we fail to implement and maintain an effective system of internal controls or remediate the material weaknesses in our internal control over financial reporting that have been identified, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected (see page 38 of this prospectus);

●	We may or may not pay cash dividends in the foreseeable future (see page 38 of this prospectus);

●	A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our Class A Ordinary Shares (see page 39 of this prospectus);

●	The market price of our Class A Ordinary Shares may be volatile or may decline, regardless of our operating performance (see page 39 of this prospectus);

●	We may not be able to maintain the listing of our Class A Ordinary Shares on Nasdaq (see page 40 of this prospectus);

●	If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline (see page 40 of this prospectus);

●	The issuance of additional Class A Ordinary Shares in connection with future financings, acquisitions, investments, the Incentive Plan, or otherwise will dilute all other shareholders (see page 40 of this prospectus);

●	We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors, which could have a material and adverse effect on us, including its growth prospects (see page 40 of this prospectus);

●	As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers (see page 41 of this prospectus);

●	We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see page 42 of this prospectus);

●	The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with our Chairman of Board of Directors, and his interests may not be aligned with the interests of our other shareholders (see page 42 of this prospectus);

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●	Our dual-class capital structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares (see page 42 of this prospectus);

●	Because we are incorporated in the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited (see page 43 of this prospectus); and

●	If we are characterized as a passive foreign investment company for U.S. federal income tax purposes, our U.S. shareholders may suffer adverse tax consequences (see page 43 of this prospectus).

Permissions or Approval Required from the PRC Authorities for Our Operations and Offering

Our PRC counsel, JunHe LLP, has advised us that, in order to operate our business activities as currently conducted in China, each of our PRC Subsidiaries is required to obtain a business license from the State Administration for Market Regulation (“SAMR”). We confirm that, as of the date of this prospectus, each of our PRC Subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. Furthermore, JunHe LLP has advised us that, as of the date of this prospectus, our PRC Subsidiaries are not required to obtain any other approval, licenses, or permits from PRC governmental authorities to conduct their business. However, it is uncertain whether we or our PRC Subsidiaries will be required to obtain additional approval, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approval on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless.

As of the date of this prospectus, our PRC counsel, JunHe LLP, has advised us that we are required to obtain the filing notification from the CSRC for the listing of our Class A Ordinary Shares on any foreign stock exchange. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On June 13, 2024, Chongqing Haohan, one of our PRC Subsidiaries, filed with the CSRC in connection with our initial public offering pursuant to the Trial Measures and, on November 21, 2024, the CSRC issued the filing notification to Chongqing Haohan.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies” (the “Archive Provisions”) and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the Archive Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. On or after March 31, 2023, any failure or perceived failure by our Company or our PRC Subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of the Trial Measures and any regulatory guidance related thereto, we cannot assure you that our filing documents in connection with this offering and listing will meet the standards of the CSRC, or that we will be able to comply with any additional regulatory requirements, which may arise from the evolving interpretation of the Opinions, the Trial Measures, or any related implementing rules to be enacted, with respect to our future overseas capital-raising activities. See “Risk Factors — Risks Relating to Doing Business in the PRC — The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject our PRC Subsidiaries to additional compliance requirements in the future.” Other than the CSRC filing review under the Trial Measures, as confirmed by our PRC counsel, JunHe LLP, neither we nor our PRC Subsidiaries are required to obtain, or have been denied, any other approval, licenses, or permits from PRC governmental authorities to offer our securities.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC Subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC . As confirmed by our PRC counsel, JunHe LLP, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or the Security Administration Regulations, because our PRC Subsidiaries are not CIIOs or online platform operators that possess personal information of at least one million users or engage in data processing activities that affect or may affect national security . There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. For further details, see “Risk Factors — Risks Relating to Doing Business in the PRC — Recent greater oversight by the CAC over data security, particularly for companies seeking to list or continuously list on a foreign exchange, could adversely impact our business.”

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Asset Transfers Between Our Company and Our Subsidiaries

As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between our Company and our subsidiaries except that during March 2025, Gamehaus Holdings received $100,798 from Gamehaus HK for working capital purpose.  We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, which were discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred .

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. See our audited consolidated financial statements for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023 appearing elsewhere in this prospectus. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Gamehaus, which is dependent on receipt of funds from Gamehaus BVI, which is dependent on receipt of funds from Gamehaus HK, and the distribution of such payments from Chongqing Haohan, Shanghai Kuangre and Gamepromo. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or providing loans to our PRC Subsidiaries, which may adversely affect the operations of our PRC Subsidiaries; (ii) our PRC Subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC Subsidiaries, it may adversely impact our dividends distribution to investors. See “Summary of Risk Factors,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to Gamehaus or otherwise expose Gamehaus to liability and penalties under PRC law,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using the proceeds of the Business Combination to make loans or additional capital contributions to our PRC Subsidiaries, which could adversely affect their liquidity and their ability to fund and expand their business” and “Risk Factors — Risks Relating to Doing Business in the PRC — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Chongqing Haohan and Shanghai Kuangre, and dividends payable by Chongqing Haohan and Shanghai Kuangre to our Gamehaus HK may not qualify to enjoy certain treaty benefits.” Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “— Business Overview — Summary of Risk Factors,” and “Risk Factors — Risks Relating to Doing Business in the PRC —  To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong.”

Current PRC regulations permit our PRC Subsidiaries to pay dividends to Gamehaus HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its respective registered capital.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if our PRC Subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC Subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Gamehaus HK may be considered a non-resident enterprise for tax purposes, so that any dividends Shanghai Kuangre, Chongqing Haohan, and Gamepromo pay to Gamehaus HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, it will rely on payments made from Shanghai Kuangre, Chongqing Haohan, and Gamepromo as dividends from these subsidiaries and the distribution of such payments to Gamehaus BVI as dividends from Gamehaus HK, and then the distribution of such payments to our Company as dividends from Gamehaus. If Shanghai Kuangre, Chongqing Haohan, Gamepromo, or their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. If any of our PRC Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Chongqing Haohan and Shanghai Kuangre to Gamehaus HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Gamehaus HK intends to apply for the tax resident certificate if and when Chongqing Haohan and Shanghai Kuangre plan to declare and pay dividends to Gamehaus HK. See “Risk Factors — Risks Relating to Doing Business in the PRC — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Chongqing Haohan and Shanghai Kuangre, and dividends payable by Chongqing Haohan and Shanghai Kuangre to our Gamehaus HK may not qualify to enjoy certain treaty benefits.”

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Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year following the fifth anniversary of the closing of the Business Combination, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made on December 31, 2025. For so long as we are a foreign private issuer within the meaning of the rules under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, our shareholders will receive less or different information about us than a shareholder of a U.S. domestic public company would receive. Nonetheless, we intend to align ourselves with the practices adopted by Nasdaq-listed U.S. domestic companies to the best of its ability to provide our shareholders with enhanced transparency and protection.

In addition, for as long we remain a foreign private issuer, we are permitted to follow the corporate governance practices of our home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, we are not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. We intend to rely on the exemptions listed above as long as we remain a foreign private issuer. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies.

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THE OFFERING

This prospectus relates to the resale by the Selling Shareholders of 52,093,399 Class A Ordinary Shares that constitute the Resale Shares. All of the Resale Shares, if and when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell the Resale Shares, from time to time at prevailing market prices or at privately negotiated prices.

Trading Symbol	GMHS

Registered Shares being registered on behalf of the Selling Securityholders	52,093,399 Class A Ordinary Shares

Terms of the offering	The Selling Shareholder will determine when and how they will sell the Ordinary Shares offered in this prospectus.

Use of proceeds	We will not receive any of the proceeds from the sale of the Resale Shares.

Dividend Policy	We have never declared or paid any cash dividends on our shares and we do not anticipate paying any cash dividends on our shares in the foreseeable future. It is presently intended that we will retain our earnings for future operations and expansion.

Risk Factors	Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12 of this prospectus.

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RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Doing Business in the PRC

Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC Subsidiaries or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause our PRC Subsidiaries to make material changes to their operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of our subsidiaries to operate in China may be impaired by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, foreign investment limitations, and other matters. The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts for us to ensure our PRC Subsidiaries’ compliance with such regulations or interpretations. As such, we could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government for continued listing on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded. Although we believe we are currently not required to obtain permission from any Chinese authorities and have not received any notice of denial of permission for continued listing on the U.S. exchange as of the date of this prospectus, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, particularly in the event permission for continued listing on U.S. exchanges may be later rescinded.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our PRC Subsidiaries at any time or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC Subsidiaries, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Our PRC Subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject our PRC Subsidiaries to additional compliance requirements in the future.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following their submission of initial public offerings or listing applications. The issuer, after offering or listing overseas, will be under an obligation to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On June 13, 2024, Chongqing Haohan, one of our PRC Subsidiaries, filed with the CSRC in connection with this offering and listing pursuant to the Trial Measures and, on November 21, 2024, the CSRC issued the filing notification to Chongqing Haohan. Except for the requirement for such CSRC filing under the Trial Measures, which has already been obtained, as of the date of this prospectus, neither we nor our PRC Subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities.

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On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (i) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (ii) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by PRC domestic companies to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Given the Chinese government’s significant oversight and discretion over the conduct of our PRC Subsidiaries’ business, the Chinese government may intervene or influence their operations at any time, which could result in a material change in our PRC Subsidiaries’ operations and/or the value of our Class A Ordinary Shares.

The Chinese government has significant oversight and discretion over the conduct of our PRC Subsidiaries’ business and may intervene or influence their operations at any time as the government deems appropriate to further regulatory, political, and societal goals, which could result in a material change in our PRC Subsidiaries’ operations and/or the value of our Class A Ordinary Shares.

The Chinese government has recently published new policies that significantly affected certain industries such as the education and Internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding the adult education supporting service industry that could adversely affect our PRC Subsidiaries’ business, financial condition, and results of operations. Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, our PRC Subsidiaries’ may incur increased compliance costs or become subject to additional restrictions in their operations. Certain areas of the law, including intellectual property rights and confidentiality protections, in China may also not be as effective as in the United States or other countries. In addition, our PRC Subsidiaries cannot predict the effects of future developments in the PRC legal system on their business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on Nasdaq or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years (two consecutive years as amended under the Consolidated Appropriations Act, as discussed below), the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the HFCA Act. In the announcement, the SEC clarified that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also stated that the SEC staff is actively assessing how best to implement the other requirements of the HFCA Act, including the identification process and the trading prohibition requirements.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time.

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On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. For example, on December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that the Board is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act.

The lack of access to the PCAOB Inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections.

Our auditor, Audit Alliance LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and it is subject to PCAOB inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, there is no assurance whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and the majority of our operations are conducted in China. Furthermore, if the PCAOB is unable to inspect our accounting firm in the future, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within two years, as amended, will prohibit trading in its securities, and, as a result, an exchange may determine to delist our securities and trading in such securities could be prohibited.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our Class A Ordinary Shares may be prohibited from trading or delisted.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list or continuously list on a foreign exchange, could adversely impact our business.

On September 24, 2024, the CAC published the Regulations on the Network Data Security Administration (the “Security Administration”), which came into effect on January 1, 2025. The Security Administration provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC.

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On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (the “CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of more than one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

The PRC Data Security Law, which was promulgated by the SCNPC on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the People’s Republic of China (the “Personal Information Protection Law”), which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021.

As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC Subsidiaries as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, JunHe LLP, our operations and continued listing are not expected to be affected by, or subject to, cybersecurity review by the CAC under the Cybersecurity Review Measures, given that neither us nor our PRC Subsidiaries are (i) online platform operators engaging in data processing activities that affect or may affect national security; (ii) critical information infrastructure operators purchasing cyber products or services that affect or may affect national security; or (iii) online platform operators with personal information data of more than one million users. There remains possibility of changes, however, as to how the Cybersecurity Review Measures and the Security Administration Regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Regulations. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on it. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, our PRC Subsidiaries may be required to suspend their operations or experience other disruptions to their operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong.

Relevant PRC laws and regulations permit our PRC Subsidiaries to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to its shareholders, it will rely on payments made from Shanghai Kuangre (as defined below), Chongqing Haohan (as defined below), and Gamepromo (as defined below) as dividends from these subsidiaries and the distribution of such payments to Gamehaus BVI (as defined below) as dividends from Gamehaus HK (as defined below), and then the distribution of such payments to our Company as dividends from Gamehaus BVI. If Shanghai Kuangre, Chongqing Haohan, Gamepromo, or their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pays to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “— Under the PRC Enterprise Income Tax Law, we may be classified as a PRC ‘resident enterprise’ for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.”

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As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to mainland China), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on its results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law (the “EIT Law”), which became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In April 2009, the State Administration of Taxation (the “SAT”) issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the Actual Standards of Organizational Management, or “SAT Circular 82,” which was amended in December 2017. SAT Circular 82 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation, and management; financial and personnel decision-making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. In addition to SAT Circular 82, the SAT issued the Measures for the Administration of Enterprise Income Tax of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises (for Trial Implementation), or “SAT Bulletin 45,” which took effect in September 2011 and was amended in April 2015, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management body of Gamehaus Holdings is within the territory of China, Gamehaus Holdings may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of its shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Class A Ordinary Shares. Although up to the date of this prospectus, we have not been notified or informed by the PRC tax authorities that we have been deemed to be resident enterprises for the purpose of the EIT Law, there is no assurance that we or our PRC Subsidiaries will not be deemed to be resident enterprises in the future.

Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in its operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

As of the date of this prospectus, we indirectly hold the equity of our PRC Subsidiaries through Gamehaus HK. Although the PRC government has increasingly open attitude towards absorbing foreign investment in general, it still implements the Special Administrative Measures for Access of Foreign Investments (the “Negative List”). Under the Negative List, foreign investors shall not invest in any forbidden fields stipulated in the Negative List and shall meet the conditions stipulated in the Negative List before investing in any restricted fields. As of the date of this prospectus, since Gamehaus distributes mobile games created by its developer partners across the countries and territories outside mainland China and its PRC Subsidiaries do not distribute mobile games in mainland China, our current services and operations in China are unlikely to be restricted or prohibited by the Negative List. If the business of our PRC Subsidiaries is deemed as a restricted or prohibited business based on the Negative List, our corporate structure may be considered illegal and required to be restructured by the Chinese government, which may adversely affect our operations and the value of the securities we is registering for sale.

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On July 4, 2014, SAFE issued the SAFE Circular 37, which requires PRC residents, including PRC individuals and institutions, to register with SAFE or its local branches in connection with their direct establishment or indirect control of an offshore special purpose vehicle, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. In addition, such PRC residents must update their foreign exchange registrations with SAFE or its local branches when the offshore special purpose vehicles in which such residents directly hold equity interests undergo material events relating to any changes of basic information (including changes of such PRC individual shareholders, names, and operation terms), increases or decreases in investment amount, share transfers or exchanges, or mergers or divisions. As of the date of this prospectus, most of our shareholders have completed SAFE Circular 37 Registration and are in compliance. Some of our beneficial owners, who are PRC residents, are currently processing SAFE Circular 37 Registration. Gamehaus has asked their shareholders who are PRC residents to make the necessary applications and filings as required by SAFE Circular 37. We attempt to comply and ensure that, our shareholders who are subject to these rules comply with the relevant requirements. However, we may not be fully informed of the identities of all our shareholders or beneficial owners who are PRC residents, and therefore, we may not be able to identify all our shareholders or beneficial owners who are PRC residents to ensure their compliance with the SAFE Circular 37 or other related rules. In addition, there is no assurance that all such shareholders and beneficial owners who are PRC residents will comply with our request to make, obtain, or update any applicable registrations or comply with other requirements required by the SAFE Circular 37 or other related rules in a timely manner. Even if such shareholders and beneficial owners who are PRC residents comply with such request, there is no assurance that they will successfully obtain or update any registration required by the SAFE Circular 37 or other related rules in a timely manner. If any of such shareholders who is a PRC resident, as determined by SAFE Circular 37, fails to fulfill the required foreign exchange registration, it will be deemed illegal for such shareholder to directly or indirectly hold our equity under the PRC laws. Furthermore, if PRC authorities disallow such shareholder to own our equity, our PRC Subsidiaries may be prohibited from distributing dividends to us or from carrying out other subsequent cross-border foreign exchange activities, and we may be restricted in our ability to contribute additional capital to our PRC Subsidiaries, which may adversely affect our operations and the value of the securities we are registering for sale.

Furthermore, if future laws, administrative regulations, or provisions mandate further actions to be taken by us or our PRC Subsidiaries with respect to our existing corporate structure, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our corporate structure, resulting in a material change in its operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

Because some of the operations of our PRC Subsidiaries are in China, our business is subject to a certain degree of the complex and rapidly evolving laws and regulations there.

As a company having business operations in China, our PRC Subsidiaries are subject to the laws and regulations of China, which can be complex and evolve rapidly. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC may change in the future. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	result in negative publicity or increase our operating costs in China;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders to modify or even cease our business practices in China.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which our PRC Subsidiaries conduct our business in China and could require us to change certain aspects of our business to ensure compliance, could increase costs and expenses, require us to obtain more licenses, permits, approvals, or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition, and results of operations could be adversely affected and the value of our securities could significantly decline.

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Possibility of changes with respect to the interpretation and implementation of the PRC Foreign Investment Law and Implementation Regulations may affect our corporate governance.

On January 1, 2020, the PRC Foreign Investment Law (the “Foreign Investment Law”) and the Regulations for Implementation of the Foreign Investment Law (the “Implementation Regulations”), came into effect and replaced the trio of prior laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules. Since the Foreign Investment Law and the Implementation Regulations are relatively new, possibility of changes still exist in relation to its interpretation and implementation. The Foreign Investment Law and the Implementation Regulations may affect our relevant corporate governance practices and increase our compliance costs. For instance, the Foreign Investment Law and the Implementation Regulations require that foreign-invested enterprises established before the Foreign Investment Law became effective have five years to complete the necessary adjustments to their organization form, governance structure, and other required matters to comply with the PRC Company Law, the Partnership Enterprise Law, and other laws. The PRC Company Law significantly differs from the Sino-foreign Equity Joint Venture Enterprise Law and the Sino-foreign Cooperative Joint Venture Enterprise Law. These differences include, but are not limited to, an enterprise’s highest authority, minimum number of directors, quorum, term of directors, voting mechanisms, profit distributions and equity transfer restrictions. According to the Implementation Regulations, the provisions regarding equity interest transfer and distribution of profits or remaining assets may remain the same as previously provided in the contracts among the joint venture parties of a foreign-invested enterprise. Uncertainties still exist with respect to the specific adjustments foreign-invested enterprises must make. The local branch of the SAMR may, at its discretion, require our PRC Subsidiaries to make necessary adjustments to their articles of association and other filing documents to comply with the PRC Company Law and the Partnership Enterprise Law, as applicable.

In addition, the Foreign Investment Law and the Implementation Regulations impose information reporting requirements on foreign investors and foreign-invested enterprises. Any foreign investors or foreign-invested enterprises found to be non-compliant with these reporting obligations may be subject to fines or administrative liabilities.

As advised by our PRC counsel, since Gamehaus distributes mobile games created by its developer partners across the countries and territories outside mainland China and its PRC Subsidiaries do not distribute mobile games in mainland China, our current services and operations in China are unlikely to be restricted or prohibited by the Foreign Investment Law. However, it is not known whether any additional laws or regulations promulgated pursuant to the Foreign Investment Law and the Implementation Regulations will have a material adverse effect on our business, financial condition, and results of operations.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to Gamehaus or otherwise expose Gamehaus to liability and penalties under PRC law.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Issues Relating to Foreign Exchange Control for Overseas Investment and Financing and Roundtripping by PRC Residents through Special Purpose Vehicles (“SAFE Circular 37”) in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment released in February 2015 by SAFE, as amended in December 2019 (“SAFE Circular 13”), local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 2015.

As of the date of this prospectus, most of our shareholders have completed SAFE Circular 37 Registration and are in compliance. Some of our beneficial owners, who are PRC residents, are currently processing SAFE Circular 37 Registration. We have asked our shareholders who are PRC residents to make the necessary applications and filings as required by SAFE Circular 37. We attempt to comply and ensure that our shareholders who are subject to these rules comply with the relevant requirements. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel their beneficial owners to comply with SAFE registration requirements. As a result, we cannot provide any assurances that all of our current and future shareholders who are PRC residents will comply with our request to make or obtain any applicable registration or comply with other requirements required by SAFE Circular 37 or other related rules. Failure by such shareholders or beneficial owners to comply with SAFE regulations could subject us to fines or legal sanctions, restrict our investment activities outside China or affect our ownership structure, which could adversely affect our business and prospects.

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Restrictions on our subsidiaries in the PRC and Hong Kong on paying dividends or making other payments to us under existing or new laws and regulations of the PRC may restrict our ability to satisfy our liquidity requirements.

Dividend payments from our PRC Subsidiaries in the future are subject to various restrictions under PRC laws and regulations in force at the time and could be subject to additional restrictions under new PRC laws and regulations that may come into effect in the future. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of relevant statutory condition and procedures, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that withholding tax at the rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. Furthermore, if our PRC Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us, which may restrict our ability to satisfy our liquidity requirements. Due to these restrictions and additional restrictions that may be imposed under new PRC laws and regulations that may come into effect in the future, cash and/or non-cash assets held by our PRC Subsidiaries may not be available to fund our foreign currency needs or any foreign operations that we may have in the future or for other uses outside of the PRC.

Based on the experience of our management team, we do not believe that remittance of cash and/or non-cash assets is subject to the aforementioned interventions, restrictions, and limitations by the PRC government or similar interventions, restrictions, or limitations, nor do we believe such interventions, restrictions, and limitations will be imposed on it or any future subsidiary that it may have in the foreseeable future. To the extent that Gamehaus’ cash and/or non-cash assets or any cash and/or non-cash assets held by its subsidiaries are subject to the aforementioned interventions, restrictions and limitations by the PRC government, then, as a result of such interventions, restrictions and limitations, such cash/assets may not be available to pay dividends to Gamehaus, to fund the operations of its subsidiaries.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation.

U.S. public companies that have a substantial majority of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, have become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our business, and the price of our Class A Ordinary Shares. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and could distract our management from developing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Class A Ordinary Shares.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using the proceeds of the Business Combination to make loans or additional capital contributions to our PRC Subsidiaries, which could adversely affect their liquidity and their ability to fund and expand their business.

We are an offshore holding company with some of our operations conducted in China. We may make loans to our PRC Subsidiaries subject to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our wholly foreign-owned subsidiaries in China, which are treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations with the National Development and Reform Commission, or the NDRC, and SAFE or its local branches. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Chongqing Haohan and Shanghai Kuangre, and dividends payable by Chongqing Haohan and Shanghai Kuangre to our Gamehaus HK may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Double Tax Avoidance Arrangement, a withholding tax rate of 10% may be lowered to 5% if the enterprise in mainland China is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Our PRC Subsidiaries are owned by Gamehaus HK. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our Chongqing Haohan and Shanghai Kuangre to Gamehaus HK, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

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In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, there is no assurance that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our PRC Subsidiaries or with respect to future capital contributions by us to our PRC Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from the Business Combination and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely affect liquidity of its operations in the PRC and our ability to fund and expand our business.

Some of our subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data security or antimonopoly, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.

Our Hong Kong subsidiaries, including Gamehaus HK, Gamepromo, and Dataverse (as defined below), operate in Hong Kong and are thus subject to laws and regulations in Hong Kong in respect of data privacy, data security, and data protection. The main legislation in Hong Kong concerning data security is the PDPO, which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. Pursuant to section 33 of the PDPO, the PDPO is applicable to the collection and processing of personal data if such activities take place in Hong Kong, or if the personal data is collected by a data user whose principal place of business is in Hong Kong. As of the date of this prospectus, we confirm that our Hong Kong subsidiaries have complied with the laws and requirements in respect of data security in Hong Kong. Our directors confirm that: (i) each of our directors and its Hong Kong subsidiaries has not been involved in any litigation or regulatory action relating to breach of the PDPO; and (ii) they are not aware of any non-compliance incidents relating to breach of the PDPO since the date of incorporation of our Hong Kong subsidiaries. Since the majority of our users are located in Europe and North America and the majority of our revenue was derived from European and North American markets, and since our Hong Kong subsidiaries do not directly engage in data collection or processing activities in Hong Kong, we believe that the incumbent data security statutory requirements under Hong Kong laws do not materially affect their business. However, the laws on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us or our Hong Kong subsidiaries to consequences, including, but not limited to, government enforcement actions and investigations, fines, penalties, and suspension or disruption of our Hong Kong subsidiaries’ operations.

The Competition Ordinance (Cap. 619 of the Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting, or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct described as the first conduct rule, the second conduct rule, and the merger rule. The first conduct rule prohibits undertakings from making or giving effect to agreements or decisions or engaging in concerted practices that have as their object or effect the prevention, restriction, or distortion of competition in Hong Kong. The second conduct rule prohibits undertakings that have a substantial degree of market power in a market from engaging in conduct that has as its object or effect the prevention, restriction, or distortion of competition in Hong Kong. The merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. The scope of application of the merger rule is limited to carrier licenses issued under the Telecommunications Ordinance (Cap. 106 of the Laws of Hong Kong). As of the date of this prospectus, we and our Hong Kong subsidiaries have complied with all three areas of anti-competition laws and requirements in Hong Kong. Our Hong Kong subsidiaries have not engaged in any concerted practices that have an object or effect to prevent, restrict, or distort competition in Hong Kong. Additionally, neither we nor our Hong Kong subsidiaries possess a substantial degree of market power in the Hong Kong market that could trigger the second conduct rule. The merger rule is equally not applicable to us or our Hong Kong subsidiaries since neither we nor our Hong Kong subsidiaries hold any carrier license issued under the Telecommunications Ordinance.

Accordingly, as confirmed by our Hong Kong counsel, Jun He Law Offices, the data security or antimonopoly laws and regulations in Hong Kong do not restrict our ability to accept foreign investment or impose limitation on its ability to continuously list on any U.S. stock exchange under Hong Kong laws and regulations.

Increases in labor costs may adversely affect our business and profitability.

The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

There is no assurance that the employment practices of our subsidiaries do not and will not violate labor-related laws and regulations, which may subject our PRC Subsidiaries to labor disputes or government investigations. If any of our subsidiaries are deemed to have violated relevant labor laws and regulations, they could be required to provide additional compensation to their employees and their business, and, in such case, our financial condition, and results of operations could be materially and adversely affected.

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Our PRC Subsidiaries have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties.

According to the PRC Social Insurance Law and the Administrative Regulations on the Housing Funds, companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance (collectively known as “social insurance”), and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees. For more details, please see “Business—Governmental Regulations—Regulations Relating to Labor and Social Insurance.”

Our PRC Subsidiaries have not made adequate social insurance and housing fund contributions for all employees, and they may be required to make up for the shortfall in the social insurance contributions as well as to pay late fees at the rate of 0.05% per day of the outstanding amount from the due date. If they fail to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities will impose a fine of one to three times the outstanding amount upon them. With respect to housing fund plans, our PRC Subsidiaries may be required to pay and/or deposit housing funds in full and on time within the prescribed time limit. If they fail to do so, relevant authorities could impose a fine of not less than RMB10,000 nor more than RMB50,000 and file applications to competent courts for compulsory enforcement of payment and deposit. We have not made accruals for the expected amounts owed, including late fees and fines that may be imposed by the relevant local government authorities in the financial statements. Our PRC Subsidiaries have paid social insurance and housing fund for several employees through a third-party agency. Since the third-party agency is not the factual employer of these employees, our PRC Subsidiaries may be required to pay the social insurance and housing fund again for these employees by themselves and compensate the employees for their loss arising from our failure to paying the social insurance and housing fund by themselves. There are a number of policies providing that local governmental authorities shall act carefully to avoid burdensome measures over the small- and medium-size entities. For example, pursuant to the Emergency Notice on Practicing Principles of the State Council Executive Meeting and Stabilizing Work on Collecting Social Insurance Premiums, promulgated by the Ministry of Human Resources and Social Security on September 21, 2018, local authorities are prohibited from recovering the unpaid social insurance premiums from enterprises without permission in a centralized manner. Although neither of our PRC Subsidiaries have received any inquiry, notice, warning, or sanctions regarding such late fees or fines, the interpretation and implementation of labor-related laws and regulations are still constantly evolving which may be further amended from time to time. If the relevant PRC authorities determine that any of our PRC Subsidiaries shall make supplemental social insurance and housing fund contributions or that they are subject to fines and legal sanctions in relation to their failure to make social insurance and housing fund contributions in full for their employees, their business, financial condition, and results of operations may be adversely affected.

Our PRC Subsidiaries have not completed lease registration with relevant PRC government authorities for the properties leased in the PRC, which may expose them to potential fines.

Under PRC laws, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the leases may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to rectify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities.

The penalty ranges from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority. As of the date of this prospectus, the lease agreements of our PRC Subsidiaries have not been registered with relevant governmental authorities. In the event that any fine is imposed on our PRC Subsidiaries for their failure to register their lease agreements, our PRC Subsidiaries may not be able to recover such losses from the lessors. However, as the fines, if any, will be minor, the business and financial results of our PRC Subsidiaries will not be materially affected.

We may be required to register our business premises outside of our registered residence addresses as branch offices under PRC law.

Under PRC law, a company doing business at a fixed venue outside its registered residence address is required to register with the local branch of the SAMR where the business premise is located, and to set up a branch office and obtain required business licenses. Shanghai Kuangre, one of our PRC Subsidiaries, leases office and carries out business activities in Xi’an City, but it has not been able to complete the registration and establish a branch office in Xi’an City. If relevant PRC regulatory authorities determine that we are in violation of the relevant laws and regulations, Shanghai Kuangre may be subject to penalties, including fines, confiscation of income, and suspension of operation, and the business, results of operations, and financial condition could thus be adversely affected.

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Risks Related to Our Business

If the Operating Subsidiaries fail to screen, test, and publish popular, high-quality mobile games in a timely and successful manner, the Operating Subsidiaries will not be able to compete effectively and their ability to generate revenue will suffer.

The Operating Subsidiaries operate in a highly competitive, quickly changing environment, and player preferences for mobile games are difficult to predict. As the Operating Subsidiaries derive revenue from the profits generated by the games they publish, the future success depends not only on the popularity of the Operating Subsidiaries’ existing mobile games, but also on their ability to screen, test, and publish new high-quality mobile games and expand game portfolio with games in a variety of genres that are in line with market trends and to successfully monetize such games.

By leveraging industry expertise and data-driven insight, the Operating Subsidiaries decide which games to publish by assessing their expected revenue and profits based on lifetime value (“LTV”) prediction. See “Business—Services—Screening and Testing.” However, screening and testing mobile games for success potential can be challenging and requires high levels of data analytics skills, a deep understanding of the mobile gaming industry in the regions where the Operating Subsidiaries’ games are published, and an ability to anticipate and effectively respond to constantly evolving interests and preferences of game players in a timely manner. There is no assurance the Operating Subsidiaries will be able to consistently identify games with substantial success potential, and the number of qualified games passing screening and testing may not be sufficient to meet the goals. Further, each of where the Operating Subsidiaries’ new games takes a long period of time for their developer partners to develop and for where the Operating Subsidiaries to test, screen, and optimize their marketing and distribution, and it often requires a long ramp-up period for players to become familiar with newly published mobile games. As a result, even with the industry expertise and data-driven insights in testing and screening mobile games, and despite where the Operating Subsidiaries’ efforts to optimize marketing and distribution of mobile games through quality ad channels, there remains a possibility that published games may not appeal to players. In the event that occurs, the business, financial condition, and results of operations will be negatively impacted because the Operating Subsidiaries may not be able to compete effectively and their ability to generate revenue could suffer.

In addition, the Operating Subsidiaries are not able to predict if or when the Operating Subsidiaries will commercially launch additional new games and the pace at which the Operating Subsidiaries’ new games will penetrate the mobile game market, if at all. A number of factors, including technical difficulties, lack of competitive new games, and lack of personnel and other resources, could result in delayed launching of the Operating Subsidiaries’ new games or the cancellation of the development of pipeline games. Any delays in product releases or problems arising following the commercial release of one or more new mobile games, such as programming errors, or “bugs,” could also negatively impact our business and reputation and could cause our results of operations to be materially different from expectations. We believe that expectations of players regarding the quality, performance, and integrity of our mobile games and services are high, and if any of these issues occur, players may stop playing our mobile games and may be less likely to return to such games as often in the future, which may negatively impact the business, financial condition, and results of operations.

Our business will suffer if the Operating Subsidiaries are unable to successfully monetize “free-to-play” games.

Our business depends on publishing and continuing to service “free-to-play” games that players will download and spend time and money playing. The Operating Subsidiaries are focused on mobile gaming, and offer our games on mobile devices, including smartphones and tablets on Apple’s iOS and Google’s Android operating systems. The Operating Subsidiaries have devoted, and the Operating Subsidiaries expect to continue to devote, substantial resources to the research, analytics, and marketing of our games. Our development and marketing efforts are focused on improving the experience of our existing games (frequently through new content and feature releases), publishing new games, and successfully monetizing our games. The Operating Subsidiaries generate revenue primarily through the sale of in-game virtual items and advertising. For games distributed through third-party platforms, the Operating Subsidiaries are required to share a portion of the proceeds from in-game sales with the platform providers. Due to our focus on mobile gaming, these costs are expected to remain a significant operating expense. In order to be profitable, the Operating Subsidiaries need to generate sufficient revenue and bookings from our existing and new game offerings to offset our ongoing development, marketing, and operating costs.

Successfully monetizing “free-to-play” games is difficult and requires that the Operating Subsidiaries deliver valuable and entertaining player experiences that a sufficient number of players will pay for or that the Operating Subsidiaries are able to otherwise sufficiently monetize the games. The success of the Operating Subsidiaries’ games depends, in part, on unpredictable and volatile factors beyond their control, including consumer preferences, competing games, new mobile platforms, and the availability of other entertainment experiences.

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In addition, the Operating Subsidiaries’ ability to publish games for mobile platforms and their ability to achieve commercial success will depend on their ability to:

●	achieve benefits from the Operating Subsidiaries’ player acquisition costs;

●	achieve viral organic growth and gain customer interest in the Operating Subsidiaries’ games through free or more efficient channels;

●	adapt to changing player preferences;

●	adapt to new technologies and feature sets for mobile and other devices;

●	expand and enhance games after their initial release;

●	partner with mobile platforms and obtain featuring opportunities; and

●	continue to adapt game feature sets for an increasingly diverse set of mobile devices, including various operating systems and specifications, limited bandwidth, and varying processing power and screen sizes.

The Operating Subsidiaries rely on developer partners for game development, and if such third parties, or critical staff of such third parties, are unable or unwilling to continue their cooperation with the Operating Subsidiaries, our business may be severely disrupted.

The business model the Operating Subsidiaries have implemented allows them to work cost-effectively with their developer partners. The Operating Subsidiaries rely on small- and medium-sized game developer partners for game design and development, while their primary focus is to enable them to maintain competitiveness in the global gaming market by offering a comprehensive package of services related to game development, screening and pre-publication testing, user acquisition, and monetization. However, as these games are largely developed by the game development teams with which the Operating Subsidiaries collaborate, the Operating Subsidiaries’ engagement with those teams may expose them to risks beyond the Operating Subsidiaries’ control. Although the Operating Subsidiaries typically enter into exclusive game license agreements with them when their game products show high profitability during the screening and selection process, there is no assurance that the Operating Subsidiaries will continue to maintain the cooperation with them at the same level, or at all. Such third-party developer partners are subject to their own unique operational and financial risks, which are beyond the Operating Subsidiaries’ control. If such third-party developer partners fail to function properly or breach or terminate their cooperation with the Operating Subsidiaries, the Operating Subsidiaries will be required to secure sufficient substitute developer partners to maintain the game publishing business. If the Operating Subsidiaries are unable to do so in a timely and cost-effective manner, our business, financial condition, and results of operations may be adversely affected.

The value of the virtual items is highly dependent on how the Operating Subsidiaries manage the economies in the games. If the Operating Subsidiaries fail to manage their game economies properly, our business may suffer.

Paying players make purchases in the Operating Subsidiaries’ games because of the perceived value of these virtual items, which is dependent on the relative ease of obtaining an equivalent good by playing the game. The perceived value of these virtual items can be impacted by various actions that the Operating Subsidiaries take in the games, including offering discounts for virtual items, giving away virtual items in promotions, or providing easier non-paid means to secure these goods. Managing game economies is difficult, and relies on the Operating Subsidiaries’ assumptions and judgment. If the Operating Subsidiaries fail to manage their virtual economies properly or fail to promptly and successfully respond to any such disruption, their reputation may suffer and their players may be less likely to play their games and purchase virtual items from the Operating Subsidiaries in the future, which would cause our business, financial condition, and results of operations to suffer.

If the Operating Subsidiaries do not successfully invest in, establish, and maintain awareness of the Operating Subsidiaries’ brand and games, if the Operating Subsidiaries incur excessive expenses promoting and maintaining the brand or the games, or if their games contain defects or objectionable content, our business, financial condition, results of operations, or reputation could be harmed.

The Operating Subsidiaries believe that establishing and maintaining the brand is critical to maintaining and creating favorable relationships with players, platform providers, and advertisers, as well as competing for key talent. Increasing awareness of the Operating Subsidiaries’ brand and recognition of their games is particularly important in connection with the development of relationships with game developers and successful cross-promotion of the Operating Subsidiaries’ games. In addition, recognition of the games requires significant investment and extensive management time to execute successfully. Although the Operating Subsidiaries make significant sales and marketing expenditures in connection with the launch of their games, these efforts may not succeed in increasing awareness of the Operating Subsidiaries’ brand or the new games. If the Operating Subsidiaries fail to increase and maintain brand awareness and consumer recognition of our games, the Operating Subsidiaries’ potential revenue could be limited, the costs could increase, and our business, financial condition, results of operations, or reputation could suffer.

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In addition, if a game contains objectionable content or the messaging functionality of the Operating Subsidiaries’ games is abused, the Operating Subsidiaries could experience damage to the reputation and brand. Despite reasonable precautions, some consumers may be offended by certain game content or the third-party advertisements displayed in the Operating Subsidiaries’ games. If players believe that a game the Operating Subsidiaries published or a third-party advertisement displayed in a game contains objectionable content, it could harm the brand and players could refuse to play it and could pressure the platform providers to remove the game from their platforms. For example, the Operating Subsidiaries rely on third-party advertising partners to display advertisements within our games and may experience instances where offensive or objectionable content is displayed in our games through our advertising partners, which could harm our reputation and player experience. Furthermore, steps that the Operating Subsidiaries may take in response to such instances, such as temporarily or permanently shutting off access of such advertising partner to our network, may negatively impact our revenue in such period.

If the Operating Subsidiaries are able to develop new games and features that achieve success, it is possible that these games and features could divert players of the other games without growing the Operating Subsidiaries’ overall user base, which could harm operating results.

Although it is important to our future success that the Operating Subsidiaries develop new games and features that are popular with players, it is possible that new games and features may reduce the amount of time players spend with their other games. In particular, the Operating Subsidiaries plan to continue leveraging the existing games to cross-promote new games and features, which may encourage players of existing games to divert some of their playing time and discretionary spending away from the Operating Subsidiaries’ existing games. If new games and game features do not grow the player base, increase the overall amount of time the Operating Subsidiaries’ players spend with the games, or generate sufficient new bookings to offset any declines from their other games, the Operating Subsidiaries’ revenue and bookings could be adversely affected.

The Operating Subsidiaries’ failure to anticipate or successfully implement new technologies could render their game publishing support services uncompetitive and reduce the Operating Subsidiaries’ revenue and market share.

The Operating Subsidiaries utilize sophisticated data-driven technologies to empower game developers through the full life cycle of game development and distribution. See “Business—Competitive Strengths—Sophisticated Technology Systems and Platforms with Data Expertise that Empower Game Publishing.” As of the date of this prospectus, the Operating Subsidiaries have registered 61 software copyrights in the PRC and have designed and developed a wide spectrum of technology and analytics infrastructure. Nonetheless, the mobile gaming industry is characterized by rapid technological advancement, frequent launches of new games, changes in player needs and behavior, disruption by innovative entrants, and evolving business models and industry standards. This requires us to anticipate well in advance, which technologies the Operating Subsidiaries must implement and take advantage of to make the Operating Subsidiaries’ mobile games competitive in the market. As such, the Operating Subsidiaries need to continue to invest significant financial resources in research and development to keep pace with technological advances in order to make the Operating Subsidiaries’ technologies, such as the AIGC service platform, business publishing predictive tool, and intelligent advertising management system, competitive in the market. However, development activities are inherently uncertain, and the Operating Subsidiaries’ expenditures on research and development may not generate commensurate benefits. Given the fast pace with which mobile games technology has been and will continue to be developed, the Operating Subsidiaries may not be able to timely upgrade the Operating Subsidiaries’ data analytics and AI-based technologies, or the algorithm or engines required thereby in an efficient and cost-effective manner, or at all. New technologies in the industry could render the technologies and publishing support services that the Operating Subsidiaries are developing or expect to develop in the future obsolete or uncompetitive, thereby potentially resulting in a decline in the Operating Subsidiaries’ revenue and market share.

If the Operating Subsidiaries are unable to continue to extend the life of existing mobile games that will encourage continued player engagement through the addition of new features or functionalities, our business may be negatively impacted.

To prolong the lifespan of the mobile games, the Operating Subsidiaries need to cooperate with game developers to continually improve and update those games on a timely basis with new features and functionalities that appeal to existing game players, attract new game players, and improve overall player loyalty to such games. As a result, the Operating Subsidiaries have devoted, and expect to continue to devote, significant resources to maintain and raise the popularity of the Operating Subsidiaries’ mobile games through the release of new versions and/or expansion packs on a periodic basis. Developing successful updates and expansion packs for the existing games depends on the Operating Subsidiaries’ ability to anticipate market trends in the mobile gaming industry. The Operating Subsidiaries must also collect and analyze player behavior data and feedback from the Operating Subsidiaries’ online community in a timely manner and utilize this information to effectively incorporate features into the updates and expansion packs to improve the variety and attractiveness of the Operating Subsidiaries’ gameplay and any virtual items sold within the games. There is no assurance that the introduction, change, or removal of any game feature will be well received by the Operating Subsidiaries’ game players, who may decide to reduce or eliminate their playing time in response to any such introduction, change, or removal. Consequently, any unsuccessful introduction, change, or removal of game features may adversely impact our business, financial condition, and results of operations. The Operating Subsidiaries are unable to predict whether these activities will be successful or adversely affect the profitability given the significant resources required. Moreover, because of the rapidly evolving nature of the global mobile games market, the Operating Subsidiaries cannot estimate the total life cycle of any of the Operating Subsidiaries’ mobile games, and changes in players’ tastes for mobile games could alter the life cycle of each version or upgrade or even cause their players to stop playing games altogether.

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The Operating Subsidiaries are in the highly competitive mobile gaming industry, and the Operating Subsidiaries may not be able to compete successfully against existing or new competitors, which could reduce the Operating Subsidiaries’ market share and adversely affect the competitive position and financial performance.

The mobile gaming industry worldwide is competitive and rapidly evolving, with new companies increasingly joining the competition in recent years. Games and business models in the industry are constantly evolving to adapt new technologies, increase cost efficiency, and meet players’ preferences. The Operating Subsidiaries compete for leisure time, attention, and discretionary spending of players versus other forms of offline and online entertainment, including social media, reading, and other video games on the basis of a number of factors, including the quality of player experience, breadth and depth of gameplay, and access to effective distribution channels. As of the date of this prospectus, we believe that the Operating Subsidiaries are well-positioned to effectively compete in the mobile gaming industry primarily due to (i) scalable business model that enables them to work with more developer partners on a cost-effective basis; (ii) connection to experienced and efficient Chinese game developers; and (iii) data-driven technology-enabled user acquisition and monetization strategies. See “Business—Competition.” Nonetheless, with the growth of overseas warehousing services, competition can be increasingly intensive and is expected to increase significantly in the future. The increased competition may lead to increased costs for player acquisition and retention, which may result in reduced margins and a loss of market share for the Operating Subsidiaries. The Operating Subsidiaries compete with other competitors on the following bases:

●	the attractiveness and quality of mobile games;

●	operational capabilities;

●	business model;

●	brand recognition;

●	quality of services;

●	effectiveness of sales and marketing efforts; and

●	hiring and retention of talented staff.

The Operating Subsidiaries’ competitors may operate with different business models, have different service structures, and may ultimately prove to be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significant performance, price, creative optimization, or other advantages over those offered by our Operating Subsidiaries, our business, results of operations, and financial condition could be negatively affected. The existing and potential competitors may enjoy competitive advantages over the Operating Subsidiaries, such as longer operating history, greater brand recognition, larger customer base, and better value-added services. The Operating Subsidiaries may lose game players if the Operating Subsidiaries fail to compete successfully, which could adversely affect our financial performance and business prospects. The Operating Subsidiaries cannot guarantee that the strategies will remain competitive or successful in the future. Increasing competition may result in pricing pressure and loss of the market share, either of which could have a material adverse effect on our financial condition and results of operations.

The Operating Subsidiaries’ business relies on certain third-party services that are critical to our business, which exposes them to various risks that may materially and adversely affect the reputation, business, financial condition, and results of operations.

The Operating Subsidiaries rely on third-party suppliers and service providers to provide services that are critical to our businesses, such as online cloud services, advertising services, and data support services, among others. The Operating Subsidiaries have limited control over the operations of such third parties and any significant interruption in their operations may have an adverse impact on our operations. For example, the Operating Subsidiaries rely on the capacity, reliability, and security of third-party cloud services, including Amazon Cloud, Google Cloud, and Microsoft Cloud, to process, transmit, and store critical information and support our operations. The systems of third-party providers may experience material interruptions or failures due to a variety of events beyond the Operating Subsidiaries’ control, including, without limitation, natural disasters, telecommunications failures, employee or customer errors or misuse, targeted attacks, unauthorized access, fraud, computer viruses, denial of service attacks, terrorism, firewall or encryption failures, and other security problems. If any of such systems do not operate properly, are compromised, or are disabled, the Operating Subsidiaries may suffer adverse impact on the Operating Subsidiaries’ operations. Furthermore, the Operating Subsidiaries rely on third-party advertising services to promote and market mobile games to users. If the Operating Subsidiaries’ relationship with these advertisement service providers deteriorates or is interrupted for any reason, these providers may suspend or terminate their services to the Operating Subsidiaries. If such event occurs, the Operating Subsidiaries’ prospective users may not have access or find an alternative way to access the mobile games, which may adversely affect our operation and financial results. There is no assurance that the Operating Subsidiaries will be able to maintain their partnership with the third-party service providers at the same level, or at all. If any such third-party service provider breaches its obligations under the contractual arrangements to provide relevant service to the Operating Subsidiaries, or revert payment to the Operating Subsidiaries for products provided and services rendered, or refuses to renew these service agreements on terms acceptable to the Operating Subsidiaries’, the Operating Subsidiaries may not be able to find a suitable alternative service provider. Similarly, any failure of or significant quality deterioration in such service provider’s service platform or system could materially and adversely affect our business, financial condition, and results of operations.

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The Operating Subsidiaries’ business relies on a few significant suppliers that account for more than 10% of their total purchases. Any interruption in operations in such significant suppliers may have a materially adverse effect on our business, financial condition, and results of operations.

The Operating Subsidiaries rely on a few suppliers that account for more than 10% of their total purchases, with whom the Operating Subsidiaries collaborate to advertise game apps through their own or cooperative ad distribution channels. For the nine months ended March 31, 2025, the Operating Subsidiaries had two significant suppliers, Sinointeractive Digital Marketing Co., Ltd. (“Sinointeractive”) and AppLovin Corporation (“AppLovin”), which accounted for 20.5% and 15.1% of their total accounts payable balance, respectively. For the fiscal year ended June 30, 2024, the Operating Subsidiaries had three significant suppliers, Sinointeractive, Moloco Corporation (“Moloco”), and AppLovin, which accounted for 11.7%, 10.7%, and 10.2% of their total accounts payable balance, respectively. For the fiscal year ended June 30, 2023, the Operating Subsidiaries had three significant suppliers, AppLovin, Moloco, and Sinointeractive, which accounted for 18.5%, 14.8%, and 12.5% of their total accounts payable balance, respectively. No other suppliers accounted for more than 10% of the Operating Subsidiaries’ total purchases during the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023. As an example of a typical transaction, in accordance with a service agreement dated May 27, 2019 between AppLovin and Dataverse, one of the Operating Subsidiaries, AppLovin is required to provide advertising services to distribute Dataverse’s mobile applications (namely, mobile games) to end users, and provide Dataverse with access to AppLovin’s online reporting system and invoice Dataverse based on the numbers in the reporting system. Pursuant to the agreement, Dataverse is obligated to pay services based on invoice numbers, which are considered final and billable two days after the end of each month. Either party may terminate the agreement for any reason by providing written notice, which may be provided by email to any of the contacts listed the agreement, two days prior to the desired termination date. In the event of termination of the agreement, Dataverse is required to pay AppLovin any amounts owed or invoiced within 30 days of invoice. In view of the above, there is no guarantee that we will not have a concentration of suppliers in the future. Such third-party suppliers are independent entities with their own operational and financial risks that are beyond our control. If any of these suppliers breach or terminate their contracts with the Operating Subsidiaries, or experience significant disruptions to their operations, the Operating Subsidiaries will be required to find and enter into contracts with one or more replacement suppliers. It could be costly and time-consuming to find alternative suppliers, and these suppliers may not be available to the Operating Subsidiaries at reasonable terms or at all. As a result, this could harm our business and financial results and result in lost or deferred revenue.

The Operating Subsidiaries rely on assumptions and estimates to calculate certain of their key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect the Operating Subsidiaries’ business.

Certain of key metrics, such as the Average Daily Active Users (“DAU”), Average Monthly Active Users (“MAU”), Average Daily Paying Users (“DPU”), Average Monthly Paying Users (“MPU”), Average Revenue Per Daily Active User (“RPDAU”), Average Monthly and Daily Payer Conversion Rate (“MPCR” and “DPCR”), and Average Day Seven Retention Rate (“Average 7D Retention Rate”) and other similar user metrics, are calculated using data tracked by the Operating Subsidiaries’ internal analytics systems based on tracking activity of user accounts. The analytics systems and the resulting data have not been independently verified. While these numbers are based on what we believe to be reasonable calculations for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across the user base, and factors relating to user activity and systems may impact these numbers. In addition, the Operating Subsidiaries rely on the accuracy and transparency of data provided by individuals and reported by third parties to calculate the metrics and eliminate duplication of data.

The Operating Subsidiaries’ advertisers rely on the key metrics as a representation of their performance. The Operating Subsidiaries regularly review and may adjust the processes for calculating the internal metrics to improve their accuracy. If the Operating Subsidiaries determine that they can no longer calculate any of the key metrics with a sufficient degree of accuracy and if the Operating Subsidiaries cannot find an adequate replacement for the metric, the business, financial condition, or results of operations may be harmed. In addition, if advertisers and platform partners do not perceive the user metrics to be accurate representations of the user base or user engagement, or if the Operating Subsidiaries discover material inaccuracies in the user metrics, our reputation may be harmed and advertisers and platform partners may be less willing to allocate their budgets or resources to the Operating Subsidiaries’ game products, which could negatively affect our business, financial condition, or results of operations.

If the use of mobile devices as game platforms and the proliferation of mobile devices generally do not increase, the Operating Subsidiaries’ business could be adversely affected.

The number of people using mobile Internet-enabled devices has increased dramatically over time and the Operating Subsidiaries expect this trend to continue. However, the mobile market, particularly the market for mobile games, may not grow in the way the Operating Subsidiaries anticipate. Our future success is substantially dependent upon the continued growth of the market for mobile games. In addition, the Operating Subsidiaries do not currently offer their games on all mobile devices. If the mobile devices on which their games are available decline in popularity or become obsolete faster than anticipated, the Operating Subsidiaries may experience a decline in revenue and bookings and may not achieve the anticipated return on their development efforts. Any such declines in the growth of the mobile market or in the use of mobile devices for games could harm our business, financial condition, or results of operations.

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The Operating Subsidiaries’ business generates and processes a large amount of data, and it is required to comply with laws and regulations in multiple jurisdictions relating to data privacy and security. The improper use or disclosure of data could have a material and adverse effect on the Operating Subsidiaries’ business and prospects.

As of the date of this prospectus, the Operating Subsidiaries have collected, processed, transmitted, and stored user data, including, in and across multiple jurisdictions during the course of business. The data the Operating Subsidiaries collect includes users’ email addresses, geographical location, device information, and their preferences in games. These are common data collected for the type of business the Operating Subsidiaries are engaged in.

As a result of our global operations, the Operating Subsidiaries may be subject to a variety of laws and regulations in various jurisdictions where the Operating Subsidiaries operate, as well as contractual obligations, regarding data privacy, protection, and security. Some of these laws and regulations require obtaining data subjects’ consent to the collection and use of their data, honoring data subjects’ requests to delete their data or limit the processing of their data, providing notifications in the event of a data breach, and setting up the proper legal mechanisms for cross-border data transfers. Some users may refuse to provide consent to have their data collected or may restrict the use of such data. In many cases, these laws and regulations apply not only to the collection and processing of data from third parties with whom the Operating Subsidiaries do not have any contractual relationship, but also to the sharing or transfer of information between or among us, our subsidiaries, and other third parties with which the Operating Subsidiaries have commercial relationships, such as the business partners. The regulatory framework for data privacy, protection, and security worldwide is continuously evolving and developing and, as a result, interpretation and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

The legislative and regulatory landscapes for data privacy and security continue to evolve in jurisdictions worldwide, with an increasing focus on privacy and data protection issues with the potential to affect our business. In the United States, such privacy and data security laws and regulations include federal laws and regulations like the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (“CANPAM Act”), the Telephone Consumer Protection Act, the Do-Not-Call Implementation Act, and rules and regulations promulgated under the authority of the Federal Trade Commission as well as state laws like the California Consumer Privacy Act (“CCPA”) and the varying data breach notification laws that have been enacted in all 50 U.S. states and the District of Columbia. The CCPA, which is substantially similar to legislation passed in 12 other U.S. states, provides individual privacy rights for California residents and places increased data privacy and security obligations on entities handling certain personal information of California residents and households. Among other things, the CCPA expands rights related to such individual’s personal information, including the right to access and require correction or deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared by the covered business. Further, the CCPA imposes obligations related to data minimization and places limitations on the sharing of personal information for cross-context behavioral advertising and on the use of “sensitive” personal information The CCPA provides for civil penalties for violations, as well as a private right of action and statutory damages for security breaches that may increase security breach litigation, and a designated state agency, the California Privacy Protection Agency, is tasked with implementing and enforcing the law and imposing administrative fines. The effects of the CCPA and similar laws are significant and could require us to modify the Operating Subsidiaries’ data collection or processing practices and policies, incur substantial costs and expenses in an effort to comply, alter the strategies and the availability of previously useful data, and could result in changes in business practices and policies. Additionally, while such U.S. state legislation is substantially similar, there are numerous various between the laws that may add complexity and require additional investment in resources to compliance programs.

Many of the other jurisdictions where the Operating Subsidiaries’ games are published, including the EU, also have restrictive laws and regulations dealing with the processing of personal information. In addition to regulating the processing of personal information within the relevant jurisdictions, these legal requirements often also apply to the processing of personal information outside these jurisdictions, where there is some specified link to the relevant jurisdiction. For example, the European Union’s Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (the “General Data Protection Regulation” or “GDPR”) became effective in May 2018, imposes strict requirements on controllers and processors of personal data in the European Economic Area (“EEA”), including, for example, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, taking certain measures when engaging third-party processors and greater control for data subjects (including the “right to be forgotten” and data portability). The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. The GDPR increased the Operating Subsidiaries’ responsibility and liability in relation to personal data that the Operating Subsidiaries process where such processing is subject to the GDPR, and the Operating Subsidiaries may be required to put in place additional mechanisms to ensure compliance with the GDPR, including as implemented by individual countries. Compliance with the GDPR will be a rigorous and time-intensive process that may increase the cost of doing business or require us to change the business practices, and despite those efforts, there is a risk that the Operating Subsidiaries may be subject to fines and penalties, litigation, and reputational harm in connection with the Operating Subsidiaries’ European activities. Failure to comply with the requirements of GDPR may result in significant fines of up to €20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, and other administrative penalties. The GDPR also regulates cross-border transfers of personal data and requires transferee countries to have protections equivalent to protections available in the EEA. Unless the destination country is an adequate country (as recognized by the European Commission), the Operating Subsidiaries will be required to incorporate a GDPR transfer mechanism (such as the European Commission approved standard contractual clauses (“SCCs”)) into the Operating Subsidiaries’ agreements with third parties to govern transfers of personal data outside the EEA. The new SCCs may also impact our business as companies based in the EEA may be reluctant to utilize the new clauses to legitimize transfers of personal data to third countries given the burdensome requirements of transfer impact assessments and the substantial obligations that the new SCCs impose upon exporters.

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The United Kingdom operates a separate but similar regime to the EU with which the Operating Subsidiaries will have to comply and that allows for fines of up to the greater of £17.5 million or 4% of the total worldwide annual turnover of the preceding financial year. Further, from January 1, 2021, the Operating Subsidiaries have been required to comply with the GDPR and also the United Kingdom GDPR (“UK GDPR”), which, together with the amended United Kingdom Data Protection Act 2018, retains the GDPR in the United Kingdom national law. Although the UK is regarded as a third country under the EU’s GDPR, the European Commission has now issued a decision recognizing the UK as providing adequate protection under the GDPR and, therefore, transfers of personal data originating in the EEA to the UK remain unrestricted. Like the GDPR, the UK GDPR restricts personal data transfers outside the UK to countries not regarded by the UK as providing adequate protection. It is not subject to the new forms of SCCs but has issued its own transfer mechanism—the UK international data transfer agreement—which, like the SCCs, requires exporters to carry out a transfer impact assessment. The UK government has confirmed that personal data transfers from the UK to the EEA remain free flowing. The UK Government has also now introduced a Data Protection and Digital Information Bill (or the UK Bill) into the UK legislative process with the intention for this bill to reform the UK’s data protection regime following Brexit. If passed, the final version of the UK Bill may have the effect of further altering the similarities between the UK and EU data protection regimes and threaten the UK Adequacy Decision from the EU Commission. This may lead to additional compliance costs and could increase our overall risk.

As the Operating Subsidiaries do not collect user data in the PRC, the Operating Subsidiaries are currently not subject to data privacy rules and regulations in the PRC. However, the Operating Subsidiaries expect that there will continue to be new proposed laws and regulations concerning data privacy and security in the PRC, and the Operating Subsidiaries cannot yet determine the impact that such future laws, regulations, and standards may have on its business.

Efforts to comply with these and other data privacy and security restrictions that may be enacted could require us to modify the Operating Subsidiaries’ data processing practices and policies and increase the cost of our operations. Failure to comply with such restrictions could subject our Operating Subsidiaries to criminal and civil sanctions and other penalties. In part due to the uncertainty of the legal climate, complying with regulations, and any applicable rules or guidance from regulatory authorities or self-regulatory organizations relating to privacy, data protection, information security, and consumer protection, may result in substantial costs and may necessitate changes to our business practices, which may compromise the growth strategy, adversely affect the ability to attract or retain players, and otherwise adversely affect our business, reputation, legal exposure, financial condition and results of operations. Our business, including the Operating Subsidiaries’ ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that requires changes to these practices, the design of the Operating Subsidiaries’ games, features, or privacy policy.

Player interaction with the games is subject to the Operating Subsidiaries’ privacy policy and terms of service. If the Operating Subsidiaries fail to comply with the posted privacy policy or terms of service or if the Operating Subsidiaries fail to comply with existing privacy-related or data protection laws and regulations, it could result in complaints by data subjects or proceedings or litigation against the Operating Subsidiaries by governmental authorities or others, which could result in fines or judgments against the Operating Subsidiaries, damage our reputation, impact our financial condition, and harm our business. If regulators, the media, or consumers raise any concerns about the Operating Subsidiaries’ privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against the Operating Subsidiaries, damage our reputation, and negatively impact our financial condition and damage our business.

Additionally, if third parties the Operating Subsidiaries work with, such as the service providers or game developer partners, violate applicable laws, regulations, or agreements, such violations may put the Operating Subsidiaries’ users’ and/or employees’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims (including class action claims) or public statements against the Operating Subsidiaries by consumer advocacy groups or others and could result in significant liability, cause the Operating Subsidiaries’ players to lose trust in them and otherwise materially and adversely affect our reputation and business. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including the Operating Subsidiaries, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

In addition, in some cases, the Operating Subsidiaries are dependent upon app distribution platform providers, such as Apple App Store and Google Play—to solicit, collect, and provide them with information regarding the Operating Subsidiaries’ games that is necessary for compliance with these various types of regulations. These platform providers may dictate rules, conduct, or technical features that do not properly comply with federal, state, local, and foreign laws, regulations, and regulatory codes and guidelines governing data privacy, data protection, and security, including with respect to the collection, storage, use, processing, transmission, sharing, and protection of personal information and other consumer data. In addition, these platforms may dictate rules, conduct, or technical features relating to the collection, storage, use, transmission, sharing, and protection of personal information and other consumer data, which may result in substantial costs and may necessitate changes to our business practices, which in turn may compromise our growth strategy, adversely affect the Operating Subsidiaries’ ability to attract, monetize or retain players, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations. Any failure or perceived failure by the Operating Subsidiaries, or by third parties the Operating Subsidiaries work with, such as the game developer partners, to comply with these platform-dictated rules, conduct, or technical features may result in platform-led investigations or enforcement actions, litigation, or public statements against the Operating Subsidiaries and/or the game developer partners, which in turn could result in significant liability or temporary or permanent suspension of the business activities with these platforms, cause the Operating Subsidiaries’ players to lose trust in them, and otherwise compromise the growth strategy, adversely affect the ability to attract, monetize or retain players, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations. See “— Non-compliance with rules, policies, and guidance established by app distribution platforms, either by the Operating Subsidiaries or third parties, including the Operating Subsidiaries’ game developer partners, could result in potential penalties and disruptions in their business, which may adversely affect our results of operations and financial performance.”

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In the area of information security and data protection, many jurisdictions have passed laws that impose notification requirements when there is a security breach of personal data or that require the adoption of minimum information security standards that are often vaguely defined and difficult to implement. The Operating Subsidiaries’ security measures and standards may not be sufficient to protect personal information, and the Operating Subsidiaries cannot guarantee that the security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of player and/or employee confidence in the Operating Subsidiaries’ games and ultimately in a loss of players, which could adversely affect our business and impact our financial condition. A security breach could also involve loss or unavailability of business-critical data and could require us to spend significant resources to mitigate and repair the breach, which in turn could compromise growth and adversely affect the Operating Subsidiaries’ ability to attract, monetize, or retain players. These risks could also subject the Operating Subsidiaries to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

The Operating Subsidiaries’ business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing, and which could subject them to claims or otherwise harm our business.

The Operating Subsidiaries are subject to a variety of laws in the U.S. and abroad that affect the Operating Subsidiaries’ business, including state and federal laws regarding consumer protection, electronic marketing, protection of minors, data protection and privacy, intellectual property, export, and national security, which are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to the Operating Subsidiaries are often uncertain and may be conflicting, particularly laws outside the U.S. There is a risk that existing or future laws may be interpreted in a manner that is not consistent with our current practices and could have an adverse effect on our business. It is also likely that as our business grows and evolves and the Operating Subsidiaries’ games are played in a greater number of countries, the Operating Subsidiaries will become subject to laws and regulations in additional jurisdictions or other jurisdictions may claim that the Operating Subsidiaries are required to comply with their laws and regulations.

The Operating Subsidiaries are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence, many of which are ambiguous, still evolving, and could be interpreted in ways that could harm our business or expose the Operating Subsidiaries to liability. In addition, there are ongoing academic, political, and regulatory discussions in the U.S., Europe, Australia, Brazil, and other jurisdictions regarding whether certain game genres, such as social casino, or certain game mechanics, such as “loot boxes,” should be subject to a higher level or different type of regulation than other game genres or mechanics to protect consumers, in particular minors and persons susceptible to addiction, and, if so, what such regulation should include. For example, in 2018, a U.S. court determined that a class-action plaintiff was able to state a claim that an online social casino game operated by Big Fish Games, Inc. violated a specific anti-gambling law in Washington State. Subsequent to this ruling, additional purported class-action suits were filed against other social casino gaming companies for alleged violations of Washington State’s gambling and consumer protection laws, and some of the defendant companies have entered into settlement agreements to settle their respective lawsuits. Similarly, In February 2022, a putative class action complaint was filed against Zynga Inc. generally alleging similar violations of Washington State’s gambling and consumer protection laws, which was settled in December 2022. Another case was filed in Washington State against DoubleDown Interactive, LLC, claiming that the sale of virtual chips in certain of the DoubleDown Interactive, LLC’s social casino-style games violated Washington State’s gambling laws and Washington’s Consumer Protection Act, and was settled in June 2023. Similar class action suits have been filed in multiple states in the U.S. against publication platforms and publishers alleging online social casino games violate various anti-gambling laws since 2020. If new social casino regulations are imposed, or other regulations are interpreted to apply to the Operating Subsidiaries’ social casino games, certain, or all, of the casino-themed games may become subject to such rules and regulations and expose the Operating Subsidiaries to civil and criminal penalties if the Operating Subsidiaries do not comply. Additionally, loot box game mechanics have been the subject of increased public discussion—for example, Belgium and the Netherlands have recommended enforcement actions against certain companies, the U.S. Federal Trade Commission (“FTC”) held a public workshop on loot boxes in August 2019, at least one bill was introduced in the U.S. Senate that would regulate loot boxes in games marketed toward players under the age of 18, the United Kingdom’s Department for Digital, Culture, Media and Sport in September 2020 launched a call for evidence into the impact of loot boxes on in-game spending and gambling-like behavior, several class action suits have been filed in Brazil and in Canada against various companies for offering loot boxes in their games or platforms based in part on claims connecting or equating loot boxes to gambling, and politicians have cited loot boxes as an example of recent technology innovation where government regulation is needed. In some of the Operating Subsidiaries’ casino games, certain mechanics may be deemed as “loot boxes.” New regulations by the FTC, U.S. states, or other international jurisdictions, which may vary significantly across jurisdictions and which the Operating Subsidiaries may be required to comply with, could require that these game mechanics be modified or removed from games, increase the costs of operating the games, impact player engagement and monetization, or otherwise harm our business performance. It is difficult to predict how existing or new laws may be applied to these or similar game mechanics. If the Operating Subsidiaries become liable under these laws or regulations, the Operating Subsidiaries could be directly harmed, and the Operating Subsidiaries may be forced to implement new measures to reduce our exposure to this liability. This may require the Operating Subsidiaries to expend substantial resources or to modify the Operating Subsidiaries’ games, which would harm our business, financial condition, and results of operations. In addition, the increased attention focused on liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business, financial condition, or results of operations.

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It is possible that a number of laws and regulations may be adopted or construed to apply to the Operating Subsidiaries in the U.S. and elsewhere that could restrict the online and mobile industries, including player privacy, advertising, taxation, content suitability, copyright, distribution, and antitrust. Furthermore, the growth and development of electronic commerce and virtual items may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as the Operating Subsidiaries’ conducting business through the Internet and mobile devices. The Operating Subsidiaries anticipate that scrutiny and regulation of the industry will increase, and the Operating Subsidiaries will be required to devote legal and other resources to addressing such regulation. For example, existing laws or new laws regarding the marketing of in-app purchases, labeling of free-to-play games, or regulation of currency, banking institutions, unclaimed property, or money transmission may be interpreted to cover the games and the virtual currency, goods, or payments that the Operating Subsidiaries receive. If that were to occur, the Operating Subsidiaries may be required to seek licenses, authorizations, or approvals from relevant regulators, the granting of which may be dependent on the Operating Subsidiaries meeting certain capital and other requirements, and the Operating Subsidiaries may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the U.S. or elsewhere regarding these activities may lessen the growth of social game services and impair our business, financial condition, or results of operations.

The proper functioning of the Operating Subsidiaries’ technology systems and platforms is essential to their business. Any disruption to their information technology systems could materially affect their ability to maintain the satisfactory performance of their game publishing support services.

The proper functioning of the Operating Subsidiaries’ technology and analytics systems and platforms, such as the Game Version Control System, the Online Testing Detection and Auxiliary Management System, and the Game Development and Deployment Process Control Service System, is essential to improve the efficiency of the administrative processes and game publishing services. See “Business—Technology.” The satisfactory performance, reliability, and availability of the information technology systems are critical to the ability to help developers generate textual and visual content and analyze testing data to better understand a game’s user acquisition costs, retention rates, conversion rates, and average revenue per user (“ARPU”) across different distribution channels. The Operating Subsidiaries’ technology or infrastructure, however, may not function properly at all times. Any system interruptions caused by computer viruses, hacking, or other attempts to harm the systems could result in the unavailability or slowdown of the Operating Subsidiaries’ system or platforms and compromise the quality of the gaming publishing support services provided thereon. The Operating Subsidiaries’ servers may also be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to system interruptions, website or mobile application slowdown or unavailability, or loss of data. Any of such occurrences could cause severe disruption to the Operating Subsidiaries’ daily operations. As such, the reputation may be materially and adversely affected, the Operating Subsidiaries’ market share could decline, and could be subject to liability claims.

If the Operating Subsidiaries sustain cyber-attacks or other privacy or data security incidents that result in security breaches, the Operating Subsidiaries could be subject to increased costs, liabilities, reputational harm, or other negative consequences, and the Operating Subsidiaries have no insurance coverage with respect to any such attacks or incidents.

The Operating Subsidiaries’ information technology systems and platforms may be subject to cyber-attacks, viruses, malicious software, ransomware, break-ins, theft, computer hacking, phishing, employee error or malfeasance, or other security breaches. Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated hacks. Experienced computer programmers and hackers may be able to penetrate the Operating Subsidiaries’ security controls and misappropriate or compromise sensitive proprietary or confidential information, including personal data, create system disruptions, or cause shutdowns. They also may be able to develop and deploy malicious software programs that attack the Operating Subsidiaries’ systems or otherwise exploit any security vulnerabilities. The Operating Subsidiaries’ systems and the data stored on those systems also may be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect the systems and the data stored on or transmitted by those systems, including the data of the Operating Subsidiaries’ game players.

Although the Operating Subsidiaries have taken measures to protect sensitive data from unauthorized access, use, or disclosure, their protective measures may not be effective and their information technology may still be vulnerable to attacks. In the event of such attacks, the costs to eliminate, investigate, and address the foregoing security threats and vulnerabilities before or after a cyber-incident could potentially be significant, and the Operating Subsidiaries’ remediation efforts may not be successful and could result in interruptions or delays of services. Moreover, as of the date of this prospectus, the Operating Subsidiaries do not maintain cyber-security insurance or insurance against breaches or loss of data or personal private information of users of their games. Therefore, the Operating Subsidiaries do not have any insurance coverage that would compensate them if a public or private claim is brought against them claiming a failure to adequately protect privacy and data. See “— The Operating Subsidiaries current insurance policies do not provide adequate levels of coverage against claims the Operating Subsidiaries may incur, and in the case of an uninsured or underinsured claim the Operating Subsidiaries would be required to bear the costs of repair and recovery and/or potential liability for a wide variety of perils to which the Operating Subsidiaries’ business is exposed, including those relating to cyber-attacks and data breaches.” As threats related to cyber-attacks develop and grow, the Operating Subsidiaries may also find it necessary to take further steps to protect their data and infrastructure, which could be costly and therefore impact the results of operations. In the event that the Operating Subsidiaries are unable to prevent, detect, and remediate the foregoing security threats and vulnerabilities in a timely manner, the operations could be interrupted or the Operating Subsidiaries could incur financial, legal, or reputational losses arising from misappropriation, misuse, leakage, falsification, or intentional or accidental release or loss of information maintained in the systems. The number and complexity of these threats continue to increase over time. Although the Operating Subsidiaries have not experienced any cyber-attacks or other privacy or data security incidents as of the date of this prospectus, and the Operating Subsidiaries inspect their systems on a regular basis to prevent these events from occurring, the possibility of these events occurring cannot be eliminated entirely.

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The Operating Subsidiaries rely on app distribution platforms to distribute their mobile games and collect payments, including, in particular, Apple App Store and Google Play. If the Operating Subsidiaries were denied access to these app distribution platforms or if the terms of the Operating Subsidiaries’ revenue-sharing arrangements or other material aspects of their arrangements with these platforms were to materially adversely change, the Operating Subsidiaries’ mobile games business would be adversely affected, and such change could materially and adversely affect our business, financial condition and results of operation.

App distribution platforms, such as Apple App Store and Google Play, are crucial to our business. The Operating Subsidiaries publish the mobile games primarily through these app distribution platforms. Substantially all of the revenue the games generate are processed by those platforms. The Operating Subsidiaries also rely on them to record gross billings, maintain the security of their platforms to prevent fraudulent activities, and provide certain user services. We believe that the Operating Subsidiaries’ games benefit from the strong brand recognition and large user base of these platforms. Since a significant portion of our revenue has been generated from the Operating Subsidiaries’ customers (namely, game players) who accessed their games through these platforms, our accounts receivable are derived mainly from sales through these two platforms. As of June 30, 2024, Apple App Store and Google Play accounted for approximately 63% and 22%, respectively, of our total accounts receivable balance. As of June 30, 2023, Apple App Store and Google Play accounted for approximately 66% and 20%, respectively, of our total accounts receivable balance.

If the Operating Subsidiaries’ collaboration with any of these third-party platforms terminates for any reason, the Operating Subsidiaries may not be able to find a replacement in a timely manner or at all, and the distribution of the games may be adversely affected. Any failure on their part to maintain good relationships with such app distribution platforms, including Apple App Store and Google Play, for the distribution of their games could cause the number of the Operating Subsidiaries’ game downloads and activations to decrease, perhaps materially, which will have a material adverse effect on our business, financial condition, and results of operations.

The Operating Subsidiaries are subject to these third-party platforms’ standard terms and conditions for application developers, which govern the content, promotion, distribution, and operation of games and other applications on their platforms, as well as the terms of the payment processing services provided by the platforms. Our business would be harmed if:

●	the platform providers discontinue or limit the Operating Subsidiaries’ access to their platforms;

●	governments or private parties, such as internet providers, impose bandwidth restrictions or increase charges or restrict or prohibit access to those platforms;

●	the platforms increase the fees they charge the Operating Subsidiaries;

●	the platforms modify their algorithms, communication channels available to developers, respective terms of service, or other policies;

●	the platforms decline in popularity;

●	the platforms adopt changes or updates to their technology that impede integration with other software systems or otherwise require the Operating Subsidiaries to modify their technology or update the games in order to ensure players can continue to access the games and content with ease;

●	the platforms block or limit access to the genres of games that the Operating Subsidiaries provide in any jurisdiction;

●	the platforms impose restrictions or spending caps or make it more difficult for players to make in-app purchases of virtual items;

●	the platforms change how the personal information of players is made available to developers or develop or expand their own competitive offerings; or

●	the Operating Subsidiaries are unable to comply with the platform providers’ terms of service.

If the Operating Subsidiaries’ platform providers do not perform their obligations in accordance with the platform agreements, the Operating Subsidiaries could be adversely impacted. For example, in the past, some of these platform providers have been unavailable for short periods of time, unexpectedly changed their terms or conditions, or experienced issues with their features that permit the Operating Subsidiaries’ players to purchase virtual items. Furthermore, any changes in the revenue-sharing arrangements that the Operating Subsidiaries have with those third-party app distribution platforms may materially impact the Operating Subsidiaries’ revenue and profitability. In addition, changes in the credit period or the settlement cycle terms of these platforms may materially and adversely affect the cash flow. These platforms may also experience security breaches or other issues with their functionalities. In addition, disputes with the platforms, such as disputes relating to intellectual property rights, distribution fee arrangements, and billing issues, may also arise from time to time and the Operating Subsidiaries cannot assure you that the Operating Subsidiaries will be able to resolve such disputes in a timely manner or at all.

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In addition, the Operating Subsidiaries may lose a significant app distribution platform due to a variety of factors, including the Operating Subsidiaries’ ability to comply with the rules and policies imposed by those platforms. See “—Non-compliance with rules, policies, and guidance established by app distribution platforms, either by the Operating Subsidiaries or third parties, including the Operating Subsidiaries’ game developer partners, could result in potential penalties and disruptions in their business, which may adversely affect our results of operations and financial performance.” Even though the Operating Subsidiaries have a strong record of performance, the Operating Subsidiaries cannot guarantee that the Operating Subsidiaries will continue to maintain the business cooperation with these significant app stores at the same level, or at all.

The Operating Subsidiaries rely on a few third-party app distribution platforms to distribute the games and collect revenue, and if the Operating Subsidiaries’ ability to do so is harmed, or such app distribution platforms change their policies in such a way that restricts the Operating Subsidiaries’ business, increases the expenses, or limits the information the Operating Subsidiaries derive from their mobile games, our business, financial condition, and results of operations could be adversely affected.

An app distribution platform provider may alter how mobile apps are labeled or marketed on its platform, change how the personal information of its users is made available to developers on its platform, limit the use of personal information for advertising purposes, restrict how users can share information on its platform or across platforms, or significantly increase the level of compliance or requirements necessary to use its platform.

For example, in April 2021, Apple started implementing its application tracking transparency framework that, among other things, requires users’ opt-in consent for certain types of tracking. While this transparency framework has not had a significant impact on our overall business, it may in the future, including with respect to the effectiveness of the Operating Subsidiaries’ advertising practices and/or our ability to efficiently generate revenue for the Operating Subsidiaries’ games. The Operating Subsidiaries and their third-party advertisement providers rely in part on identifier for advertisers (“IDFA”) to provide them with data that helps them better market and monetize mobile games. To the extent the Operating Subsidiaries or the Operating Subsidiaries’ third-party advertisement providers are unable to utilize IDFA or a similar offering, or if the transparency changes and any related opt-in or other requirements result in decreases in the availability or utility of data relating to mobile games, the Operating Subsidiaries’ marketing may not be as effective, the Operating Subsidiaries may not be able to continue to efficiently generate revenue for their mobile games, and the revenue and results of operations may be harmed.

Similarly, in February 2022, Google announced its Privacy Sandbox initiative for Android, a multi-year effort expected to restrict tracking activity and limit advertisers’ ability to collect app and user data across Android devices. Additionally, in May 2023, Google announced new Consent Management Platform (“CMP”) requirements for ads served in the EEA and the U.K., which will require, starting in January 2024, publishers using Google’s ad management platforms, including Google AdSense, Ad Manager, or AdMob, to utilize a CMP that has been certified by Google and integrated with the Interactive Advertising Bureau’s Transparency and Consent Framework when delivering ads to users in the EEA or the UK. If publishers do not adopt a Google-certified CMP within this timeframe, only limited ads will be eligible to serve in the EEA and UK. While to date these third-party platform privacy changes have had some impact on the discoverability of apps across these platforms and have had a relatively muted aggregate impact on our results of operations, the ultimate impact of these or any similar or future changes to the policies of Apple or Google may adversely affect our business, financial condition, and results of operations.

If the Operating Subsidiaries or their third-party advertising providers violate, or a distribution platform provider believes the Operating Subsidiaries or their third-party advertising providers have violated, a distribution platform’s terms of service, or if there is any change or deterioration in the relationship with such distribution provider, that platform provider could limit or discontinue the distribution of the mobile games on their platform, or limit or discontinue the access to its platform. In the event that third-party distribution platforms reduce the visibility or availability of the mobile games, the Operating Subsidiaries’ users’ ability to access the mobile games, or the Operating Subsidiaries’ ability to monetize the mobile games, our business, financial condition, and results of operations could be adversely affected.

Non-compliance with rules, policies, and guidance established by app distribution platforms, either by the Operating Subsidiaries or third parties, including the game developer partners, could result in potential penalties and disruptions in their business, which may adversely affect our results of operations and financial performance.

The Operating Subsidiaries depend upon the app distribution platforms, such as Apple App Store and Google Play, to solicit, collect, and provide the Operating Subsidiaries with information regarding the games that is necessary for compliance with applicable laws and regulations in the local markets where the games are distributed. These distribution platform providers also establish their own rules, policies, and guidance to regulate all the applications available on their platforms, including guidance on copyright, licensing, information collection, storage, use, processing, transmission, sharing, and protection. Any failure or perceived failure by the Operating Subsidiaries, or by third parties with whom the Operating Subsidiaries work, such as the game developer partners, to comply with these platform-dictated rules, conduct, or technical features may result in platform-led investigations or enforcement actions, litigation, or public statements against the Operating Subsidiaries and/or the Operating Subsidiaries’ game developer partners, which in turn may result in significant liability or temporary or permanent suspension of the Operating Subsidiaries’ business activities with those platforms, cause the Operating Subsidiaries’ players to lose trust in them, adversely affect the Operating Subsidiaries’ ability to attract, monetize, or retain players, and otherwise adversely affect their business and reputation. As of the date of this prospectus, the Operating Subsidiaries have not received any inquiries, notices, warnings, fines, or penalties regarding noncompliance with such rules and guidance mandated by the Operating Subsidiaries’ collaborative app distribution platforms. However, since the platform-imposed rules and policies are subject to frequent updates, there is no guarantee that we, and the third parties with whom the Operating Subsidiaries work, including the Operating Subsidiaries’ current or future game developer partners, will consistently comply with these rules and policies. In the event of any noncompliance, regardless of its veracity, the Operating Subsidiaries may incur penalties, fines, or punishments, including the removal of their game apps from their app distribution platforms. As a result, our business operations, financial condition, and results of operations may be adversely affected.

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Use of generative artificial intelligence tools may require additional investment and costs, and pose unique risks to our business and could subject the Operating Subsidiaries to legal liability.

Uncertainty around new and emerging AI applications, such as generative AI content creation, may require additional investment in the development of proprietary datasets and machine learning models, development of new approaches and processes to provide attribution or remuneration to content creators, and the development of systems that enable creators to exert more control over how their work is utilized in AI development, which may be costly and could impact our profit margin. Developing, testing, and deploying AI systems may also increase the cost profile of our offerings due to the nature of the computing costs involved in such systems.

The Operating Subsidiaries use generative AI tools in their business. Generative AI tools producing content that can be indistinguishable from that generated by humans is a relatively novel development, with benefits, risks, and liabilities still unknown. Recent decisions of the U.S. Copyright Office suggest that the Operating Subsidiaries would not be able to claim copyright ownership in any source code, text, images, or other materials that the Operating Subsidiaries develop through the use of generative AI tools, and the availability of such protections in other countries is unclear. As a result, the Operating Subsidiaries could have no remedy if third parties reused those same materials, or similar materials also generated by AI tools. In addition, the Operating Subsidiaries have little or no insight into the third-party content and materials used to train these generative AI tools, or the extent of the original works which remain in the outputs. As a result, the Operating Subsidiaries may face claims from third parties claiming infringement of their intellectual property rights of materials or content the Operating Subsidiaries believed to be available for use and not subject to license terms or other third-party proprietary rights. The Operating Subsidiaries could also be subject to claims from the providers of the generative AI tools, if the Operating Subsidiaries use any of the generated materials in a manner inconsistent with their terms of use.

Any of these claims could result in legal proceedings and could require the Operating Subsidiaries to purchase a costly license, or limit or cease using the implicated software, or other materials or content unless and until the Operating Subsidiaries can re-engineer such materials or content to avoid infringement or change the use of, or remove, the implicated third-party materials, which could reduce or eliminate the value of the Operating Subsidiaries’ game products and relevant service offerings. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

If the Operating Subsidiaries fail to manage the growth or execute the strategies and future plans effectively, the Operating Subsidiaries may not be able to take advantage of market opportunities or meet the demand of their customers.

The Operating Subsidiaries business has grown substantially since the inception, and the Operating Subsidiaries expect it to continue to grow in terms of scale and diversity of operations. For example, in order to diversify the revenue streams for future growth, the Operating Subsidiaries have begun investing in selected developer partners since December 2019, by acquiring equity stakes in the companies established by these development teams, to further solidify a long-term cooperation with them, who the Operating Subsidiaries believe have the potential to continue producing quality games. In addition, the Operating Subsidiaries endeavor to enlarge their developer partner base and diversify the game portfolio by actively sourcing new developers and game products. After 2023, as the Operating Subsidiaries plan to keep launching new products in the social casino game market, the Operating Subsidiaries also endeavor to explore new opportunities in casual and mid-core game genres, such as puzzle, match, simulation, RPG, and strategy games. This expansion increases the complexity of our operations and may cause strain on our managerial, operational, and financial resources. The Operating Subsidiaries must continue to hire, train, and effectively manage new employees. In the event that the Operating Subsidiaries’ new hires fail to perform as expected, or if the Operating Subsidiaries fail to hire, train, manage, and integrate new employees, our business, financial condition, and results of operations may be materially adversely affected. The expansion of the Operating Subsidiaries’ services will also require them to maintain consistency in the quality of their services so that the market reputation is not damaged by any deviations in quality, whether actual or perceived.

Our future results of operations also depend largely on the Operating Subsidiaries’ ability to execute our future plans successfully. In particular, our continued growth may subject the Operating Subsidiaries to the following additional challenges and constraints:

●	the Operating Subsidiaries face challenges in ensuring the productivity of a large employee base and recruiting, training, and retaining highly skilled personnel, including areas of game sourcing, game operations and marketing, and information technology for the Operating Subsidiaries’ growing operations;

●	the Operating Subsidiaries face challenges in responding to evolving industry standards and government regulation that impact the Operating Subsidiaries’ business and the mobile gaming industry in general;

●	the Operating Subsidiaries face technological or operational challenges as the Operating Subsidiaries implement our growth plans or strategies;

●	the execution of our future plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and

●	the successful execution of our strategies is subject to factors beyond our control, such as general market conditions and global economic and political developments.

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All of these endeavors involve risks and will require significant management, financial, and human resources. The Operating Subsidiaries cannot assure you that the Operating Subsidiaries will be able to effectively manage the growth or to implement the strategies successfully. There is no assurance that the investment to be made by the Operating Subsidiaries as contemplated under the Operating Subsidiaries’ future plans will be successful and generate the expected return. If the Operating Subsidiaries are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

Unauthorized use of the Operating Subsidiaries’ intellectual property by third parties and expenses incurred in protecting their intellectual property rights may adversely affect their business, reputation, and competitive edge.

As of the date of this prospectus, the Operating Subsidiaries have registered 61 software copyrights in the PRC, 41 domain names in the PRC, and nine and two trademarks in the PRC and U.S., respectively. The Operating Subsidiaries regard the software copyrights, trademarks, domain names, and similar intellectual property as important to the Operating Subsidiaries’ success, and the Operating Subsidiaries rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-disclosure agreements to protect the proprietary rights. For details, please see “Business—— Intellectual Property.”

Despite these measures, any of the Operating Subsidiaries’ intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide the Operating Subsidiaries with competitive advantages. While the Operating Subsidiaries publish games on the global market, the Operating Subsidiaries focus primarily on protecting the intellectual property rights in the PRC than anywhere else. Consequently, the Operating Subsidiaries may face challenges when defending the intellectual property rights outside the PRC. See “— The Operating Subsidiaries have not sought to register and do not have protection for the proprietary software, or the software and other intellectual property that the Operating Subsidiaries license from the developer partners, outside of China, notwithstanding that a majority of the Operating Subsidiaries business is conducted in North America and the EU.” In addition, confidentiality, invention assignment, and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to the Operating Subsidiaries for any such breach. Accordingly, the Operating Subsidiaries may not be able to effectively protect the intellectual property rights or to enforce the Operating Subsidiaries’ contractual rights in all jurisdictions.

Policing unauthorized use of the Operating Subsidiaries’ proprietary technology and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce their intellectual property rights. Future litigation could result in substantial costs and diversion of the Operating Subsidiaries’ resources and could disrupt the Operating Subsidiaries’ business, as well as materially adversely affect the financial condition and results of operations. Further, despite the potentially substantial costs, the Operating Subsidiaries cannot assure you that they will prevail in such litigation.

Third parties may claim that the Operating Subsidiaries infringe their proprietary intellectual property rights, which could cause the Operating Subsidiaries to incur significant legal expenses and prevent the Operating Subsidiaries from promoting their services.

The Operating Subsidiaries cannot be certain that the Operating Subsidiaries’ operations or any aspects of the business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. The Operating Subsidiaries may from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how, or other intellectual property rights that are infringed by the Operating Subsidiaries’ game products or technology and analytics tools or infrastructure utilized in the data-driven publishing support services. There could also be existing intellectual property of which the Operating Subsidiaries are not aware that the Operating Subsidiaries’ products and services may inadvertently infringe.

If any third-party infringement claims are brought against the Operating Subsidiaries, the Operating Subsidiaries may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how, or other intellectual property rights are evolving and may be uncertain, and the Operating Subsidiaries cannot assure you that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If the Operating Subsidiaries were found to have violated the intellectual property rights of others, the Operating Subsidiaries may be subject to liability for the Operating Subsidiaries’ infringement activities or may be prohibited from using such intellectual property, and the Operating Subsidiaries may incur licensing fees or be forced to develop alternatives of their own. As a result, our business and financial performance may be materially and adversely affected.

Non-compliance with laws and regulations on the part of any third parties with which the Operating Subsidiaries conduct business could expose the Operating Subsidiaries to legal expenses, compensation to third parties, penalties, and disruptions of the Operating Subsidiaries’ business, which may adversely affect their results of operations and financial performance.

Third parties with which the Operating Subsidiaries conduct business, including third-party digital marketing service providers/platforms, may be subject to regulatory penalties or punishments because of their regulatory compliance failures or infringement upon other parties’ legal rights, which may, directly or indirectly, disrupt the Operating Subsidiaries’ business. The Operating Subsidiaries cannot be certain whether such third party has violated any regulatory requirements or infringed or will infringe on any other parties’ legal rights, which could expose them to legal expenses or compensation to third parties, or both.

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The Operating Subsidiaries, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that the Operating Subsidiaries will be able to identify irregularities or non-compliance in the business practices of third parties with which the Operating Subsidiaries conduct business, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in the Operating Subsidiaries’ business may affect the Operating Subsidiaries’ business activities and reputation, and may in turn affect the Operating Subsidiaries’ business, results of operations and financial performance.

Moreover, regulatory penalties or punishments against the Operating Subsidiaries’ business stakeholders, such as the game developer partners, whether or not resulting in any legal or regulatory implications upon the Operating Subsidiaries, may nonetheless cause business interruptions or even suspension of these business stakeholders, and may result in abrupt changes in their business emphasis, such as changes in advertising and/or ad inventory offering strategies, any of which could disrupt the Operating Subsidiaries’ usual course of business with them and result in material negative impact on the business operations, results of operation, and financial condition.

Future acquisitions may have an adverse effect on the Operating Subsidiaries’ ability to manage our business.

The Operating Subsidiaries may acquire businesses, technologies, services, or products that are complementary to their existing game publishing businesses. Future acquisitions may expose the Operating Subsidiaries to potential risks, including risks associated with the integration of new operations, services, and personnel, the diversion of resources from our existing businesses, failure to achieve expected growth by the acquired businesses, and the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from their integration of new businesses.

In addition, the Operating Subsidiaries may be unable to identify appropriate acquisition or strategic investment targets when it is necessary or desirable to make such acquisition or investment to remain competitive or to expand our business. Even if the Operating Subsidiaries identify an appropriate acquisition or investment target, the Operating Subsidiaries may face challenges in successfully negotiating favorable terms of the acquisition or investment and financing the proposed transaction. The Operating Subsidiaries may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by the Operating Subsidiaries, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on our assets, that would restrict our operations. The sale of additional equity securities could result in additional dilution to our shareholders. If any one or more of the aforementioned risks associated with acquisitions or investments materialize, the acquisitions or investments may not be beneficial to the Operating Subsidiaries, which in turn may materially and adversely affect our business, financial condition, and results of operations.

A decline in general economic conditions or a disruption of financial markets may affect entertainment and gaming markets or the discretionary income of consumers, which in turn could adversely affect the Operating Subsidiaries profitability.

The Operating Subsidiaries operations and profitability are directly or indirectly affected by general economic conditions and, in particular, conditions that have a direct impact on the demand for entertainment and leisure activities. A decline in general economic conditions could reduce the level of discretionary income that players have to spend on mobile games, which could negatively impact our revenue. The revenue generated from a particular mobile game could be affected directly by declines in consumer spending more broadly, resulting in a reduction in revenue the Operating Subsidiaries receive through income-sharing and/or profit-sharing arrangements with the Operating Subsidiaries’ cooperative game development teams. In addition, adverse economic conditions, including volatility and disruptions in financial markets, may also affect other stakeholders or investors in this arena, thereby potentially affecting their ability to cooperate with the Operating Subsidiaries.

The Operating Subsidiaries face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt the Operating Subsidiaries’ operations.

The Operating Subsidiaries’ business may be negatively impacted by the fear of, exposure to, or actual effects of, a disease outbreak, epidemic, pandemic, or similar widespread public health concern, including travel restrictions or recommendations or mandates from governmental authorities as a result of the COVID-19 pandemic, the threat of the virus, or the emergence of any variants. During the fiscal year ended June 30, 2022, the Operating Subsidiaries’ business was moderately impacted by the COVID-19 pandemic. Specifically, a new COVID-19 subvariant (Omicron) outbreak hit China in March 2022, spreading more quickly and easily than previous strains. The Operating Subsidiaries temporarily closed the Shanghai office starting from April 2022, as required by the local authorities in Shanghai, and had their employees located in Shanghai work remotely. Starting from June 2022, the Operating Subsidiaries reopened the Shanghai office, and both the management and business activities returned to normal. As a result of some employees working remotely and others taking sick leave occasionally, the Operating Subsidiaries’ ability to maintain a stable customer relationship was moderately compromised. During the fiscal year ended June 30, 2023, the Operating Subsidiaries’ business was moderately impacted by the COVID-19 pandemic for the same reason, as some of the Operating Subsidiaries’ employees experienced occasional lockdowns and quarantines in the first half of the fiscal year ended June 30, 2023. Since the end of 2022, the Chinese government has eased the COVID-19 restrictions. As a result, the Operating Subsidiaries gradually recovered from the negative impact of the COVID-19 pandemic on their results of operations. During the nine months ended March 31, 2025 and the fiscal year ended June 30, 2024, the COVID-19 pandemic did not have a material impact on our Operating Subsidiaries’ financial positions and operating results. However, there is no assurance that a disease outbreak, such as the COVID-19 pandemic and any similar natural disasters will not occur in the future. The extent to which such natural diseases may impact the Operating Subsidiaries will depend on future developments, which are highly uncertain and cannot be predicted, including the duration, severity, and recurrence of any such disease outbreak, the effectiveness of mitigation strategies, and third-party actions taken to contain its spread and mitigate its public health effects. Any of these factors may materially and adversely affect our business, financial condition, and results of operations.

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Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our business, prospects, financial condition, and results of operation.

The global macroeconomic environment is facing challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States. There have been concerns over the downturn in economic output caused by the COVID-19 pandemic. It is unclear whether these challenges will be contained and what effects they each may have. Economic conditions in regions where the Operating Subsidiaries operate or may seek to operate are sensitive to global economic conditions. In particular, there have been signs that the rate economic growth is declining in some of the regions where the Operating Subsidiaries operate or may seek to operate. Any prolonged slowdown in economic development might lead to tighter credit markets, increased market volatility, sudden drops in business and consumer confidence, and dramatic changes in business and consumer behaviors. Credit risks of customers and suppliers and other counterparty risks may also increase. Our revenue depends in part on discretionary consumer spending and is also exposed to adverse changes in general economic conditions. In response to the perceived uncertainty in economic conditions, players may opt to postpone, reduce, or cease their spending on the Operating Subsidiaries’ games and our results of operations may be materially and adversely affected.

Any negative publicity about the Operating Subsidiaries, the Operating Subsidiaries’ services, and the Operating Subsidiaries’ management may materially and adversely affect the reputation and business.

The Operating Subsidiaries may from time to time receive negative publicity about the Operating Subsidiaries, the management, or the business. Certain of such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. The Operating Subsidiaries may even be subject to government or regulatory investigation (including those relating to game content alleged to be illegal) as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend ourselves against such third-party conduct, and the Operating Subsidiaries may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Harm to our reputation and confidence of players in the Operating Subsidiaries’ mobile games can also arise for other reasons, including misconduct of the Operating Subsidiaries’ employees or any third-party business partners with whom the Operating Subsidiaries conduct business. The Operating Subsidiaries’ reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause the Operating Subsidiaries to lose market share, game players, cooperative development teams, and other business partnerships.

The Operating Subsidiaries may be adversely affected by the effects of inflation and a potential recession.

Global inflation has adversely affected, and may continue to affect, our liquidity, business, financial condition, and results of operations by increasing the Operating Subsidiaries’ overall cost structure, particularly if the Operating Subsidiaries are unable to increase the prices the Operating Subsidiaries charge the players commensurately. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, increased costs of labor, weakening exchange rates and other similar effects. As a result of inflation, the Operating Subsidiaries have experienced and may continue to experience, cost increases. In addition, poor economic and market conditions, including a potential recession, may negatively impact the research and development investments and consumer spending levels and willingness, which would adversely affect our operating income and results of operations. If the Operating Subsidiaries are unable to take effective measures in a timely manner to mitigate the impact of the inflation as well as a potential recession, the business, financial condition, and results of operations could be adversely affected.

If the Operating Subsidiaries fail to attract, recruit, or retain their key personnel, including their executive officers, senior management, and key employees, the Operating Subsidiaries’ ongoing operations and growth could be affected.

The Operating Subsidiaries’ success also depends, to a large extent, on the efforts of the Operating Subsidiaries’ key personnel, including Mr. Feng Xie, our founder and director, senior management, and other key employees who have valuable experience, knowledge, and connection in the mobile gaming industry. The Operating Subsidiaries do not carry, and do not intend to procure, key person insurance on any of the senior management team. There is no assurance that these key personnel will not voluntarily terminate their employment with the Operating Subsidiaries. The loss of any of key personnel could be detrimental to ongoing operations. The Operating Subsidiaries’ success will also depend on an ability to attract and retain qualified personnel to manage the Operating Subsidiaries’ existing operations as well as the future growth. The Operating Subsidiaries may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact the financial condition, operating results, and business prospects.

The Operating Subsidiaries may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect their business, prospects, results of operations, and financial condition.

Our Company and the Operating Subsidiaries may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims and threats of lawsuits are subject to inherent uncertainties, and We or the Operating Subsidiaries are uncertain whether any of these claims would develop into a lawsuit. Lawsuits, or any type of legal proceeding, may cause us or the Operating Subsidiaries to incur defense costs, utilize a significant portion of our or the Operating Subsidiaries’ resources, and divert management’s attention from day-to-day operations, any of which could harm the business. Any settlements or judgments against us or the Operating Subsidiaries could have a material adverse impact on the financial condition, results of operations, and cash flows. In addition, negative publicity regarding claims or judgments made against our Company and the Operating Subsidiaries may damage our reputation and may result in a material adverse impact on us.

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The Operating Subsidiaries have not sought to register and do not have protection for the proprietary software, or the software and other intellectual property that the Operating Subsidiaries license from the developer partners, outside of China, notwithstanding that a majority of the Operating Subsidiaries’ business is conducted in North America and the EU.

As of the date of this prospectus, while the Operating Subsidiaries have applied for the registration of intellectual property rights for the Operating Subsidiaries’ significant technologies and self-developed software in the PRC, the Operating Subsidiaries have not applied for or obtained registration of the proprietary software or the intellectual property the Operating Subsidiaries license from the developer partners in any jurisdiction within the European Union (“EU”) or North America, where the Operating Subsidiaries’ business is primarily conducted. This presents several risks to the Operating Subsidiaries’ business. The absence of international intellectual property protection exposes the Operating Subsidiaries to potential infringements, legal disputes, and competitive challenges. The Operating Subsidiaries’ proprietary or licensed software copyrights and other related intellectual property rights could be challenged, invalidated, circumvented, or misappropriated. Moreover, third parties may assert that the Operating Subsidiaries are infringing their rights, and the Operating Subsidiaries may not be successful in defending these claims without incurring substantial expenses to the Operating Subsidiaries and a significant diversion of management time and attention from business strategy. While the Operating Subsidiaries plan to address these concerns as the Operating Subsidiaries expand, there is no assurance that we will succeed in securing the necessary protection or avoiding disputes, which could materially impact the business, financial condition, and results of operations.

The Operating Subsidiaries’ current insurance policies do not provide adequate levels of coverage against claims the Operating Subsidiaries may incur, and in the case of an uninsured or underinsured claim the Operating Subsidiaries would be required to bear the costs of repair and recovery and/or potential liability for a wide variety of perils to which the Operating Subsidiaries’ business is exposed, including those relating to cyber-attacks and data breaches.

We maintain a general public liability insurance for one of our PRC Subsidiaries, Shanghai Kuangre, but have no general public liability insurance coverage for our other subsidiaries, including our Operating Subsidiaries engaged in the game publishing business. The insurance coverage is insufficient to protect the Operating Subsidiaries against most losses. For example, the Operating Subsidiaries do not maintain directors and officers liability insurance, group comprehensive life insurance for employees, property insurance, or business disruption insurance. Neither do the Operating Subsidiaries maintain cyber-security insurance or insurance against breaches or loss of data or personal private information of users of the Operating Subsidiaries’ games. As a result, the Operating Subsidiaries do not have any insurance coverage that would compensate the Operating Subsidiaries if a public or private claim is brought against the Operating Subsidiaries claiming a failure to adequately protect privacy and data. The absence of insurance protection places the Operating Subsidiaries at risk of incurring substantial costs and expenses for repair, recovery, and potential legal liabilities in the event of unforeseen events. If the Operating Subsidiaries incur any loss that is not covered by insurance policies, or if the compensated amount is significantly less than the actual loss, the Operating Subsidiaries’ business, financial condition, and results of operations could be materially and adversely affected.

Risks Relating to This Offering and the Trading Market

As a public company, we incur higher costs as compared to when we were a private company.

We incur significant additional legal, accounting, insurance, and other expenses, including costs associated with public company reporting requirements that we did not incur as a private company. We incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform, and the Consumer Protection Act, and related rules implemented by the SEC and Nasdaq. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. We may need to hire more employees or engage outside consultants to comply with these requirements in the future, which may increase our costs and expenses. These laws and regulations could make it more difficult or costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Class A Ordinary Shares, fines, sanctions, and other regulatory action and potentially civil litigation.

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If we fail to implement and maintain an effective system of internal controls or remediate the material weaknesses in our internal control over financial reporting that have been identified, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to the Business Combination, Gamehaus was a private company with limited accounting personnel and other resources with which to address its internal controls and procedures. Gamehaus’ independent registered public accounting firm has not conducted an audit of its internal control over financial reporting. However, in preparing its consolidated financial statements as of and for the fiscal years ended June 30, 2024 and 2023, Gamehaus has identified material weaknesses in its internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. The material weaknesses identified included (i) a lack of sufficient skilled staff with U.S. U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) knowledge and the SEC reporting knowledge for the purpose of financial reporting as well as a lack of formal accounting policies and procedures manual to ensure proper financial reporting in accordance with U.S. GAAP and SEC reporting requirements; and (ii) a lack of internal audit function to establish formal risk assessment process and internal control framework. To remedy the identified material weaknesses, Gamehaus has adopted and will adopt further measures to improve its internal control over financial reporting. Gamehaus has implemented, and plans to continue to develop, a full set of U.S. GAAP accounting policies and financial reporting procedures as well as related internal control policies, including implementing a comprehensive accounting manual to guide the day-to-day accounting operation and reporting work control in place. Gamehaus has recruited staff with knowledge of U.S. GAAP and SEC regulations in its finance and accounting department. Gamehaus has also supplemented and enhanced internal training and development programs for financial reporting personnel as well as appointing independent directors, establishing an audit committee, and strengthening corporate governance. Additionally, when entering into complex transactions, Gamehaus will utilize a third-party consultant for accounting services as additional resources. However, Gamehaus cannot assure you that these measures may fully address the material weaknesses and deficiencies in Gamehaus’ internal control over financial reporting or that Gamehaus may conclude that they have been fully remediated.

We are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act (“Section 404”) requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report in our second annual report on Form 20-F after becoming a public company. In addition, once we cease to be an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, since we have become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. If we fail to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, it could result in material misstatements in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our businesses, financial condition, results of operations and prospects, as well as the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose us to an increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate its financial statements from prior periods.

We may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, applicable law, regulations, restrictions, our results of operations, financial condition, cash requirements, contractual restrictions, the future projects, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends depends significantly on the extent to which we receive dividends from Gamehaus and there can be no assurance that Gamehaus will pay dividends. As a result, capital appreciation, if any, of our Class A Ordinary Shares will be an investor’s sole source of gain for the foreseeable future.

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Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Class A Ordinary Shares to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.

Sales of substantial amounts of the Class A Ordinary Shares in the public market or the perception that these sales could occur, could adversely affect the market price of the Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future.

This prospectus relates to the resale from time to time by the Selling Shareholders of up to 52,093,399 Class A Ordinary Shares. The Selling Shareholders can sell, under this prospectus, up to 52,093,399 Class A Ordinary Shares following the expiration of their respective applicable lock-up period (see “Shares Eligible for Future Sales – Lock-Up Agreements” for more details). See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of Class A Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of the Class A Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Class A Ordinary Shares have fluctuated since the closing of the Business Combination on January 24, 2025, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Class A Ordinary Shares if they sell the Class A Ordinary Shares in the market at the then-prevailing market prices.

A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our Class A Ordinary Shares.

The price of our Class A Ordinary Shares may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our Class A Ordinary Shares become delisted from Nasdaq or if our Class A Ordinary Shares are not listed on Nasdaq, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national securities exchange. The lack of an active market may impair your ability to sell your Class A Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling securities and may impair our ability to acquire other businesses or technologies using our shares as consideration, which, in turn, could materially adversely affect our business.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance.

The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We may not be able to maintain the listing of our Class A Ordinary Shares on Nasdaq.

There can be no assurance that we will be able to maintain the listing standards of that exchange, which includes requirements that we maintain our shareholders’ equity, total value of shares held by unaffiliated stockholders, and market capitalization above certain specified levels. If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our Class A Ordinary Shares might cease to trade on Nasdaq, and may move to the OTCQB or OTC Pink Markets operated by OTC Markets Group, Inc. These quotation services are generally considered to be markets that are less efficient and that provide less liquidity in the shares than Nasdaq.

If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.

The trading market for our Class A Ordinary Shares depends, to some extent, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts or the information contained in their reports. If one or more analysts publish research reports that are interpreted negatively by the investment community, or have a negative tone regarding our business, financial condition or results of operations, industry or end-markets, the share price of our Class A Ordinary Shares could decline. In addition, if a majority of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

The issuance of additional Class A Ordinary Shares in connection with future financings, acquisitions, investments, the Incentive Plan, or otherwise will dilute all other shareholders.

We expect to issue additional shares in the future that will result in dilution to all other shareholders. We expect to grant equity awards to employees, directors, and consultants under our 2023 Equity Incentive Plan. It may also raise capital through equity financings in the future. As part of its business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and the per share value of our Class A Ordinary Shares to decline.

We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors, which could have a material and adverse effect on us, including its growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

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Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, our shareholders may not have access to certain information they deem important. we cannot predict if investors will find our Class A Ordinary Shares less attractive because it relies on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market and share price for our Class A Ordinary Shares may be more volatile.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

We are considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although we may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

In addition, as a “foreign private issuer,” we are permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. We currently intend to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements that we do follow, we cannot give any assurances that we will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow us to follow our home country practice. Unlike the requirements of Nasdaq, we are not required, under the corporate governance practice and requirements in the Cayman Islands, to have its board consist of a majority of independent directors, nor are we required to have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors, or have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of our Class A Ordinary Shares.

We would lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities becomes directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensure these additional regulatory requirements are fulfilled.

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We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

As of the date of this prospectus, Mr. Feng Xie, our Chairman of Board of Directors, beneficially owns 86.04% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (i) that a majority of its board of directors consist of independent directors, (ii) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We intend to utilize these exemptions. Specifically, although we have a compensation committee and nominating committee, such committees will not be composed entirely of “independent directors.” In addition, our board of directors is composed of seven directors, three of whom qualify as independent directors as defined within the meaning of the corporate governance standards of the Nasdaq listing rules and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act. Accordingly, since we intend to rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with our Chairman of Board of Directors, and his interests may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of our Class A and Class B Ordinary Shares. Under this structure, holders of our Class A Ordinary Shares are entitled to one vote per share, and holders of our Class B Ordinary Shares are entitled to 15 votes per share, which may cause the holders of our Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. As of the date of this prospectus, Mr. Feng Xie, our Chairman of Board of Directors, beneficially owns 15,598,113 Class B Ordinary Shares, or 100% of our issued Class B Ordinary Shares, representing approximately 86.04% of the voting rights in our Company. As a result, until such time as his voting power is below 50%, Mr. Xie as the controlling shareholder has substantial influence over our business, including decisions regarding mergers, consolidations, and the sale of all or substantially all of its assets, election of directors, and other significant corporate actions. Mr. Xie, in his capacity of shareholder of our Company, may take actions that are not in the best interests of our Company or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of transactions that shareholders may consider favorable, including ones in which shareholders might otherwise receive a premium for their shares. Future issuances of our Class B Ordinary Shares may also be dilutive to the holders of our Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Our dual-class capital structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

We cannot predict whether our dual-class capital structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity, or other adverse consequences. Certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. For example, in July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of Public Shareholders, and S&P Dow Jones announced in the same month that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Also, in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, Our dual-class capital structure might make our Class A Ordinary Shares ineligible for inclusion in any of these indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our Class A Ordinary Shares. It is unclear what effect, if any, these policies will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class capital structure of our Ordinary Shares, our Class A Ordinary Shares will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price and liquidity of our Class A Ordinary Shares could be materially adversely affected.

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Because we are incorporated in the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated in the Cayman Islands with limited liability. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by the Amended and Restated Memorandum and Articles of Association, the Cayman Companies Act (as the same may be supplemented or amended from time to time), and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of our shareholders to take action against the directors, actions by minority shareholders, and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less prescriptive body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors, or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

If we are characterized as a passive foreign investment company for U.S. federal income tax purposes, our U.S. shareholders may suffer adverse tax consequences.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our Ordinary Shares, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on our unbooked goodwill as valued based on the projected market value of our equity and whether it qualifies for the PFIC start-up exception. Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for its current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of our Ordinary Shares.

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-EU jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the EU as to offshore structures engaged in certain activities that attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, (Revised) (the “Substance Act”) came into force in the Cayman Islands, introducing certain economic substance requirements for in-scope Cayman Islands entities that are engaged in certain “relevant activities,” which, in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019 onwards. As we are a Cayman Islands company, compliance obligations include filing annual notifications for our Company, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to its operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to expand our business and to undertake mergers, acquisitions, investments or divestments;

●	possible disruptions in commercial activities caused by events such as natural disasters or terrorist activity

●	fluctuations in foreign currency exchange rates

●	trends and competition in the mobile gaming industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” The forward-looking statements contained in this prospectus are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents we refer to in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part, with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

Industry Data and Forecasts

This prospectus contains data related to the mobile gaming industry in China. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The mobile gaming industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the rapidly changing nature of the mobile gaming industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less comprehensive body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our operations are conducted outside the United States, and substantially all of our assets are outside the United States. In addition, four of our seven directors and officers, namely Feng Xie, Yimin Cai, Ling Yan, and Xi Yan, are residents of the PRC. All or a substantial portion of the assets of these directors and officers are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these four directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, JunHe LLP, our counsel with respect to PRC law, and Jun He Law Offices, our counsel with respect to the laws of Hong Kong, have advised that there is uncertainty as to whether the courts of the Cayman Islands or the PRC or Hong Kong would (i) recognize or enforce judgments of courts of the United States against us based on certain civil liability provisions of U.S. securities laws or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised that there is currently no statutory enforcement of judgments obtained in the United States. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; (iv) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands; (v) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; and (vi) was not obtained by fraud. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments, such as declaratory orders, orders for performance of contracts, and injunctions.

JunHe LLP has further advised that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. JunHe LLP has further advised that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

Jun He Law Offices has further advised that there are currently no treaties or other arrangements between Hong Kong and the United States that provide reciprocal enforcement of foreign judgments. However, Hong Kong’s common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis for a cause of action as judgment may be regarded as creating a debt between the parties. In a common law action for the enforcement of a foreign judgment in Hong Kong, enforcement is subject to various conditions, including, but not limited to: (i) the foreign judgment is final, (ii) the foreign judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, (iii) the proceedings in which the judgment was obtained were not contrary to natural justice, and (iv) the enforcement of the judgment is not contrary to the public policy of Hong Kong. Such a judgment must be for a fixed sum and come from a competent court as determined by the private international law applied by the Hong Kong courts. The defenses available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares. The Selling Shareholders will receive all of the net proceeds from the sales of the Resale Shares under this prospectus. We have agreed to bear the expenses relating to the registration of the Resale Shares for the Selling Shareholders.

DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Class A Ordinary Shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Following the Business Combination, we conduct business through Gamehaus and its subsidiaries. You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. This discussion is based on the unaudited condensed consolidated financial statements and related notes of Gamehaus Holdings for the nine months ended March 31, 2025, which reflect the financial condition and results of operations of the combined company following the Business Combination, and on the audited financial statements and related notes of Gamehaus for the fiscal years ended June 30, 2024 and 2023, which reflect the financial condition and results of operations of Gamehaus prior to the Business Combination. For purposes of this section only, references to “the Company” refer to Gamehaus Holdings or Gamehaus, as applicable.

Business Overview

We are an exempted company with limited liability incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct all of our operations through our Operating Subsidiaries in Singapore, Hong Kong, and mainland China. The Operating Subsidiaries are technology-driven mobile game publishing companies dedicated to nurturing partnerships with and amplifying the success of small- and medium-sized game developers. With its data-driven commercialization support and optimized game distribution solutions, the Operating Subsidiaries help small- and medium-sized game developers stay competitive in the global gaming market.

As a game publisher targeting the global market, our Operating Subsidiaries distribute mobile games created by our developer partners across a wide range of gaming markets worldwide, including in countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, Japan, and India, among others. As of the date of this prospectus, hawse have built a diverse game portfolio across multiple genres, including social casino, match, simulation, RPG, puzzle, and bingo. See “Business—Game Genres and Portfolio.” The Operating Subsidiaries’ most popular game category is social casino, and the majority of their users for this genre are located in Europe and North America. As a result, more than 75% of its revenue for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023 was derived from the European and North American markets. As of the date of this prospectus, the Operating Subsidiaries have published approximately 110 mobile games and has achieved over 200 million cumulative downloads.

The Operating Subsidiaries operate as a game publishing company, but the Operating Subsidiaries’ role extends beyond that. As the Operating Subsidiaries understand the challenges faced by small- and medium-sized game developers, who typically lack commercialization capabilities and face intense competition from larger game developers in the mobile gaming industry with channel and resource advantages, the Operating Subsidiaries have developed a symbiotic relationship with small- and medium-sized game developers to drive mutual growth and success. Specifically, by leveraging its extensive experience in the mobile gaming industry, the Operating Subsidiaries’ technological advantages, and the Operating Subsidiaries’ data-driven insights into game content production and distribution, the Operating Subsidiaries offer a comprehensive package of services covering all aspects of the game life cycle, including (i) game development, (ii) screening and pre-publication testing, (iii) user acquisition, and (iv) monetization. See “Business—Services.” The Operating Subsidiaries’ proven and scalable growth model allows it to remain an asset-light company while fostering partnerships with game developers by selecting games that are most likely to succeed and distribute these games through the most appropriate distribution channels, so as to maximize the ROI in game promotion and marketing. As of the date of this prospectus, the Operating Subsidiaries have worked with over 70 developer partners since incorporation, who are all located in the PRC.

Our revenue for the nine months ended March 31, 2025 was $87.4 million, with net cash flows generated from operating activities of $0.8 million, compared to $113.6 million of revenue and $3.7 million of net cash flows generated from operating activities for the nine months ended March 31, 2024. Our revenue for the fiscal year ended June 30, 2024 was $145.2 million, with net cash flows generated from operating activities of $3.2 million, compared to $168.2 million of revenue and $2.2 million of net cash flows generated from operating activities for the fiscal year ended June 30, 2023. We had net income of $2.3 million, $8.6 million, and $4.1 million for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, respectively.

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Key Factors Affecting Business and Financial Results

A number of factors may affect the performance of the Company’s business and the comparability of its results from period to period, including:

●	Connections to Game Content Providers. The Company’s business relies heavily on its relationships with its developer partners, who are third-party game content providers. See “Business–Developer Partners.” These connections enable the Company to offer a diverse and engaging portfolio of games to its customers. Any disruption in these relationships, whether due to contractual issues, changes in business strategies of its partners, or other reasons, could limit the Company’s access to high-quality game content, which would adversely affect its user engagement and revenue.

●	User Acquisition. Establishing and maintaining a loyal and growing user base is critical to the Company’s success. The Company invests significantly in marketing and advertising campaigns, including ad network and demand-side platform (“DSP”) marketing, social media marketing, and influencer partnerships, to attract new players to its games. The effectiveness of these campaigns, as well as the cost per acquisition of new users, is a key determinant of its future growth and profitability. Changes in advertising costs, platform algorithms, or competition for user attention can significantly impact the Company’s user acquisition efforts and results.

●	New Game Content and Features. The Company’s ability to retain existing players and attract new ones is heavily dependent on its capacity to continually innovate and offer new, engaging content and features within its games. This includes the development of new game titles, updates to existing games, and the launch of new in-app events or features that encourage player engagement and monetization. These initiatives require substantial investments in creative and technical resources, and their success is not guaranteed. Delays or failures in launching appealing new content or features could result in decreased player engagement and revenue.

●	Monetization. The Company’s revenue is primarily generated through in-app purchases of virtual items and currency, as well as in-app advertising. The effectiveness of the Company’s monetization strategies, including pricing, promotional offers, and advertising partnerships, is critical to its financial performance. Changes in player spending behavior, competition, regulatory restrictions on in-app purchases or advertising, and shifts in the broader digital advertising market can significantly impact the Company’s ability to monetize its user base effectively. Managing the balance between player engagement and monetization is a complex challenge that requires careful strategic planning and execution.

●	Investment in Technology. To maintain competitive, the Company continually invests in technology, including game development tools, data analytics, cloud infrastructure, and security measures. These investments enable the Company to improve the performance and security of its games, personalize player experiences, and operate more efficiently. However, technology investments are often capital-intensive and may not always yield expected returns. Additionally, the rapid pace of technological change in the mobile gaming industry requires the Company to adapt continuously, which can result in significant ongoing expenses.

Key performance indicators

The Company manages its business by tracking several key performance indicators, each of which is tracked by its internal analytics systems and more fully described below and referred to in its discussion of operating results. The Company’s key performance indicators are impacted by several factors that could cause them to fluctuate on a periodical basis, such as platform providers’ policies, restrictions, seasonality, user connectivity and the addition of new content to certain portfolios of games. Future growth in the number of players and engagement time will depend on the Company’s ability to retain current players, attract new players, launch new games and features, and expand into new markets and distribution platforms.

●	Average Daily Active Users. DAU is defined as the number of individual users who play a game on a particular day. The Company tracked DAU based on device activities. Thus, an individual who plays multiple games or on multiple devices is counted more than once. Average DAU for a period is the average of the monthly average DAUs for the period presented. The Company believes this indicator provides useful information in understanding the number of users reached across its portfolio of games on a daily basis.

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●	Average Monthly Active Users. MAU is defined as the number of individual users who play a game during a particular month. The Company tracked MAU based on device activities. Thus, an individual who plays multiple games or on multiple devices is counted more than once. Average MAU for a period is the average of MAUs for each month for the period presented. The Company believes this indicator provides useful information in understanding the number of users reached across its portfolio of games on a monthly basis.

●	Average Daily Paying Users. DPU is defined as the number of individuals who made a purchase in a game during a particular day. The Company tracks DPU based on device activities. As such, an individual who makes a purchase in two different games in a particular day is counted as two DPUs and an individual who makes purchases in the same game on two different devices is also counted as two DPUs. The term “Average DPU” for a period is defined as the average of DPU for each day during the period presented. The Company uses DPU and Average DPU to better understand the size of its active player base that makes in-app purchases, thus enabling the Company to steer its strategic goals in setting player acquisition and pricing strategies.

●	Average Monthly Paying Users. MPU is defined as the number of individual users who make an in-app purchase during a particular month. An individual who makes purchases in multiple games or on multiple devices may, in certain circumstances, be counted more than once. However, the Company uses third-party data to limit the occurrence of multiple counting. Average MPU for a period is the average of MPUs for each month for the period presented. The Company believes this indicator provides useful information in understanding the number of users reached across its portfolio of games who make in-app purchases on a monthly basis.

●	Average Revenue Per Daily Active User. Average RPDAU is calculated by dividing revenue generated during a specific period by the Average DAU for that period, then further dividing by the number of days in the period. The Company believes this indicator provides useful information reflecting game monetization.

●	Average Monthly Payer Conversion Rate. Average MPCR is calculated by dividing average MPU for a specific period by the average MAU for the same period. The Company believes this indicator provides useful information about game monetization.

●	Average Daily Payer Conversion Rate. Average DPCR is calculated by dividing Average DPU for a specific period by the Average DAU for that period. The Company believes this indicator provides useful information reflecting game monetization.

●	Average Day Seven Retention Rate. Average 7D Retention Rate is calculated by dividing the number of new users who continue to with the app on the seventh day after installing for a specific period by the total number of new users for that period. The Company believes this indicator provides useful information reflecting user engagement.

Key Components of Financial Results

Revenue

The Company primarily generates its revenue from the sale of virtual items associated with mobile games. The Company also generates a portion of revenue from advertisements within mobile games. The following table presents the breakdown of the Company’s total revenue, both in absolute amount and as a percentage of its total revenue, for the nine months periods or the fiscal years indicated, respectively.

	For the Nine Months Ended March 31,
	2025	%	2024	%
Revenue from In-app purchases	$78,473,561	89.8%	$103,029,383	90.7%
Revenue from advertisements	8,917,381	10.2%	10,575,287	9.3%
Total revenue	$87,390,942	100%	$113,604,670	100%

	For the Fiscal Years Ended June 30,
	2024	%	2023	%
Revenue from In-app purchases	$131,638,895	90.6%	$150,815,913	89.7%
Revenue from advertisements	13,597,854	9.4%	17,340,993	10.3%
Total revenue	$145,236,749	100%	$168,156,906	100%

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The Company distributes its games to game players/users through various mobile platforms, such as Apple App Store, Google Play, Amazon, and other mobile platforms. Through these platforms, users can download the Company’s free-to-play games and purchase virtual items to enhance their game-playing experience. Players can purchase virtual items through various widely accepted payment methods offered in the games. The Company’s games are distributed on various third-party platforms for which the platform providers collect proceeds from its game players and pay the Company an amount after deducting platform fees. For purchases made through such third-party platforms, the Company is primarily responsible for fulfilling the virtual items, has control over the content and functionality of games, and has the discretion to establish the virtual items’ prices. Therefore, the Company is the principal and, accordingly, revenue is recorded on a gross basis. Payment processing fees paid to platform providers are recorded within the cost of revenue.

Operating costs and expenses

The following table sets forth its operating costs and expenses, both in absolute amount and as a percentage of total revenue, for the nine months periods and fiscal years indicated.

	For the Nine Months Ended March 31,
	2025	%	2024	%
Cost of revenue	$41,358,663	48.4%	$55,247,296	51.4%
Research and development expenses	4,250,977	5.0%	3,735,477	3.5%
Selling and marketing expenses	36,628,917	42.9%	45,599,043	42.4%
General and administrative expenses	3,137,638	3.7%	2,931,499	2.7%
Total operating costs and expenses	$85,376,195	100%	$107,513,315	100%

	For the Fiscal Years Ended June 30,
	2024	%	2023	%
Cost of revenue	$70,658,025	51.7%	$71,374,290	43.3%
Research and development expenses	4,788,467	3.5%	5,485,627	3.3%
Selling and marketing expenses	57,685,521	42.1%	85,331,774	51.7%
General and administrative expenses	3,756,679	2.7%	2,814,455	1.7%
Total operating costs and expenses	$136,888,692	100%	$165,006,146	100%

Cost of revenue

Cost of revenue primarily consists of payment processing fees, royalties, customized design fees paid to related parties and third parties, hosting fees, and other direct expenses incurred to generate revenue. Platform providers, such as Apple, Google, and Amazon, charge transactional payment processing fees, which generally represent approximately 30% of the Company’s revenue, for accepting payments from players for in-app consumable virtual items. Royalties are incurred and paid by the Company, in accordance with licensing agreements for the relevant intellectual property, to both affiliated and unaffiliated third parties. Customized design fees are incurred in accordance with the design agreement upon the Company’s unique design request, and payment by the Company is made as the project progresses and upon its completion.

The Company expects cost of revenue to fluctuate proportionately with revenue, and such proportionality may vary as a percentage of revenue based on the Company’s mix of games with different royalties and profit-sharing arrangements.

Research and development expenses

Research and development expenses consist of (i) salaries, bonuses, benefits, and other compensations related to research and development; (ii) outsourced professional services related to the development of game and software; and (iii) depreciation expenses associated with assets associated with its research and development efforts. The Company expects research and development expenses to increase in absolute dollars as the Company expands its business and hires more employees to support its technical development and operating activities. The Company also expects research and development expenses specifically associated with new game development to fluctuate over time primarily because the Company capitalizes development costs incurred during the application development stage, but expenses development costs incurred during the preliminary project stage.

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Selling and marketing expenses

Selling and marketing expenses primarily consist of (i) advertisement expenses paid to third parties related to advertising and user acquisition; (ii) salaries, bonus, benefits, and other compensations for employees who work in service lines; and (iii) depreciation expenses associated with assets related to the Company’s selling and marketing efforts.

General and administrative expenses

General and administrative expenses primarily consist of (i) staff costs including salaries, bonuses, and other direct labor expenses related to general and administrative personnel; (ii) expenses related to outsourced professional services such as consulting, legal, and accounting services and insurance premiums; and (iii) rent, depreciation expenses, travel and communication expenses, and other corporate expenses related to general and administrative personnel.

Performance Results of Operations

The table below shows the results of the Company’s key operating metrics for the periods and fiscal years indicated. Unless otherwise indicated, the operating metrics are presented in thousands, except percentages.

The Company measures the performance of its business using several key operating metrics, including Average DAUs, Average MAUs, Average DPUs, Average MPUs, Average RPDAU, Average MPCP, and Average DPCR. These operating metrics can help the Company’s management understand and measure the player engagement level of its players, and the size and reach of its audience.

	For the Nine Months Ended March 31,
(In thousands, except percentages)	2025	2024
Non-financial performance metrics
Average DAUs	719	879
Average MAUs	3,887	4,431
Average DPUs	15	20
Average MPUs	146	182
Average RPDAU	0.449	0.477
Average MPCR	3.8%	4.1%
Average DPCR	2.1%	2.3%
Average 7D Retention Rate	10.1%	10.9%

	For the Fiscal Years Ended June 30,
(In thousands, except percentages)	2024	2023
Non-financial performance metrics
Average DAUs	878	1,012
Average MAUs	4,465	5,232
Average DPUs	19	22
Average MPUs	175	215
Average RPDAU	0.459	0.458
Average MPCR	3.9%	4.1%
Average DPCR	2.2%	2.2%
Average 7D Retention Rate	10.9%	12.4%

The Company’s Average DAUs decreased by 18.2%, or 160,000, to 719,000 for the nine months ended March 31, 2025, from 879,000 for the nine months ended March 31, 2024. The Company’s Average MAUs decreased by 12.3%, or 544,000, to 3,887,000 for the nine months ended March 31, 2025, from 4,431,000 for the nine months ended March 31, 2024.

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The Company’s Average DAUs decreased by 13.2%, or 134,000, to 878,000 for the fiscal year ended June 30, 2024 from 1,012,000 for the fiscal year ended June 30, 2023. The Company’s Average MAUs decreased by 14.7%, or 767,000, to 4,465,000 for the fiscal year ended June 30, 2024 from 5,232,000 for the fiscal year ended June 30, 2023.

The Company’s Average DPUs decreased by 25.0%, or 5,000, to 15,000 for the nine months ended March 31, 2025, from 20,000 for the nine months ended March 31, 2024. The Company’s Average MPUs decreased by 19.8%, or 36,000, to 146,000 for the nine months ended March 31, 2025, from 182,000 for the nine months ended March 31, 2024.

The Company’s Average DPUs decreased by 13.6%, or 3,000, to 19,000 for the fiscal year ended June 30, 2024 from 22,000 for the fiscal year ended June 30, 2023. The Company’s Average MPUs decreased by 18.6%, or 40,000, to 175,000 for the fiscal year ended June 30, 2024 from 215,000 for the fiscal year ended June 30, 2023.

The decrease in Average DAUs, MAUs, DPUs and MPUs was primarily due to the loss of game players, as the Company strategically reduced advertising costs related to user acquisition by 19.7%, or $8.6 million, to $34.9 million for the nine months ended March 31, 2025, compared to $43.5 million for the nine months ended March 31, 2024.

The decrease in Average DAUs, MAUs, DPUs and MPUs was primarily due to the loss of game players, as the Company reduced advertising costs by 33.4%, or 27.5 million, to $55.1 million for the fiscal year ended June 30, 2024, compared to $82.8 million for the fiscal year ended June 30, 2023.

The Company’s Average MPCR decreased by 7.3%, or 30 basis points, to 3.8% for the nine months ended March 31, 2025, from 4.1% for the nine months ended March 31, 2024. The Company’s Average DPCR decreased by 8.7%, or 20 basis points, to 2.1% for the nine months ended March 31, 2025, from 2.3% for the nine months ended March 31, 2024.

The Company’s Average MPCR decreased by 4.9%, or 20 basis points, to 3.9% for the fiscal year ended June 30, 2024 from 4.1% for the fiscal year ended June 30, 2023. However, the Company’s Average DPCR remain steady at 2.2% for the fiscal year ended June 30, 2024, compared to for the fiscal year ended June 30, 2023.

The Company’s Average RPDAU decreased by 5.8%, to 0.449 for the nine months ended March 31, 2025, from 0.477 for the nine months ended March 31, 2024. The decrease in Average RPDAU and payment conversion rates reflected the reduced effectiveness of monetization activities in mature games, primarily due to a strategic reduction in advertising expenditures. To counteract this trend, the Company is partnering with game developers to introduce new monetization events and optimized operational content, with the goal of revitalizing revenue performance across its existing product portfolio.

The Company’s Average RPDAU increased slightly to 0.459 for the fiscal year ended June 30, 2024 from 0.458 for the fiscal year ended June 30, 2023. The stability of payer conversion rates and payment rates, including the slight increase in Average RPDAU and the unchanged Average DPCR was primarily driven by the growing popularity of the Company’s games as the Company focused on live operations to enhance gameplay and monetization.

The Company’s Average 7D Retention Rate decreased by 7.3%, or 80 basis points, to 10.1% for the nine months ended March 31, 2025, from 10.9% for the nine months ended March 31, 2024. The decrease in Average 7D Retention Rate was primarily attributable to a strategic reduction in advertising expenditures, including decreased spending on high-value users, who are typically acquired at a higher cost. This shift in resource allocation resulted in a temporary decline in retention metrics. The Company is refining its targeting strategies to improve retention in future periods.

The Company’s Average 7D Retention Rate decreased by 11.9%, or 148 basis points, to 10.9% for the fiscal year ended June 30, 2023 from 12.4% for the fiscal year ended June 30, 2023. During the fiscal year ended June 30, 2024, the Company adopted a more active monetization strategy, which increased the payment conversion rate and Average RPDAU. However, it had a negative impact on the initial experience of free users, causing some non-paying users to leave and consequently leading to a decrease in the D7 retention rate.

To support long-term growth, the Company is actively expanding its product portfolio through developing customized games and diversifying game genres and target markets, with several games currently in testing and optimization phases.

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Results of Operations

Comparison of Results of Operations for the nine months ended March 31, 2025 and 2024

The following table sets forth a summary of unaudited condensed consolidated results of operations for the period indicated. This information should be read together with the Company’s unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Nine Months Ended March 31,		Change
	2025	2024	Amount	%
Revenue
Revenue from in-app purchases	$78,473,561	103,029,383	(24,555,822)	(23.8)%
Revenue from advertisements	8,917,381	10,575,287	(1,657,906)	(15.7)%
Total revenue	87,390,942	113,604,670	(26,213,728)	(23.1)%

Operating costs and expenses
Cost of revenue	(41,358,663)	(55,247,296)	13,888,633	(25.1)%
Research and development expenses	(4,250,977)	(3,735,477)	(515,500)	13.8%
Selling and marketing expenses	(36,628,917)	(45,599,043)	8,970,126	(19.7)%
General and administrative expenses	(3,137,638)	(2,931,499)	(206,139)	7.0%
Total operating costs and expenses	(85,376,195)	(107,513,315)	22,137,120	(20.6)%

Income from operations	2,014,747	6,091,355	(4,076,608)	(66.9)%

Total other income, net	469,164	203,592	265,572	130.4%

Income before income tax	2,483,911	6,294,947	(3,811,036)	(60.5)%
Income tax expenses	(169,171)	(254,553)	85,382	(33.5)%
Net income	2,314,740	6,040,394	(3,725,654)	(61.7)%
Other comprehensive income
Foreign currency translation difference	181,529	346,532	(165,003)	(47.6)%
Total comprehensive income	$2,496,269	$6,386,926	(3,890,657)	(60.9)%

Revenue

The Company’s total revenue decreased by 23.1%, or $26.2 million, to $87.4 million for the nine months ended March 31, 2025, from $113.6 million for the nine months ended March 31, 2024.

The Company primarily generates revenue from the sale of virtual currency associated with online games. The Company distributes its games to game players/users through various mobile platforms, such as Apple App Store and Google Play. Through these platforms, users can download the Company’s free-to-play games and purchase virtual currency that can be redeemed for virtual goods in the game.

Revenue from in-app purchases decreased by 23.8%, or $24.6 million, to $78.5 million for the nine months ended March 31, 2025, from $103.0 million for the nine months ended March 31, 2024. The decrease in revenue from in-app purchases was primarily due to a decrease of $8.6 million, or 19.7%, in advertising costs related to user acquisition from $34.9 million for the nine months ended March 31, 2025, compared to $43.5 million for the nine months ended March 31, 2024. The reduction in advertising costs was primarily attributable to the following factors: (i) as advertising platforms updated their placement algorithms, advertisement effectiveness became unstable and subject to significant fluctuations, prompting the Company to proactively and temporarily reduce its promotional volume for the nine months ended March 31, 2025; (ii) in response to intensifying competition in the advertising market, the Company implemented stricter payback period requirements for several mature games to preserve operating cash flow and reallocate marketing budgets to upcoming product launches; and (iii) with the widespread adoption of AI technology in the gaming industry, the Company proactively adjusted its strategies to better adapt to market changes, enhance the competitiveness of its games, and improve overall product profitability. Specifically, the Company actively encouraged game developers to utilize new technologies to optimize and improve games to align with current market trends. Furthermore, the Company adjusted its placement strategy by temporarily postponing large-scale promotional campaigns for several games.

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To support long-term growth, the Company is actively expanding its product portfolio through developing customized games and diversifying game genres and target markets, with several games currently in testing and optimization phases.

The Company also has relationships with certain advertising service providers for advertisements within its games and revenue from these advertising providers is generated through impressions, click-throughs, and banner ads.

Revenue from advertisements decreased by 15.7%, or $1.7 million, to $8.6 million for the nine months ended March 31, 2025, from $10.6 million for the nine months ended March 31, 2024. The decrease in revenue from advertisements was primarily due to the 19.7% reduction in advertising costs related to user acquisition to $34.9 million for the nine months ended March 31, 2025, compared to $43.5 million for the nine months ended March 31, 2024. However, the Company mitigated the extent of the revenue decline by introducing new content and features, as well as through its ability to retain game players.

Operating cost and expenses

Operating costs and expenses decreased by 20.6%, or $22.1 million, to $58.4 million for the nine months ended March 31, 2025 from $107.5 million for the nine months ended March 31, 2024.

Cost of revenue

Cost of revenue decreased by 25.1%, or $13.9 million, to $41.4 million for the nine months ended March 31, 2025, from $55.2 million for the nine months ended March 31, 2024. The decrease in cost of revenue was primarily due to (i) a decrease of $7.7 million in platform fees, (ii) a decrease of $5.3 million in profit sharing arrangements paid to the game developers, and (iii) a decrease of $1.0 million in customized design fees. Specifically, the platform fees decreased by 24.0%, or $7.7 million, to $24.5 million for the nine months ended March 31, 2025 from $32.3 million for the nine months ended March 31, 2024. The decrease in platform fees was approximately in line with the 23.1% decrease in the Company’s revenue. Management expects the platform fees to fluctuate proportionately with the Company’s revenue. Profit-sharing arrangements paid to game developers decreased by 25.4%, or $5.3 million, to $15.5 million for the nine months ended March 31, 2025, from $20.7 million for the nine months ended March 31, 2024. The decrease in profit-sharing arrangements was approximately in line with the 23.1% decrease in the Company’s revenue. Management expects profit-sharing arrangements to fluctuate with the financial performance of individual games and the specific arrangements established with each game developer. The decrease in customized design fees was primarily due to the Company’s strategic reduction in spending on updates for several mature-stage. Management expects customized design expenses to fluctuate as updates to existing games continue.

Research and development expenses

Research and development expenses increased by 13.8%, or $0.5 million, to $4.3 million for the nine months ended March 31, 2025, from $3.7 million for the nine months ended March 31, 2024. The increase was primarily attributable to the Company’s strategic collaboration with several game developers during the early stages of game development.

Selling and marketing expenses

Selling and marketing expenses decreased by 19.7%, or $9.0 million, to $36.6 million for the nine months ended March 31, 2025, from $45.6 million for the nine months ended March 31, 2024. The decrease was primarily due to the decrease of $8.6 million in advertising costs related to marketing and player acquisition and retention, as discussed in detail above.

General and administrative expenses

General and administrative expenses increased by 7%, or $0.2 million, to $3.1 million for the nine months ended March 31, 2025, from $2.9 million for the nine months ended March 31, 2024. The increase was primarily due to higher salary expenses, outsourcing professional fees, and travel expenses. These increases are primarily attributed to preparation of the public listing.

Other income, net

Other income (expenses), net, is used to record the Company’s non-operating income and expenses, interest income and expenses, investment income, and other income and expenses. For the nine months ended March 31, 2025, the Company had net other income of $0.5 million, representing an increase of $0.3 million, compared to net other income of $0.2 million for the nine months ended March 31, 2024. The increase was primarily due to the increase of $0.2 million in interest income.

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Income tax expenses

The provision for income taxes consists of current income taxes in the various jurisdictions where the Company is subject to taxation, primarily in China and Hong Kong, as well as deferred income taxes reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities in each of these jurisdictions for financial reporting purposes and the amounts used for income tax purposes.

Cayman

Gamehaus Holdings and Gamehaus are incorporated in the Cayman Islands and are not subject to income taxes under the current laws of the Cayman Islands.

BVI

Gamehaus BVI is incorporated in the BVI and is not subject to income taxes under the current laws of the BVI.

Singapore

Gamehaus SG is incorporated in Singapore and is subject to Singapore Corporate Tax. Nil pretax income was generated in Singapore for the nine months ended March 31, 2025 and 2024.

Hong Kong

Gamehaus HK, Gamepromo, and Dataverse are companies registered in Hong Kong and subject to the following corporate income tax rate: the first HK$2 million of profits earned will be taxed at half the current rate (i.e., 8.25%), while the remaining profits will continue to be taxed at the existing 16.5% if revenue is generated in Hong Kong. According to the relevant provisions of the Hong Kong tax law, a HK Company is exempt from profit tax on income derived from outside Hong Kong.

PRC

Under the EIT Law, the standard enterprise income tax rate for domestic and foreign invested enterprises is 25%. Kuangre SH was qualified as a high and new technology enterprise (“HNTE”) and was subject to a favorable income tax rate of 15% for the tax year ended December 31, 2021 through December 31, 2024. Kuangre SH’s HNTE certification was valid for three years starting from December 2021 to November 2024. Kuangre SH is subject to corporate income tax at the PRC unified rate of 25% effective January 1, 2025. Chongqing Haohan is also qualified as a HNTE and is subject to a favorable income tax rate of 15%. Its HNTE certification is valid for three years starting from November 2024 and is subject to renewal. In accordance with the implementation rules of the Income Tax Law of the PRC, enterprises newly established in the Western Development Zone within the scope of “preferential catalogue of income tax for key industries encouraged to develop in West area” shall be subject to a favorable income tax rate of 15% from January 1, 2021 to December 31, 2030. Chongqing Haohan and Chongqing Fanfengjian are established in the Western Development Zone and they are subject to a favorable income tax rate of 15% until December 31, 2030. The Company’s remaining subsidiaries are subject to the PRC’s unified corporate income tax rate of 25%.

For the nine months ended March 31, 2025, income tax expense was $0.17 million, compared to $0.25 million for the nine months ended March 31, 2024. The decrease was primarily due to a $5.7 million decline in net income before provision for income taxes, to 0.6 million for the nine months ended March 31, 2025, from $6.3 million for the nine months ended March 31, 2024. For the nine months ended March 31, 2025, the Company continued to benefit from a net operating loss carryover, net income that is exempted from profit tax, differential income tax rates applicable to certain entities in PRC, and additional deductions for research and development expenses, as it did for the nine months ended March 31, 2024.

Net income

As a result of the foregoing, the Company’s net income for the nine months ended March 31, 2025 decreased by 61.7%, or $3.7 million, to $2.3 million from $6.0 million when compared with the nine months ended March 31, 2024. The decrease in net income was primarily attributable to the decrease in revenue, which resulted from the Company’s strategically reduced advertising costs related to user acquisition, as previously discussed. However, the Company remains committed to its strategic focus on enhancing gameplay experiences and improving payer conversion rates, which are expected to contribute to long-term growth and profitability.

Net income per share

For the nine months ended March 31, 2025, the net income per ordinary share decreased to $0.04, a decrease from net income per share of $0.11 for the nine months ended March 31, 2024.

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Comparison of Results of Operations for the Fiscal Years Ended June 30, 2024 and 2023

The following table sets forth a summary of unaudited condensed consolidated results of operations for the period indicated. This information should be read together with the Company’s unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Fiscal Year Ended June 30,		Change
	2024	2023	Amount	%
Revenue
Revenue from in-app purchases	$131,638,895	150,815,913	(19,177,018)	(12.7)%
Revenue from advertisements	13,597,854	17,340,993	(3,743,139)	(21.6)%
Total revenue	145,236,749	168,156,906	(22,920,157)	(13.6)%

Operating costs and expenses
Cost of revenue	(70,658,025)	(71,374,290)	716,265	(1.0)%
Research and development expenses	(4,788,467)	(5,485,627)	697,160	(12.7)%
Selling and marketing expenses	(57,685,521)	(85,331,774)	27,646,253	(32.4)%
General and administrative expenses	(3,756,679)	(2,814,455)	(942,224)	33.5%
Total operating costs and expenses	(136,888,692)	(165,006,146)	28,117,454	(17.0)%

Income from operations	8,348,057	3,150,760	5,197,297	165.0%

Total other income, net	373,011	864,658	(491,647)	(56.9)%

Income before income tax	8,721,068	4,015,418	4,705,650	117.2%
Income tax (expenses) benefits	(130,307)	78,743	(209,050)	(265.5)%
Net income	8,590,761	4,094,161	4,496,600	109.8%
Other comprehensive income
Foreign currency translation difference	(106,429)	(1,954,899)	1,848,470	(94.6)%
Total comprehensive income	$8,484,332	$2,139,262	6,345,070	296.6%

Revenue

The Company’s total revenue decreased by 13.6%, or $22.9 million, to $145.2 million for the fiscal year ended June 30, 2024 from $168.2 million for the fiscal year ended June 30, 2023.

The Company primarily generates revenue from the sale of virtual currency associated with online games. The Company distributes its games to game players/users through various mobile platforms, such as Apple App Store and Google Play. Through these platforms, users can download the Company’s free-to-play games and purchase virtual currency that can be redeemed for virtual goods in the game.

Revenue from in-app purchase decreased by 12.7%, or $19.2 million, to $131.6 million for the fiscal year ended June 30, 2024 from $150.8 million for the fiscal year ended June 30, 2023. The decrease in revenue from in-app purchase was primarily due to a 33.4% reduction in advertising costs related to user acquisition from $82.7 million for the fiscal year ended June 30, 2024, compared to $55.1 million for the fiscal year ended June 30, 2023. However, the Company mitigated the extent of the revenue decline by introducing new content and features, along with its ability to retain game players. The Company’s Average DPCR and Average RPDAU remained steady for the fiscal year ended June 30, 2024, compared with for the fiscal year ended June 30, 2023, indicating that existing users remained engaged and continued to make consistent payments. The reduction in in advertising costs related to user acquisition improved the company’s cash flow, allowing for the investments in new games.

The Company also has relationships with certain advertising service providers for advertisements within its games and revenue from these advertising providers is generated through impressions, click-throughs, and banner ads.

Revenue from advertisements decreased by 21.6%, or $3.7 million, to $13.6 million for the fiscal year ended June 30, 2024 from $17.3 million for the fiscal year ended June 30, 2023. The decrease in revenue from advertisements was primarily due to the 33.4% reduction in advertising costs related to user acquisition from $82.7 million for the fiscal year ended June 30, 2024, compared to $55.1 million for the fiscal year ended June 30, 2023. However, the Company mitigated the extent of the revenue decline by introducing new content and features, along with its ability to retain game players.

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Operating cost and expenses

Operating costs and expenses decreased by 17.0%, or $28.1 million, to $136.9 million for the fiscal year ended June 30, 2024 from $165.0 million for the fiscal year ended June 30, 2023.

Cost of revenue

Cost of revenue decreased by 1.0%, or $0.7 million, to $70.7 million for the fiscal year ended June 30, 2024 from $71.4 million for the fiscal year ended June 30, 2023. The decrease in cost of revenue was primarily due to the decrease of $6.2 million in platform fees, offset by a $3.6 million increase in profit sharing arrangement paid to the game developers and $1.7 million increase in customized design fees. Specifically, the platform fees decreased by 13.0%, or $6.2 million, to $41.2 million for the fiscal year ended June 30, 2024 from $47.3 million for the fiscal year ended June 30, 2023. The decrease in platform fees was approximately in line with the 19.3% increase in the Company’s revenue. Management expects the platform fees to fluctuate proportionately with the Company’s revenue. The profit-sharing arrangements paid to game developers increased by 16.5%, or $3.6 million, to $22.0 million for the fiscal year ended June 30, 2024 from $25.7 million for the fiscal year ended June 30, 2023. The increase in profit sharing paid to the game developer was primarily due to certain games entering the profit-making stage after the promotion phase. As these games became profitable, the game developers started receiving their share, resulting in higher profit-sharing expenses. Management expects profit sharing paid to the game developers to fluctuate with the financial performance of individual games and the profit-sharing arrangements established with each game developer. The increase in customized design fees was primarily attributable to the Company’s collaborative effort in developing new games during the fiscal year ended June 30, 2024. Management expects customized design fee expenses to fluctuate with the development of new games and the continued updating of existing games.

Research and development expenses

Research and development expenses decreased by 12.7%, or $0.7 million, to $4.8 million for the fiscal year ended June 30, 2024 from $5.5 million for the fiscal year ended June 30, 2023. The decrease was primarily due to the Company optimizing its personnel structure in the research and development department to improve cost efficiency.

Selling and marketing expenses

Selling and marketing expenses decreased by 32.4%, or $27.6 million, to $57.7 million for the fiscal year ended June 30, 2024 from $85.3 million for the fiscal year ended June 30, 2023, primarily due to the decrease of $27.6 million in advertising costs related to marketing and player acquisition and retention.

General and administrative expenses

General and administrative expenses increased by 33.5%, or $1.0 million, to $3.8 million for the fiscal year ended June 30, 2024 from $2.8 million for the fiscal year ended June 30, 2023, primarily due to the increase in salary expenses, outsourcing professional fees, and travel expenses. All the increase are primarily attributed to the preparation of the public listing.

Other income, net

Other income (expenses), net, is used to record the Company’s non-operating income and expenses, interest income and expenses, investment income, and other income and expenses. For the fiscal year ended June 30, 2024, the Company had net other income of $0.4 million, representing a decrease of $0.5 million, compared to net other income of $0.9 million for the fiscal year ended June 30, 2023. The decrease was due to the decrease of $0.6 million in other income that consisted primarily of tax refunds from third-party platforms against the increase of $0.1 million in interest income.

Income tax expenses (benefit)

The provision for income taxes consists of current income taxes in the various jurisdictions where the Company is subject to taxation, primarily in China and Hong Kong, as well as deferred income taxes reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities in each of these jurisdictions for financial reporting purposes and the amounts used for income tax purposes.

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Cayman

Gamehaus is incorporated in the Cayman Islands and is not subject to income taxes under the current laws of the Cayman Islands.

BVI

Gamehaus BVI is incorporated in the BVI and is not subject to income taxes under the current laws of the BVI.

Singapore

Gamehaus SG is incorporated in Singapore and is subject to Singapore Corporate Tax. Nil pretax income was generated in Singapore for the fiscal years ended June 30, 2024 and 2023.

Hong Kong

Gamehaus HK, Gamepromo, and Dataverse are companies registered in Hong Kong and subject to the following corporate income tax rate: the first HK$2 million of profits earned will be taxed at half the current rate (i.e., 8.25%), while the remaining profits will continue to be taxed at the existing 16.5% if revenue is generated in Hong Kong. According to the relevant provisions of the Hong Kong tax law, a HK Company is exempt from profit tax on income derived from outside Hong Kong.

PRC

Under the EIT Law, the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. Starting from the tax year ended December 23, 2021, Shanghai Kuangre is qualified as a High and New Technology Enterprise (“HNTE”) and is subject to a favorable income tax rate of 15%. Shanghai Kuangre’s HNTE certification is valid for three years starting from December 2021 and subject to renewal. In accordance with the implementation rules of the Income Tax Law of the PRC, enterprises newly established in the Western Development Zone within the scope of “preferential catalogue of income tax for key industries encouraged to develop in West area” shall be subject to a favorable income tax rate of 15% from January 1, 2021 to December 31, 2030. Chongqing Haohan and Chongqing Fanfengjian are established in the Western Development Zone and they are subject to a favorable income tax rate of 15% until December 31, 2030. The Company’s remaining subsidiaries are subject to corporate income tax at the PRC unified rate of 25%.

For the fiscal year ended June 30, 2024, income tax expense was $0.13 million, compared to $0.08 million of income tax benefit for the fiscal year ended June 30, 2023, primarily because the net income before provision for income taxes increased by $4.7 million to 8.7 million for the fiscal year ended June 30, 2024 from $4.0 million for the fiscal year ended June 30, 2023. For the fiscal year ended June 30, 2024, the Company continued to benefit from a net operating loss carryover, net income that is exempted from profit tax, differential income tax rates applicable to certain entities in PRC, and additional deductions for research and development expenses, as it did for the fiscal year ended June 30, 2023.

Net income

As a result of the foregoing, the Company’s net income for the fiscal year ended June 30, 2024 increased by 109.8%, or $4.5 million, to $8.6 million from $4.1 million when compared with the fiscal year ended June 30, 2023. The increase in net income was primarily attributable to the Company’s continued effort to elevate gameplay experiences and enhance payer conversion rates. By prioritizing these aspects, the Company maintained steady revenue and effectively reduced advertising costs related to marketing and player acquisition and retention.

Net income per share

For the fiscal year ended June 30, 2024, the net income per ordinary share increased to $0.05, a significant increase from net income per share of $0.03 for the fiscal year ended June 30, 2023.

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Liquidity and Capital Resources

In assessing the Company’s liquidity, management monitors and analyzes its cash on hand, its ability to generate sufficient revenue in the future, and its operating and capital expenditure commitments. For the nine months ended March 31, 2025 and 2024, the Company recognized net income of approximately $2.3 million and $6.0 million, respectively. For the nine months ended March 31, 2025 and 2024, cash provided by operating activities was $0.8 million and $3.7 million, respectively. As of March 31, 2025 and June 30, 2024, the Company had $15.7 million and $18.8 million in cash and cash equivalents, respectively. The decrease was primarily attributable to $2.5 million paid upon the closing of the business combination on behalf of Golden Star and $1.0 million in offering costs incurred by Gamehaus in connection with the business combination. For the fiscal years ended June 30, 2024 and 2023, the Company recognized net income of approximately $8.6 million and $4.1 million, respectively. For the fiscal years ended June 30, 2024 and 2023, cash provided by operating activities was negative 3.2 million and 2.2 million, respectively. As of June 30, 2024 and 2023, the Company had $18.8 million and $16.0 million in cash and cash equivalent, respectively. The increase was primarily attributable to $3.2 million from operating activities and $0.1 million from investing activities, offset by $0.4 million used in financing activities.

The Company’s liquidity needs are to meet its working capital requirements, operating expenses, and capital expenditure obligations. The Company believes that its current cash on hand will be sufficient to meet the current and anticipated needs for general corporate purposes for at least the next 12 months from the date of this prospectus. The Company may, however, need additional cash resources in the future if the Company experiences changes in business conditions or other developments. The Company may also need additional cash resources in the future if it finds and wishes to pursue opportunities for investment, acquisition, capital expenditure, or similar actions. If the Company determines that the cash requirements exceed the amount of cash on hand, it may seek to issue equity or equity linked securities or obtain debt financing. The issuance and sale of additional equity would result in further dilution to the shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. The Company’s current contractual obligations consist primarily of operating lease payments and the operating lease commitments for property management expenses under lease agreements. Therefore, the Company believes that it has sufficient cash reserves to pay short-term debts in order to maintain its liquidity.

Cash flows for the nine months ended March 31, 2025 and 2024

The following table presents a summary of its cash flows for the periods indicated:

	For the Nine Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$755,719	$3,679,701
Net cash used in investing activities	(229,441)	(406,360)
Net cash used in financing activities	(3,681,248)	(837,140)
Effect of exchange rate changes on cash	43,385	68,957
Net (decrease) increase in cash and restricted cash	$(3,111,585)	$2,505,158

Operating activities

Net cash flows provided by operating activities for the nine months ended March 31, 2025 decreased by $2.9 million when compared with the nine months ended March 31, 2024.

Net cash provided by operating activities for the nine months ended March 31, 2025 was approximately $0.8 million, which was primarily attributable to net income of approximately $2.3 million, adjusted for non-cash items of approximately $1.0 million and for changes in working capital of approximately negative $2.5 million. The adjustments for changes in working capital mainly included (i) an increase in advanced to suppliers of $2.4 million, (ii) an increase in prepaid expenses and other current assets of $0.7 million, (iii) a decrease in operating lease liabilities of $0.3 million, and (iv) an increase in account receivable of $0.3 million, offset by (v) an increase in accounts payable of $0.5 million and (vi) an increase of $0.5 million in contract liabilities. The increase in advances to suppliers was primarily due to prepayments made to game developers for the introduction of new games, which are currently undergoing testing and optimization, as well as for extending royalties on existing games. The other increases and decreases were primarily attributable to strategically reduced advertising costs and the decline in revenue.

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Net cash provided by operating activities for the nine months ended March 31, 2024 was approximately $3.7 million, which was primarily attributable to net income of approximately $6.0 million, adjusted for non-cash items of approximately $1.0 million and for changes in working capital of approximately negative $3.3 million. The adjustments for changes in working capital mainly included (i) a decrease in accounts payable of $8.4 million, offset by (ii) a decrease in advanced to suppliers of $1.6 million and (iii) a decrease in accounts receivable of $3.4 million. The decreases were primarily attributable to strategically reduced advertising costs and the decline in revenue.

Investing activities

Net cash flows used in investing activities for the nine months ended March 31, 2025 decreased by $0.2 million when compared with the nine months ended March 31, 2024. Net cash used in investing activities was $0.2 million for the nine months ended March 31, 2025, primarily attributable to investments in intangible assets of $0.2 million.

Net cash used in investing activities was $0.4 million for the nine months ended March 31, 2024, primarily attributable to investments in intangible assets of $0.3 million and investments in property and equipment of $0.1 million.

Financing activities

Net cash flows used in financing activities for the nine months ended March 31, 2025 increased by $2.8 million when compared with the nine months ended March 31, 2024.

Net cash used in financing activities was $3.7 million for the nine months ended March 31, 2025, primarily due to $2.5 million paid upon closing of the business combination on behalf of Golden Star, $1.0 million of offering costs paid related to public offering, and the repayment of $0.1 million to the controlling shareholder, Mr. Xie.

Net cash provided by financing activities was $0.8 million for the nine months ended March 31, 2024, primarily attributable to $0.8 million of offering costs paid related to public offering.

Capital Expenditures

The Company’s capital expenditures are primarily incurred for purchase of royalty rights from game developers and for expenditure on the capitalized development costs associated with infrastructure and new games or significant updates to existing games. The Company’s capital expenditures were $0.2 million and $0.3 million for the nine months ended March 31, 2025 and 2024, respectively. The Company intends to fund its future capital expenditures with its existing cash balance. Gamehaus will continue to incur capital expenditures as needed to meet the expected growth of its business.

Contractual Obligations

The following table sets forth the Company’ contractual obligations as of March 31, 2025.

Contractual Obligations as of March 31, 2025	Lease Commitment
Within one year	$62,669
Within two to three years	$11,837
Total	$74,506

The Company recorded lease costs of $349,557 and $360,649 for the nine months ended March 31, 2025 and 2024, respectively. Other than what is disclosed above, the Company did not have other significant commitments, long-term obligations, or guarantees as of March 31, 2025.

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Cash flows for the Fiscal Years Ended June 30, 2024 and 2023

The following table presents a summary of its cash flows for the fiscal years indicated:

	For the Fiscal Years Ended June 30,
	2024	2023
Net cash provided by operating activities	$3,153,580	$2,190,078
Net cash used in investing activities	(407,345)	(1,451,916)
Net cash provided by financing activities	107,986	4,518,015
Effect of exchange rate changes on cash	(52,073)	(1,122,434)
Net increase in cash and restricted cash	$2,802,148	$4,133,743

Operating activities

Net cash flows provided by operating activities for the fiscal year ended June 30, 2024 increased by $1.0 million when compared with the fiscal year ended June 30, 2023.

Net cash provided by operating activities for the fiscal year ended June 30, 2024 was approximately $3.2 million, which was primarily attributable to net income of approximately $8.6 million, adjusted for non-cash items of approximately $0.9 million and for changes in working capital of approximately negative $6.3 million. The adjustments for changes in working capital mainly included (ii) a decrease in account payable of $12.8 million, and (ii) an increase in deferred offering cost of $1.4 million, offset by (iii) a decrease in account receivable of $5.5 million, and (iv) a decrease in advanced to suppliers of $2.1 million. The decreases were primarily due to the reduced advertising costs and the decrease in revenue. The increase in deferred offering cost was primarily due to the public listing.

Net cash provided by operating activities for the fiscal year ended June 30, 2023 was approximately $2.2 million, which was primarily attributable to net income of approximately $4.1 million, adjusted for non-cash items of approximately $1.0 million and for changes in working capital of approximately negative $2.9 million. The adjustments for changes in working capital mainly included (i) an increase in account receivable of $5.5 million, (ii) an increase in advanced to suppliers of $5.5 million, (iii) an increase in account payable of $9.0 million, and (iv) an increase in unearned contact liabilities of $1.1 million. All the increases were primarily due to the expansion of the Company’s business and the increase in revenue.

Investing activities

Net cash flows used in investing activities for the fiscal year ended June 30, 2024 decreased by $1.0 million when compared with the fiscal year ended June 30, 2023.

Net cash used in investing activities was $0.4 million for the fiscal year ended June 30, 2024, primarily attributable to investments in intangible assets of $0.3 million and investment in transportation equipment of $0.1 million.

Net cash used in investing activities was $1.5 million for the fiscal year ended June 30, 2023, primarily attributable to investments in intangible assets of $3.6 million and against proceeds from disposing of equity investments of $2.2 million.

Financing activities

Net cash flows provided by financing activities for the fiscal year ended June 30, 2024 decreased by $4.4 million when compared with the fiscal year ended June 30, 2023.

Net cash used in financing activities was $0.1 million for the fiscal year ended June 30, 2024, primarily due to the proceeds of $0.1 million from the controlling shareholder, Mr. Xie. See “Note 14 — RELATED PARTY TRANSACTIONS — Due to related parties” in the notes to Gamehaus’ consolidated financial statements.

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Net cash provided by financing activities was $4.5 million for the fiscal year ended June 30, 2023, primarily attributable to $3.2 million of reinjection from investor for recapitalization and $1.3 million repayment from the controlling shareholder, Feng Xie. Specifically, during the Company’s reorganization in anticipation of its public listing, Shanghai Kuangre returned approximately $3.3 million in capital investment to Beijing Zhiyi, the then-shareholder of Shanghai Kuangre, in June 2022, and Beijing Zhiyi re-invested in Gamehaus in July 2022. During the fiscal year ended June 30, 2022, the Company advanced approximately $1.3 million as a loan to the controlling shareholder, Feng Xie, approved by the Company’s shareholders. The loan was due on demand and with an annual interest rate of 2.5%. The Company was repaid in December 2022. See “Note 14 — RELATED PARTY TRANSACTIONS — Due from related parties” in the notes to Gamehaus’ consolidated financial statements.

Capital Expenditures

The Company’s capital expenditures are primarily incurred for purchase of royalty rights from game developers and for expenditures on the capitalized development costs associated with infrastructure and new games or significant updates to existing games. The Company’s capital expenditures were $0.3 million and $3.6 million for the fiscal years ended June 30, 2024 and 2023, respectively. The Company intends to fund its future capital expenditures with its existing cash balance. Gamehaus will continue to incur capital expenditures as needed to meet the expected growth of its business.

Contractual Obligations

The following table sets forth the Company’ contractual obligations as of June 30, 2024.

Contractual Obligations as of June 30, 2024	Lease Commitment
Within one year	$61,652
Within two to three years	$58,754
Total	$120,406

The Company recorded lease costs of $442,119 and $499,481 for the fiscal years ended June 30, 2024 and 2023, respectively. Other than what is disclosed above, the Company did not have other significant commitments, long-term obligations, or guarantees as of June 30, 2024.

Off-Balance Sheet Commitments and Arrangements

The Company has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, Gamehaus has not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its unaudited condensed consolidated financial statements. Furthermore, Gamehaus does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Gamehaus does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or product development services with it.

Critical Accounting Policies and Estimates

In preparing the Company’s consolidated financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect amounts reported in the Company’s consolidated financial statements and accompanying notes. Such estimates include, but are not limited to, the allowance for credit losses, inventory and long-lived asset valuations, goodwill and other intangible asset valuations and impairment, equity-based compensation, and income taxes. Actual amounts may differ from these estimated amounts.

The Company considers accounting estimates critical accounting policies when: (i) the estimates involve matters that are highly uncertain at the time the accounting estimate is made, and (ii) different estimates or changes to estimates could have a material impact on the Company’s reported financial position, changes in financial position, or results of operations.

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When more than one accounting principle, or method of its application, is generally accepted, the Company selects the principle or method that it considers the most appropriate based on the specific circumstances. Application of these accounting principles requires the Company to make estimates about the future resolution of existing uncertainties. Due to the inherent uncertainty involving estimates, actual results reported in the future may differ from such estimates. For additional information on its significant accounting policies, please refer to Note 2, Summary of Significant Accounting Policies to the Company’s consolidated financial statements included elsewhere in this prospectus.

Software development costs

The Company adopted ASC 985-20-25 on July 1, 2021. The Company reviews internal use software development costs associated with infrastructure and new games or significant updates to existing games to determine if the costs qualify for capitalizing. The development costs incurred during the application development stage are capitalized. Capitalization of such costs begins when the preliminary project stage is completed and ceases at the point in which the project is substantially complete and is ready for its intended purpose. The capitalization of development costs is recognized if, and only if, all of the following conditions are met: (i) technical feasibility to complete the games or internal use software so they will be available for use or sale; (ii) the intention to complete the games or internal use software and use them or sell them; (iii) ability to use or sell the games or internal use software, (iv) how the games or internal use software will generate probable future economic benefits; (v) the availability of proper technical, financial, and other resources to complete the development of the games or internal use software and to use them or sell them, and (vi) the ability to measure reliably the expenditure attributable to the games or internal use software during the development. With respect to new games or updates to existing games, the preliminary project stage remains ongoing until just prior to worldwide launch. The development costs of new games or updates to existing games are expensed as incurred to research and development in the consolidated statements of comprehensive income (loss).

As of March 31, 2025, June 30, 2024 and 2023, the Company capitalized $3,075,690, $3,071,227 and $2,776,440 of development costs, respectively. The Company reviewed the development costs associated with the new games and determined that the preliminary project stage had been completed during the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023. Consequently, development costs of approximately nil, $0.3 million and $2.8 million were capitalized during the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, respectively. The estimated useful life of costs capitalized is generally three to seven years. During the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, the amortization of capitalized software costs totaled $166,514, $39,167 and nil, respectively.

The Internal-use development costs are capitalized as developed games and amortized on a straight-line basis over a three to 10 years estimated useful life upon the publication of the game. The Company believes that a straight-line basis for amortization best represents the pattern through which the Company derives value from developed games. The Company evaluates the useful lives of these assets and conducts impairment tests whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as significant adverse changes to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the remaining useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023.

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Revenue recognition

The Company primarily derives revenue from the sale of virtual currency associated with online games. The Company distributes its games to game players/users through various web and mobile platforms such as Apple App Store, Google Play, and other mobile platforms. Through these platforms, users can download the Company’s free-to-play games and can purchase virtual currency.

The initial download of the games does not create a contract under ASC 606; however, the separate election by the player to make an in-app purchase satisfies the ASC 606 requirement for creating a contract. Players can pay for their virtual item purchases through various widely accepted payment methods mode offered in the games. Payments from players for virtual currency are required at the time of purchase, which are non-refundable and relate to non-cancellable contracts that specify the Company’s obligations and cannot be redeemed for cash or exchanged for anything other than virtual currency within the Company’s games. The purchase price is a fixed amount that reflects the consideration that the Company expects to be entitled to receive in exchange for the use of virtual currency by its customers. The platform providers collect proceeds from the game players and remit the proceeds to the Company after deducting their respective platform fees.

The Company is primarily responsible for providing the virtual currency, has control over the content and functionality of games, and has the discretion to establish the virtual currency prices. Therefore, the Company is the principal and, accordingly, revenue is recorded on a gross basis. Payment processing fees paid to platform providers are recorded within the cost of revenue. The Company’s performance obligation is to ensure the availability and functionality of the gameplay environment, transfer the virtual currencies to customers, and host the gameplay to gameplayers upon the consumption of the virtual currencies.

Substantially all of the Company’s games sell only consumable virtual currency rather than durable virtual currency. Consumable virtual currencies refers to items that can be consumed by a specific player action without any time restriction and do not provide the player with any continuing additional or enhanced benefit following consumption. Proceeds from the sale of virtual currency are initially recorded in contract liabilities. These proceeds are recognized as revenue when a player consumes the virtual currency in the game at that point of time. When virtual currency is consumed during gameplay, the player could “win” and be awarded additional virtual currency. As the player does not receive any additional benefit from the Company’s games, nor is the player entitled to any additional rights once the player’s virtual currency is substantially consumed, the Company has concluded that the virtual currency represents consumable goods. For the sale of consumable virtual currency, the Company considers control to be transferred, and the performance obligation to be satisfied at the point of consumption, and therefore recognizes revenue accordingly.

Since the Company is unable to distinguish between the consumption of purchased or free virtual currency, the Company must estimate the amount of outstanding purchased virtual currency at each reporting date based on player behavior. This review, performed on a game-by-game basis, includes an analysis of game players’ historical play behavior, purchase behavior, and the amount of virtual currency outstanding. Based upon this analysis, the Company has estimated the rate at which virtual currency is consumed during gameplay. Accordingly, revenue is recognized using a user-based revenue model using these estimated consumption rates. The Company monitors its analysis of customer play behavior on a historical basis.

Deferred revenue, which represents a contract liability, represents mostly unrecognized fees collected for virtual currency that are not consumed at the balance sheet date, or for players that are still active in the games.

Sales and other taxes collected from customers on behalf of governmental authorities are accounted for on a net basis and are not included in revenue or operating expenses.

Revenue from Advertisements

The Company also has relationships with certain advertising service providers for advertisements within its games and revenue from these advertising providers is generated through impressions, click-throughs, and banner ads. The Company has determined that displaying the advertisements within the mobile games is identified as a single performance obligation. The transaction price in advertising arrangements is established by its advertising service providers and is generally the product of the number of advertising units delivered (such as impressions and offers completed) and the contractually agreed-upon price per unit. Revenue from advertisements is recognized at a point-in-time when the advertisements are displayed in the game or the offer has been completed by the user as the customer simultaneously receives and consumes the benefits provided from these services. The Company has determined that it is generally acting as an agent in its advertising arrangements, because the advertising service providers (i) maintain the relationship with the customers, (ii) control the pricing of the advertising such that the Company does not know the total price paid by the customer to the service providers, and (iii) control the advertising product through the time the advertisements are displayed in its games. Therefore, the Company recognizes revenue related to these arrangements on a net basis.

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Disaggregation of Revenue

Substantially all of the Company’s games sell only consumable virtual currency and the Company recognized the revenue from sale of in-app purchase when the virtual currency is consumed upon the game player’s action. The revenue from advertisements was recognized when the advertising unit is delivered.

Contract Liabilities and Other Disclosures

The Company receives customer payments based on the payment terms established in the Company’s contracts. Payment for the purchase of virtual currency, such as coins, chips, and cards, is made at purchase, and such payments are non-refundable in accordance with the Company’s standard terms of service. Such payments are initially recorded as a contract liability, and revenue is subsequently recognized as the Company satisfies its performance obligations.

The following table summarizes the Company’s opening and closing balances in contract liabilities and accounts receivable:

	Accounts Receivable	Contract Liabilities
Balance as of June 30, 2024	11,024,450	2,830,068
Balance as of March 31, 2025	11,346,858	3,342,088

Substantially all of the Company’s unsatisfied performance obligations relate to contracts with an original expected length of one year or less.

Cost of Revenue

Amounts recorded as cost of revenue relate to direct expenses incurred in order to generate in-app purchase revenue. Such costs are recorded as incurred, and primarily consist of fees withheld by the Company’s platform providers from the player proceeds received by the platform providers on the Company’s behalf, amortization of licensing and royalty fees, profit sharing arrangement paid to the game developers, customized design fees, and third-party service fees paid that are directly related to game publishing.

Advertising Costs

The cost of advertising is expensed as incurred, and totaled $34.9 million, $55.1 million, and $82.6 million for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, respectively. Advertising costs primarily consist of marketing and player acquisition and retention costs and are included in sales and marketing expenses.

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Recently issued and adopted accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, which modifies the disclosure and presentation requirements of reportable segments. The new guidance requires the disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit and loss. In addition, the new guidance enhances interim disclosure requirements, clarifies circumstances in which an entity can disclose multiple segment measures of profit or loss, provides new segment disclosure requirements for entities with a single reportable segment, and contains other disclosure requirements. The update is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company does not expect that the adoption of ASU 2023-07 will have a material impact on its consolidated financial statements disclosures.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Company does not expect that the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

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BUSINESS

Overview

We, through the operation of our Operating Subsidiaries in Singapore, Hong Kong and mainland China. The Operating Subsidiaries are technology-driven mobile game publishing companies dedicated to nurturing partnerships with and amplifying the success of small- and medium-sized game developers. With the data-driven commercialization support and optimized game distribution solutions, the Operating Subsidiaries help small- and medium-sized game developers stay competitive in the global gaming market.

As a game publisher targeting the global market, the Operating Subsidiaries distribute mobile games created by their developer partners across a wide range of gaming markets worldwide, including in countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, Japan, and India, among others. As of the date of this prospectus, the Operating Subsidiaries have built a diverse game portfolio across multiple genres, including social casino, match, simulation, RPG, puzzle, and bingo. See “—Game Genres and Portfolio.” The Operating Subsidiaries’ most popular game category is social casino, and the majority of their users for this genre are located in Europe and North America. As a result, more than 75% of our revenue for the nine months ended March 31, 2025 and the fiscal year ended June 30, 2024 and 2023 was derived from the European and North American markets. As of the date of this prospectus, the Operating Subsidiaries have published approximately 110 mobile games and have achieved over 200 million cumulative downloads.

The Operating Subsidiaries operate as game publishing companies, but their role extends beyond that. As they understand the challenges faced by small- and medium-sized game developers, who typically lack commercialization capabilities and face intense competition from large game developers in the mobile gaming industry with channel and resource advantages, the Operating Subsidiaries have developed a symbiotic relationship with small- and medium-sized game developers to drive mutual growth and success. Specifically, by leveraging their extensive experience in the mobile gaming industry, technological advantages, and data-driven insights into game content production and distribution, the Operating Subsidiaries offer a comprehensive package of services covering all aspects of the game life cycle, including (i) game development, (ii) screening and pre-publication testing, (iii) user acquisition, and (iv) monetization. See “—Services.” The Operating Subsidiaries proven and scalable growth model allows them to remain an asset-light company while fostering partnerships with game developers by selecting games that are most likely to succeed and distribute these games through the most appropriate distribution channels, so as to maximize the ROI in game promotion and marketing. As of the date of this prospectus, the Operating Subsidiaries have worked with over 70 developer partners, who are all located in the PRC.

Our revenue for the nine months ended March 31, 2025 was $87.4 million, with net cash flows generated from operating activities of $0.8 million, compared to $113.6 million of revenue and $3.7 million of net cash flows generated from operating activities for the nine months ended March 31, 2024. Our revenue for the fiscal year ended June 30, 2024 was $145.2 million, with net cash flows generated from operating activities of $3.2 million, compared to $168.2 million of revenue and $2.2 million of net cash flows generated from operating activities for the fiscal year ended June 30, 2023. We had net income of $2.3 million, $8.6 million, and $4.1 million for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, respectively.

Competitive Strengths

We believe the following competitive strengths are essential for the Operating Subsidiaries’ success and differentiate them from their competitors:

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Focused on Serving Small- and Medium-Sized Developers by Leveraging our Established Industry Reputation and Experience

With the introduction of game engines such as Unity and Unreal, which provide a software development environment that enables game developers to combine different game elements, such as sound, graphics, and AI, into the framework of a game, game developers with limited resources and smaller teams have gained greater access to the market. Today, small- and medium-sized developers are assuming increasingly significant roles in the mobile gaming industry—a trend expected to continue in the foreseeable future. According to the Frost & Sullivan Report (as defined below), there were over 80,000 small- and medium-sized mobile game developers in 2022 globally, and the number is expected to exceed 100,000 in 2027. The surge in the number of small- and medium-sized developers entering the mobile game market has created a heightened demand for comprehensive commercialization support that is easily accessible to large game developers, such as extensive playtesting, user data analysis, corporate operation management, and marketing. Recognizing this emerging landscape, the Operating Subsidiaries have seized the opportunity by focusing on serving the needs of small- and medium-sized developers. The Operating Subsidiaries’ goal is to provide comprehensive support to enable these developers to successfully commercialize and monetize their products and maintain a competitive edge in a highly challenging market. As of the date of this prospectus, through their marketing and networking efforts, the Operating Subsidiaries have relationships with over 200 potential developer teams due to their expertise and commitment to providing high-quality solutions. See “—Developer Partners.” As of the date of this prospectus, with over 100 games published and over 200 million cumulative downloads, the Operating Subsidiaries have forged long-term relationships with over 70 game publishers. With their commitment to innovation and continuous improvement, the Operating Subsidiaries have worked to establish themselves as a trusted and experienced player in the gaming industry.

Sophisticated Technology Systems and Platforms with Data Expertise that Empower Game Publishing

The Operating Subsidiaries utilize sophisticated data-driven technologies to empower game developers through the full life cycle of game development and distribution. As of the date of this prospectus, the Operating Subsidiaries have registered 61 software copyrights in the PRC and have designed and developed a wide spectrum of technology and analytics infrastructure, including the Game Version Control System, the Online Testing Detection and Auxiliary Management System, the Financial Self-Service Reconciliation and Settlement System, and the Game Development and Deployment Process Control Service System, to improve the efficiency of their administrative processes and game publishing services. See “—Technology.” Additionally, the Operating Subsidiaries have accumulated extensive data and have developed sophisticated data processing and analytical capabilities to contribute to our game publishing business. Specifically, over the past seven years, the Operating Subsidiaries have collected over 100 billion pieces of game data in our data research, with a daily growth of over 100 million pieces. The Operating Subsidiaries have developed a variety of technology systems and models that typically feature real-time data tracking and analyzing, including their business publishing predictive tool and intelligent advertising management system, to help maximize profitability opportunities for each game the Operating Subsidiaries publish and extend its shelf life. The game data provides a solid foundation for their game development tools, game publication tools, and operation management tools, all of which help them work more efficiently and make wiser decisions. At the game development stage, the Operating Subsidiaries provide AIGC services to help developers generate textual and visual content. See “—Services—Game development.” Throughout the screening and testing phase, the Operating Subsidiaries use their publishing business predictive tool/model to analyze testing data to better understand a game’s user acquisition costs, retention rates, conversion rates, and ARPU across different distribution channels. With their predictive tool/model, the Operating Subsidiaries are able to make informed decisions about whether to release a particular game or not based on LTV prediction, which is a measure of the profitability and revenue of a game. See “—Services—Screening and Testing.” Further, in the promotion phase and monetization phase, leveraging data-driven technologies, the Operating Subsidiaries can swiftly identify the most cost-efficient advertisement channels and promotion events, enhancing their operational efficiency. See “—Services—User Acquisition.”

Solid Developer Partner Base and Game Portfolio Spanning a Wide Range of Genres

The Operating Subsidiaries have cultivated collaborative partnerships with game developers to drive mutual growth and success. Since 2016, the Operating Subsidiaries have been actively establishing strategic alliances with game developers through exclusive license agreements. See “—Developer Partners.” As a company headquartered in Shanghai, the Operating Subsidiaries enjoy the advantage of convenient access to an extensive network of highly skilled and efficient Chinese developers and their products. As of the date of this prospectus, through their marketing and networking efforts, the Operating Subsidiaries have relationships with over 200 developer teams, partnering specifically with over 70 game developers. Through their highly integrated and comprehensive game development system and technology support system, the Operating Subsidiaries provide their developer partners with valuable support in producing game content and commercializing their games efficiently and effectively.

In contrast to their competitors who primarily rely on in-house teams for the development of game products and related intellectual property rights, the Operating Subsidiaries’ partnerships with small- and medium-sized developers allow them to effectively screen a large number of small and mid-sized developers and their innovative game products. Consequently, the Operating Subsidiaries are able to develop a diverse game portfolio spanning a wide range of game genres, including social casino, match, simulation, RPG, puzzle, and bingo, to meet the needs of an equally diverse consumer base. the Operating Subsidiaries’ partnerships with developers extend beyond the realm of game developers and publishers. Building upon their robust game portfolio, the Operating Subsidiaries strategically invest in selected developer teams to foster even stronger cooperative relationships with them. This investment approach was initiated in December 2019. As of the date of this prospectus, the Operating Subsidiaries have invested in eight talented developer teams. The investments further solidify their commitment to fostering collaborative growth within the industry and help the Operating Subsidiaries maintain long-term cooperation with the selected developers. The investments also better align the game developers’ interests with the Operating Subsidiaries’ interests and drive better returns.

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A Visionary and Experienced Management Team with Strong Technical and Operational Expertise

Our success is attributable to the deep industry experience and proven execution track record of our senior management and business teams, with global perspectives and insightful knowledge of the mobile gaming industry. Our founder, Mr. Feng Xie, is a serial entrepreneur with extensive experience in the mobile and technology-related industries. In 2010, Mr. Xie founded Shanghai Holaverse Network Technology Co., Ltd., which acquired 390 million users globally in nine months and ranked among the top 10 Android developers on Google Play. Prior to this, Mr. Xie served in senior management capacities at HTC Corporation, Microsoft (China) Co., Ltd., and TCL Technology Group Corporation. Mr. Yimin Cai, our director and a partner and director of business development at Shanghai Kuangre, previously worked for PricewaterhouseCoopers and is an avid gamer himself. Mr. Cai has extensive experience assisting Chinese companies to succeed in overseas markets. The rest of our management team are all industry experts joining from leading companies in various industries, such as Microsoft, PwC Management Consulting (Shanghai) Co., Ltd., 360 Security Technology Inc., and Canaan, Inc., bringing deep technical expertise, industry knowledge, and international experience to our Company. We rely on our visionary, experienced, and passionate management team to drive the Operating Subsidiaries’ business growth. Their insights into the new trends in game development have helped guide the Operating Subsidiaries’ business expansion in the rapidly changing mobile gaming industry.

Growth Strategies

The Operating Subsidiaries intend to develop their business and strengthen brand loyalty by implementing the following strategies:

Deepen Collaboration with Current Developer Partners

The Operating Subsidiaries value their partnerships with trusted and reputable game developer partners, and will keep working with their current developer partners in the following three aspects:

●	The Operating Subsidiaries plan to continue improving mature game products already launched in the market and keep investing in user acquisition for such products. The Operating Subsidiaries believe this will reinforce their reputation as a reliable game publisher and increase the profit margin of mature products.

●	the Operating Subsidiaries plan to further accelerate the screening process for game products from current game developer partners. If a current game developer partner is developing new games, the Operating Subsidiaries will provide pre-publication testing support and contract for publishing the games that pass pre-publishing tests. See “—Services—Screening and Testing.” As a result, the Operating Subsidiaries expect to further improve the efficiency of our screening process and allow earlier access to high-quality game products compared to other game publishers.

●	As the Operating Subsidiaries build trust with their game developer partners, the Operating Subsidiaries plan to continue investing in selected elite developer teams. Through this approach, the Operating Subsidiaries aim to strengthen our symbiotic relationship with game developer partners, aligning their interests and incentives with the Operating Subsidiaries’ inspirations.

Further Expand Developer Partner Base and Diversify Game Portfolio to Enhance the Operating Subsidiaries’ Game Publishing Business

The Operating Subsidiaries will endeavor to enlarge their developer partner base and diversify their game portfolio to enhance and expand their game publishing business. The Operating Subsidiaries expect to actively source new developers and new products through diverse channels, such as industry-wide conferences, news media, and entertainment expositions. For the next few years, as the Operating Subsidiaries plan to keep launching new products in the social casino game market, the Operating Subsidiaries also endeavor to explore new opportunities in casual and mid-core game genres, such as puzzle, match, simulation, RPG, and strategy games. Casual or mid-core games can typically last for several years, a longer lifespan compared to hyper-casual games, which comprise the majority of the games the Operating Subsidiaries have published. Given their extended lifespan, the Operating Subsidiaries intend to apply more rigorous game selection criteria for these particular genres. As of the date of this prospectus, it is difficult to estimate the costs associated with expanding the Operating Subsidiaries’ developer partner base and diversifying their game portfolio, since the signing and promotion costs vary greatly between different games. The funds are expected to be generated from their cash flows from ongoing operations and capital market financing if needed. the Operating Subsidiaries may face challenges and difficulties primarily driven by the following factors: (i) the number of qualified games passing their screening and testing may be insufficient to meet the Operating Subsidiaries’ goals; (ii) game development timelines may experience delays, potentially impacting the pace of game publishing; and (iii) the performance of contracted games may not meet the Operating Subsidiaries’ expectations. See “Risk Factors—Risks Relating to Gamehaus’ Business—If the Operating Subsidiaries fail to screen, test, and publish popular, high-quality mobile games in a timely and successful manner, the Operating Subsidiaries will not be able to compete effectively and their ability to generate revenue will suffer,” “Risk Factors—Risks Relating to Gamehaus’ Business— The Operating Subsidiaries rely on developer partners for game development, and if such third parties, or critical staff of such third parties, are unable or unwilling to continue their cooperation with the Operating Subsidiaries, our business may be severely disrupted,” and “Risk Factors—Risks Relating to Gamehaus’ Business—the Operating Subsidiaries are in the highly competitive mobile gaming industry, and the Operating Subsidiaries may not be able to compete successfully against existing or new competitors, which could reduce the Operating Subsidiaries’ market share and adversely affect the Operating Subsidiaries’ competitive position and financial performance.”

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Continue to Invest in Technology Research and Development to Develop the Operating Subsidiaries’ AIGC Service Platform, Data Platform, and Technical Support System

The Operating Subsidiaries continuous investment in technology research and development supports the growth of their business and establishes a technology-driven growth edge for the future. Research and development in the future will focus on the following three areas:

●	AIGC Service Platform. The Operating Subsidiaries plan to develop more AIGC service platforms to meet the varying needs of developer teams to boost their game development efficiency. The Operating Subsidiaries endeavor to enhance their AIGC services by finetuning customized AI models that cater to different game genres and game assets. The Operating Subsidiaries are focusing on three areas for the development of their customized AI models: (i) computerized visual design capability, (ii) natural language processing capability, and (iii) AI powered gameplay capability. To better facilitate the AI models, the Operating Subsidiaries also strive to enhance their supporting management platforms, including generating and managing marketing materials, video creatives, 3D game assets, and data analysis reports. As of the date of this prospectus, the Operating Subsidiaries’ development of AIGC platforms remains at a preliminary stage, where the Operating Subsidiaries are focusing on two areas: text content generation and image/video generation, with users limited to internal employees and business partners. As of the date of this prospectus, the Operating Subsidiaries have developed application programming interface (“APIs”) and deployed private models based on services and models such as ChatGPT and open-source LLama to facilitate multilingual translation and the creation of creative textual content. Additionally, by leveraging services and models such as Midjourney and Stable Diffusion, the Operating Subsidiaries are able to provide services for API development integration, account management, and artistic asset management, to assist their employees and business partners in generating extensive collections of art assets in their preferred style.

●	Data Platform. As app distribution platforms, such as Apple App Store and Google Play, tighten their privacy policies, the Operating Subsidiaries anticipate challenges in user data collection in the future. The Operating Subsidiaries data-driven approach relies on user data for accurate evaluation and prediction of promotion effectiveness, which is key to the Operating Subsidiaries’ game publishing business. To meet the challenge, the Operating Subsidiaries will focus on data science research, leverage their experience in data-driven technologies, and aim to achieve higher data analysis accuracy with limited user data available. The Operating Subsidiaries will focus their research on (i) genre-specific market monitoring system, (ii) iOS SKAdNetwork (“SKAN”) optimization (including raw SKAN data comparison and verification, SKAN event configuration optimization, SKAN effectiveness comparison), (iii) advertisement event optimization (including virtual event configuration, payment prediction event configuration, and (iv) retargeting effectiveness evaluation.

●	Technology Support System. The Operating Subsidiaries plan to keep developing their technology support system. The Operating Subsidiaries focus is to tailor their support system to commercial needs and build efficiency tools to facilitate the management of game developers’ product pipelines, empower game development and publishing, and ultimately, achieve scalable business operations. The Operating Subsidiaries plan to build a universal research development engine component platform, which facilitate the streamlined development of common game model components, such as user-level systems, VIP points systems, and machine/stage simulators. By doing so, the Operating Subsidiaries expect to alleviate developers from repetitive work, enabling them to deliver products more quickly and efficiently.

The Operating Subsidiaries expect to spend approximately $6 million on technology research and equipment upgrades in 2024. Funds are expected to be generated from our cash flows from ongoing operations and capital market financing if needed.

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Corporate History and Structure

We began our operations through Shanghai Kuangre, which is a limited liability company established pursuant to PRC laws on August 25, 2016. Shanghai Kuangre has formed a wholly owned subsidiary pursuant to Hong Kong laws, Dataverse Co., Limited (“Dataverse”), which was established on September 9, 2016.

We underwent a series of restructuring transactions, which primarily included:

●	on December 2, 2020, we incorporated Gamehaus under the laws of the Cayman Islands;

●	on December 9, 2020, we incorporated Gamehaus BVI pursuant to the laws of the British Virgin Islands as a wholly owned subsidiary of Gamehaus;

●	on January 7, 2021, we incorporated Gamehaus HK in Hong Kong as a wholly owned subsidiary of Gamehaus BVI;

●	on March 4, 2021, we incorporated Chongqing Haohan pursuant to PRC laws as a wholly owned subsidiary of Gamehaus HK;

●	on April 8, 2021, we incorporated Beijing Haoyou Network Technology Co., Ltd. (“Beijing Haoyou”) pursuant to PRC laws as a wholly owned subsidiary of Chongqing Haohan;

●	on October 29, 2021 and July 1, 2022, Gamehaus HK acquired an aggregate of 35.89% of the equity interests in Shanghai Kuangre from seven shareholders of Shanghai Kuangre for a total consideration of RMB142,325,400. On May 31, 2023, Gamehaus HK acquired an aggregate of RMB109,560,000 worth of paid-up registered capital in Shanghai Kuangre, which was converted from the capital reserved and resolved by the shareholders’ meeting. On October 16, 2023, Gamehaus HK completed the procedure of decreasing its subscribed capital in Shanghai Kuangre, and owed approximately 76.77% of the equity interests in Shanghai Kuangre. In February 2024, Gamehaus HK entered into share transfer agreements with Mr. Feng Xie and other minority shareholders to acquire the remaining approximately 23.23% of the equity interests in Shanghai Kuangre. As of the date of this prospectus, Gamehaus HK owns 100% of the equity interests in Shanghai Kuangre;

●	on May 25, 2022, we incorporated Gamehaus SG pursuant to the laws of Singapore as a wholly owned subsidiary of Gamehaus;

●	on September 30, 2022, we incorporated Shanghai Haoyu Network Technology Co., Ltd. (“Shanghai Haoyu”) pursuant to PRC laws as a wholly owned subsidiary of Gamehaus SG;

●	on May 17, 2021, we incorporated Gamepromo pursuant to Hong Kong laws as a wholly owned subsidiary of Gamehaus HK; and

●	on August 15, 2022, Chongqing Haohan acquired an aggregate of 70% of the equity interests in Chongqing Fanfengjian Network Technology Co., Ltd. (“Chongqing Fanfengjian”), a limited liability company incorporated under the laws of the PRC through a share issuance on April 16, 2021, for a total consideration of RMB8,000,000. Chongqing Fanfengjian holds 100% of the equity interests in Shanghai Fanfengjian Network Technology Co., Ltd. (“Shanghai Fanfengjian”), which is a limited liability company incorporated pursuant to PRC laws on November 19, 2021.

●	on April 17, 2024, Chongqing Haohan formed a wholly owned subsidiary, Xi’an Ruojintang Technology Co., Ltd. (“Xi’an Ruojintang”), a limited liability company established under the laws of the PRC.

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On July 20, 2023, Gamehaus Holdings was incorporated under the laws of the Cayman Islands, solely for the purpose of effectuating the following Business Combination. On September 16, 2023, Gamehaus Holdings entered into the Business Combination Agreement with Golden Star, Gamehaus, the First Merger Sub, the Second Merger Sub, and the Sponsor. The Business Combination Agreement provided for a business combination which was effected in two steps: (i) the First Merger Sub merged with and into Gamehaus, with Gamehaus being the surviving corporation of the First Merger and a direct wholly owned subsidiary of Gamehaus Holdings, and (ii) following confirmation of the effectiveness of the First Merger, the Second Merger Sub merged with and into Golden Star, with Golden Star being the surviving corporation of the Second Merger and a direct wholly owned subsidiary of Gamehaus Holdings.

On January 24, 2025, the parties consummated the Business Combination pursuant to the terms of the Business Combination Agreement and Gamehaus became a wholly owned subsidiary of Gamehaus Holdings. On January 27, 2025, our Class A Ordinary Shares commenced trading on Nasdaq, under the symbol “GMHS.”

The following diagram illustrates our corporate structure as of the date of this prospectus:

Notes: The percentage of voting interest held by each of our shareholders is calculated on the basis that each holder of Class B Ordinary Shares is entitled to 15 votes per Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share.

(1)	Represents 15,598,113 Class B Ordinary Shares held by Funtery Holding Limited, a British Virgin Islands company, which is (a) 33.33% owned by Cyberjoy Holding Limited, a British Virgin Islands company wholly owned by Feng Xie; and (b) 66.67% owned by Funomic Holding Limited, a British Virgin Islands company that is wholly owned by Playfund Trust, a trust established under the laws of the Republic of Singapore by Feng Xie, as settlor, with Vistra Trust (Singapore) Pte. Limited being appointed as the trustee and Cyberjoy Holding Limited as the beneficiary and having voting and dispositive power over these Class B Ordinary Shares.

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(2)	Represents 5,314,953 Class A Ordinary Shares held by Xi Yan, the 100% owner of Joystick Holding Limited.

(3)	Represents 1,062,990 Class A Ordinary Shares held by Ling Yan, the 100% owner of Azuresky Holding Limited.

(4)	Represents 2,657,477 Class A Ordinary Shares held by Yimin Cai, the 100% owner of Carmira Holding Limited.

(5)	Represents an aggregate of 25,366,466 Class A Ordinary Shares held by nine shareholders, True Thrive Limited, DWC Technology Limited, Shanghai Yingben Investment Partnership (Limited Partnership), Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership), Shanghai Jintou Network Technology Co., Ltd., Zhuhai Qianming Investment Partnership (Limited Partnership), Beijing Zhiyi, Zhuhai Qianming Investment Partnership (Limited Partnership), Ningbo Meishan Bonded Port Xiangchuang Investment Partnership (Limited Partnership), and Dan Gao. Each was a shareholder of Gamehaus prior to the Business Combination and, as of the date of this prospectus, holds less than 5% of our voting ownership.

(6)	As of the date of this prospectus, in addition to the 70% of the shares held by Chongqing Haohan, the remaining 30% of the shares of Chongqing Fanfengjian are collectively owned by two shareholders (specifically, 20% owned by Chongqing Xuhai Information Technology Partnership (Limited Partnership) and 10% owned by Hewei Zhao.

Business Model

We currently derive all of our revenue from the profits generated by the games the Operating Subsidiaries publish. The Operating Subsidiaries and the developer partners typically have a tiered income-sharing or profit-sharing arrangement based on the total profits generated by those games. The role the Operating Subsidiaries play, however, goes beyond publishing—the Operating Subsidiaries also provide comprehensive support services, including game content development, screening and pre-publication testing, user acquisition, and effective monetization strategies, in order to maximize profitability opportunities for each game the Operating Subsidiaries publish and extend its shelf life. All of the mobile games the Operating Subsidiaries published are free to download, and they generate revenue primarily from the following three sources:

●	In-App Purchases (“IAP”). Users can purchase in-game currencies, such as coins and diamonds, that can be used to purchase virtual goods or items within the games. Users can purchase in-game items that enhance various game attributes or accelerate progress in order to enhance their gaming experience. Virtual goods can broadly be divided into consumable and durable items. Consumable virtual items can be consumed by specific player actions, whereas durable virtual items provide players with long-term accessibility and the ability to exchange or utilize them for acquiring various in-game items or advancing to higher levels. During the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, approximately 89.8%, 90.6%, and 89.7% of the total revenue generated from the mobile games the Operating Subsidiaries published was attributed to IAP, respectively.

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●	In-App Advertising (“IAA”). Apart from in-app purchases, the Operating Subsidiaries also monetize their games through in-app advertising, which allows users to obtain extra in-game currencies or game attempts by watching advertisements. In-game advertising offers a means of monetizing users who do not engage in in-game purchases. During the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, approximately 10.2%, 9.4%, and 10.3% of the total revenue generated from the mobile games the Operating Subsidiaries published was attributed to IAA, respectively.

●	Subscription. Subscriptions allow users in certain mobile games to gain long-term benefits, such as daily sign-on bonuses, extra coins, and extra game chances and game task rewards, by subscribing and making automatic payments on a weekly/monthly/yearly basis. The subscription revenue accounted for less than one percent of the total revenue derived from the mobile games the Operating Subsidiaries published during the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023.

Services

The Operating Subsidiaries provide development and commercialization support to small- and medium-sized game developers, who often face challenges in producing game content and commercializing their games in an economic and effective manner. The Operating Subsidiaries comprehensive support services encompass all aspects of the game life cycle, including (i) game development, (ii) screening and testing, (iii) user acquisition, and (iv) monetization.

Game development

The Operating Subsidiaries provide AIGC services to assist developers in various aspects of game development, especially in game design and content generation, where the Operating Subsidiaries’ developer partners can create AI-based textual, graphic, and animation content that enhances the overall gaming experience.

The Operating Subsidiaries’ AIGC solutions are tailored to meet the specific requirements of different developer teams. For example, the Operating Subsidiaries designed and developed a customized AIGC service platform, Whispers Writing Room, for the developer partner who developed a story-based game called Whispers (see “—Game Genres and Portfolio”). To do so, the Operating Subsidiaries’ technical team incorporates the application programming interface of a large language model, ChatGPT, into the Operating Subsidiaries’ own content writing platform, to facilitate the production of textual content for the game. Such integration has streamlined the Operating Subsidiaries’ developer partner’s workflow and enhanced its content creation capabilities. Textual story content, such as storylines, scripts, dialogue, and narratives, is created using the writing platform. In addition, the Operating Subsidiaries have built a large art asset repository by utilizing Stable Diffusion, a deep learning, text-to-image model developed by third parties and made accessible to the public, as a customized game art style model for the generation of images tailored to the requirements of a particular game. While Stable Diffusion is a publicly accessible AI platform, training it to be a game-specific art style model requires both art and technology expertise, which is often lacking among game developers. As such, the Operating Subsidiaries offer art style training solutions to assist the developer partners in utilizing Stable Diffusion to generate an extensive collection of art assets in their preferred style. The Operating Subsidiaries’ developer partners can utilize the trained art style model to produce art assets, such as characters, costumes, scenes, and icons, and reuse certain art assets when needed, thereby significantly improving the efficiency of their work.

The AIGC services for textual and art content production work synergistically, enabling the efficient creation and release of new game story chapters. For example, for the development of Whispers, the plot writing team can utilize the Whispers Writing Room to develop their plot, and they can further select and incorporate art assets, such as characters, background scenes, character activities, and facial expressions, from the customized art content resources developed specifically for Whispers to match their plot. Once the plot and art assets are integrated, a new story chapter can be released for the game. With their AIGC services and expertise in textual and art asset creation, the Operating Subsidiaries’ developer partners can significantly accelerate their development and production processes. For example, a project that used to take three to five months can now be completed in a month. The AIGC services also enable real-time optimization of the storyline based on user feedback, thus enhancing the overall gameplay experience by incorporating user input. With their AICG services, the Operating Subsidiaries story-based games, such as Whispers, can be updated on a weekly basis. While the Operating Subsidiaries used to release a story only when it was complete, the accelerated writing process enabled by their AIGC services allows them to release a few chapters first, allowing their writers to gather feedback from game players while they work on the remaining chapters.

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Screening and Testing

At the early stage of game development, the Operating Subsidiaries evaluate mobile games from different developer partners to screen and select those with the highest potential for success prior to their official release to the market. By leveraging their industry expertise and data-driven insight, the Operating Subsidiaries decide which games to publish by assessing their expected revenue and profits, generated based on LTV prediction.

Specifically, the Operating Subsidiaries conduct preliminary user acquisition testing among a pool of candidate games. This involves releasing the game on Google Play/Apple App Store and strategically spending a small amount of funds on several major advertising platforms to acquire users. The Operating Subsidiaries then gather key information and data in connection with the games by analyzing the behavior of their early users. In order to optimize the financial performance of a game by maximizing its revenue and profits, the Operating Subsidiaries have developed a publishing business predictive tool/model, which enables them to utilize the data the Operating Subsidiaries collected to predict the potential profitability of those game candidates, enabling them to make informed decisions. Through the test data, the Operating Subsidiaries can understand the user acquisition costs, retention rates, conversion rates, and ARPU across different distribution channels. The Operating Subsidiaries’ predictive tool/model can utilize such data to calculate the LTV of users, which is a measure of the expected revenue generated by a player throughout his or her engagement with the game. By comparing the LTV with the user acquisition cost, the Operating Subsidiaries are able to estimate the acceptable cost, profitability, and revenue scale of games, which help determine whether they should be published. The publishing business predictive tool/model also plays an important role in post-publication user acquisition by evaluating the rationality of investments and mitigating losses.

User Acquisition

The Operating Subsidiaries rely on third-party advertising service providers, including Google Ads (including YouTube Ads), Meta Ads, AppLovin, Moloco, and Unity, to advertise their game apps through their own or cooperative ad distribution channels or platforms. See “—Suppliers.” As an advertiser, the Operating Subsidiaries have established collaborative partnerships with those advertising platforms, either through agents or directly. The Operating Subsidiaries’ in-house advertising team is responsible for managing the associated advertising accounts with those third-party advertising service providers and setting up targeted advertising campaigns to effectively promote their game products.

In order to optimize the marketing and distribution of their mobile games, the Operating Subsidiaries have developed an intelligent advertising management system that can process and obtain real-time data to improve ad impressions and conversion rates. The Operating Subsidiaries’ integrated business intelligence data systems incorporates the key data they collected for each game they tested and/or published, with data provided by third-party advertising service providers or third-party analysis platforms. The initial data the Operating Subsidiaries collect includes users’ email addresses, geographical location, device information, and their preferences in games. User profiling will then be conducted based on the user profiling analysis provided by third-party advertising platforms and the Operating Subsidiaries’ industry expertise, enabling them to make informed judgments. In light of the initial data and the results of the user profiling analysis, which generates projected data such as their spending habits, the Operating Subsidiaries are able to decide who to target and how to deliver targeted advertisements to attract and retain prospective game players.

Data insights from different sources enable the Operating Subsidiaries to identify low-quality ad distribution channels and ineffective marketing creatives, which help reduce installation fraud and optimize advertising. The Operating Subsidiaries understand that each game is unique, so while some ad distribution channels may be generally effective, they may not be the best fit for a particular game the Operating Subsidiaries publish, potentially resulting in low revenue or retention rates. Such ad distribution channels typically return low LTV and unsatisfactory ROI. The ad distribution channels would therefore be marked as low-quality, as they may not be aligned with the target audience of a particular game. By doing so, the Operating Subsidiaries are able to accurately identify low-quality channels to refine user acquisition effectiveness while reducing marketing spending.

Meanwhile, the Operating Subsidiaries have implemented real-time data tracking, so they can conduct data analysis and issue timely warnings to mitigate publishing risks. Relevant data is continually collected and tracked both during pre-publication testing and following the release of the game. Real-time data tracking allows the Operating Subsidiaries to identify risks and issue prompt warnings by setting rules to detect significant fluctuations or values below a pre-determined threshold. For example, if there are connection or login issues in certain regions due to network fluctuations caused by cloud service providers, the Operating Subsidiaries can temporarily pause or reduce the advertising budget in those regions to mitigate the impact. Once network stability is restored, the Operating Subsidiaries can resume advertising investments in those regions, thereby improving the overall efficiency of capital utilization.

In summary, with their intelligent advertising management system, the Operating Subsidiaries can track and analyze data in real-time and identify the most effective marketing channels and strategies, as well as the best combinations of marketing materials. By doing so, the Operating Subsidiaries can optimize their user acquisition costs and improve their ROI in game publishing.

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Monetization

The Operating Subsidiaries have also developed and implemented tailored in-app purchasing and advertising strategies for different categories of existing players. Based on anonymous user profiling analysis and segmentation of payment behavior, targeted strategies are designed to encourage user consumption. With these personalized monetization strategies, the Operating Subsidiaries can offer users targeted promotional gift packages, thereby increasing the frequency and amount of user payments and ultimately boosting in-app purchase revenue. For example, the Operating Subsidiaries have achieved an average of 15% increase in ARPU for one of their games, Match Tile Scenery, during the period from July 2022 to June 2023, due to the implementation of tailored in-app purchasing and advertising strategies.

Technology

The Operating Subsidiaries have designed and developed their technology and analytics infrastructure to enable data-driven publishing support services and improve their administrative efficiencies. Below are a few representative technical systems the Operating Subsidiaries have developed that make up their core technical infrastructure, primarily including (i) the Dataverse System, (ii) the Creative System, and (iii) the Beiming System.

The Dataverse System – Publishing and Operations Insight Intelligence Platform

The Dataverse System is a publishing and operations insight intelligence platform designed to provide comprehensive data insight services for game publishing teams. The system integrates player game behavior throughout the entire game lifecycle, along with player segmentation data analysis, and provides real-time feedback on game performance to enable a more efficient decision-making process. Specifically, the system offers the following features:

●	Data-Driven Decision Making: The system provides detailed player behavior data and market analysis to assist the Operating Subsidiaries’ operational teams in making data-based decisions.

●	Real-Time Monitoring and Feedback: The Operating Subsidiaries’ operational teams can monitor key performance indicators of the game in real-time and respond quickly to any unexpected situations or issues.

●	Precise Targeting: By analyzing player data, the system helps the Operating Subsidiaries’ user acquisition teams better target specific user groups, thereby improving ad conversion rates.

●	Budget Optimization: Based on the data provided by the system, the Operating Subsidiaries’ user acquisition teams can strategically allocate advertising budgets to ensure efficient utilization of their funds and resources.

●	Multi-Channel Management: The system supports unified management across multiple advertising platforms and channels, thereby streamlining the workflow for the Operating Subsidiaries’ user acquisition teams.

The Creative System – User Growth Creative Center

The Creative System, which focuses on the generation, use, and optimization of advertising creatives for user growth, provides systematic life-time management of advertising creative, including (i) the management and control of creative generation processes, (ii) creative implementation support, (iii) the effectiveness analysis of creative, and (iv) the creative value assessment system.

●	Creative Generation Process Management: The creative system offers complete process management from creative demand formulation, creative production, creative verification and acceptance, and creative filing in the library. The creative library facilitates the organization and management of creative files, including images, videos, HTML, and other finished files, as well as artistic assets and source files that have been generated in intermediate stages.

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●	Creative Implementation Support: Through the Creative System, the artistic assets and resources could be easily applied to creatives in different advertising platforms facilitating the rapid creation and use of batch creatives, thereby increasing the efficiency of creative execution.

●	Creative Effectiveness Analysis: The Creative System analyzes advertising effectiveness data, user conversion data, and imported user value data. The system facilitates a macro-level analysis of overall creative effectiveness based on games, channels, and creative directions as well as a micro-level analysis of the lifecycle of individual creatives.

●	Value Assessment System: With comprehensive effectiveness analysis, the Creative System provides creative value assessment conclusions guided by business objectives. The Operating Subsidiaries’ operational team can quickly determine whether a specific creative contributes positively to business objectives and can make future creative iteration decisions based on the creative tag analysis.

The Beiming System – User Data Analysis and Operations Platform

The Beiming System is a user data analysis and operations platform designed to create unique game behavioral profiles for different groups of players, ensuring a personalized experience for players while adhering to global data privacy standards to enhance operational efficiency. Using the platform, the Operating Subsidiaries’ operational teams can design and execute targeted live-ops events, thereby increasing player engagement and loyalty. The platform’s data analysis modules play a vital role, which facilitate detailed data visualization tools to help the Operating Subsidiaries’ teams dive into user preferences, identify Whale Players, and analyze the underlying needs of different types of players, enabling teams to determine the best operational strategies for them. Additionally, it provides multidimensional data analysis, including segment analysis, trend analysis, and behavior pattern recognition, allowing the Operating Subsidiaries’ operational teams to make better decisions. Specifically, the platform offers the following features:

●	Player Segmentation: Through the platform’s in-depth analysis of player behavior, the Operating Subsidiaries’ operational teams can categorize different player groups and develop specific operational strategies for each group.

●	Advanced Analytics: Leveraging deep learning and AI technology, the platform can automatically recognize and predict player behavior, thereby providing personalized game experience for different players.

●	Enhancing Player Retention: The platform can help analyze and predict which players are at risk of leaving, allowing the Operating Subsidiaries’ operational teams to take timely measures to increase player retention.

●	Optimizing Player Lifetime Value: The platform can analyze players’ spending habits and help the Operating Subsidiaries’ operational teams formulate more targeted monetization strategies, thereby increasing ARPU and the overall lifetime value of players.

Data privacy and security remain the Operating Subsidiaries’ top priority in connection with these features on the Beiming System. They are committed to ensuring the security of player data while providing efficient and effective operational tools. See “—Governmental Regulations—Regulations Related to Data Privacy.”

Game Genres and Portfolio

As of June 30, 2024, the Operating Subsidiaries had published over 100 mobile games in diverse gaming markets worldwide since our incorporation, including countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, and India, among others, and had achieved over 190 million cumulative downloads. During the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, the Operating Subsidiaries had 34, 32, and 35 published mobile games in operation, respectively. Due to the relationships with over 200 Chinese game development teams, the Operating Subsidiaries have been able to acquire a diverse portfolio of games, rather than being limited to a single or few categories. As of March 31, 2025, the Operating Subsidiaries had developed a diverse game matrix across multiple genres, including social casino, match, simulation, RPG, puzzle, and bingo. The following summarizes a few representative mobile games the Operating Subsidiaries have published.

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Bingo Party

●	Genre:	Board

●	Launch:	2017

●	Rating:	4.6/5 on Google Play and 4.6/5 on the Apple App Store

Launched in 2017, Bingo Party is a board game, which allows players to experience the ultimate bingo game with friends and players worldwide. With over 30 bingo rooms and the option to play up to eight cards, players can enjoy a fresh bingo experience through daily tournaments and boosted bingo wins.

Double Win Slots

●	Genre:	Casino

●	Launch:	2018

●	Rating:	4.7/5 on Google Play and 4.9/5 on the Apple App Store

Launched in 2018, Double Win Slots is a casino game, which allows players to immerse themselves in the glitz and glamor of Las Vegas. Players can enjoy thrilling slot machines such as Wild Buffalo, Vegas Night, Gorilla Chief, and Night of Wolf, along with unique bonus features.

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Grand Cash Slots

●	Genre:	Casino

●	Launch:	2021

●	Rating:	4.8/5 on Google Play and 4.7/5 on the Apple App Store

Launched in 2021, Grand Cash Slots is a casino game, which allows players to experience the thrill of real casino machines and aim for the Grand Jackpot. With a variety of splendid and magnification machines, including Zeus, Egypt Scarab, Pirate Captain, users can enjoy an exciting slot journey with endless fun.

Match Tile Scenery

●	Genre:	Puzzle

●	Launch:	2022

●	Rating:	4.9/5 on Google Play and 4.9/5 on the Apple App Store

Launched in 2022, Match Tile Scenery is a match game, which allows players to enjoy a unique twist on match tile gameplay. With over 1000 levels, the game provides entertainment and relaxation by challenging the mind, solving puzzles, and unlocking various scenery and themes.

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Whispers

●	Genre:	Simulation

●	Launch:	2021

●	Rating:	4.6/5 on Google Play and 4.6/5 on the Apple App Store

Launched in 2021, Whispers is a love simulation game, which allows players to choose their own destiny in love stories with billionaires, vampires, or werewolves. With unlimited choices, players can make important decisions, such as starting relationships, discovering secrets, or kissing their true love. Each decision made by the player affects subsequent chapters and shapes the narrative progression. Written by popular romance authors, Whispers offers an unforgettable interactive storytelling experience.

Harvest Town

●	Genre:	Simulation

●	Launch:	2019

●	Rating:	4.5/5 on Google Play and 4.8/5 on the Apple App Store

Launched in 2019, Harvest Town is a simulation game, which allows players to build their own farmhouse, cultivate crops and livestock, explore caves, and interact with non-player characters. With multiplayer features, such as racing and trading, the game fosters a vibrant online community. Players can experience the changing seasons and create their own dream town in this immersive game.

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Developer Partners

The business model the Operating Subsidiaries have implemented allows them to work cost-effectively with their developer partners rather than acquire teams that already have a certain level of scale. This has enabled them to remain an asset-light company while growing together with small- and medium-sized developers by helping them select games with the highest chance of success and distribute these games through the most appropriate distribution channels, in order to maximize the return on marketing investment. By doing so, the Operating Subsidiaries have enabled their developer partners to concentrate on game development, unlock their potential, increase their chances of success, and enhance the scale of their accomplishments.

One of the Operating Subsidiaries’ key advantages is the extensive network the Operating Subsidiaries have established with highly skilled and efficient game developers based in the PRC. Presently, the Operating Subsidiaries have connections with over 200 potential developer partners. The Operating Subsidiaries develop connections with potential developer partners (i) through referrals from existing partners; (ii) by actively participating in game industry conferences and events; (iii) by collaborating with game media with a wide reach within the developer community; and (iv) by identifying and cultivating relationships with new developers through the dedicated efforts of the Operating Subsidiaries’ business development team. Many of these developers seek the Operating Subsidiaries’ publishing services for the games they developed, but the Operating Subsidiaries only partner with developers whose products show profitability potential. If a developer’s game products show high potential for profitability during their screening and selection process and the Operating Subsidiaries decide to include such developer’s game products in their portfolio for publishing, the Operating Subsidiaries enter into an exclusive game license agreement with such developer, who becomes their developer partner as a result. As of the date of this prospectus, the Operating Subsidiaries have worked with over 70 small- and medium-sized developer partners since our incorporation. In addition, the Operating Subsidiaries strategically invest in selected developer teams, who they believe have the potential to continue producing quality games. Teams are evaluated based on several factors, including team scale, expertise, cooperation duration, historical experience, genre focus, financial status, and product status. The Operating Subsidiaries engage in investment agreements with those selected developer teams in order to maintain long-term cooperation with them.

As an example of a typical transaction, under an exclusive game license agreement by and between the Operating Subsidiaries and a developer partner (the “Licensor”), the Operating Subsidiaries (i) are responsible for promoting and advertising the designated game products and are authorized to use relevant text or graphic materials about the designated game products for online and offline advertising campaigns; (ii) are prohibited from altering any content of the designated game products, including substituting, deleting, adding, modifying, compiling, reverse engineering, or editing any other form of information in connection with the designated game products; (iii) are required to promote the designated game products only through the distribution channels approved by the Licensor and are not permitted to independently distribute the designated game products or its information through illegal channels; and (iv) have the right of priority for publishing, under equivalent business conditions, for any future game product developed by the Licensor. Pursuant to the exclusive game license agreement, the Licensor (i) grants the Operating Subsidiaries the exclusive right to promote and publish the designated game products, and (ii) guarantees that it possesses all the legal rights, including comprehensive and lawful intellectual property rights, to the designated game products during the authorized period. According to the exclusive game license agreement, user data and game data are jointly owned by both parties during the term of the agreement, and, without the consent of the other party, neither party may use user data and game data, nor can they recommend third-party products within the designated game products. Pursuant to the agreement, the Operating Subsidiaries and the Licensor have a tiered income-sharing or profit-sharing arrangement based on the total income or profit generated by the designated game products each month. If the monthly revenue is less than a certain amount (such as RMB750,000), the Operating Subsidiaries will receive a certain percentage (such as 70%) of the income or profits, and the Licensor will receive the remaining income or profits. If the monthly revenue exceeds the agreed-upon amount, the Operating Subsidiaries typically are entitled to an increased share of the total income or profit (such as 80%) as an incentive policy, while the Licensor receives the remaining portion. Should either party violate any of the obligations stipulated in this agreement, the breaching party shall cease its breach immediately upon receiving a written notice from the non-breaching party. Pursuant to the agreement, in the event that a breach occurs, the breaching party must compensate the non-breaching party within five business days. If the breaching party continues its breach or fails to fulfill its obligations, the non-breaching party has the right to terminate this agreement effective from the day the written notice is received by the breaching party and seek compensation for all losses incurred. During the term of the agreement, if the Licensor unilaterally terminates the agreement, the Licensor is required to compensate the Operating Subsidiaries for all expenses, costs, and losses incurred, including but not limited to, all promotional expenses and costs incurred by the Operating Subsidiaries and their affiliates related to the designated game products.

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Suppliers

The Operating Subsidiaries’ suppliers primarily include (i) third-party digital marketing service providers/platforms, with whom the Operating Subsidiaries collaborate to advertise game apps through their own or cooperative ad distribution channels, and (ii) third-party advertising analytics companies that help analyze the impact and effectiveness of marketing channels. As of March 31, 2025, the Operating Subsidiaries had two significant suppliers, Sinointeractive and AppLovin, which accounted for 20.5% and 15.1% of our total accounts payable balance, respectively. As of June 30, 2024, the Operating Subsidiaries had three significant suppliers, Sinointeractive, Moloco and AppLovin, which accounted for 11.7%, 10.7%, and 10.2% of our total accounts payable balance, respectively. As of June 30, 2023, the Operating Subsidiaries had three significant suppliers, AppLovin, Moloco, and Sinointeractive, which accounted for 18.5%, 14.8%, and 12.5% of our total accounts payable balance, respectively. No other suppliers accounted for more than 10% of our total purchases during the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023.

As a third-party demand-side platform for advertising, Moloco serves as one of the Operating Subsidiaries’ channels to acquire users. According to the Cloud Service Agreement dated February 10, 2021 between Moloco and one of the Operating Subsidiaries, Dataverse, Moloco is obligated to provide (i) a software service that allows Dataverse to manage its advertising campaigns and analyze related data provided by Dataverse on Moloco’s digital marketing service platform (the “Services”) and (ii) other professional services, if any, to Dataverse as set forth in an applicable order form (the “Professional Services”), whereas Dataverse is obligated to pay (i) fees for the Services, which include a dynamic cost per thousand ad impressions, along with an additional 15% flat fee, and (ii) any fees for the Professional Services as set forth in the applicable order form. The agreement does not specify a definite duration and simply stipulates that it will remain in effect until terminated in accordance with the terms outlined in the agreement. Either party may terminate this agreement at any time, with or without cause, upon 30 days’ written notice to the other party. In addition, Moloco may terminate the agreement immediately upon written notice to Dataverse in the event that: (i) Moloco suspends, limits, or terminates Dataverse’s access to the Services, or (ii) Dataverse breaches the confidentiality and data protection provisions of the agreement or infringes upon Moloco’s intellectual property rights. Dataverse may terminate the agreement immediately upon written notice to Moloco in the event that Moloco has breached its obligations under the agreement.

AppLovin provides advertising services to promote the Operating Subsidiaries’ game products through their advertising network. In accordance with a service agreement dated May 27, 2019 between Dataverse and AppLovin, AppLovin is required to provide advertising services to distribute Dataverse’s mobile applications to end users, and provide Dataverse with access to AppLovin’s online reporting system and invoice Dataverse based on the numbers in the reporting system. Pursuant to the agreement, Dataverse is obligated to pay services based on invoice numbers, which are considered final and billable two days after the end of each month. Either party may terminate the agreement for any reason by providing written notice, which may be provided by email to any of the contacts listed the agreement, two days before the desired termination date. In the event of termination of the agreement, Dataverse is required to pay AppLovin any amounts owed or invoiced within 30 days of invoice.

Sinointeractive provides advertising services through Internet media platforms with which Sinointeractive has a long-standing partnership. According to a customer cooperation framework contract dated January 1, 2022 between Dataverse and Sinointeractive, Sinointeractive is required to assist Dataverse in setting up advertising accounts for advertising on Internet media platforms, such as Google, Snapchat, TikTok, and Twitter, and placing ads, in accordance with Dataverse’s orders, on those platforms in compliance with their advertising policies and account management regulations. Pursuant to the framework contract, Dataverse is required to prepay funds into their advertising accounts and pay the actual advertising and service fees based on the monthly invoices provided by Sinointeractive. Either party can terminate the contract by providing a 30-day written notice to the other party, subject to the mutual agreement of both parties. In the event of the termination of the contract, both parties should settle the outstanding expenses incurred under the terms of this framework contract within a period of 10 days.

Customers

The Operating Subsidiaries customers are the game players of the mobile games published by them. The Operating Subsidiaries customers are located in more than 100 countries across the world, including countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, Japan, and India, among others. For the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, approximately63.2%, 64.2%, and 65.3% of our revenue are derived from the Operating Subsidiaries’ customers located in the U.S., respectively, and approximately15.8%, 14.7%, and 14.0% of our revenue are derived from the Operating Subsidiaries’ customers located in the Europe for the respective period and years. No single customer represented 10% or more of our total revenue for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023.

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App Distribution Platforms

The Operating Subsidiaries rely on third-party app distribution platforms, including Apple App Store and Google Play Store, to distribute their mobile games and collect payments. Game players can discover, access, and download the games the Operating Subsidiaries publish through these platforms located in more than 100 countries across the world, including countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, Japan, and India, among others. The Operating Subsidiaries’ mobile gaming offering is split between two operating systems: (i) Apple iOS, with games distributed in the Apple App Store, and (ii) Google Android, with games distributed primarily in Google Play. The Operating Subsidiaries work with third-party digital marketing service providers to promote their game products through their advertising network to drive players to app distribution platforms to download the games they are interested in. Players can also discover games within the app distribution platforms by searching games using the built-in search tools, browsing the top charts, trending downloads, and various other category lists, and by using other marketplace features. A significant portion of our revenue has been generated from our customers (namely, game players) who accessed our games through these platforms. As of March 31, 2025, Apple App Store and Google Play accounted for approximately 58.9% and 26.3%, respectively, of our total accounts receivable balance. As of June 30, 2024, Apple App Store and Google Play accounted for approximately 63% and 22%, respectively, of our total accounts receivable balance. As of June 30, 2023, Apple App Store and Google Play accounted for approximately 66% and 20%, respectively, of our total accounts receivable balance.

In addition to serving as distribution platforms, the app distribution platforms offer integrated payment systems that allow users to make recurring in-game purchases, using a reliable trusted infrastructure. As of the date of this prospectus, the app distribution platforms charge the Operating Subsidiaries commissions which vary by platform and by country. The Operating Subsidiaries platform commissions were approximately 30% of revenue earned through in-app purchases for the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023. See “Risk Factors—Risks Relating to Gamehaus’ Business— The Operating Subsidiaries rely on app distribution platforms to distribute their mobile games and collect payments, including, in particular, Apple App Store and Google Play. If the Operating Subsidiaries were denied access to these app distribution platforms or if the terms of the revenue-sharing arrangements or other material aspects of their arrangements with these platforms were to materially adversely change, the Operating Subsidiaries mobile games business would be adversely affected, and such change could materially and adversely affect our business, financial condition, and results of operation” and “Risk Factors—Risks Relating to Gamehaus’ Business Non-compliance with rules, policies, and guidance established by app distribution platforms, either by the Operating Subsidiaries or third parties, including the Operating Subsidiaries’ game developer partners, could result in potential penalties and disruptions in their business, which may adversely affect our results of operations and financial performance.”

Intellectual Property

The Operating Subsidiaries regard their trademarks, service marks, domain names, trade secrets, and similar intellectual property as critical to our success. The Operating Subsidiaries rely on a combination of copyright and trademark law, and confidentiality and non-disclosure agreements to protect their intellectual property rights. The Operating Subsidiaries also regularly monitor any infringement or misappropriation of their intellectual property rights.

As of the date of this prospectus, the Operating Subsidiaries have registered:

●	nine trademarks in the PRC and two trademarks in the U.S.;

●	41 domain names in the PRC;

●	61 software copyrights in the PRC.

As of the date of this prospectus, the Operating Subsidiaries have two pending trademark applications in the U.S.

The Operating Subsidiaries implement comprehensive measures to protect their intellectual property in addition to making trademark and software copyright registration applications. The Operating Subsidiaries’ key measures to protect their intellectual property include: (i) trademark searches prior to the launch of their game products; and (ii) timely registration and filing with relevant authorities and application for registration of intellectual property rights for their significant technologies and self-developed software in the PRC. As of the date of this prospectus, the Operating Subsidiaries have not yet sought to apply or obtain registration for their technologies or self-developed software in any EU or North American jurisdiction where their business is primarily conducted.

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Research and Development

The Operating Subsidiaries have allocated substantial operational resources and established dedicated technical support teams to enhance our management and services through the entire game life cycle. We believe continued investment in enhancing existing technology and analytics infrastructure, including investment in software development tools and code modification, is important to attaining the Operating Subsidiaries’ strategic objectives. For example, the Operating Subsidiaries plan to build a universal research development engine component platform, which facilitate the streamlined development of common game model components, such as user-level systems, VIP points systems, and machine/stage simulators. By doing so, the Operating Subsidiaries expect to alleviate developers from repetitive work, enabling them to deliver products more quickly and efficiently. See “The Operating Subsidiaries Growth Strategies—Continue to Invest in Technology Research and Development to Develop the Operating Subsidiaries’ AIGC Service Platform, Data Platform, and Technical Support System.”

As of March 31, 2025, approximately 24.3% of the Operating Subsidiaries’ employees are employed in research and development. The Operating Subsidiaries research and development expenses were approximately $4.2 million, $4.8 million, and $5.5 million during the nine months ended March 31, 2025 and the fiscal years ended June 30, 2024 and 2023, respectively.

Governmental Regulations

PRC Laws and Regulations

As we conduct our operations through our subsidiaries in the PRC, with our operations team, management, and research and development center located in mainland China, the Operating Subsidiaries are subject to the laws and regulations of the PRC, including intellectual property, employment, social welfare, insurance, and taxation regulations. Below is a summary of the major PRC laws, rules, and regulations applicable to our current business.

PRC Regulations Related to Companies and Foreign Investment

The establishment, operation, and management of corporate entities in China are governed by the PRC Company Law, which was promulgated on December 29, 1993 and last amended on December 29, 2023, and effective from July 1, 2024. Under the PRC Company Law, companies are generally classified into two categories: limited liability companies and limited companies by shares. The Company Law also applies to foreign-invested limited liability companies and companies limited by shares.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law of the PRC (the “Foreign Investment Law”), which took effect on January 1, 2020 and repealed the Sino-foreign Equity Joint Ventures Law of the PRC, the Wholly Foreign-owned Enterprise Law of the PRC, and the Sino-foreign Cooperative Joint Ventures Law of the PRC. Since then, the Foreign Investment Law has become the fundamental law regulating foreign-invested enterprises wholly or partially invested by foreign investors. According to the Foreign Investment Law and the Implementation Regulations for the Foreign Investment Law of the PRC issued by the State Council on December 26, 2019 and effective from January 1, 2020, foreign investment refers to any investment activity directly or indirectly carried out by foreign natural persons, enterprises, or other organizations (the “foreign investors”) within the territory of the PRC, including the following circumstances: (i) a foreign investor establishes a foreign-funded enterprise within the territory of the PRC, either alone or together with any other investor; (ii) a foreign investor acquires shares, equities, property shares, or any other similar rights and interests of a PRC enterprise; (iii) a foreign investor invests in any new project within the territory of the PRC, either alone or together with any other investors; or (iv) a foreign investor invests in any other way as stipulated under the laws or administrative regulations or provided by the State Council. The organization form and structure, and the operating rules of foreign-funded enterprises are subject to the provisions of the Company Law, the Partnership Enterprise Law of the PRC, and other applicable laws.

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PRC Regulations Related to Intellectual Property

Copyright

Copyright is protected by (i) the Copyright Law of the PRC, promulgated by the SCNPC on September 7, 1990, last amended on November 11, 2020, and effective from June 1, 2021, and (ii) the Implementation Regulations of the Copyright Law of PRC, issued by the State Council on August 2, 2002 and last amended on January 30, 2013, which provided provisions on the classification of works and the obtaining and protection of copyright and the related rights.

The Computer Software Copyright Registration Measures, promulgated by the National Copyright Administration (the “NCA”) on February 20, 2002, regulate registrations of software copyright and exclusive licensing contracts for software copyright and transfer contracts. The NCA is the competent authority for the nationwide administration of software copyright registration, and the PRC Copyright Protection Center is designated as the software registration authority. The PRC Copyright Protection Center shall grant registration certificates to the Computer Software Copyrights applicants, which conform to the provisions of both the Computer Software Copyright Registration Measures and the Computer Software Protection Regulations.

As of the date of this prospectus, the Operating Subsidiaries have registered 61 copyrights in the PRC. No copyright infringement claim has been filed, or, to the best of our knowledge, threatened, against the Operating Subsidiaries as of the date of this prospectus.

Trademark

Pursuant to (i) the Trademark Law of the PRC, promulgated by the SCNPC on August 23, 1982, last amended on April 23, 2019, and effective from November 1, 2019 and (ii) the Implementation Regulations of the Trademark Law of the PRC, which were promulgated by the State Council on August 3, 2002, became effective on September 15, 2002, and were most recently amended on April 29, 2014, the validity period of registered trademarks is 10 years, commencing from the date of registration approval. A trademark registrant who intends to continue using the registered trademark upon the expiry of its validity period shall go through the formalities of renewal within 12 months before the expiry according to the relevant provisions. Registrants may be granted a grace period of six months if they fail to do so. The validity period of each renewal is 10 years, commencing from the day after the expiry date of the last validity period of the registered trademark. The trademark registration will be canceled if the renewal procedures are not completed within the grace period.

As of the date of this prospectus, the Operating Subsidiaries have registered nine trademarks in the PRC. No trademark infringement claim has been filed, or, to the best of our knowledge, threatened, against the Operating Subsidiaries as of the date of this prospectus.

Patent

Patents are protected by (i) the PRC Patent Law, which was promulgated on March 12, 1984, was last amended on October 17, 2020, and became effective from June 1, 2021, and (ii) the Implementation Rules for the Patent Law of the PRC, which were promulgated by the State Council on June 15, 2001 and last amended on December 11, 2023. A patentable invention or utility model must meet three conditions: novelty, inventiveness, and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds, or substances obtained by means of nuclear transformation. The Patent Office under the National Intellectual Property Administration is responsible for receiving, examining, and approving patent applications. Except under certain specific circumstances provided by law, any third-party user must obtain consent or a proper license from the patent owner to use the patent, otherwise the use will constitute an infringement of the rights of the patent holder. Patents are divided into three types, namely “inventions,” “utility models,” and “designs.” An invention patent is valid for 20 years, a design patent is valid for 15 years, and a utility model patent is valid for 10 years. As of the date of this prospectus, the Operating Subsidiaries have not registered any patents in the PRC.

Domain Name

Domain names are protected by (i) the Administrative Measures of Internet Domain Names, issued by the Ministry of Industry and Information Technology (the “MIIT”) on August 24, 2017 and effective from November 1, 2017, and (ii) the Implementing Rules on Registration of China Country Code Top-level Domain Names, issued by China Internet Network Information Center on June 18, 2019 and effective therefrom. The MIIT is the regulatory body responsible for the administration of PRC internet domain names. The China Internet Network Information Center is responsible for the administration of registration of China country code top-level domain names. Domain name registrations are processed by the domain name registration service agencies established pursuant to the relevant provisions. The applicants become domain name holders upon successful registration.

As of the date of this prospectus, the Operating Subsidiaries are the registered holder of 41 domain names for which the filing-for-record procedures have been completed in the PRC. No infringement claim has been filed, or, to the best of our knowledge, threatened, against the Operating Subsidiaries’ domain names as of the date of this prospectus.

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PRC Regulations Related to Employment and Social Welfare

The Labor Contract Law

According to the PRC Labor Law, promulgated on July 5, 1994 and last amended on December 29, 2018, enterprises and institutions shall establish and improve their system of workplace safety and sanitation, strictly abide by state rules and standards on workplace safety, and educate laborers in labor safety and sanitation in China. Labor safety and sanitation facilities shall comply with national standards. Enterprises and institutions shall provide laborers with safe workplace and sanitation conditions that are in compliance with state stipulations and the relevant articles of labor protection. The PRC Labor Contract Law, which was implemented on January 1, 2008 and amended on December 28, 2012, primarily governs the rights and duties of employees and employers, including the establishment, performance, and termination of labor contracts. Pursuant to the PRC Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or institutions and the laborers. Enterprises and institutions are prohibited from forcing laborers to work beyond the stipulated work time limit, and employers shall pay laborers for overtime work in accordance with relevant laws and regulations. In addition, labor wages shall not be lower than local standards on minimum wages and shall be paid to laborers in a timely manner.

Social Insurance and Housing Fund

Pursuant to (i) the Regulation of Insurance for Labor Injury, enacted on January 1, 2004 and amended on December 20, 2010, (ii) the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, (iii) the Decisions on the Establishment of a Unified Program for Basic Old-Aged Pension Insurance for Employees of Corporations of the State Council issued on July 16, 1997, (iv) the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, (v) the Unemployment Insurance Measures promulgated on January 22, 1999, and (vi) the Social Insurance Law of the PRC, implemented on July 1, 2011 and amended on December 29, 2018, enterprises are obliged to provide their employees in China with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance, and medical insurance. These payments are made to local administrative authorities and any employer that fails to contribute may be fined and ordered to make up within a prescribed time limit.

In accordance with the Regulations on the Management of Housing Provident Funds, which was promulgated by the State Council on April 3, 1999 and last amended on March 24, 2019, enterprises must register at the competent managing center for housing provident funds and upon the examination by such managing center of housing provident funds, these enterprises are required to complete procedures for opening an account at the relevant bank for the deposit of employees’ housing provident funds. Enterprises are also required to pay and deposit housing provident funds on behalf of their employees in full and in a timely manner.

As of the date of this prospectus, the Operating Subsidiaries have provided their employees in China with social insurance by the Operating Subsidiaries or through a third-party agency, and the Operating Subsidiaries have opened housing fund account at relevant banks for their employees. See “Risk Factors – Risks Relating to Doing Business in the PRC – Gamehaus’ PRC Subsidiaries have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, and have paid social insurance and housing fund for certain employees through a third-party agency, which may subject them to penalties.” As of the date of this prospectus, the Operating Subsidiaries are not aware of any action, claim, investigation, or penalties being conducted or threatened by any government authorities.

PRC Regulations relating to Enterprise Income Tax

Pursuant to the EIT Law promulgated by the SCNPC on March 16, 2007, which became effective January 1, 2008 and was last amended on December 29, 2018, enterprises shall be classified into resident enterprises and non-resident enterprises. The income tax rate for resident enterprises is 25%, while the income tax rate for non-resident enterprises is 20%. According to the EIT Law and the Implementation Regulations for the Enterprise Income Tax Law of the PRC (the “Implementation Regulations for EIT Law”) issued by the State Council on December 6, 2007, which became effective January 1, 2008 and were last amended on December 6, 2024, enterprise income tax shall be payable by a resident enterprise for the income derived from or accruing in or outside the PRC. Enterprise income tax shall be payable by a non-resident enterprise with office or premises within the territory of the PRC for the income derived from or accruing in the PRC by its office or premises, and the income derived from or accruing outside the PRC for which its office or premises has a de facto relationship. Where the non-resident enterprise has no office or premises within the territory of the PRC or the income derived or accrued has no de facto relationship with its office or premises, enterprise income tax shall be payable by the non-resident enterprise for the income derived from or accruing in the PRC at a reduced rate of 10%.

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According to the EIT Law and the Implementation Regulations for EIT Law, dividends, premium, and other gains from equity investments between the qualified resident enterprises shall be tax-exempted. The tax rate for each PRC subsidiary under the EIT Law and the Implementation Regulations for EIT Law for the last two completed fiscal years are listed below:

	Enterprise Income Tax Rate
Subsidiary	Fiscal Year Ended June 30, 2024	Fiscal Year Ended June 30, 2023
Shanghai Kuangre	15%	15%
Chongqing Haohan	15%	15%
Beijing Haoyou	25%	25%
Shanghai Haoyu	25%	25%
Chongqing Fanfengjian	15%	15%
Shanghai Fanfengjian	25%	25%

As of the date of this prospectus, the Operating Subsidiaries are not aware of any action, claim, investigation, or penalties being conducted or threatened by any PRC tax authorities.

PRC Regulations Related to Leasing

Pursuant to the Law on Administration of Urban Real Estate of the PRC, which was promulgated by the SCNPC on July 5, 1994, was last amended on August 26, 2019, and became effective on January 1, 2020, the lessor and lessee are required to enter into a written lease contract when leasing premises, which contains such provisions as the lease term, the use of the premises, the rental and repair liability, and other rights and obligations. Both the lessor and lessee are required to register the lease with the real estate administration department. If the lessor and lessee fail to go through the registration procedures, both lessor and lessee may be subject to fines.

According to the PRC Civil Code, the lessee may sublease leased premises to a third party, subject to the consent of the lessor. Where a lessee subleases the premises, the lease contract between the lessee and the lessor remains valid. The lessor is entitled to terminate the lease if the lessee subleases the premises without the consent of the lessor. In addition, if the lessor transfers the premises, the lease contract between the lessee and the lessor will remain valid.

On December 1, 2010, the Ministry of Housing and Urban-Rural Development promulgated the Administrative Measures for Leasing of Commodity Housing, which became effective February 1, 2011. According to such measures, the lessor and lease are required to enter into lease contracts which should generally contain specified provisions, and lease contracts should be registered with the relevant construction or property authorities at the municipal or county level within 30 days after the conclusion of lease contracts. If a lease contract is extended or terminated or if there is any change to the registered items, the lessor and the lease are required to effect alteration registration, extension of registration, or deregistration with the original relevant construction or property authorities within 30 days after the occurrence of such extension, termination, or alteration.

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Regulations Related to Globally Accessible Game Products

Additionally, while the Operating Subsidiaries operate primarily in Hong Kong and mainland China, the games the Operating Subsidiaries publish are available worldwide except in the PRC. The Operating Subsidiaries’ games are published in the global market, including countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, Japan, and India, among others, through third-party app distribution platforms, such as Apple App Store and Google Play. Local laws and regulations may apply to ensure compliance and a safe gaming experience for players in those countries or regions, with respect to content regulation, intellectual property, consumer protection, advertising, and data privacy protection. We believe that, as of the date of this prospectus, the Operating Subsidiaries’ games are compliant with all applicable laws concerning game content, including avoiding offensive, harmful, or inappropriate materials, as well as violence, explicit content, hate speech, and other related issues. Certain jurisdictions may enact regulations overseeing games that involve gambling elements or loot box mechanics, requiring transparency, and age restrictions. The Operating Subsidiaries are also subject to intellectual property laws worldwide, including copyrights, trademarks, and patents. Unauthorized use of others’ intellectual property may result in legal proceedings. See “Risk Factors—Risks related to Gamehaus’ Business and Industry—Third parties may claim that the Operating Subsidiaries infringe their proprietary intellectual property rights, which could cause the Operating Subsidiaries to incur significant legal expenses and prevent the Operating Subsidiaries from promoting their services.” The Operating Subsidiaries are actively taking precautions against intellectual property infringements, and as of the date of this prospectus, the Operating Subsidiaries have not received any notice, claim, or assertion alleging infringement upon others’ intellectual property rights. Furthermore, the Operating Subsidiaries are subject to a variety of laws and regulations in the United States and abroad regarding data privacy and security, such as the GDPR and CCPA, and are undertaking efforts to address the Operating Subsidiaries’ compliance obligations under such laws. While additional work remains to address the complex privacy and data protection requirements to which the Operating Subsidiaries are subject worldwide, as of the date of this prospectus, the Operating Subsidiaries have not received any notice, claim, or assertion claiming a violation of such requirements. The Operating Subsidiaries are typically dependent upon their app distribution platform providers, such as Apple App Store and Google Play, to solicit, collect, and provide them with information regarding the games that is necessary for compliance with applicable regulations. To the best of our knowledge, all of the Operating Subsidiaries’ games are compliant with local laws and regulations in each region where they are published, as the review process on such platforms as Apple App Store and Google Play is stricter for compliance purposes than relevant local laws and regulations. As of the date of this prospectus, the Operating Subsidiaries have not received any inquiry, notice, or sanction regarding legal non-compliance concerning the Operating Subsidiaries’ game products from any federal, state, or local regulatory authorities outside the PRC. While we believe Operating Subsidiaries are currently in material compliance with applicable laws and regulations, the Operating Subsidiaries intend to continue to monitor their game products and game publishing services. Our business, including our ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that requires changes to these practices, the design of their games, features, or their privacy policy.

Regulations Related to Data Privacy

The Operating Subsidiaries are and/or may become subject to a variety of laws and regulations in the United States and abroad regarding data privacy and security. The legislative and regulatory landscapes for data privacy and security continue to evolve in jurisdictions worldwide, with an increasing focus on privacy and data protection issues with the potential to affect our business.

In the United States, the Operating Subsidiaries are subject to certain state privacy laws. For example, the CCPA, California’s stringent and comprehensive privacy law, imposes a myriad of obligations on regulated entities like the Operating Subsidiaries. Similar laws have been passed in 12 additional U.S. states. These laws collectively grant consumers certain enumerated rights to their personal information, including the rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how regulated companies use their personal information. Additionally, there are a number of more focused laws that directly regulate direct marketing efforts, including the CAN-SPAM Act and the Telephone Consumer Protection Act, Children’s privacy, such as the Children’s Online Privacy Protection Act, and the posting of a website privacy policy, such as the Nevada security and privacy of personal information law.

In the EU and UK, the Operating Subsidiaries are subject to EU GDPR and UK GDPR. These laws impose a number of strict requirements on controllers, like the Operating Subsidiaries. These laws require controllers to inform individuals of how their personal data is handled, implement safeguards to protect the security and confidentiality of personal data, take certain measures when sharing personal data with third parties, and respond to individual requests to exercise their data protection rights. There are other EU and UK laws – such as the EU ePrivacy Directive 2002/58/EC and the UK Public and Electronic Communications Regulations 2003 – which impose requirements around direct marketing and the use of cookies and other similar technologies, which the Operating Subsidiaries are subject to.

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The Operating Subsidiaries are undertaking efforts to address their compliance obligations under such laws. While additional work remains to address the complex privacy and data protection requirements to which the Operating Subsidiaries are subject worldwide, as of the date of this prospectus, the Operating Subsidiaries have not received any notice, claim, or assertion claiming a violation of such requirements. The Operating Subsidiaries do not have any insurance coverage which would compensate them for any claims made under public or private claims brought against us relating to failures to adequately maintain privacy and data protection. See “Risk Factors—Risks Related to Gamehaus’ Business— The Operating Subsidiaries current insurance policies do not provide adequate levels of coverage against claims the Operating Subsidiaries may incur, and in the case of an uninsured or underinsured claim, the Operating Subsidiaries would be required to bear the costs of repair and recovery and/or potential liability for a wide variety of perils to which the Operating Subsidiaries’ business is exposed, including those relating to cyber-attacks and data breaches.”

Although the Operating Subsidiaries make reasonable efforts to comply with all applicable data protection laws and regulations, the Operating Subsidiaries have not developed robust controls and/or procedures designed to ensure compliance with all applicable privacy laws to which the Operating Subsidiaries are subject. The regulatory framework for data privacy issues worldwide is currently evolving and is likely to remain uncertain for the foreseeable future, and it is possible that applicable laws and regulations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules, or our practices. The Operating Subsidiaries also make public statements about their use and disclosure of personal information through their privacy policy, information provided on the Operating Subsidiaries’ website, and other public statements. Although the Operating Subsidiaries have taken steps to ensure their public statements are complete, accurate, and fully implemented, the Operating Subsidiaries may at times fail to do so or be alleged to have failed to do so. The Operating Subsidiaries may be subject to potential regulatory or other legal action if such policies or statements are found to be deceptive, unfair, or misrepresentative of their actual practices. In addition, from time to time, concerns may be expressed about whether their products and services compromise the privacy of their customers and others. Any concerns about their data privacy and security practices (even if unfounded), or any failure, real or perceived, by the Operating Subsidiaries to comply with their posted privacy policies or with any legal or regulatory requirements, standards, certifications, orders, or other privacy or consumer protection-related laws and regulations applicable to the Operating Subsidiaries, could cause their customers and users to reduce their use of their products and services.

Competition

The gaming industry worldwide is highly competitive and rapidly evolving, with many new companies joining the competition in recent years. In particular, the mobile gaming industry is characterized by rapid technological advancement, frequent launches of new games, changes in player needs and behavior, disruption by innovative entrants, and evolving business models and industry standards. As a result, the Operating Subsidiaries’ industry is constantly changing games and business models to adopt and optimize new technologies, increase cost efficiency, and adapt the preferences of players. The Operating Subsidiaries compete for leisure time, attention, and discretionary spending of the Operating Subsidiaries’ players versus other forms of offline and online entertainment, including social media, reading, and other video games on the basis of a number of factors, including quality of player experience, breadth and depth of gameplay, ability to create or license compelling content, brand awareness and reputation, and access to effective distribution channels. The Operating Subsidiaries’ primary competitors include Playtika, Zynga, Scopely, and other game developers and publishers.

We believe that the Operating Subsidiaries are well-positioned to effectively compete in the mobile gaming industry based on the factors listed above, especially due to (i) their scalable business model, which enables the Operating Subsidiaries to work with more developer partners on a cost-effective basis, rather than relying on acquiring those teams that have already achieved a certain level of scale; (ii) their connection to experienced and efficient Chinese game developers, which provides the Operating Subsidiaries with opportunities to acquire a diverse portfolio of games, rather than being limited to a single or a few categories; and (iii) their data-driven technology-enabled user acquisition and monetization strategies, which significantly enhance the profitability of each game the Operating Subsidiaries publish. It is possible, however, that some of their current or future competitors may have longer operating histories, greater brand recognition, or more financial, technical, or marketing resources. The Operating Subsidiaries may lose customers if the Operating Subsidiaries fail to compete successfully, which could adversely affect our financial performance and business prospects. The Operating Subsidiaries cannot guarantee that our business model and strategies will remain competitive or successful in the future.

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Employees

Our Operating Subsidiaries had 144, 143, 150, and 183 full-time employees as of March 31, 2025 and June 30, 2024, 2023, and 2022, respectively. The following table sets forth the number of their full-time employees as of March 31, 2025:

Function:	Number
Operations	33
Research and Development	35
Sales and Marketing, Business Support, and Technology Support	51
General and Administration	25
Total	144

The Operating Subsidiaries enter into employment contracts with a confidentiality clause with the full-time employees.

We believe that the Operating Subsidiaries maintain a good working relationship with their employees, and they have not experienced material labor disputes in the past. None of their employees are represented by labor unions.

Facilities

Our principal executive offices are located at 5th Floor, Building 2, No. 500, Shengxia Road, Pudong New District, Shanghai, the PRC, where Chongqing Haohan, one of our PRC Subsidiaries, leases office space from an independent third party pursuant to a lease agreement dated as of April 10, 2019, as amended on December 15, 2021, with an area of approximately 17,533 square feet, a lease term from June 1, 2024 to May 31, 2026, and a monthly rent of approximately RMB254,800 (approximately $35,366. Shanghai Kuangre may renew the lease by submitting a written notice requesting renewal at least six months before the current lease agreement expires, provided that no material breaches occur during the lease term.

In addition, Beijing Haoyou, one of our PRC Subsidiaries, leases office space for their research and development center at Building No.1, 3rd Floor, Unit 50332, No. 2 Nanzhugan Hutong, Dongcheng District, Beijing, China, from an independent third party pursuant to a lease agreement dated November 18, 2024, with an area of approximately 1,143 square feet, a lease term from January 6, 2025 to January 5, 2026, and a monthly rent of RMB12,940 (approximately $1,861). The lease agreement may be terminated by either party in the event of a material breach by the other party of the agreement. According to the agreement, Beijing Haoyou holds the right of first refusal for lease renewal, provided a written notice of intent to renew is given to the landlord at least 30 days prior to the expiration of the current agreement.

Shanghai Kuangre also leases office space from an independent third party, pursuant to a lease agreement dated May 28, 2024, with an area of approximately 2,265 square feet, a lease term from September 1, 2024 to August 31, 2026, and a monthly rent of RMB16,836 (approximately $2,421). The lease agreement may be terminated by either party in the event of a material breach by the other party of the agreement.

We believe that the offices that the Operating Subsidiaries currently lease are adequate to meet our needs for the foreseeable future.

Insurance

As required by regulations in China, the PRC Subsidiaries participate in various employee social security plans that are organized by municipal and provincial governments for our full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance, and housing insurance. The PRC Subsidiaries are required under PRC laws to make contributions from time to time to employee benefit plans for our full-time employees at specified percentages of the salaries, bonuses, and certain allowances of such employees, up to a maximum amount specified by the local governments in China. The PRC Subsidiaries have not made adequate social security and housing fund contributions for all employees, and the PRC Subsidiaries may be required to make up for the shortfall in the social security contributions as well as to pay late fees at the rate of 0.05% per day of the outstanding amount from the due date. We also maintain a general public liability insurance for one of our PRC Subsidiaries, Shanghai Kuangre. The PRC Subsidiaries do not maintain directors and officers liability insurance, group comprehensive life insurance for employees, property insurance, business disruption insurance, cyber-security insurance or insurance against breaches or loss of data or personal private information of users of their games.

Seasonality

The Operating Subsidiaries’ business is not subject to seasonality.

Legal Proceedings

From time to time, the Operating Subsidiaries may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. The Operating Subsidiaries are currently not a party to, and the Operating Subsidiaries are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

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MANAGEMENT

Set forth below is information concerning our directors and executive officers as of the date of this prospectus.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position
Feng Xie	48	Chairman of the Board of Directors and Director
Yimin Cai	38	Chief Executive Officer and Director
Ling Yan	39	Chief Financial Officer and Director
Xi Yan	44	Chief Technology Officer and Director
Yan Gong	51	Independent Director
Lei Zhu	54	Independent Director
Kenneth Lam	61	Independent Director

The following is a brief biography of each of our executive officers and directors:

Mr. Feng Xie. Mr. Xie has served as our Chairman of the Board of Directors and director since January 2025. Mr. Xie is the founder and has served as a director and the chairman of board of directors of Gamehaus since December 2020 and November 2023, respectively. Mr. Xie has also served as the chairman and chief executive officer of Shanghai Kuangre since October 2016, responsible for the management of day-to-day operations and high-level strategizing and business planning. From December 2010 to September 2016, Mr. Xie founded and served as the chief executive officer of Shanghai Holaverse Network Technology Co., Ltd., a company primarily focused on the development of mobile applications. From March 2009 to February 2010, Mr. Xie served as the vice president of China at TCL Technology Group Corporation (SHE: 000100), responsible for management of global mobile Internet business. Mr. Xie graduated Air Force Engineering University majoring in Computer Science and Technology in 2001. Mr. Xie is pursuing an EMBA at the National University of Singapore starting from September 2023.

Mr. Yimin Cai. Mr. Cai has served as our Chief Executive Officer and director since January 2025. Mr. Cai has served as the chief executive officer of Gamehaus since November 2023, responsible for business development, investment, operations, and user acquisition. Since February 2018, Mr. Cai has served as the director of business development at Shanghai Kuangre, responsible for business development of the company. From October 2017 to February 2018, Mr. Cai served as the vice director of human resources at AIA Group Limited (HK: 1299), a multinational insurance company, where he was responsible for driving and managing organizational changes and ensuring that employees were prepared and supported effectively. From February 2012 to October 2017, Mr. Cai served as a manager at PricewaterhouseCoopers Management Consulting (Shanghai) Co., Ltd., responsible for merger and acquisition and post merge integration consulting. Mr. Cai received his bachelor’s degree in Applied Psychology from Nanjing University in 2010 and his master’s degree in Education and Psychology from University of Cambridge in 2012.

Ms. Ling Yan. Ms. Yan has served as our Chief Financial Officer and director since January 2025. Ms. Yan has served as a director and the chief financial officer of Gamehaus since December 2020 and November 2023, respectively. Ms. Yan has also served as the chief financial officer of Shanghai Kuangre since October 2016, responsible for the company’s overall financial management and internal control. From July 2013 to September 2016, Ms. Yan served as the chief financial officer of Shanghai Holaverse Network Technology Co., Ltd., where she was responsible for the company’s overall financial management, tax compliance, and accounting related matters. Ms. Yan received a bachelor’s degree in Finance from Zhengzhou University in 2009.

Mr. Xi Yan. Mr. Yan has served as our Chief Technology Officer and director since January 2025. Mr. Yan has served as a partner of Shanghai Kuangre since October 2016, responsible for the company’s technology, data, and marketing promotion. From December 2011 to September 2016, Mr. Yan served as a partner of Shanghai Holaverse Network Technology Co., Ltd., responsible for technology and operation management. Mr. Yan received his bachelor’s degree in Computer Science and Technology from Donghua University in 2003.

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Prof. Yan Gong. Mr. Gong has served as our independent director since January 2025. Since July 2013, Mr. Gong has served as a professor of Entrepreneurial Management Practice at China Europe International Business School, responsible for conducting research, delivering lectures, and overseeing curriculum development. From May 2016 to May 2023, Mr. Gong served as an independent director at Giant Network Group Co., Ltd. (SHE: 002558), and from August 2016 to April 2020, Mr. Gong also served as an independent director at Jack Technology Co., Ltd. (SSE: 603337). Mr. Gong received a bachelor’s degree in Electrical Engineering from Hunan University in 1994, an MBA degree from Zhejiang University in 2001, and a Ph.D. degree in Management from University of Wisconsin-Madison in 2007.

Prof. Lei Zhu. Ms. Zhu has served as our independent director since January 2025. Since July 2018, Ms. Zhu has served as a professor of Accounting at Fudan Fanhai International School of Finance, Fudan University, responsible for conducting research, teaching corporate finance courses, and contributing to academic initiatives. From July 2013 to July 2018, Ms. Zhu served as an associate professor of accounting at Shanghai Advanced Institute of Finance, Shanghai Jiao Tong University. From July 2009 to June 2013, Ms. Zhu served as an assistant professor of Accounting at Boston University, responsible for teaching courses and contributing to academic projects. Ms. Zhu’s research involves theoretical and empirical studies of corporate finance and financial institutions, as well as the legal and regulatory framework for the financial market. Ms. Zhu received a bachelor’s degree in Accounting in Temple University in 1997, a master’s degree in Finance from Boston College in 2002, and a Ph.D. degree in Accounting from Columbia Business School in 2009.

Mr. Kenneth Lam. Mr. Lam has served as our independent director since January 2025. Mr. Lam has served as the chief financial officer of Golden Star since December 2, 2021. Mr. Lam, a chartered accountant in the United Kingdom and a CPA in Hong Kong, is a seasoned finance executive with cross functional experiences including board directorship, executive management, enterprise risk management, quality system implementation, Environmental Health & Safety supervision, legal and company secretarial support in leading MNCs. He has a proven track record on formulating and implementing financial strategies for multi-national corporations in the Chinese market. Mr. Lam was the China CFO, Asia Motor Business Unit Finance Business Partner, interim CEO of AXA Assistance based in Beijing and Suzhou between 2016 and 2018. Before joining AXA, he worked for Airbus for 17 years from 1998 to 2015 in Beijing and Tianjin. He was the Vice President in Finance & Quality of Airbus and acted as the CFO of Airbus in China, board director in JVs and WOFE, and the finance shared services leader of the Group. Mr. Lam was the lead player in the establishment of an engineering center in Beijing, the A320 Final Assembly Line and a logistics center in Tianjin, and a manufacturing center in Harbin. He was also the chief negotiator of two Beijing JV extensions. Between 1995 and 1997, Mr. Lam was the Senior Financial Accountant and Regional EH&S Supervisor of ARCO Chemical Asia Pacific in Hong Kong. On the public practice side, Mr. Lam joined PriceWaterhouseCoopers in Beijing from 1997 to 1998, Ernst & Young in Hong Kong from 1992 to 1994, and Helmores in London from 1988 to 1991. During these periods, Mr. Lam gained rich experience in providing client assurance and IPO services, and advising clients on business issues. Mr. Lam was appointed by the Chief Executive of Hong Kong as a Financial Reporting Review Panel Member of the Financial Reporting Council from 2007 to 2013. The duty was to conduct enquiries into non-compliance with financial reporting requirements of listed companies. Mr. Lam received a bachelor of science degree with honors in Electrical Engineering Science from the University of Warwick and a master of science degree in Management Science from the Imperial College London.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Controlled Company

As of the date of this prospectus, Mr. Feng Xie beneficially owns 86.04% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We intend to utilize these exemptions. Although we have a compensation committee and nominating committee, such committees are not composed entirely of “independent directors.” As of the date of this prospectus, our board of directors consists of seven directors, three of whom qualify as independent directors as defined within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

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Board Composition

Our board of directors consists of seven directors, three of whom are “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, all of our directors owe fiduciary duties to us. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association to be amended and effective on or before the completion of this offering. We have the right to seek damages if a duty owed by any of our directors is breached.

In accordance with our current Amended and Restated Articles of Association, the functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the Company;

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

Terms of Directors and Executive Officers

Unless amended by an ordinary resolution of shareholders, our board of directors consists of seven directors divided into two classes. One (1) Class I director shall serve a term expiring at our first annual general meeting following the effectiveness of our current Amended and Restated Articles of Association, unless such Class I director is removed or resigns in accordance with our current Amended and Restated Articles of Association. The remaining six (6) Class II directors shall serve a term expiring at our second annual general meeting following the effectiveness of our current Amended and Restated Articles of Association, unless such Class II directors are removed or resign in accordance with these Articles. A director may be removed either by an ordinary resolution of shareholders or by a majority of the other directors. Any vacancy on our board of directors may be filled by our remaining directors. A remaining director may appoint a new director even in the absence of a quorum. In addition, our officers are elected by, and serve at the discretion of, our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

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Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to the employment agreements, the form of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part, we have agreed to employ each of our executive officers for an initial term of three years, which could be automatically extended for successive one-year terms unless either party provides a one-month prior written notice to terminate the employment. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

Prior to the Business Combination, for the fiscal year ended June 30, 2024, Gamehaus paid an aggregate of $0.549 million as compensation to its executive officers and directors. Following the Business Combination, we intend to develop an executive compensation program that is consistent with existing compensation policies of Nasdaq-listed peer companies, which are designed to align the interests of executive officers with those of our stakeholders, while enabling us to attract, motivate, and retain individuals who contribute to our long-term success. Specific determinations with respect to director and executive compensation after the Business Combination will be determined by our compensation committee. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our PRC Subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors serve on each of the committees. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee is composed of Lei Zhu, Yan Gong, and Kenneth Lam, with Lei Zhu serving as chairperson. Our board of directors has determined that all such directors meet the independence requirements under the Nasdaq listing rules and under Rule 10A-3 of the Exchange Act. Each member of the audit committee is financially literate, in accordance with Nasdaq audit committee requirements, and possesses prior experience sitting in auditing committees of publicly-listed companies. In arriving at this determination, our board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

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●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Nomination and Corporate Governance Committee. Our nomination and corporate governance committee is composed of Feng Xie, Yan Gong, and Lei Zhu, with Feng Xie with serving as chairperson. The nomination and corporate governance committee is responsible for the assessment of the performance of the board, considering and making recommendations to the our board of directors with respect to the nominations or elections of directors and other governance issues.

Compensation Committee. Our compensation committee is composed of Yimin Cai, Yan Gong, and Lei Zhu, with Yimin Cai serving as chairperson. The compensation committee is responsible for reviewing and making recommendations to our board of directors regarding our compensation policies for our officers and all forms of compensation. The compensation committee also administer our equity-based and incentive compensation plans and make recommendations to our board of directors about amendments to such plans and the adoption of any new employee incentive compensation plans.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which is filed as Exhibit 99.1 of this registration statement and is applicable to all of our directors, officers and employees. Our code of business conduct and ethics is publicly available on our website.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially owns our Class A Ordinary Shares;

●	our directors and executive officers as a group; and

●	each person known to us to beneficially owns more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Percentage of beneficial ownership of each listed person is based on 37,971,245 Class A Ordinary Shares and 15,598,113 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

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Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Class B Ordinary Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them.

	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power(2)
	Number	%	Number	%	%
Directors and Executive Officers(1):
Feng Xie(3)	—	—	15,598,113	100%	86.04%
Yimin Cai(4)	2,657,477	7.00%	—	—	*
Ling Yan(5)	1,062,991	2.80%	—	—	*
Xi Yan(6)	5,314,953	14.00%	—	—	1.95%
Yan Gong	—	—	—	—	—
Lei Zhu	—	—	—	—	—
Kenneth Lam	—	—	—	—	—
All directors and executive officers as a group (six individuals):	9,035,421	23.80%	15,598,113	100%	89.36%

5% Shareholders:
Funtery Holding Limited(3)	—	—	15,598,113	100%	86.04%
Carmira Holding Limited(4)	2,657,477	7.00%	—	—	*
Joystick Holding Limited(6)	5,314,953	14.00%	—	—	1.95%
True Thrive Limited(7)	5,647,138	14.87%	—	—	2.08%
DWC Technology Limited(8)	2,952,776	7.78%	—	—	1.09%
Shanghai Yingben Investment Partnership (Limited Partnership) (9)	4,429,110	11.66%	—	—	1.63%
Beijing Zhiyi Venture Investment Centre (Limited Partnership)(10)	3,296,068	8.68%	—	—	1.21%
Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership(11)	2,952,776	7.78%	—	—	1.09%
Shanghai Jintou Network Technology Co., Ltd.(12)	2,657,477	7.00%	—	—	*
Zhuhai Qianming Investment Partnership (Limited Partnership) (13)	2,214,582	5.83%	—	—	*

Notes:

*	Indicates less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is Building B, 5th Floor, Room 01-04, Courtyard Yi-No.10, Jiuxianqiao North Road, Chaoyang District, Beijing, the PRC.

(2)	Represents the percentage of voting power of our Class A Ordinary Shares and Class B Ordinary Shares voting as a single class. Each holder of Class B Ordinary Shares is entitled to 15 votes per share and each holder of Class A Ordinary Shares is entitled to one vote per share.

(3)	Represents 15,598,113 Class B Ordinary Shares held by Funtery Holding Limited, a British Virgin Islands company that is (a) 33.33% owned by Cyberjoy holding Limited, a British Virgin Islands company that is wholly owned by Feng Xie; and (b) 66.67% owned by Funomic Holding Limited, a British Virgin Islands company that is wholly owned by Playfund Trust, a trust established under the laws of the Republic of Singapore by Feng Xie, as settlor, with Vistra Trust (Singapore) Pte. Limited being appointed as the trustee and Cyberjoy Holding Limited as the beneficiary and having the sole voting and dispositive power over these ordinary shares.

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(4)	Represents 2,657,477 Class A Ordinary Shares held by Carmira Holding Limited, which is 100% owned by Mr. Cai.

(5)	Represents 1,062,991 Class A Ordinary Shares held by Azuresky Holding Limited, which is 100% owned by Ms. Yan.

(6)	Represents 5,314,953 Class A Ordinary Shares held by Joystick Holding Limited, which is 100% owned by Mr. Yan.

(7)	Represents 5,647,138 Class A Ordinary Shares held by True Thrive Limited, a Cayman Islands company, which is 100% owned by 360 Technology Group Co., Ltd., a PRC company in which Hongyi Zhou serves as the chairman of the board of directors and has voting and dispositive control over these securities owned by True Thrive Limited.

(8)	Represents 2,952,776 Class A Ordinary Shares held by DWC Technology Limited, a British Virgin Islands company, which is 100% owned by its sole director, Mr. Wei Duan, who has voting and dispositive control over the securities owned by DWC Technology Limited.

(9)	Represents 4,429,110 Class A Ordinary Shares held by Shanghai Yingben Investment Partnership (Limited Partnership), a PRC limited partnership. The general partner of Shanghai Yingben Investment Partnership (Limited Partnership) is Shenzhen Share Growth Investment Management Co., Ltd., which is majority owned by Wentao Bai, who has voting and dispositive control over the securities owned by Shanghai Yingben Investment Partnership (Limited Partnership).

(10)	Represents 3,296,068 Class A Ordinary Shares held by Beijing Zhiyi, a PRC limited partnership. The general partner of Beijing Zhiyi is Beijing Zhiyi Capital Investment Management Co., Ltd. The shareholders of Beijing Zhiyi Capital Investment Management Co., Ltd. are Ms. Wenjiang Chen and Mr. Muqing Li.

(11)	Represents 2,952,776 Class A Ordinary shares held by Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership), a PRC limited partnership. The general partner of Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership) is Ningbo Chuangxiangyuan Investment Management Co., Ltd., which is majority owned by Yintao Zhan, who has voting and dispositive control over the securities owned by Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership).

(12)	Represents 2,657,477 Class A Ordinary Shares held by Shanghai Jintou Network Technology Co., Ltd., a PRC company that is wholly owned by Shanghai Songmeng Network Technology Co., Ltd., which is wholly owned by Shanghai Maiya Network Technology Co., Ltd., which is wholly owned by Shanghai Xuyanze Network Technology Co., Ltd., which is majority owned by Song Li, who has voting and dispositive control over the securities owned by Shanghai Jintou Network Technology Co., Ltd.

(13)	Represents 2,214,582 Class A Ordinary Shares held by Zhuhai Qianming Investment Partnership (Limited Partnership). a PRC limited partnership. The general partner of Zhuhai Qianming Investment Partnership (Limited Partnership) is Zhuhai Zhongguan Qianming Phase I Entrepreneurial Investment Partnership (Limited Partnership). The general partner of Zhuhai Zhongguan Qianming Phase I Entrepreneurial Investment Partnership (Limited Partnership) is Zhuhai Zhongguan Qianming Investment Management Co., Ltd., which is majority owned by Mingguo Huang, who has voting and dispositive control over the securities owned by Zhuhai Qianming Investment Partnership (Limited Partnership).

None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follows:

Entity or individual name	Relationship with Gamehaus
Feng Xie	Founder and controlling shareholder of the Company
Wuhan Huiyu	Investee of the Company
Shanghai Dongying Network Technology Co., Ltd. (“Shanghai Dongying”)	Investee of the Company
Mobile Motion Co., Limited (“Mobile Motion”)	Wholly-owned subsidiary of investee of the Company

Our related party balances as of March 31, 2025 and transactions for the nine months ended March 31, 2025 are identified as follows:

(a)	We entered into the following related party transactions:

We invested in these companies engaged in mobile game development and required the royalty right of the games from such investees to distribute on third-party platforms. We typically pay one-time royalties and continue to share profits with those investees.

	For the Nine Months Ended March 31,
	2025	2024
Royalty fee and service from related parties
Wuhan Huiyu	$261,084	$316,790
Shanghai Dongying	1,709,587	1,984,280
Mobile Motion	434,398	714,689
Total	$2,405,069	$3,015,759

(b)	We had the following significant related party balances:

Advance to Suppliers — related parties

As of March 31, 2025, and June 30, 2024, advance to suppliers - related parties, were as sfollows:

	As of
	March 31, 2025	June 30, 2024
Wuhan Huiyu	$42,285	$-
Shanghai Dongying	552,343	320,488
Mobile Motion	704,937	873,717
Total	$1,299,565	$1,194,205

Due from related parties

As of March 31, 2025, and June 30, 2024, we had a due to related party balance of nil and $107,361, respectively, to Feng Xie. The advances were due on demand and without interest. We paid off the due to Feng Xie during the nine months ended March 31, 2025.

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Our related party balances as of June 30, 2024 and 2023 and transactions for the fiscal years ended June 30, 2024 and 2023 are identified as follows:

(a)	We entered into the following related party transactions:

We invested in these companies engaged in mobile game development and required the royalty right of the games from such investees to distribute on third-party platforms. We typically pay one-time royalties and continues to share profits with those investees.

	For the fiscal years ended June 30,
	2024	2023
Royalty fee and service from related parties
Wuhan Huiyu	$450,761	$524,211
Shanghai Dongying	2,860,905	-
Mobile Motion	1,951,176	34,880
Total	$5,262,842	$599,091

(b)	We had the following significant related party balances:

Advance to Suppliers — related parties

As of June 30, 2024 and 2023, advance to suppliers - related parties, were as follows:

	As of June 30,
	2024	2023
Shanghai Dongying	$320,488	$2,513,370
Mobile Motion	873,717	1,206,219
Total	$1,194,205	$3,719,589

Due from related parties

As of June 30, 2024 and 2023, we had a due to related party balance of $107,361 and nil, respectively, to Feng Xie. The advances were due on demand and without interest.

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DESCRIPTION OF SHARE CAPITAL

General

A summary of the material provisions governing the Company’s shares is described below. This summary is not complete and should be read together with the Company’s Amended and Restated Memorandum and Articles of Association, a copy of which is appended to this prospectus as Exhibit 3.1.

We are a Cayman Islands exempted company and our affairs is governed by the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

We are authorized to issue up to 900,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares, each of $0.0001 par value per share.

The following are summaries of the material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Class A Ordinary Shares.

Ordinary Shares

Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights and powers except for voting and conversion rights as set out under the Amended and Restated Memorandum and Articles of Association. The holders of Class A Ordinary Shares are entitled to one vote for each Class A Ordinary Share held of record on all matters to be voted on by shareholders, whereas the holders of Class B Ordinary Shares will be entitled to 15 votes for each Class B Ordinary Share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the votes cast at a general meeting for the election of directors can elect all of the directors to be elected at such general meeting.

Holders of Class A Ordinary Shares do not have any preemptive rights and there are no sinking fund or redemption provisions applicable to Class A Ordinary Shares.

As of the date of this prospectus, Feng Xie controls the voting power of all of the outstanding Class B Ordinary Shares. The dual-class structure of our Ordinary Shares has the effect of concentrating voting control in Mr. Feng Xie, given that Mr. Feng Xie beneficially owns 86.04% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares. As a result of the disparate voting power of our Class B Ordinary Shares beneficially owned by Mr. Xie, he will possess the ability to control our business, including decisions regarding mergers, consolidations, and the sale of all or substantially all of its assets, the election of directors, and other significant corporate actions. See “Risk Factors—Risks Relating to This Offering and the Trading Market—The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with our Chairman of Board of Directors, and his interests may not be aligned with the interests of our other shareholders.” As further described below, upon any transfer of our Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee (as defined below) of such holder, those shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all of our Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in other events described below. See “— Optional and Mandatory Conversion.”

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Voting Rights

Holders of our Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the shareholders. In respect of all matters upon which holders of our Ordinary Shares are entitled to vote, each Class B Ordinary Share will be entitled to 15 votes and each Class A Ordinary Share will be entitled to one vote. At any meeting of shareholders a resolution put to the vote of the meeting shall be decided on a poll.

Class A Ordinary Shares and Class B Ordinary Shares will vote together on all matters, except that we will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:

●	increase the number of authorized Class B Ordinary Shares;

●	issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than (i) to any Key Executive or his Affiliates, or (ii) on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under the Amended and Restated Memorandum and Articles of Association;

●	create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any shares in the capital of the Company that carry more than one vote per share;

●	reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

●	amend, restate, waive, or adopt any provision inconsistent with or otherwise vary or alter any provision of the Amended and Restated Memorandum and Articles of Association relating to the voting, conversion, or other rights, powers, preferences, privileges, or restrictions of Class B Ordinary Shares.

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast at a meeting of shareholders, while a special resolution will require not less than two-thirds of votes cast at a meeting of shareholders. An ordinary resolution and a special resolution may also be passed by way of a unanimous resolution in writing of shareholders entitled to vote, with prior notice duly given.

Optional and Mandatory Conversion

Each of our Class B Ordinary Share will be convertible into one Class A Ordinary Share at the option of the holder thereof. The Amended and Restated Memorandum and Articles of Association do not provide for the conversion of Class A Ordinary Shares into Class B Ordinary Shares.

Any number of Class B Ordinary Shares held by a holder thereof will automatically and immediately be converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:

●	Any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not a Permitted Transferee of such holder; or

●	The direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Permitted Transferee of the such holder.

Transfer of Ordinary Shares

Class B Ordinary Shares may be transferred only to a Permitted Transferee of the holder and any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “Optional and Mandatory Conversion.”

“Affiliate” means, with respect to a person, (i) any other person which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person, including trusts, funds, and accounts promoted, sponsored, managed, advised, or serviced by such person (ii) if such person is an individual, his/her Family Member (as defined below) and Affiliates of such person and/or his/her Family Members; provided, that in the case of a Key Executive, the term Affiliate shall include such Key Executive’s Permitted Transferees (as defined below), notwithstanding anything to the contrary contained in the Amended and Restated Memorandum and Articles of Association.

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A “Permitted Transferee” with respect to each holder of Class A Ordinary Shares, any or all of the following:

(a)	any Key Executive;

(b)	any Key Executive’s Affiliate;

(c)	the Company or any of its subsidiaries;

(d)	in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive: any Key Executive’s Family Members, another holder of Class B Ordinary Shares, or a designee approved by majority of all directors, provided that in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (c) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (c) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares be subject to mandatory conversion as set out above.

“Key Executives” means Funtery Holding Limited, a company incorporated in the British Virgin Islands, and Feng Xie, who indirectly holds the 100% issued share capital of Funtery Holding Limited through Cyberjoy Holding Limited.

“Family Member” means, with respect to an individual, any of such individual’s former, current or future spouse, parent, step-parent, grandparent, step-grandparent, child, step-child, grandchild, step-grandchild, sibling, step-sibling, niece, nephew, and in-laws, including adoptive relationships.

Tax Treaty

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income, withholding or corporation tax.

No Cayman Islands stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares. However, as above, Cayman Islands stamp duty will be payable if an instrument of transfer is executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands).

Anti-Takeover Provisions

Some provisions of Cayman Islands law and our Amended and Restated Memorandum and Articles of Association may have the effect of delaying, deterring, or discouraging another party from acquiring control of the Company. Our Amended and Restated Memorandum and Articles of Association provide for a classified board of directors with staggered terms, as well as restrictions requiring the holders of shares together carrying at least 10% of the rights to vote at a shareholder meeting to be able to requisition a general meeting of shareholders. As a matter of Cayman Islands law and our Amended and Restated Memorandum and Articles of Association, any resolutions in writing must be passed unanimously.

These provisions of our Amended and Restated Memorandum and Articles of Association and Cayman Islands law could delay the ability of shareholders to change the membership of a majority of its board, force shareholder action to be taken at an annual meeting or an extraordinary general meeting called by our board of directors or on the requisition of the holders of shares carrying at least 10% of the rights to vote at a shareholder meeting of the Company, and in turn delay the ability of shareholders to force consideration of a proposal or take action.

Our Amended and Restated Memorandum and Articles of Association require an ordinary resolution to remove any director. Our Amended and Restated Memorandum and Articles of Association and Cayman Islands law also require a special resolution to amend the Amended and Restated Memorandum and Articles of Association. Such requirements may prevent our existing shareholders from effecting a change of management of our Company and removing the provisions in our constitutional documents that may have an anti-takeover effect.

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SHARES ELIGIBLE FOR FUTURE SALES

As of the date of this prospectus, we have 37,971,245 Class A Ordinary Shares and 15,598,113 Class B Ordinary Shares issued and outstanding. All of the Class A Ordinary Shares issued in connection with the Business Combination are freely transferable by persons other than the Company’s affiliates without restriction or further registration under the Securities Act, except the Sponsor Restricted Securities (as defined below) and the Restricted Securities (as defined below).

Sales of substantial amounts of Class A Ordinary Shares in the public market could adversely affect prevailing market prices of Class A Ordinary Shares.

Lock-up Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, Gamehaus and the Sponsor entered into the Founder Lock-Up Agreement pursuant to which Sponsor, among other things, agreed not to transfer any Class A Ordinary Shares held by it, referred to as “Sponsor Restricted Securities,” immediately after the Closing during the applicable lock-up period, subject to customary exceptions. The lock-up period applicable to the Sponsor will be (i) with respect to 100% of the Class A Ordinary Shares held, issuable or acquirable in respect of any Private Placement Securities (as defined in the Founder Lock-Up Agreement), thirty (30) days from and after the Closing, (ii) with respect to 50% of the Class A Ordinary Shares held, issuable or acquirable in respect of any Founder Shares (as defined in the Founder Lock-Up Agreement), until the earlier of (A) six (6) months from and after the Closing or (B) the date on which the closing sale price of the Class A Ordinary Shares has equaled or exceeded $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing, and (iii) with respect to 50% of the Class A Ordinary Shares held, issuable or acquirable in respect of any Founder Shares, until six (6) months from and after the Closing, or earlier in either case, if subsequent to the Closing, Gamehaus Holdings completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

Concurrently with the execution and delivery of the Business Combination Agreement, Gamehaus, Golden Star, and all the shareholders of Gamehaus entered into the Seller Lock-Up Agreement pursuant to which the securities of Gamehaus Holdings held by the shareholders of Gamehaus, referred to as “Restricted Securities,” will be locked-up and subject to transfer restrictions for a period of time following the Closing, as described below, subject to certain exceptions. The lock-up period applicable to the Restricted Securities will be (i) with respect to 50% of the Restricted Securities, until the earlier of (A) six (6) months from and after the Closing or (B) the date on which the closing sale price of the Class A Ordinary Shares has equaled or exceeded $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing, and (ii) with respect to 50% of the Restricted Securities, until six (6) months from and after the Closing, or earlier in either case, if subsequent to the Closing, Gamehaus Holdings completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

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We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of the Company or who are affiliates of the Company by virtue of their status as an officer or director of the Company may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of the Company restricted shares by an officer or director who is an affiliate of the Company solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of the Company other than by virtue of his or her status as an officer or director of the Company.

Rule 144

Other than the Class A Ordinary Shares issued and registered in connection with the Business Combination and registered hereby, the other Class A Ordinary Shares currently issued and outstanding are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

Pursuant to Rule 144, a person who has beneficially owned restricted Class A Ordinary Shares our Company for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) our company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who are our affiliates and have beneficially owned restricted securities our Company for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued and outstanding Class A Ordinary Shares of the same class; or

●	the average weekly trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

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Rule 701

In general, under Rule 701 of the Securities Act, any of our employees, directors, officers, consultants or advisors, other than our affiliates, who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement in compliance with Rule 701 before the effective date of a registration statement under the Securities Act is entitled to rely on Rule 701 to resell such shares in reliance on Rule 144. An affiliate of ours can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the Company can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about us.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Registration Rights

In connection with the Business Combination, on January 24, 2025, the Company and the initial shareholders of Gamehaus prior to the Business Combination (the “Sellers”) entered into the Seller Registration Rights Agreement, in the form mutually agreed between Golden Star and Gamehaus. Under the Seller Registration Rights Agreement, the Sellers shall have registration rights that will obligate the Company to register for resale under the Securities Act all or any portion of their Class A Ordinary Shares received as company merger consideration (together with any capital shares or other securities issued as a dividend or distribution with respect thereto or in exchange therefor, the “Registrable Securities”). Sellers holding a majority-in-interest of the Registrable Securities (based on the number of shares and not voting rights) will be entitled under the Seller Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their Registrable Securities, and other Sellers holding Registrable Securities will be entitled to join in such demand registration. Subject to certain exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Seller Registration Rights Agreement, the Company shall give notice to the Sellers holding Registrable Securities as to the proposed filing and offer them an opportunity to register the sale of such number of Registrable Securities as requested by them in writing, subject to customary cut-backs. In addition, subject to certain exceptions, Sellers holding Registrable Securities will be entitled under the Seller Registration Rights Agreement to request in writing that the Company register the resale of any or all of such Registrable Securities on Form F-3 and any similar short-form registration that may be available at such time. Under the Seller Registration Rights Agreement, the Company will indemnify the holders of Registrable Securities and certain persons or entities related to them, such as their officers, employees, affiliates, directors, partners, members, attorneys, and agents, and each person, if any, who controls an such holders, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the holders of Registrable Securities, including Registrable Securities in any registration statement or prospectus, will agree to indemnify the Company and certain persons or entities related to the Company, such as its officers and directors and underwriters, against all losses caused by their misstatements or omissions in those documents.

At the closing of the Business Combination, Golden Star, the Company, the initial shareholders of Golden Star, and the other parties thereto entered into the Founder Amended and Restated Registration Rights Agreement, in the form mutually agreed between Golden Star and Gamehaus. Under the Amended and Restated Founder Registration Rights Agreement, the Founder Registration Rights Agreement was amended to, among other things, add the Company as a party and to reflect the issuance of Class A Ordinary Shares pursuant to the Business Combination Agreement, and to reconcile with the provisions of the Sellers Registration Rights Agreement, including making the registration rights of the Sellers and the initial shareholders of Golden Star pari passu with respect to any underwriting cut-backs. The Founder Amended and Restated Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Founder Amended and Restated Registration Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to their securities of the Company.

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MATERIAL INCOME TAX CONSIDERATIONS

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then last amended on December 29, 2018, and the Implementation Rules of the EIT Law, which was promulgated by the State Council on December 6, 2007, and was then last amended on December 6, 2024, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiary. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property, and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of the Company and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of the Company, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that the Company and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

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The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. JunHe LLP, our PRC counsel, is unable to provide a “will” opinion because it believes that it is more likely than not that we and our offshore subsidiaries would be treated as non-resident enterprises for PRC tax purposes because we do not meet some of the conditions outlined in SAT Notice 82. In addition, JunHe LLP is not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of this prospectus. Therefore, JunHe LLP believes that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors—Risks Relating to Doing Business in the PRC— Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on its results of operations and the value of your investment.”

If the PRC tax authorities determine that the Company is deemed as a PRC “resident enterprise,” the Company will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to the Company from the Company existing PRC subsidiary and any other PRC Subsidiaries which the Company may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on the Company’s overall effective tax rate, income tax expenses and net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if the Company were considered a PRC “resident enterprise,” any dividends the Company pays to non-PRC investors, and the gains realized from the transfer of Class A Ordinary Shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Class A Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5%.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares or Class B Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares or Class B Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares or Class B Ordinary Shares be subject to Cayman Islands income or corporation tax.

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United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

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The following brief description applies only to U.S. Holders who hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Dispositions of Class A Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

PFIC Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may still be able to avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

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If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq. If the Class A Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

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If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

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SELLING SHAREHOLDERS

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of the Class A Ordinary Shares held by the Selling Shareholders, including:

●	the name of the Selling Shareholders;

●	the number of Class A Ordinary Shares beneficially owned by the Selling Shareholders prior to this offering;

●	the percentage of Class A Ordinary Shares owned by the Selling Shareholders prior to completion of the offering;

●	the maximum number of Class A Ordinary Shares that may be offered for the account of such Selling Shareholders under this prospectus;

●	the maximum number of Class A Ordinary Shares that will be owned by the Selling Shareholders assuming a sale of all of the Resale Shares held by the Selling Shareholders and registered hereby; and

●	the percentage or Class A Ordinary Shares owned by the Selling Shareholders assuming a sale of all of the Resale Shares held by the Selling Shareholders and registered hereby.

The following table sets forth certain information with respect to the Selling Shareholders’ beneficial ownership of our Class A Ordinary Shares as of the date of this prospectus. Although there was no agreement between the Company and the Selling Shareholders to register the Resale Shares, the Company believes the registration of the Resale Shares is beneficial to the Company.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Shareholders have sole voting and investment power with respect to all of the Class A Ordinary Shares they beneficially own, subject to applicable community property laws. Based on the information provided to us by the Selling Shareholders, no Selling Shareholder is a broker-dealer or an affiliate of a broker-dealer.

Each Selling Shareholder and any other person or entity participating in such distribution of Resale Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M of the Exchange Act may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to such Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to such Resale Shares.

None of the Selling Shareholders or any natural person that controls any of the Selling Shareholders, have had a material relationship with the Company or any of its predecessors or affiliates within the past three years.

Except as indicated below, the Selling Shareholders are not the beneficial owners of any additional Class A Ordinary Shares or other equity securities issued by the Company or any securities convertible into, or exercisable or exchangeable for, the Company’s equity securities.

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The Company may require the Selling Shareholders to suspend the sales of Class A Ordinary Shares offered by this Resale Prospectus upon the occurrence of any event that makes any statement in this Resale Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

	Beneficial Ownership Prior to this Offering(1)		Maximum Number of Class A Ordinary Shares to be Sold in this Offering	Beneficial Ownership After this Offering(1)
Name of Selling Shareholder	Class A Ordinary Shares	%	Class A Ordinary Shares	Class A Ordinary Shares	%
Lihuan Lei(2)	274,500	*	274,500	—	—
Zining Jiang(3)	140,849	*	140,849	—	—
Hezhen Li(4)	100,000	*	100,000	—	—
Patriot Management Ltd. (5)	153,363	*	153,363	—	—
Shiyu Xie(6)	479,987	1.26%	479,987	—	—
Lucket Holdings Inc.(7)	915,863	2.41%	915,863	—	—
Guojian Chen(8)	28,837	*	28,837	—	—
Funtery Holding Limited(9)	15,598,113	29.12%	15,598,113	—	—
Carmira Holding Limited(10)	2,657,477	7.00%	2,657,477	—	—
Azuresky Holding Limited(11)	1,062,990	2.80%	1,062,990	—	—
Joystick Holding Limited(12)	5,314,953	14.00%	5,314,953	—	—
True Thrive Limited(13)	5,647,138	14.87%	5,647,138	—	—
DWC Technology Limited(14)	2,952,776	7.78%	2,952,776	—	—
Shanghai Yingben Investment Partnership (Limited Partnership)(15)	4,429,110	11.66%	4,429,110	—	—
Beijing Zhiyi Venture Investment Centre (Limited Partnership)(16)	3,296,068	8.68%	3,296,068	—	—
Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership)(17)	2,952,776	7.78%	2,952,776	—	—
Shanghai Jintou Network Technology Co., Ltd.(18)	2,657,477	7.00%	2,657,477	—	—
Zhuhai Qianming Investment Partnership (Limited Partnership)(19)	2,214,582	5.83%	2,214,582	—	—
Ningbo Meishan Bonded Port Xiangchuang Investment Partnership (Limited Partnership)(20)	738,194	1.94%	738,194	—	—
Dan Gao(21)	478,346	1.26%	478,346	—	—

*	Indicates less than 1%
(1)	Based on 37,971,245 Class A Ordinary Shares issued and outstanding prior to and after the sale of our shares in this offering.

(2)	Comprised 274,500 Class A Ordinary Shares issued to Lihuan Lei, a shareholder of G-Star Management Corporation prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Lihuan Lei is Room 27D, Huangshan Ge, Haifengyuan, Renmin South Road, Luohu District, Shenzhen City, the PRC.

(3)	Comprised 140,849 Class A Ordinary Shares issued to Zining Jiang, a shareholder of G-Star Management Corporation prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Zining Jiang is Room 502 No. 72-1, Shuiyin Road, Yuexiu District, Guangzhou City, the PRC.

(4)	Comprised 100,000 Class A Ordinary Shares issued to Hezhen Li, a shareholder of G-Star Management Corporation prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Hezhen Li is Room 3-204, Building 9, No. 232 Nanting Road, Panyu District, Guangzhou City, the PRC.

(5)	Comprised 153,363 Class A Ordinary Shares issued to Patriot Management Ltd., a shareholder of G-Star Management Corporation prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The registered address of Patriot Management Ltd. is No. 6 Community, Xinyuan South Road, Chaoyang District, Beijing City, the PRC.

(6)	Comprised 479,987 Class A Ordinary Shares issued to Shiyu Xie, a shareholder of G-Star Management Corporation prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Shiyu Xie is Room 201, Building 5, Hongjing Garden, No. 286 Baomin 1st Road, Bao’an District, Shenzhen City, the PRC.

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(7)	Comprised 915,863 Class A Ordinary Shares issued to Lucket Holdings Inc., a shareholder of G-Star Management Corporation prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The registered address of Lucket Holdings Inc. is Room 601, No. 48, Lane 333, Jin Xiu Road, Pudong New District, Shanghai City, the PRC.
(8)	Comprised 28,837 Class A Ordinary Shares issued to Guojian Chen, a shareholder of G-Star Management Corporation prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Guojian Chen is No. 302, Building A, Xinglong Building, Kengzi Street, Pingshan District, Shenzhen City, the PRC.
(9)	Comprised 15,598,113 Class B Ordinary Shares issued to Funtery Holding Limited, a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination, which Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one-for-one basis. The address of Funtery Holding Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.
(10)	Comprised 2,657,477 Class A Ordinary Shares issued to Carmira Holding Limited, a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Carmira Holding Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.
(11)	Comprised 1,062,990 Class A Ordinary Shares issued to Azuresky Holding Limited, a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Azuresky Holding Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.
(12)	Comprised 5,314,953 Class A Ordinary Shares issued to Joystick Holding Limited, a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Joystick Holding Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.
(13)	Comprised 5,647,138 Class A Ordinary Shares issued to True Thrive Limited, a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of True Thrive Limited is Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands.
(14)	Comprised 2,952,776 Class A Ordinary Shares issued to DWC Technology Limited, a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of DWC Technology Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(15)	Comprised 4,429,110 Class A Ordinary Shares issued to Shanghai Yingben Investment Partnership (Limited Partnership), a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Shanghai Yingben Investment Partnership (Limited Partnership) is Room E-04, Floor 4, Block 1, No. 198, Huashen Road, Shanghai Pilot Free Trade Zone, Shanghai City, the PRC.
(16)	Comprised 3,296,068 Class A Ordinary Shares issued to Beijing Zhiyi Venture Investment Centre (Limited Partnership), a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Beijing Zhiyi Venture Investment Centre (Limited Partnership) is 1801-9, Floor 18, Building 3, Courtyard 6, West Lize Street, Chaoyang District, Beijing City, the PRC.
(17)	Comprised 2,952,776 Class A Ordinary Shares issued to Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership), a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Ningbo Meishan Bonded Port Geju Investment Partnership (Limited Partnership) is H0068, Area C, Room 401, Building 1, No. 88, Qixing Road, Meishan, Beilun District, Ningbo City, Zhejiang Province, the PRC.
(18)	Comprised 2,657,477 Class A Ordinary Shares issued to Shanghai Jintou Network Technology Co., Ltd., a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Shanghai Jintou Network Technology Co., Ltd. is Floor 3, Building 2, No. 200, Zhangheng Road, Shanghai Pilot Free Trade Zone, Shanghai City, the PRC.
(19)	Comprised 2,214,582 Class A Ordinary Shares issued to Zhuhai Qianming Investment Partnership (Limited Partnership), a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Zhuhai Qianming Investment Partnership (Limited Partnership) is 21280, Room 105, No. 6, Baohua Road, Hengqin New Area, Zhuhai City, Guangdong Province, the PRC.
(20)	Comprised 738,194 Class A Ordinary Shares issued to Ningbo Meishan Bonded Port Xiangchuang Investment Partnership (Limited Partnership), a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Ningbo Meishan Bonded Port Xiangchuang Investment Partnership (Limited Partnership) is G1304, Area A, Room 401, Building 1, No. 88, Qixing Road, Meishan, Beilun District, Ningbo City, Zhejiang Province, the PRC.
(21)	Comprised 478,346 Class A Ordinary Shares issued to Dan Gao, a shareholder of Gamehaus prior to the Business Combination, as merger consideration upon the closing of the Business Combination. The address of Dan Gao is 10-2107, Tianzhijiaozi, Lane 58, Shengxia Road, Pudong New Area, Shanghai City, the PRC.

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PLAN OF DISTRIBUTION

We are registering the offer and resale, from time to time, by the Selling Shareholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of up to 52,093,399 Class A Ordinary Shares, which consist of (i) 36,495,286 Class A Ordinary Shares issued to certain shareholders of the Company, upon the closing of the Business Combination, pursuant to the Business Combination Agreement, and (ii) 15,598,113 Class A Ordinary Shares issuable upon the conversion of 15,598,113 Class B Ordinary Shares.

The Selling Shareholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer). We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholders.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

116

●	short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Selling Shareholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

117

Upon our being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the Selling Shareholders who is a party to the Amended Registration Rights Agreement (including their respective permitted transferee) and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents and each person who controls such Selling Shareholders against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and our directors and officers in certain circumstances against certain liabilities.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

118

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law.

EXPERTS

The financial statements of Gamehaus as of and for the fiscal years ended June 30, 2024 and 2023 included in this prospectus have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Audit Alliance LLP is located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.gamehaus.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our annual reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act

119

F-1

GAMEHAUS HOLDINGS INC. AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN U.S. DOLLARS)

	As of
	March 31, 2025	June 30 2024
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,703,740	$18,816,535
Restricted cash	4,815	3,605
Accounts receivable	11,346,858	11,024,450
Advanced to suppliers	12,136,967	9,708,899
Prepaid expenses and other current assets	2,703,660	2,041,112
TOTAL CURRENT ASSETS	41,896,040	41,594,601

NON-CURRENT ASSETS:
Plant and equipment, net	109,955	133,558
Intangible assets, net	4,808,447	5,293,126
Operating lease right-of-use assets, net	433,281	695,571
Deferred offering costs	-	1,571,328
Equity investments	1,987,358	1,992,206
TOTAL NON-CURRENT ASSETS	7,339,041	9,685,789
TOTAL ASSETS	$49,235,081	$51,280,390

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$13,672,062	$13,034,836
Contract liabilities	3,342,088	2,830,068
Accrued expenses and other current liabilities	620,649	555,714
Operating lease liabilities	345,932	336,046
Due to related party	-	107,361
Taxes payable	50,089	19,466
TOTAL CURRENT LIABILITIES	18,030,820	16,883,491

NON-CURRENT LIABILITY:
Operating lease liabilities	9,189	351,856
TOTAL NON-CURRENT LIABILITY	9,189	351,856
TOTAL LIABILITIES	$18,040,009	$17,235,347

SHAREHOLDERS’ EQUITY:
Class A ordinary shares* (par value of $0.0001 per share; 900,000,000 Class A ordinary shares authorized as of March 31, 2025 and June 30, 2024, respectively; 37,971,245 and 34,401,887 Class A ordinary shares issued and outstanding as of March 31, 2025 and June 30, 2024, respectively)	3,797	3,440
Class B ordinary shares* (par value of $0.0001 per share; 100,000,000 Class B ordinary shares authorized as of March 31, 2025 and June 30, 2024, respectively; 15,598,113 and 15,598,113 Class B ordinary shares issued and outstanding as of March 31, 2025 and June 30, 2024, respectively)	1,560	1,560
Additional paid-in capital	10,856,609	16,203,206
Retained earnings	21,958,617	19,581,470
Accumulated other comprehensive loss	(1,591,078)	(1,772,669)
TOTAL GAMEHAUS HOLDINGS INC’S SHAREHOLDERS’ EQUITY	31,229,505	34,017,007
Non-controlling interests	(34,433)	28,036
TOTAL SHAREHOLDERS’ EQUITY	31,195,072	34,045,043
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,235,081	$51,280,390

*	Presented on a retroactive basis to reflect the reverse recapitalization that is discussed in Note 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

GAMEHAUS HOLDINGS INC. AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(EXPRESSED IN U.S. DOLLARS)

	For the Nine Months Ended March 31,
	2025	2024
REVENUE	$87,390,942	$113,604,670
OPERATING COST AND EXPENSES
Cost of revenue	(41,358,663)	(55,247,296)
Research and development expenses	(4,250,977)	(3,735,477)
Selling and marketing expenses	(36,628,917)	(45,599,043)
General and administrative expenses	(3,137,638)	(2,931,499)
INCOME FROM OPERATIONS	$2,014,747	$6,091,355

OTHER INCOME (EXPENSES):
Share of net loss from equity investees	(7,800)	(29,321)
Interest income	428,060	203,087
Other income, net	48,904	29,826
Total other income, net	469,164	203,592

INCOME BEFORE PROVISION FOR INCOME TAXES	2,483,911	6,294,947

INCOME TAXES EXPENSES	(169,171)	(254,553)
NET INCOME	2,314,740	6,040,394
Less: net (loss) income attributable to non-controlling interests	(62,407)	346,503
NET INCOME ATTRIBUTABLE TO GAMEHAUS HOLDINGS INC.’S SHAREHOLDERS	2,377,147	5,693,891

OTHER COMPREHENSIVE INCOME
Net income	2,314,740	6,040,394
Foreign currency translation adjustment, net of tax	181,529	110,042
TOTAL COMPREHENSIVE INCOME	$2,496,269	$6,150,436
Less: total comprehensive (loss) income attributable to non-controlling interests	(62,469)	346,532
TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO GAMEHAUS HOLDINGS INC’S SHAREHOLDERS	2,558,738	5,803,904

BASIC AND DILUTED EARNINGS PER SHARE:
Net income attributable to Gamehaus Holdings Inc.’s shareholders per share
Basic and diluted	$0.04	$0.11

Weighted average shares outstanding used in calculating basic and diluted income per share
Basic and diluted	53,569,358	50,000,000

* Presented on a retroactive basis to reflect the reverse recapitalization that is discussed in Note 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

GAMEHAUS HOLDINGS INC. AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND 2024

(EXPRESSED IN U.S. DOLLARS)

	Class A Ordinary shares*		Class B Ordinary shares*		Additional paid in	Retained	Accumulated Other Comprehensive	Total Gamehaus Holdings Inc’s	Non-controlling	Total Shareholders’
	Shares	Amount	Shares	Amount	capital	Earnings	Income (Loss)	Equity	Interests	Equity
Balance as of June 30, 2023	34,401,887	$3,440	15,598,113	1,560	16,203,206	11,333,048	(1,665,966)	25,875,288	(314,577)	25,560,711
Net income for the period	-	-	-	-	-	5,693,891	-	5,693,891	346,503	6,040,394
Foreign currency translation adjustment	-	-	-	-	-	-	110,013	110,013	29	110,042
Balance as of March 31, 2024	34,401,887	$3,440	15,598,113	1,560	16,203,206	17,026,939	(1,555,953)	31,679,192	31,955	31,711,147

Balance as of June 30, 2024	34,401,887	$3,440	15,598,113	1,560	16,193,191	19,581,470	(1,772,669)	(1,772,669	28,036	34,045,043
Issuance of shares upon reverse recapitalization	2,127,958	213	-	-	(2,565,853)	-	-	(2,565,640)	-	(2,565,640)
Offering cost incurred for public offering					(2,780,600)			(2,780,600)		(2,780,600)
Conversion of Public Rights	1,441,400	144	-	-	(144)	-	-	-	-	-
Net income for the period	-	-	-	-	-	2,377,147	-	2,377,147	(62,407)	2,314,740
Foreign currency translation adjustment	-	-	-	-	-	-	181,591	181,592	(62)	181,529
Balance as of March 31, 2025	37,971,245	$3,797	15,598,113	1,560	10,856,609	21,958,617	(1,591,078)	31,229,505	(34,433)	31,195,072

*	Presented on a retroactive basis to reflect the reverse recapitalization that is discussed in Note 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

GAMEHAUS HOLDINGS INC. AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND 2024

(EXPRESSED IN U.S. DOLLARS)

	For the Nine Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,314,740	$6,040,394
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	749,357	698,781
Amortization of right-of-use assets	265,212	323,592
Plant and equipment written off	-	3,696
Share of net loss from equity investees	7,800	29,321
Changes in operating assets and liabilities:
Accounts receivable	(308,607)	3,413,201
Advanced to suppliers	(2,431,474)	1,628,709
Prepaid expenses and other current assets	(664,369)	324,772
Accounts payable	552,259	(8,364,239)
Accrued expenses and other current liabilities	64,593	(278,299)
Contract liabilities	511,593	99,792
Operating lease liabilities	(336,202)	(351,897)
Taxes payable	30,817	111,878
NET CASH PROVIDED BY OPERATING ACTIVITIES	755,719	3,679,701

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(15,689)	(104,716)
Purchase of intangible assets	(213,752)	(301,644)
NET CASH USED IN INVESTING ACTIVITIES	(229,441)	(406,360)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash paid on reverse recapitalization	(2,495,690)	-
Net cash paid for public offering	(1,077,260)	(837,140)
Repayment to related parties	(108,298)	-
NET CASH USED IN FINANCING ACTIVITIES	(3,681,248)	(837,140)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	43,385	68,957
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,111,585)	2,505,158
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — beginning of the period	18,820,140	16,017,992
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — end of the period	$15,708,555	$18,523,150

Reconciliation of cash to the consolidated balance sheets:
Cash and cash equivalents	15,703,740	18,515,638
Restricted cash	4,815	7,512
Total cash, cash equivalents and restricted cash	15,708,555	18,523,150

Supplemental disclosures of cash flow information:
Cash paid for income tax	124,539	85,066
Cash paid for interest	3,406	472

Supplemental disclosures of non-cash flow information:
Lease liabilities arising from obtaining operating lease right-of-use assets	353,370	771,267

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

GAMEHAUS HOLDINGS INC. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Nature of operations

Gamehaus Holdings Inc. (“Gamehaus” or the “Company”), through its subsidiaries, (collectively, the “Company”), publishes and operates mobile social gaming applications (“games” or “game”) and leverages marketing relationships with various partners to provide players a unique social gaming experience. The Company’s games are free-to-play and available via the Apple App Store, Google Play Store, and Amazon Appstore (collectively, “platforms” or “platform operators”). The Company generates revenue through the in-game sale of virtual currency and through advertising.

On September 18, 2023, Gamehaus Inc., a Cayman Islands exempted company, entered into a business combination agreement (the “Business Combination Agreement”) with (i) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Golden Star”), (ii) G-Star Management Corporation, a British Virgin Islands company, the representative for Golden Star, (iii) Gamehaus, (iv) Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Gamehaus (“First Merger Sub”); and (v) Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Gamehaus (“Second Merger Sub”).

Pursuant to the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement, (i) the First Merger Sub will merge with and into Gamehaus Inc. (the “First Merger”), with Gamehaus Inc. being the surviving corporation of the First Merger and a direct wholly owned subsidiary of Gamehaus, and (ii) following confirmation of the effectiveness of the First Merger, the Second Merger Sub will merge with and into Golden Star (the “Second Merger”), with Golden Star being the surviving corporation of the Second Merger and a direct wholly owned subsidiary of Gamehaus.

Gamehaus is an exempted company incorporated under the laws of the Cayman Islands on July 20, 2023 as a holding company. The accompanying unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. As of March 31, 2025, the Company’s subsidiaries were as follows:

Schedule of subsidiaries
	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect economic interest
Subsidiaries
Golden Star Acquisition Corporation (“Golden Star”)	January 24, 2025	Cayman Islands	100%
Joypub Holding Limited (“Joypub”)	December 9, 2020	BVI	100%
Gamehaus Inc. (“Gamehaus Inc.”)	December 2, 2022	Cayman Islands	100%
Gamehaus PTE LTD (“Gamehaus SG”)	May 25, 2022	Singapore	100%
Gamehaus Limited (“Gamehaus HK”)	January 7, 2021	Hong Kong	100%
Gamepromo Co., Limited (“Gamepromo”)	May 17, 2021	Hong Kong	100%
Shanghai Haoyu Technology Co., Ltd. (“Haoyu SH”)	September 30, 2022	PRC	100%
Chongqing Haohan Network Technology Co., Ltd. (“Haohan CQ”)	March 4, 2021	PRC	100%
Beijing Haoyou Network Technology Co., Ltd. (“Haoyou BJ”)	April 8, 2021	PRC	100%
Chongqing Fanfengjian Network Technology Co., Ltd. (“Fanfengjian CQ”)	April 16, 2021	PRC	70%
Shanghai Fanfengjian Network Technology Co., Ltd. (“Fanfengjian SH”)	November 19, 2021	PRC	70%
Shanghai Kuangre Network Technology Co., Ltd. (“Kuangre SH”)	August 25, 2016	PRC	100%
Dataverse Co., Limited (“Dataverse”)	September 9, 2016	Hong Kong	100%
Avid.ly Co., Limited (“Avid.ly”)*	June 21, 2017	Hong Kong	100%

*	The entity was deregistered on May 2, 2025. Since the operation of the entity was transferred to the other entities of the Company, the deregistration did not have a material impact on the Company’s unaudited condensed consolidated financial statements for the nine months ended March 31, 2025 and 2024.

F-6

Reverse recapitalization

On January 24, 2025, Gamehaus consummated the business combination with Golden Star and Gamehaus Inc., following the approval at an extraordinary general meeting of Golden Star’s shareholders on January 20, 2025. As a result of the business combination, (i) Gamehaus Inc. became a direct, wholly owned subsidiary of Gamehaus, and (ii) Golden Star became a direct, wholly owned subsidiary of Gamehaus, with the outstanding securities of Gamehaus Inc. and Golden Star being converted into the right to receive securities of Gamehaus.

Gamehaus Inc. was determined to be the accounting acquirer, as it effectively controlled the combined entity following the transaction. The transaction did not qualify as a business combination under ASC 805, because Golden Star did not meet the definition of a business. The transaction was accounted for as a reverse recapitalization, which is treated as the issuance of shares by Gamehaus for the net monetary assets of Golden Star, accompanied by a recapitalization. Gamehaus Inc. was determined as the accounting acquirer and the historical financial statements of Gamehaus Inc. became the Company’s historical financial statements, with retrospective adjustments to give effect of the reverse recapitalization. All of the ordinary shares and preferred shares of Gamehaus Inc. that had been issued and outstanding immediately prior to the business combination were cancelled and converted into an aggregate of 34,401,887 Class A ordinary shares and 15,598,113 Class B ordinary shares of Gamehaus, which has been restated retrospectively to reflect the equity structure of the Company. Net income per share is retrospectively restated using the historical weighted-average number of ordinary shares outstanding multiplied by the exchange ratio.

The par value of ordinary shares remained $0.0001, the difference of $10,015 was adjusted retrospectively as in addition paid-in capital as of June 30, 2024. The unaudited condensed consolidated statements of changes in shareholders’ equity for the nine months ended March 31, 2025 and 2024 were also adjusted retrospectively to reflect these changes. The weighted average number of ordinary shares outstanding used in computing net income per ordinary share - basic and diluted was adjusted retrospectively from 150,146,187 to 50,000,000 for the nine months ended March 31, 2025.

The net income per share before and after the retrospective adjustments are as follows.

	For the Nine Months Ended March 31, 2024
	Before adjustment	After adjustment
Net income attributable to Gamehaus Holdings Inc.’s shareholders per share
—Basic and diluted	$0.04	$0.11

Basis of presentation

The accompanying unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. The accompanying unaudited condensed financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes of Gamehaus Inc. for the fiscal year ended June 30, 2024 and 2023, included in the Company’s registration statement on Form F-4 (File No. 333-278499), which was initially filed with the SEC on April 4, 2024, as amended, and declared effective by the SEC on December 20, 2024.

F-7

The unaudited condensed consolidated financial statements include the financial statements of Gamehaus and its subsidiaries, which include the Hong Kong-registered entities and PRC-registered entities directly owned by the Company. All intercompany transactions and balances among Gamehaus and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Non-controlling interests

Non-controlling interests are recognized to reflect the portion of the equity that is not attributable, directly, or indirectly, to the Company. Non-controlling interests are presented as a separate component of equity in the unaudited condensed consolidated balance sheets and statements of operations and other comprehensive income (loss) are attributed to controlling and non-controlling interests. Non-controlling interests primarily relate to the 30% equity interest in Fanfengjian CQ and Fanfengjian SH as of March 31, 2025 and June 30, 2024.

Uses of estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during each reporting period. Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements include: revenue recognition, the allowance for credit losses, estimated useful lives of fixed assets, intangible assets and right-of-use assets, the valuation of intangible assets, and accruals for income tax uncertainties.

Revenue recognition

The Company’s revenue is primarily generated from the sale of virtual currency associated with online games and advertisements within the Company’s games.

The Company recognizes revenue pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenue from contracts with customers is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. To achieve the core principle of this standard, the Company applied the following five steps:

1.	Identification of the contract, or contracts, with the customer;

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of the revenue when, or as, a performance obligation is satisfied.

Revenue from In-app Purchases

The Company primarily derives revenue from the sale of virtual currency associated with online games. The Company distributes its games to game players/users through various web and mobile platforms such as Apple App Store, Google Play, and other mobile platforms. Through these platforms, users can download the Company’s free-to-play games and can purchase virtual currency.

F-8

The initial download of the games does not create a contract under ASC 606; however, the separate election by the player to make an in-app purchase satisfies the ASC 606 requirement for creating a contract. Players can pay for their virtual item purchases through various widely accepted payment methods mode offered in the games. Payments from players for virtual currency are required at the time of purchase, which are non-refundable and relate to non-cancellable contracts that specify the Company’s obligations and cannot be redeemed for cash or exchanged for anything other than virtual currency within the Company’s games. The purchase price is a fixed amount that reflects the consideration that the Company expects to be entitled to receive in exchange for the use of virtual currency by its customers. The platform providers collect proceeds from the game players and remit the proceeds to the Company after deducting their respective platform fees.

The Company is primarily responsible for providing the virtual currency, has control over the content and functionality of games, and has the discretion to establish the virtual currency’ prices. Therefore, the Company is the principal and, accordingly, revenue is recorded on a gross basis. Payment processing fees paid to platform providers are recorded within the cost of revenue. The Company’s performance obligation is to ensure the availability and functionality of the gameplay environment, transfer the virtual currencies to customers, host the gameplay to gameplayers upon the consumption of the virtual currencies.

Substantially all of the Company’s games sell only consumable virtual currency instead of durable virtual currency. Consumable virtual currencies represent items that can be consumed by a specific player action without any timeframe restriction and do not provide the player with any continuing additional or enhanced benefit following consumption. Proceeds from these sales of virtual currencies are initially recorded in contract liabilities. Proceeds from the sales of virtual currencies are recognized as revenue when a player consumes the virtual currency in the game at that point of time. When virtual currency is consumed within the games, the player could “win” and would be awarded additional virtual currency. As the player does not receive any additional benefit from the Company’s games, nor is the player entitled to any additional rights once the player’s virtual currency is substantially consumed, the Company has concluded that the virtual currency represents consumable goods. For the sale of consumable virtual currency, the Company considers the control transferred, performance obligation is satisfied and recognizes revenue at the point upon consumption of virtual currencies for gameplay.

Since the Company is unable to distinguish between the consumption of purchased or free virtual currency, the Company must estimate the amount of outstanding purchased virtual currency at each reporting date based on player behavior. This review, performed on a game-by-game basis, includes an analysis of game players’ historical play behavior, purchase behavior, and the amount of virtual currency outstanding. Based upon this analysis, the Company has estimated the rate at which virtual currency is consumed during gameplay. Accordingly, revenue is recognized using a user-based revenue model using these estimated consumption rates. The Company monitors its analysis of customer play behavior on a historical basis.

Deferred revenue, which represents a contract liability, represents mostly unrecognized fees collected for virtual currency that are not consumed at the balance sheets date, or for players that are still active in the games.

Sales and other taxes collected from customers on behalf of governmental authorities are accounted for on a net basis and are not included in revenue or operating expenses.

Revenue from Advertisements

The Company also has relationships with certain advertising service providers for advertisements within its games and revenue from these advertising providers is generated through impressions, click-throughs, and banner ads. The Company has determined that displaying the advertisements within the mobile games is identified as a single performance obligation. The transaction price in advertising arrangements is established by the Company’s advertising service providers and is generally the product of the number of advertising units delivered (such as impressions and offers completed) and the contractually agreed-upon price per unit. Revenue from advertisements is recognized at a point-in-time when the advertisements are displayed in the game or the offer has been completed by the user as the customer simultaneously receives and consumes the benefits provided from these services. The Company has determined that it is generally acting as an agent in its advertising arrangements, because the advertising service providers (i) maintain the relationship with the customers, (ii) control the pricing of the advertising such that the Company does not know the total price paid by the customer to the service providers, and (iii) control the advertising product through the time the advertisements are displayed in the Company’s games. Therefore, the Company recognizes revenue related to these arrangements on a net basis.

F-9

Disaggregation of Revenue

Substantially all of the Company’s games sell only consumable virtual currency and the Company recognized the revenue from sale of in-app purchase at the point of virtual currency consumed upon the game player’s action. The revenue from advertisements was recognized at the point the advertising unit delivered.

Contract Liabilities and Other Disclosures

The Company receives customer payments based on the payment terms established in the Company’s contracts. Payment for the purchase of virtual currency, such as coins, chips, and cards, is made at purchase, and such payments are non-refundable in accordance with the Company’s standard terms of service. Such payments are initially recorded as a contract liability, and revenue is subsequently recognized as the Company satisfies its performance obligations.

The following table summarizes the Company’s opening and closing balances in contract liabilities and accounts receivable:

	Accounts Receivable	Contract Liabilities
Balance as of June 30, 2024	11,024,450	2,830,068
Balance as of March 31, 2025	11,346,858	3,342,088

Substantially all of the Company’s unsatisfied performance obligations relate to contracts with an original expected length of one year or less.

Cost of Revenue

Amounts recorded as cost of revenue relate to direct expenses incurred in order to generate in-app purchase revenue. Such costs are recorded as incurred, and primarily consist of fees withheld by the Company’s platform providers from the player proceeds received by the platform providers on the Company’s behalf, amortization of licensing and royalty fees, profit sharing arrangement paid to the game developers, customized design fees, and third-party service fees paid that are directly related to game publishing.

Advertising Costs

The cost of advertising is expensed as incurred, and totaled $34.9 million and $43.5 million for the nine months ended March 31, 2025 and 2024, respectively. Advertising costs primarily consist of marketing and player acquisition and retention costs and are included in sales and marketing expenses.

Software Development Costs

The Company adopted ASC 985-20-25 on July 1, 2021. The Company reviews internal use software development costs associated with infrastructure and new games or significant updates to existing games to determine if the costs qualify for capitalizing. The development costs incurred during the application development stage are capitalized. Capitalization of such costs begins when the preliminary project stage is completed and ceases at the point in which the project is substantially complete and is ready for its intended purpose. The capitalization of development costs is recognized if, and only if, all of the following conditions are met: (i) technical feasibility to complete the games or internal use software so they will be available for use or sale; (ii) the intention to complete the games or internal use software and use them or sell them; (iii) ability to use or sell the games or internal use software, (iv) how the games or internal use software will generate probable future economic benefits; (v) the availability of proper technical, financial, and other resources to complete the development of the games or internal use software and to use them or sell them, and (vi) the ability to measure reliably the expenditure attributable to the games or internal use software during the development. With respect to new games or updates to existing games, the preliminary project stage remains ongoing until just prior to worldwide launch. The development costs of new games or updates to existing games are expensed as incurred to research and development in the unaudited condensed consolidated statements of comprehensive income.

F-10

As of March 31, 2025 and June 30, 2024, the Company capitalized $3,075,690 and $3,071,227 of development costs, respectively.

The Company reviewed the development costs associated with the new games and determined that the preliminary project stage had been completed during the nine months ended March 31, 2025 and 2024. Consequently, development costs of approximately nil and $0.3 million were capitalized during the nine months ended March 31, 2025 and 2024, respectively. The estimated useful life of costs capitalized is generally two to seven years. During the nine months ended March 31, 2025 and 2024, the amortization of capitalized software costs totaled $166,514 and $26,130, respectively.

Government Grants

Government grants are recognized when there is reasonable assurance that the Company will comply with the conditions attached to them and the grants will be received. Government grants for the purpose of giving immediate financial support to the Company with no future related costs or obligation are recognized in “other income” in the Company’s unaudited condensed consolidated statements of comprehensive income when such grants are received.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash in banks, as well as highly liquid investments, which have original maturities of three months or less. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Restricted Cash

As of March 31, 2025 and June 30, 2024, the Company had restricted cash of $4,815 and $3,605, respectively, which were primarily security deposits in third-party platforms, such as Alipay and PayPal. In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-year and end-of-year total amounts presented in the statement of cash flows.

Financial Instruments and Current Expected Credit Losses

Effective July 1, 2021, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable, loan to a related party and other current assets. The Company assessed that the impact of the adoption of ASU 2016-13 was nil as of July 1, 2021. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

The Company uses the length of time a balance has been outstanding, the payment history, creditworthiness and financial conditions of the customers and industry trend as credit quality indicators to monitor the Company’s receivables within the scope of expected credit losses model and use these as a basis to develop the Company’s expected loss estimates. If there is strong evidence indicating that the accounts receivable are likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted. Historically, the credit losses for specific assessed accounts receivable were nil and nil as of March 31, 2025 and June 30, 2024, respectively. There are no credit losses for the remaining accounts receivable, loan to a related party and other current assets.

F-11

Fair Value of Financial Instruments

The Company follows the provisions of FASB ASC Section 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 — Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 — Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash and cash equivalents, restricted cash, accounts receivable, prepayments and advances to suppliers, accounts payable, deferred revenue and accrued expenses, and other current liabilities approximate their fair value based on the short-term maturity of these instruments. The Company believes that the carrying amount of the short-term loans approximate fair value based on the terms of the borrowings and current market rates as the rates of the borrowings are reflective of the current market rate.

Transfers into or out of the fair value hierarchy classifications are made if the significant inputs used in the financial models measuring the fair value of the assets and liabilities become unobservable or observable in the current marketplace. These transfers are considered to be effective as of the beginning of the period in which they occur. The Company did not transfer any assets or liabilities in or out of Level 2 and Level 3 during the nine months ended March 31, 2025 and 2024.

Accounts receivable

Accounts receivable are stated at the historical carrying amount net of an allowance for credit losses. An allowance for credit losses is established based on management’s assessment of the recoverability of accounts and other receivables. Judgment is required in assessing the realizability of these receivables, including the current credit worthiness of each customer and the related aging analysis. An allowance is provided for credit losses when management has determined that the likelihood of collection is doubtful. The carrying value of such receivables, net of expected credit loss and allowance for credit losses, represents its estimated realized value.

Advances to suppliers

The Company advances funds to certain game developers and certain suppliers for purchases of services. These advances are interest free, unsecured, and short term in nature and are reviewed periodically to determine whether their carrying value has become impaired. For the nine months ended March 31, 2025 and 2024, the Company did not record any allowance for credit loss on advanced to suppliers.

Equity Investments

FASB ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities amends certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The main provisions require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value through earnings unless they qualify for a measurement alternative.

F-12

Equity investments without readily determinable fair values

The Company elected to record its equity investments without readily determinable fair values and not accounted for under the equity method at cost, less impairment, adjusted for subsequent observable price changes on a nonrecurring basis, and report changes in the carrying value of the equity investment in current earnings. Changes in the carrying value of the equity investments are required to be made whenever there are observable price changes in orderly transactions for the identical or similar investment of the same issuer. Reasonable efforts are required to be made to identify price changes that are known or that can reasonably be known.

Equity investments with readily determinable fair values

Equity investments with readily determinable fair values are measured and recorded at fair value using the market approach based on the quoted prices in active markets at the reporting date.

Equity investments accounted for using the equity method

The Company accounts for its equity investments over which it has significant influence (usually 20% to 49.9%) but does not own a majority equity interest or otherwise control, using the equity method. The Company adjusts the carrying amount of the investment and recognizes investment income or loss for its share of the earnings or loss of the investee after the date of investment. The Company assesses its equity investments for other-than-temporary impairment by considering factors including, but not limited to, current economic and market conditions, operating performance of the entity, including current earnings trends and undiscounted cash flows, and other entity-specific information. The fair value determination, particularly for investments in a privately held entity, requires judgment to determine appropriate estimates and assumptions. Changes in these estimates and assumptions could affect the calculation of the fair value of the investment and the determination of whether any identified impairment is other-than-temporary.

The Company’s equity investments without readily determinable fair values, which do not qualify for NAV practical expedient and over which the Company does not have the ability to exercise significant influence through the investments in common stock or in substance common stock, are accounted for under the measurement alternative (the “Measurement Alternative”) in accordance with ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10)—Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). Under the Measurement Alternative, the carrying value is measured at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer. All gains and losses on these investments, realized and unrealized, are recognized in others, net in the consolidated statements of operations and comprehensive income. The Company makes an assessment of whether an investment is impaired based on the performance and financial position of the investee as well as other evidence of market value at each reporting date. Such assessment includes, but is not limited to, reviewing the investee’s cash position, recent financing, as well as its financial and business performance. The Company recognizes an impairment loss equal to the difference between the carrying value and fair value in others, net in the consolidated statements of operations and comprehensive income if there is any. When the investments become qualified for use of the equity method, the Company remeasures the previously held interest in the investments at fair value, if any observable price changes in orderly transactions identified for an identical or a similar investment, immediately before it applies the equity method, in accordance with ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323).

Plant and equipment, net

Plant and equipment are recorded at cost. Depreciation is provided in amounts sufficient to recognize the cost of the related assets over their useful lives using the straight-line method, as follows:

Category	Estimated useful lives	Residual value
Electronic equipment	3 years	5%
Transportation equipment	5 years	5%

The Company charges maintenance, repairs, and minor renewals directly to expenses as incurred; major additions and betterments are capitalized.

F-13

Intangible assets, net

Intangible assets acquired are recorded at cost less accumulated amortization. Amortization is provided in amounts sufficient to recognize the cost of the related assets over their useful lives using the straight-line method, as follows:

Useful life
Developed games	2-7 years
Royalties	5-8 years
Copyright	8-10 years

The estimated useful lives of amortizable intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as significant adverse changes to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the remaining useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the nine months ended March 31, 2025 and 2024.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to shareholders’ equity upon the completion of the Public Offering. Should the Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of March 31, 2025 and June 30, 2024, the Company capitalized nil and $1,571,328 of deferred offering costs, respectively.

Accounts payable

Accounts payable are primarily payables to game developers for the profit sharing, specialized development expenses, and promotional service to channels.

Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other parties or exercise significant influence over the other parties in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, stockholder, or a related corporation.

Leases

From July 1, 2021, the Company adopted Accounting Standards Update (“ASU”) 2016-02, Lease (FASB ASC Topic 842). The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheet. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Company elected the short-term lease exemption for all contracts with lease terms of 12 months or less.

F-14

At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

Income taxes

The Company accounts for income tax under FASB ASC Section 740 which utilizes the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Deferred tax assets are also provided for carryforward losses which can be used to offset future taxable income. Deferred income taxes will be recognized if significant temporary differences between tax and financial statements occur. A valuation allowance is established against net deferred tax assets when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company provided negative $2,435,512 and $2,353,678 of valuation allowance on the net deferred tax assets as of March 31, 2025 and June 30, 2024, respectively.

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law, and new authoritative rulings. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest related to underpayment of income taxes for uncertain tax positions are classified as income tax expenses in the period incurred. No penalties or interest relating to uncertain tax positions were incurred during for the nine months ended March 31, 2025 and 2024. As of March 31, 2025, the tax years ended December 31, 2022 through December 31, 2024 for the Company’s PRC subsidiaries remained open for statutory examination by PRC tax authorities.

Under the Provisional Regulations of the PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income determined under PRC accounting rules. The Company believes that it has provided the best estimates of its accrued tax liabilities because those accruals are based on the prevailing tax rates stipulated under the laws.

Under the provisions of profits tax enacted in Hong Kong, profits tax is payable by enterprises at a rate of half the current rate (i.e., 8.25%) for the first HK$2 million of profits earned while the remaining profits will continue to be taxed at the existing 16.5% if revenue is generated in Hong Kong.

Under the provisions of profits tax enacted in Singapore, tax on the taxable income as reported in its statutory financial statements is adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

Value added tax (“VAT”)

The Company’s PRC subsidiaries are subject to VAT, but the Company’s PRC subsidiaries primarily only provide services to overseas entities, which is exempt from VAT. Revenue represents the invoiced value of goods and services, net of VAT. VAT is based on the gross sales price and VAT rates range from 6% to 13%, depending on the type of goods or services provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in China remain subject to examination by the tax authorities for five years from the date of filing. Under the provisions of tax enacted in Hong Kong, no VAT is levied.

F-15

Foreign currency translation

The Company has operations in mainland China, Hong Kong, Singapore and other jurisdictions generally use their respective local currencies as their functional currencies. The Company’s unaudited condensed consolidated financial statements have been translated into the reporting currency of the U.S. dollar. Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at the historical exchange rates when the transaction occurred. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported in other comprehensive income (loss). Gains and losses resulting from other foreign currency transactions are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table outlines the currency exchange rates that were used in creating these unaudited condensed consolidated financial statements:

	March 31, 2025	June 30, 2024
Balance sheet items, except for equity accounts	$1=RMB7.2567	$1=RMB7.2672

	For the Nine Months Ended March 31
	2025	2024
Items in the statements of income and cash flows	$1=RMB7.2070	$1=RMB7.2193

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company not using the U.S. dollar as its functional currency.

Credit risk and concentrations of customers and suppliers

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. As of March 31, 2025 and June 30, 2024, $15,708,555 and $18,820,140 of the Company’s cash and cash equivalents and restricted cash, respectively, were on deposit at financial institutions in the PRC, Hong Kong and Singapore, which management believes are of high credit quality. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in China are required to purchase deposit insurance for deposits for each account in each bank in RMB and in foreign currency placed with them for up RMB500,000 ($72,000). Such Deposit Insurance Regulations would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the coverage limit. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in China and the Company believes that the Chinese banks that hold the Company’s cash and cash equivalents, restricted cash, and short-term investments are financially sound based on publicly available information. In Hong Kong, the Deposit Protection Scheme (the “DPS”) is established under the Deposit Protection Scheme Ordinance. In case a member bank of DPS (a Scheme member) fails, the DPS will pay compensation up to a maximum of HK$500,000 (approximately $64,000) to each depositor of the failed Scheme member. Singapore Deposit Insurance Corporation Limited (SDIC) administers the Deposit Insurance (DI) Scheme and Policy Owners’ Protection (PPF) Scheme in Singapore. A depositor has up to S$75,000 insured by Singapore Deposit Insurance Corporation (“SDIC”).

F-16

Accounts receivable are typically unsecured and derived from revenue earned from customers, and are thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Apple and Google are significant distribution, marketing, promotion, and payment platforms for the Company’s games. A significant portion of the Company’s revenue has been generated from players who access the Company’s games through these platforms. Therefore, the Company’s accounts receivable are derived mainly from sales through these two platforms. As of March 31, 2025, Apple and Google accounted for approximately 58.9% and 26.3% of the Company’s total account receivable balance. As of June 30, 2024, Apple and Google accounted for approximately 62.5% and 21.5% of the Company’s total account receivable balance.

Accounts receivable are recorded at their transaction amounts and do not bear interest. The Company bases its allowance for credit losses on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable based on historical collection experience and current and expected future economic and market conditions.

As of March 31, 2025, two suppliers accounted for 20.5% and 15.1% of the Company’s total accounts payable balance. As of June 30, 2024, three suppliers accounted for 11.7%, 10.7% and 10.2% of the Company’s total accounts payable balance.

Earnings per share

Basic earnings per share are computed by dividing net income attributable to ordinary shareholders, taking into consideration the deemed dividends to preferred shareholders (if any), by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net income is allocated between ordinary shares and other participating securities based on their participating rights. Shares issuable for little to no consideration upon the satisfaction of certain conditions are considered outstanding shares and included in the computation of basic earnings per share as of the date that all necessary conditions have been satisfied. Net losses are not allocated to other participating securities if based on their contractual terms they are not obligated to share the losses.

The Company’s convertible preferred shares are participating securities, as they have contractual non-forfeitable right to participate in distributions of earnings. The convertible preferred shares have no contractual obligation to fund or otherwise absorb the Company’s losses. Accordingly, any undistributed net income is allocated on a pro rata basis to ordinary shares and convertible preferred shares; whereas any undistributed net loss is allocated to ordinary shares only.

Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares consist of ordinary shares issuable upon the conversion of the convertible preferred shares, using the if-converted method, and shares issuable upon the exercise of share options using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted earnings per share calculation when the inclusion of such share would be anti-dilutive.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, which modifies the disclosure and presentation requirements of reportable segments. The new guidance requires the disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit and loss. In addition, the new guidance enhances interim disclosure requirements, clarifies circumstances in which an entity can disclose multiple segment measures of profit or loss, provides new segment disclosure requirements for entities with a single reportable segment, and contains other disclosure requirements. The update is effective for annual periods beginning after December 15, 2023, and interim periods within years beginning after December 15, 2024, with early adoption permitted. The Company does not expect that the adoption of ASU 2023-07 will have a material impact on its consolidated financial statements disclosures.

F-17

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Company is in the process of evaluating the impact of adopting this new guidance on its consolidated financial statement.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40), to improve the disclosures about an entity’s expenses including more detailed information about the types of expenses in commonly presented expense captions (“ASU 2024-03”). In January 2025, the FASB issued ASU 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). At each interim and annual reporting period, entities will disclose in tabular format disaggregating information about prescribed categories underlying relevant income statement captions, as well as the total amount of selling expense and a description of the composition of its selling expense. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. The Company will adopt the amendments in this ASU for its fiscal year beginning on January 1, 2027. The Company is in the process of evaluating the impact of adopting this new guidance on its consolidated financial statement.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Note 3 — ACCOUNTS RECEIVABLE

As of March 31, 2025 and June 30, 2024, the balance of accounts receivable amounted to $11,346,858 and $11,024,450, respectively. For the nine months ended March 31, 2025 and 2024, the Company assessed the collectability of accounts receivable and did not provide any allowance for credit losses since the platform operators paid in the short term. As of the date of these financial statements, the Company had collected (i) approximately 86.2% of the balance of accounts receivable as of March 31, 2025, and (ii) all the accounts receivable outstanding as of June 30, 2024.

Note 4 — ADVANCED TO SUPPLIERS

	As of
	March 31, 2025	June 30 2024
Advanced to suppliers-third parties	$10,837,402	$8,514,694
Advanced to suppliers-related parties	$1,299,565	1,194,205
Total advanced to suppliers	$12,136,967	$9,708,899

For the nine months ended March 31, 2025 and 2024, the Company assessed its collectability and did not provide any allowance for credit losses since the Company expected the suppliers to fulfill their obligations in the short term.

F-18

Note 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of
	March 31, 2025	June 30 2024
Prepaid expenses	$-	$6,677
Rental and other deposits	142,867	139,038
Accounts receivable collected by other third parties	2,433,181	1,885,077
Others	127,612	10,320
Total prepaid expenses and other current assets	$2,703,660	$2,041,112

The Company assessed the collectability of prepaid expenses and other current assets, and the Company did not provide any allowance for credit losses. As of the date of these financial statements, approximately 20.7% of the balance of accounts receivable collected by other third parties as of March 31, 2025 had been collected. As of the date of these financial statements, all the accounts receivable collected by other third parties outstanding as of June 30, 2024 had been collected.

Note 6 — EQUITY INVESTMENTS

Equity investments consisted of the following:

	As of
	March 31, 2025	June 30, 2024
Investment in Ningbo Meishan Bonded Logistics Park Sharing Huixin Venture Capital Partnership (Limited Partnership) (“Ningbo Huixin LP”)	$138,125	$138,003
Investment in Chongqing Xiangyou Xingjie Private Equity Investment Fund Partnership (Limited Partnership) (“Chongqing Xiangyou LP”)	1,386,813	1,385,456
Investment in Wuhan Huiyu Technology Co., Ltd. (“Wuhan Huiyu”)	297,060	303,627
Investment in Beijing Jiaqiwan Technology Co., Ltd. (“Beijing Jiaqiwan”)	165,360	165,120
Total equity investment	$1,987,358	$1,992,206

(a) Investment in Ningbo Huixin LP

Ningbo Huixin LP engages in investing primarily in game development companies. In September 2021, the Company entered into the Ningbo Huixin LP Partnership Agreement (the “Huixin LP Agreement”) with Ningbo Huixin LP and its general partner to acquire 27.27% of the equity in Ningbo Huixin LP. Pursuant to the Huixin LP Agreement, the Company invested, as a limited partner, $137,906 (RMB1 million) into Ningbo Huixin LP. The Company considers that it has significant influence over Ningbo Huixin LP due to the level of ownership and its participation in Ningbo Huixin LP’s significant business operating and strategic decisions. Accordingly, the Company accounts for the investment using the equity method. For the nine months ended March 31, 2025 and 2024, the Company recognized investment loss of $79 and $96, respectively. For the nine months ended March 31, 2025 and 2024, the Company did not recognize any impairment loss for the investment in Ningbo Huixin LP.

(b) Investment in Chongqing Xiangyou LP

Chongqing Xiangyou LP engages in investing primarily in game development companies. In October 2021, the Company entered into the Chongqing Xiangyou LP Partnership Agreement (the “Xiangyou Agreement”) with Chongqing Xiangyou LP and its general partner to acquire 20% of the equity interests in Chongqing Xiangyou LP. The Company invested, as a limited partner, $1,448,016 (RMB10.5 million) into Chongqing Xiangyou LP. The Company accounts for its investment in Chongqing Xiangyou LP under the equity method of accounting. For the nine months ended March 31, 2025 and 2024, the Company recognized investment loss of $662 and $20,466, respectively. For the nine months ended March 31, 2025 and 2024, the Company did not recognize any impairment loss for the investment in Chongqing Xiangyou LP.

F-19

(c) Investment in Wuhan Huiyu

Wuhan Huiyu engages in developing mobile gaming applications. In January 2021, the Company entered into a share purchase agreement, with the founder team of Wuhan Huiyu to acquire 37.5% of Wuhan Huiyu. During the year ended June 30, 2022, the Company invested $413,719 (RMB3.0 million) in Wuhan Huiyu. The Company accounts for its investment in Wuhan Huiyu under the equity method of accounting. For the nine months ended March 31, 2025 and 2024, the Company recognized investment loss of $7,059 and investment income of $8,760, respectively. For the nine months ended March 31, 2025 and 2024, the Company did not recognize any impairment loss for the investment in Wuhan Huiyu.

(d) Investment in Beijing Jiaqiwan

Beijing Jiaqiwan engages in developing mobile gaming applications. In June 2020, the Company entered into a share purchase agreement to incorporate and acquire 4% of Beijing Jiaqiwan. During the year ended June 30, 2022, the Company invested $165,488 (RMB1.2 million) in Beijing Jiaqiwan. The Company accounts for its investment in Beijing Jiaqiwan at cost under the measurement alternative.

For the nine months ended March 31, 2025 and 2024, the Company did not receive any dividends from all the above investments.

Note 7 — PLANT AND EQUIPMENT, NET

Plant and equipment, net, consisted of the following:

	As of
	March 31, 2025	June 30, 2024
Electronic equipment	$415,538	$399,381
Transportation equipment	99,188	99,044
Less: accumulated depreciation	(404,771)	(364,867)
Plant and equipment, net	$109,955	$133,558

Depreciation expenses were $39,659, accumulated depreciation transferred out from disposal of plant and equipment was nil, and currency translation differences were $245 for the nine months ended March 31, 2025. No plant and equipment were written off for the nine months ended March 31, 2025.

Depreciation expenses were $104,716, accumulated depreciation transferred out from disposal of plant and equipment was $70,217, and currency translation differences were $2,259 for the nine months ended March 31, 2024. Plant and equipment written off was $26,683 for the nine months ended March 31, 2024.

For the nine months ended March 31, 2025 and 2024, the Company did not record any impairment loss of plant and equipment.

Note 8 — INTANGIBLE ASSETS, NET

The following is a summary of intangible assets as of March 31, 2025 and June 30, 2024:

	As of
	March 31, 2025	June 30, 2024
Royalty	$5,069,636	$4,850,373
Developed games	3,075,690	3,071,227
Copyright	137,800	137,600
Total intangible assets	8,283,126	8,059,200
Less: accumulated amortization	(3,474,679)	(2,766,074)
Intangible assets, net	$4,808,447	$5,293,126

F-20

Amortization expenses were $709,698 and currency translation differences were $1,093 for the nine months ended March 31, 2025.

Amortization expenses were $593,117 and currency translation differences were $8,645 for the nine months ended March 31, 2024.

Note 9 — LEASES

Leases are classified as operating leases or finance leases in accordance with FASB ASC 842. The Company’s operating leases are principally for office facilities. For leases with terms greater than 12 months, the Company records the related right-of-use asset and lease liability at the present value of lease payments over the term. The right-of-use asset is amortized over the life of the lease on a straight-line basis. Certain leases include rental escalation clauses, renewal options, and/or termination options, which are factored into the Company’s determination of lease payments when appropriate. The Company’s lease agreements do not provide a readily determinable implicit rate nor is it available to the Company from its lessors. Instead, the Company estimates its incremental borrowing rate based on long-term interest rates published by the People’s Bank of China in order to discount lease payments to present value.

As of March 31, 2025, the weighted average remaining lease term was 1.19 years and the weighted average discount rate was 4.75% for the Company’s operating leases. As of June 30, 2024, the weighted average remaining lease term was 1.91 years and the weighted average discount rate was 4.75% for the Company’s operating leases.

The Company’s lease costs are included within the cost of revenue and administrative expenses on the consolidated statements of operations. For the nine months ended March 31, 2025 and 2024, the lease cost were $349,557 and $360,649, respectively.

For the nine months ended March 31, 2025 and 2024, amortization of the operating lease right-of-use assets amounted to $265,212 and $323,592, respectively, and the interest on lease liabilities amounted to $19,011 and $8,751, respectively.

Supplemental balance sheet information related to operating leases was as follows:

The table below presents the operating lease related assets and liabilities recorded on the balance sheets.

	As of
	March 31, 2025	June 30, 2024
Operating lease right-of-use assets	$691,970	770,402
Operating lease right-of-use assets, accumulated amortization	(258,689)	(74,831)
Operating lease right-of-use assets, net	$433,281	695,571

Operating lease liabilities, current	345,932	336,046
Operating lease liabilities, non-current	9,189	351,856
Total operating lease liabilities	$355,121	687,902

The future undiscounted aggregate minimum lease payments under non-cancellable operating leases were as follows as of March 31, 2025:

Year ended March 31,	Amount
2026	$357,321
2027	9,280
2028	-
Total undiscounted future minimum lease payments	366,601
Less: Amounts representing interest	11,480
Total present value of operating lease liabilities	355,121
Less: current portion of operating lease liabilities	345,932
Non-current portion of operating lease liabilities	$9,189

F-21

Note 10 — TAXES

Taxes payable consisted of the following:

	As of
	March 31, 2025	June 30, 2024
Corporate income taxes payable	12,466	-
Individual income taxes payable	37,623	19,466
Total taxes payable	$50,089	$19,466

Cayman

The Company and Gamehaus Inc. are incorporated in the Cayman Islands and are not subject to income taxes under the current laws of the Cayman Islands.

BVI

Joypub is incorporated in the BVI and is not subject to income taxes under the current laws of the BVI.

Singapore

Gamehaus SG is incorporated in Singapore and is subject to Singapore Corporate Tax. Nil pretax income was generated in Singapore for the nine months ended March 31, 2025 and 2024.

Hong Kong

Gamehaus HK, Gamepromo, Dataverse, and Avid.ly are companies registered in Hong Kong and are subject to the following corporate income tax rate: the first HK$2 million of profits earned will be taxed at half the current rate (i.e., 8.25%), while the remaining profits will continue to be taxed at the existing 16.5% if revenue is generated in Hong Kong.

PRC

Under the PRC Enterprise Income Tax Law, the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. Kuangre SH was qualified as a high and new technology enterprise (“HNTE”) and was subject to a favorable income tax rate of 15% for the tax year ended December 31, 2021 through December 31, 2024. Kuangre SH’s HNTE certification was valid for three years starting from December 2021 to November 2024. Kuangre SH is subject to corporate income tax at the PRC unified rate of 25% effective January 1, 2025. Haohan CQ is qualified as a HNTE and is subject to a favorable income tax rate of 15%. Haohan CQ’s HNTE certification is valid for three years starting from November 2024 and subject to renewal. In accordance with the implementation rules of the Income Tax Law of the PRC, enterprises newly established in the Western Development Zone within the scope of “preferential catalogue of income tax for key industries encouraged to develop in West area” shall be subject to a favorable income tax rate of 15% from January 1, 2021 to December 31, 2030. Haohan CQ and Fanfengjian CQ are established in the Western Development Zone and they are subject to a favorable income tax rate of 15% to December 31, 2030. The Company’s remaining subsidiaries are subject to corporate income tax at the PRC unified rate of 25%.

F-22

i)	The components of the income tax expenses were as follows:

	For the Nine Months Ended March 31,
	2025	2024
Current income tax expenses	$169,171	$254,553
Total	$169,171	$254,553

ii)	The following table summarizes net deferred tax assets resulting from differences between the financial accounting basis and tax basis of assets and liabilities:

	As of
	March 31, 2025	June 30, 2024
Deferred tax assets:
Net operating loss carried forward	13,805,069	13,315,441
Deferred tax asset for net operating loss carried forward	2,435,512	2,353,678
Total deferred tax assets	2,435,512	2,353,678
Less: valuation allowance	(2,435,512)	(2,353,678)
Deferred tax assets, net of valuation allowance	$-	$-

As the PRC does not allow the filing of consolidated tax returns, the deferred taxes relate to separate entities that file their own tax returns and therefore could not be offset with each other. A reconciliation between the Company’s actual provision for income taxes and the provision at the PRC mainland statutory rate is as follows:

	For the Nine Months Ended March 31,
	2025	2024
Income before income tax expenses	2,483,911	6,294,947
Computed income tax expenses with statutory tax rate	614,228	1,573,736
Differential income tax rates applicable to certain entities	(408,259)	(1,202,921)
Additional deduction for research and development expenses	(583,406)	(579,749)
Effect of permanent differences	(186,249)	(166,073)
Changes in valuation allowance	732,857	635,729
Others	-	(6,169)
Income tax expenses	169,171	254,553

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law, and new authoritative rulings. As of March 31, 2025, the tax years ended December 31, 2022 through December 31, 2024 for the Company’s PRC subsidiaries, remain open for statutory examination by PRC tax authorities.

As of March 31, 2025 and June 30, 2024, the Company had net operating loss carryforwards of approximately $13,805,069 and $13,315,441, respectively, which arose from the Company’s subsidiaries in the PRC. As of March 31, 2025 and June 30, 2024, deferred tax assets from the net operating loss carryforwards amounted to $2,435,512 and $2,353,678, respectively, and the Company recorded valuation allowances of $2,435,512 and $2,353,678 as of March 31, 2025 and June 30, 2024, respectively. Full valuation allowances have been provided where, based on all available evidence, management determined that deferred tax assets are not more likely than not to be realizable in future tax years.

F-23

As of March 31, 2025, net operating loss carryforwards were expected to expire, if unused, in the following amounts:

2026	34,947
2027	3,007,509
2028	4,352,701
2029	6,409,912
Total	$13,805,069

Note 11 — NET INCOME PER SHARE

The following table sets forth the basic and diluted net loss per share computation and provides a reconciliation of the numerator and denominator for the years presented:

	For the Nine Months Ended March 31,
	2025	2024
Numerator:
Net income	$2,314,740	$6,040,394
Less: net income attributable to non-controlling interest	(62,407)	346,503
Net income attributable to Gamehaus Holdings Inc’s shareholders	$2,377,147	$5,693,891

Denominator:
Weighted average number of ordinary shares*	53,569,358	50,000,000

Net income attributable to Gamehaus Holdings Inc’s shareholders per share
Basic and diluted	0.04	0.11

*	Presented on a retroactive basis to reflect the reverse recapitalization that is discussed in Note 1.

Note 12 — CONCENTRATION OF MAJOR CUSTOMERS AND SUPPLIERS

Apple and Google are significant distribution, marketing, promotion, and payment platforms for the Company’s games. A significant portion of the Company’s revenue has been generated from players who accessed the Company’s games through these platforms. Therefore, the Company’s accounts receivable are derived mainly from sales through these two platforms. A significant portion of the Company’s revenue has been generated from players who accessed the Company’s games through these platforms but no customer accounts for a significant portion of its revenue. As of March 31, 2025, Apple and Google accounted for approximately 58.9% and 26.3% of the Company’s total account receivable balance. As of June 30, 2024, Apple and Google accounted for approximately 62.5% and 21.5% of the Company’s total account receivable balance.

Accounts receivable are recorded at their transaction amounts and do not bear interest. The Company bases its allowance for credit losses on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable based on historical collection experience and current and expected future economic and market conditions.

As of March 31, 2025, two suppliers accounted for 20.5% and 15.1% of the Company’s total accounts payable balance. As of June 30, 2024, three suppliers accounted for 11.7%, 10.7% and 10.2% of the Company’s total accounts payable balance.

F-24

Note 13 — SHAREHOLDERS’ EQUITY

Gamehaus was established under the laws of the Cayman Islands on July 20, 2023. The authorized share capital of the Company is $100,000 divided into 900,000,000 shares of par value $0.0001 each, including 900,000,000 Class A ordinary shares and 100,000,000 Class B ordinary shares. As of March 31, 2025, 37,971,245 Class A ordinary shares were issued and outstanding and 15,598,113 Class B ordinary shares were issued and outstanding, respectively. As of June 30, 2024, 34,401,887 Class A ordinary shares were issued and outstanding and 15,598,113 Class B ordinary shares were issued and outstanding, respectively. The shares are presented on a retroactive basis to reflect the reverse recapitalization that is discussed in Note 1.

Reverse recapitalization

On January 24, 2025, Gamehaus consummated the business combination with Golden Star and Gamehaus Inc., following the approval at an extraordinary general meeting of Golden Star’s shareholders on January 20, 2025. As a result of the business combination, (i) Gamehaus Inc. became a direct, wholly owned subsidiary of Gamehaus, and (ii) Golden Star became a direct, wholly owned subsidiary of Gamehaus, with the outstanding securities of Gamehaus Inc. and Golden Star being converted into the right to receive securities of Gamehaus.

Gamehaus Inc. was determined to be the accounting acquirer, as it effectively controlled the combined entity following the transaction. The transaction did not qualify as a business combination under ASC 805, because Golden Star did not meet the definition of a business. The transaction was accounted for as a reverse recapitalization. The pre-combination net liabilities of Golden Star were primarily non-operating liabilities. Under reverse recapitalization accounting, the assets and liabilities of Golden Star were recorded at their historical cost. Gamehaus Inc. was determined as the accounting acquirer and the historical financial statements of Gamehaus Inc. became the Company’s historical financial statements, with retrospective adjustments to give effect of the reverse recapitalization.

In addition, there were offering cost incurred for public offering, which were settled by cash of $2,780,600 of Gamehaus Inc. The amounts were recorded in additional paid-in capital in the unaudited condensed consolidated statements of changes in shareholders’ equity for the nine months ended March 31, 2025.

Note 14 — RELATED PARTY TRANSACTIONS

The table below sets forth major related parties of the Company and their relationships with the Company:

Entity or individual name	Relationship with the Company
Feng Xie	Founder and controlling shareholder of the Company
Wuhan Huiyu	Investee of the Company
Shanghai Dongying Network Technology Co., Ltd. (“Shanghai Dongying”)	Investee of the Company
Mobile Motion Co., Limited (“Mobile Motion”)	Wholly-owned subsidiary of investee of the Company

(a)	The Company entered into the following related party transactions:

The Company invested in companies engaged in mobile game development and required the royalty right of the games from such investees to distribute on third-party platforms. The Company typically pays one-time royalties, continues to share profits, and/or pays customized design fees to such investees.

F-25

	For the Nine Months Ended March 31,
	2025	2024
Royalty fee and service from related parties
Wuhan Huiyu	$261,084	$316,790
Shanghai Dongying	1,709,587	1,984,280
Mobile Motion	434,398	714,689
Total	$2,405,069	$3,015,759

1)	The Company entered into an exclusive game agency agreement with Wuhan Huiyu in January 2020. The exclusive agency term is eight years from the date of launching the game. Pursuant to the exclusive game agency agreement, the Company shares 15% to 18% of gross profit generated by the game with Wuhan Huiyu on a monthly basis. The Company recorded $261,084 and $316,790 of profit-sharing expenses for the nine months ended March 31, 2025 and 2024, respectively.
2)	The Company entered into a technology development agreement with Shanghai Dongying in January 2021 to customize design the game. During the year ended June 30, 2024, the Company entered supplementary agreement with Shanghai Dongying regarding the profit-sharing policy. Pursuant to supplementary agreement, the Company shares 25% of operating income of the game generated by the game with Shanghai Dongying on a monthly basis. The Company recorded $1,709,587 and $1,984,280 of profit-sharing expenses for the nine months ended March 31, 2025 and 2024, respectively.
3)	The Company entered into an exclusive game agency agreement with Mobile Motion in January 2021. The exclusive agency term is eight years from the date of launching the game. The Company recorded $25,248 and $25,194 of amortization of royalty fees for the nine months ended March 31, 2025 and 2024, respectively. The Company record $409,150 and $689,496 of customized design fees for the nine months ended March 31, 2025 and 2024.

(b)	The Company had the following significant related party balances:

Advanced to Suppliers — related parties

As of March 31, 2025 and June 30, 2024, advanced to suppliers - related parties, consisted as following:

	As of
	March 31, 2025	June 30, 2024
Wuhan Huiyu	$42,285	$-
Shanghai Dongying	552,343	320,488
Mobile Motion	704,937	873,717
Total	$1,299,565	$1,194,205

Due to related party

As of March 31, 2025 and June 30, 2024, the Company had a due to related party balance of nil and $107,361, respectively, to Feng Xie. The advances were due on demand and without interest. The Company paid off the due to Feng Xie during the nine months ended March 31, 2025.

Note 15 — COMMITMENTS AND CONTINGENCIES

Commitments

The total future minimum lease payments including the agreed property management fee under the non-cancellable operating lease with respect to the office as of March 31, 2025 are payable as follows:

Contractual Obligations as of March 31, 2025	Lease Commitment
Within one year	$62,669
Within two to three years	$11,837
Total	$74,506

Contingencies

The Company may be involved in various legal proceedings, claims, and other disputes arising from the commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss for a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. The Company was not aware of any litigation, lawsuits, or claims as of March 31, 2025.

Note 16 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of the unaudited condensed consolidated financial statements, and did not identify any other subsequent events with material financial impact on the Company’s unaudited condensed consolidated financial statements.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Gamehaus Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gamehaus Inc. and its subsidiaries (the “Company”) as of June 30, 2024 and 2023, the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years ended June 30, 2024, and 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for each of the years ended June 30, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2023.

Singapore

November 26, 2024

F-27

GAMEHAUS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN U.S. DOLLARS)

	As of June 30,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,816,535	$16,009,655
Restricted cash	3,605	8,337
Accounts receivable	11,024,450	16,551,204
Advanced to suppliers	9,708,899	11,812,878
Prepaid expenses and other current assets	2,041,112	2,731,765
TOTAL CURRENT ASSETS	41,594,601	47,113,839

NON-CURRENT ASSETS:
Plant and equipment, net	133,558	164,381
Intangible assets, net	5,293,126	5,767,473
Operating lease right-of-use assets, net	695,571	402,423
Deferred offering costs	1,571,328	270,896
Equity investments	1,992,206	2,001,219
TOTAL NON-CURRENT ASSETS	9,685,789	8,606,392
TOTAL ASSETS	$51,280,390	$55,720,231

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$13,034,836	$25,936,807
Contract liabilities	2,830,068	2,986,364
Accrued expenses and other current liabilities	555,714	806,463
Operating lease liabilities	336,046	387,118
Due to related party	107,361	-
Taxes payable	19,466	30,594
TOTAL CURRENT LIABILITIES	16,883,491	30,147,346

NON-CURRENT LIABILITY:
Operating lease liabilities	351,856	12,174
TOTAL NON-CURRENT LIABILITY	351,856	12,174
TOTAL LIABILITIES	$17,235,347	$30,159,520

SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 par value, 425,262,873 and 425,262,873 shares authorized,75,409,060 and 75,409,060 shares issued and outstanding as of June 30, 2024 and 2023, respectively.	7,541	7,541
Preferred shares, $0.0001 par value, 74,737,127 and 74,737,127 shares authorized, 74,737,127 and 74,737,127 shares issued and outstanding as of June 30, 2024 and 2023, respectively.	7,474	7,474
Additional paid-in capital	16,193,191	16,193,191
Retained earnings	19,581,470	11,333,048
Accumulated other comprehensive loss	(1,772,669)	(1,665,966)
TOTAL GAMEHAUS’ SHAREHOLDERS’ EQUITY	34,017,007	25,875,288
Non-controlling interests	28,036	(314,577)
TOTAL SHAREHOLDERS’ EQUITY	34,045,043	25,560,711
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,280,390	$55,720,231

The accompanying notes are an integral part of these consolidated financial statements.

F-28

GAMEHAUS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(EXPRESSED IN U.S. DOLLARS)

	For the Years ended June 30,
	2024	2023
REVENUE	$145,236,749	$168,156,906
OPERATING COST AND EXPENSES
Cost of revenue	(70,658,025)	(71,374,290)
Research and development expenses	(4,788,467)	(5,485,627)
Selling and marketing expenses	(57,685,521)	(85,331,774)
General and administrative expenses	(3,756,679)	(2,814,455)
INCOME FROM OPERATIONS	$8,348,057	$3,150,760

OTHER INCOME (EXPENSES):
Share of net loss from equity investees	(4,594)	(23,982)
Interest income	357,623	212,891
Other income, net	19,982	675,749
Total other income, net	373,011	864,658

INCOME BEFORE PROVISION FOR INCOME TAXES	8,721,068	4,015,418

INCOME TAXES (EXPENSES) BENEFITS	(130,307)	78,743
NET INCOME	8,590,761	4,094,161
Less: net income attributable to non-controlling interests	342,339	304,348
NET INCOME ATTRIBUTABLE TO GAMEHAUS’ SHAREHOLDERS	8,248,422	3,789,813

OTHER COMPREHENSIVE INCOME
Net income	8,590,761	4,094,161
Foreign currency translation adjustment, net of tax	(106,429)	(1,954,899)
TOTAL COMPREHENSIVE INCOME	$8,484,332	$2,139,262
Less: total comprehensive income attributable to non-controlling interests	342,613	306,145
TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO GAMEHAUS’ SHAREHOLDERS	8,141,719	1,833,117

BASIC AND DILUTED EARNINGS PER SHARE:
Net income attributable to Gamehaus’ shareholders per share
Basic and diluted	$0.05	$0.03

Weighted average shares outstanding used in calculating basic and diluted income per share
Basic and diluted	150,146,187	150,146,187

The accompanying notes are an integral part of these consolidated financial statements.

F-29

GAMEHAUS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2024 AND 2023

(EXPRESSED IN U.S. DOLLARS)

	Ordinary shares		Preferred shares		Additional paid in	Retained	Accumulated Other Comprehensive	Non- controlling
	Shares	Amount	Shares	Amount	capital	Earnings	Income (Loss)	Interests	Total
Balance as of June 30, 2022	75,409,060	$7,541	74,737,127	7,474	16,193,191	7,543,235	290,730	(620,722)	23,421,449
Net income	-	-	-	-	-	3,789,813	-	304,348	4,094,161
Foreign currency translation adjustment	-	-	-	-	-	-	(1,956,696)	1,797	(1,954,899)
Balance as of June 30, 2023	75,409,060	$7,541	74,737,127	7,474	16,193,191	11,333,048	(1,665,966)	(314,577)	25,560,711
Net income	-	-	-	-	-	8,248,422	-	342,339	8,590,761
Foreign currency translation adjustment	-	-	-	-	-	-	(106,703)	274	(106,429)
Balance as of June 30, 2024	75,409,060	$7,541	74,737,127	7,474	16,193,191	19,581,470	(1,772,669)	28,036	34,045,043

The accompanying notes are an integral part of these consolidated financial statements.

F-30

GAMEHAUS INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2024 AND 2023

(EXPRESSED IN U.S. DOLLARS)

	For the Years ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,590,761	$4,094,161
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	898,505	983,206
Plant and equipment written off	3,695	1,738
Share of net loss from equity investees	4,594	23,982
Changes in operating assets and liabilities:
Accounts receivable	5,521,910	(5,531,296)
Advanced to suppliers	2,089,822	(5,496,426)
Prepaid expenses and other current assets	688,566	(319,561)
Operating lease right-of-use assets	425,882	413,737
Deferred offering costs	(1,308,598)	(282,494)
Accounts payable	(12,919,042)	8,983,742)
Accrued expenses and other current liabilities	(250,405)	(1,348,564)
Contract liabilities	(150,533)	1,112,621)
Operating lease liabilities	(430,453)	(413,737)
Taxes payable	(11,124)	(31,031)
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,153,580	2,190,078

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(104,641)	(15,344)
Purchase of intangible assets	(302,704)	(3,642,683)
Proceeds from disposal of equity investments	-	2,206,111
NET CASH USED IN INVESTING ACTIVITIES	(407,345)	(1,451,916)

CASH FLOWS FROM FINANCING ACTIVITIES:
Reinjection from investor for recapitalization	-	3,210,622
Proceeds of related parties	107,986	1,320,336
Repayment to related parties	-	(12,943)
NET CASH PROVIDED BY FINANCING ACTIVITIES	107,986	4,518,015

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(52,073)	(1,122,434)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,802,148	4,133,743
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — beginning of year	16,017,992	11,884,249
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — end of year	$18,820,140	$16,017,992

Reconciliation of cash to the consolidated balance sheets:
Cash and cash equivalents	18,816,535	16,009,655
Restricted cash	3,605	8,337
Total cash, cash equivalents and restricted cash	18,820,140	16,017,992

Supplemental disclosures of cash flow information:
Cash paid for income tax	177,190	-
Cash paid for interest	1,280	-

Supplemental disclosures of non-cash activities:
Lease liabilities arising from obtaining operating lease right-of-use assets	721,633	469,066

The accompanying notes are an integral part of these consolidated financial statements.

F-31

GAMEHAUS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Nature of operations

Gamehaus Inc. (“Gamehaus” or the “Company”), through its subsidiaries, (collectively, the “Company”) publishes and operates mobile social gaming applications (“games” or “game”) and leverages marketing relationships with various partners to provide players a unique social gaming experience. The Company’s games are free-to-play and available via the Apple App Store, Google Play Store, and Amazon Appstore (collectively, “platforms” or “platform operators”). The Company generates revenue through the in-game sale of virtual currency and through advertising.

On September 18, 2023, Gamehaus entered into a business combination agreement (the “Business Combination Agreement”) with (i) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Golden Star”), (ii) G-Star Management Corporation, a British Virgin Islands company, the representative for Golden Star, (iii) Gamehaus Holdings Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Gamehaus (the “Pubco”), (iv) Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”); and (v) Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”).

Pursuant to the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (i) Golden Star will reincorporate in the Cayman Islands by merging with and into Pubco, with Pubco remaining as the surviving publicly traded entity; and (ii) one business day after the First Merger, the Merger Sub will merge with and into Gamehaus, resulting in Gamehaus being a wholly-owned subsidiary of Pubco.

Gamehaus is an exempted company incorporated under the laws of the Cayman Islands on December 2, 2020 as a holding company. The accompanying consolidated financial statements include the financial statements of the Company, its subsidiaries, the consolidated former variable interest entity (the “consolidated former VIE”), and the subsidiaries of the consolidated former VIE. The Company no longer has the consolidated former VIE as of June 30, 2024, as the former VIE Agreements (as defined below) were terminated on September 1, 2023.

As of June 30, 2024, the Company’s subsidiaries were as follows:

	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect economic interest
Subsidiaries
Joypub Holding Limited (“Joypub”)	December 9, 2020	BVI	100%
Gamehaus Holding Inc. (Gamehaus Holding)	August 02, 2023	Cayman Islands	100%
Gamehaus PTE LTD (“Gamehaus SG”)	May 25, 2022	Singapore	100%
Gamehaus Limited (“Gamehaus HK”)	January 7, 2021	Hong Kong	100%
Gamepromo Co., Limited (“Gamepromo”)	May 17, 2021	Hong Kong	100%
Shanghai Haoyu Technology Co., Ltd. (“Haoyu SH”)	September 30, 2022	PRC	100%
Chongqing Haohan Network Technology Co., Ltd. (“Haohan CQ”)	March 4, 2021	PRC	100%
Beijing Haoyou Network Technology Co., Ltd. (“Haoyou BJ”)	April 8, 2021	PRC	100%
Chongqing Fanfengjian Network Technology Co., Ltd. (“Fanfengjian CQ”)	April 16, 2021	PRC	70%
Shanghai Fanfengjian Network Technology Co., Ltd. (“Fanfengjian SH”)	November 19, 2021	PRC	70%
Shanghai Kuangre Network Technology Co., Ltd. (“Kuangre SH”)	August 25, 2016	PRC	100%
Dataverse Co., Limited (“Dataverse”)	September 9, 2016	Hong Kong	100%
Avid.ly Co., Limited (“Avid.ly”)	June 21, 2017	Hong Kong	100%

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Reorganization

Kuangre SH was incorporated under the laws of the People’s Republic of China (“PRC”) on August 25, 2016. Dataverse was incorporated on September 9, 2016, and Avid.ly was incorporated on June 21, 2017 under the laws of Hong Kong. Kuangre SH and its subsidiaries, Dataverse and Avid.ly, operate game publishing.

In anticipation of the public listing of its equity securities, the Company incorporated Joypub under the laws of the British Virgin Islands on December 9, 2020, and incorporated Gamehaus HK under the laws of Hong Kong on January 7, 2021. Haohan CQ was incorporated under the laws of the PRC on March 4, 2021.

On December 1, 2021, Gamehaus HK, Haohan CQ, and legal shareholders of Kuangre SH entered into a series of contractual agreements (the “former VIE Agreements”), including an exclusive services agreement (the “Exclusive Services Agreement”), an exclusive call option agreement (the “Exclusive Call Option Agreement”), (iii) a power of attorney agreements (the “Power of Attorney Agreement”), and (iv) certain equity interest pledge agreements (the “Equity Interest Pledge Agreements”), which enabled Gamehaus HK to own 35.8895% of Kuangre SH directly in equity interest and 64.1105% through a former VIE structure.

The shareholders of Kuangre SH passed resolutions on June 30, 2023, approving the termination of the former VIE Agreements, the temporary ownership of 23.2284% of the equity interests in Kuangre SH by Mr. Feng Xie and other minority shareholders, the transfer of such 23.2284% equity interests by Mr. Feng Xie and other minority shareholders to Gamehaus HK without consideration, and the waiver of all the rights to profits or losses accumulated during the temporarily holding period subsequent to the termination of the former VIE Agreements. On September 1, 2023, the Company terminated the former VIE Agreements and indirectly held 76.7716% of the equity interests in Kuangre SH, with the remaining 23.2284% temporarily held by Mr. Feng Xie and other minority shareholders.

In accordance with the shareholders’ resolutions, Gamehaus HK entered into share transfer agreements with Mr. Feng Xie and other minority shareholders in February 2024 to transfer 23.2284% of the equity interests in Kuangre SH back to Gamehaus HK. Upon completion of the termination process, the Company held 100% of the equity interests in Kuangre SH for no further consideration. The Company indirectly held 100% of the equity interests in Kuangre SH before and after the termination of the former VIE Agreements. In accordance with ASC 805-50-45-5, the termination process of the former VIE Agreements involved the restructuring of the legal structure of the business but did not change the reporting entities under common control according to ASC 805-50-15-6 and did not result in any substantive changes in the economic substance of the controlling financial interest of ownership and the business. As a result, the process is considered a non-substantive exchange. Accordingly, the Company accounted for the termination of the former VIE Agreements retroactively as if it occurred on September 1, 2023, in accordance with ASC 805-50-45-4.

After the completion of the reorganization, since the Company and its subsidiaries (including Kuangre and its subsidiaries) resulting from the reorganization are effectively controlled by the same controlling shareholder, Mr. Feng Xie, they are considered under common control. During the years presented in these consolidated financial statements, the control of the entities did not change. Accordingly, the reorganization has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time. In accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended June 30, 2024 and 2023, the results of these subsidiaries are included in the consolidated financial statements for both periods. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

F-33

Variable Interest Entities

1) Former VIE Agreements

From December 2021 to August 2023, the Company held 35.8895% of the equity interests in Kuangre SH, and controlled the remaining 64.1105% of the equity interests in Kuangre SH through the former VIE Agreements.

On December 1, 2021, Haohan CQ entered into the Exclusive Services Agreement with Kuangre SH, which entitled the Company to receive a majority of Kuangre SH’s residual returns and make it obligatory for the Company to absorb a majority of the risk of losses associated with the activities of Kuangre SH and its subsidiaries. In addition, Haohan CQ entered into certain agreements with the equity holders of Kuangre SH, including (i) the Exclusive Call Option Agreement to acquire the equity interests in Kuangre SH and its subsidiaries when permitted by applicable PRC laws, rules, and regulations, (ii) the Equity Interest Pledge Agreements that each shareholder of Kuangre SH agreed to pledge his equity interests in Kuangre SH to Haohan CQ to secure the performance of the Kuangre SH and its shareholders’ obligations under the Exclusive Services Agreements, Exclusive Call Option Agreement, and Power of Attorney Agreement, and (iii) the Power of Attorney agreement that irrevocably authorized individuals designated by Haohan CQ to exercise the equity owner’s rights over Kuangre SH. Based on the foregoing former VIE Agreements, the Company through its subsidiary Haohan CQ had the power to direct the activities of Kuangre SH and became the primary and sole beneficiary of Kuangre SH for accounting purposes through such former VIE Agreements. As a result of the former VIE Agreements, under generally accepted accounting principles in the United States, or “U.S. GAAP,” the assets and liabilities of Kuangre SH were treated as the Company’s assets and liabilities, and the results of operations of Kuangre SH and its subsidiaries were treated in all aspects as if they were the results of the Company’s operations.

Details of the former VIE Agreements are set forth below:

Exclusive Services Agreement

Under the Exclusive Services Agreement dated December 1, 2021, Haohan CQ had the exclusive right to provide management and consulting and other services to Kuangre SH for a consulting service fee from Kuangre SH. Kuangre SH agreed to pay Haohan CQ for the consulting services in the amount equivalent to 64.1105% Kuangre SH’s net profits after tax. The agreement became effective as of the date of the agreement with a term of 10 years from the date of this agreement, provided that such duration may be extended or shortened as further agreed between these parties.

Exclusive Call Option Agreement

Under the Exclusive Call Option Agreement dated December 1, 2021, Kuangre SH and its shareholders irrevocably granted Haohan CQ an exclusive option to purchase or authorize their designated persons to purchase all or part of each shareholder’s equity interests in Kuangre SH, with the purchase price equal to the minimum price required by relevant PRC laws. Without prior written consent of Haohan CQ, Kuangre SH agreed to not, among other things, amend its articles of association, sell or otherwise dispose of its assets or beneficial interests, enter into transactions that may adversely affect its assets, liabilities, business operations, equity interests, and other legal interests, or merge with any other entities or make any investments, or distribute dividends. Haohan CQ had the right to transfer the rights and obligations pursuant to the Exclusive Call Option Agreement to any third party, which does not require any prior consent of Kuangre SH and their shareholders. The agreement became effective as of the date of agreement with a term of 10 years from the date of the agreement until Haohan CQ exercises the call option or terminates the agreement with 30 days advance notice.

F-34

Power of Attorney Agreement

Under the Power of Attorney Agreement dated December 1, 2021, each shareholder of Kuangre SH irrevocably authorized Haohan CQ to exercise rights and powers as the shareholders of Kuangre SH, including but not limited to, convening and attending shareholders’ meetings, voting on all matters of Kuangre SH requiring shareholder approval, and appointing directors and senior management members. The Power of Attorney Agreement remained in force until the entrusting party ceased to be a shareholder of Kuangre SH.

Equity Interest Pledge Agreements

Pursuant to the Equity Interest Pledge Agreements dated December 1, 2021, each shareholder of the consolidated former VIE agreed to pledge his equity interests in the consolidated former VIE to Haohan CQ to secure the performance of the consolidated former VIE’s obligations under the Exclusive Services Agreement and any such agreements to be entered into in the future. Each shareholder of the consolidated former VIE agreed not to transfer, sell, pledge, dispose of or otherwise create any encumbrance on their equity interests in the consolidated former VIE without the prior written consent of Haohan CQ. The Equity Interest Pledge Agreements became effective on the date upon execution by the parties.

2) Termination of the former VIE Agreements

The shareholders of Kuangre SH passed resolutions on June 30, 2023, approving the termination of the former VIE Agreements, the temporary ownership of 23.2284% of the equity interests in Kuangre SH by Mr. Feng Xie and other minority shareholders, the transfer of such 23.2284% equity interests by Mr. Feng Xie and other minority shareholders to Gamehaus HK without consideration, and the waiver of all the rights to profits or losses accumulated during the temporarily holding period subsequent to the termination of the former VIE Agreements.

Haohan CQ and Kuangre SH entered into a termination agreement of the Exclusive Services Agreement on June 30, 2023, which provided that the Exclusive Services Agreement would be terminated on September 1, 2023. Each shareholder (except Gamehaus HK) of Kuangre SH, Haohan CQ, and Kuangre SH entered into a termination agreement of the Equity Interest Pledge Agreements on June 30, 2023, which provided that the Equity Interest Pledge Agreements would be terminated on September 1, 2023. Each Shareholder (except Gamehaus HK) of Kuangre SH, Haohan CQ, and Kuangre SH entered into a termination agreement of the Exclusive Call Option Agreement on June 30, 2023, which provided that the Exclusive Call Option Agreement would be terminated on September 1, 2023. The nominee shareholders of Kuangre SH signed a written confirmation revoking the Power of Attorney Agreement on June 30, 2023, which provided the Power of Attorney Agreement would be terminated on September 1, 2023. As a result, the former VIE Agreements were terminated on September 1, 2023.

In accordance with the shareholders’ resolutions, Gamehaus HK entered into share transfer agreements with Mr. Feng Xie and other minority shareholders in February 2024 to transfer 23.2284% of the equity interests in Kuangre SH back to Gamehaus HK. Upon completion of the termination process, the Company held 100% of the equity interests in Kuangre SH for no further consideration. The Company indirectly held 100% of the equity interests in Kuangre SH before and after the termination of the former VIE Agreements. In accordance with ASC 805-50-45-5, the termination process of the former VIE Agreements involved the restructuring of the legal structure of the business but did not change the reporting entities under common control according to ASC 805-50-15-6 and did not result in any substantive changes in the economic substance of the controlling financial interest of ownership and the business. As a result, the process is considered a non-substantive exchange. Accordingly, the Company accounted for the termination of the former VIE Agreements retroactively as if it occurred on September 1, 2023, in accordance with ASC 805-50-45-4.

As of June 30, 2024, the termination of former VIE Agreements had been completed and the Company held Kurangre SH 100% indirectly.

F-35

3) Risks in relation to the former VIE structure

In the opinion of the Company’s management, before termination, the former VIE Agreements were in compliance with the then-effective PRC laws and were legally binding and enforceable. To the knowledge of the Company, there was no legal or governmental proceeding, inquiry, or investigation pending against the Company, the subsidiaries, the consolidated former VIE, the subsidiaries of consolidated former VIE or the shareholders of Kuangre SH in any jurisdiction challenging the validity of any of the former VIE Agreements before their termination, and, to the knowledge of the Company, no such proceeding, inquiry, or investigation was threatened in any jurisdiction.

Refer to Note 2 for the consolidated financial information of the consolidated former VIE as of June 30, 2024 and 2023.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP.

Principle of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, the consolidated former VIE, and the subsidiaries of the consolidated former VIE for which the Company or its subsidiary is the primary beneficiary.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than half of the voting power or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors under a statute or agreement among the shareholders or equity holders.

A consolidated former VIE is an entity in which the Company or its subsidiaries, through contractual arrangements, have the power to direct the activities that most significantly impact the entity’s economic performance, bear the risks of, and enjoy the rewards normally associated with ownership of the entity, and therefore the Company or its subsidiaries are the primary beneficiary of the entity.

All transactions and balances among the Company, its subsidiaries, the consolidated former VIE, and the subsidiaries of the consolidated former VIE have been eliminated upon consolidation. For consolidated subsidiaries where the Company’s ownership in the subsidiary is less than 100%, the equity interest not held by the Company is shown as non-controlling interests.

The following presents the unaudited balance sheet information of Kuangre SH and its subsidiaries as of August 31, 2023, the termination date of former VIE Agreements and June 30, 2023, and the unaudited result of operations and cash flows of Kuangre SH and its subsidiaries for the period from July 1, 2023 to August 31, 2023 as compared to the year ended June 30, 2023, after elimination of intercompany transactions and balances:

	As of August 31, 2023 (Termination date of former VIE)	As of June 30, 2023
Total current assets	$47,166,299	$47,427,874
Total assets	$53,373,577	$55,420,349
Total current liabilities	$42,047,344	$48,814,652
Total liabilities	$42,047,344	$48,827,831

F-36

	For the two months from July 1, to August 31, 2023	For the year ended June 30, 2023
Revenue from in-app purchases	$5,460,907	$130,881,024
Revenue from advertisement	709,339	10,044,169
Total revenue	$6,170,246	$140,925,193
Net income	$9,985	$501,521

	For the two months from July 1, to August 31, 2023	For the year ended June 30, 2023
Net cash (used in) provided by operating activities	$(4,380,861)	$24,630,245
Net cash used in investing activities	$-	$(3,522,229)
Net cash provided by financing activities	$-	$1,320,336

Non-controlling interests

Non-controlling interests are recognized to reflect the portion of the equity that is not attributable, directly, or indirectly, to the Company. Non-controlling interests are presented as a separate component of equity in the consolidated balance sheets and statements of operations and comprehensive income are attributed to controlling and non-controlling interests. Non-controlling interests primarily relate to the 30% equity interest in Fanfengjian CQ and Fanfengjian SH as of June 30, 2024 and 2023.

Uses of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during each reporting period. Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include: the allowance for credit losses, realizability of deferred tax assets, estimated useful lives of fixed assets, intangible assets and operating lease right-of-use assets, and accruals for income tax uncertainties.

Revenue recognition

The Company’s revenue is primarily generated from the sale of virtual currency associated with online games and advertisements within the Company’s games.

The Company recognizes revenue pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenue from contracts with customers is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. To achieve the core principle of this standard, the Company applied the following five steps:

1.	Identification of the contract, or contracts, with the customer;

F-37

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of the revenue when, or as, a performance obligation is satisfied.

Revenue from In-app Purchases

The Company primarily derives revenue from the sale of virtual currency associated with online games. The Company distributes its games to game players/users through various web and mobile platforms such as Apple App Store, Google Play, and other mobile platforms. Through these platforms, users can download the Company’s free-to-play games and can purchase virtual currency.

The initial download of the games does not create a contract under ASC 606; however, the separate election by the player to make an in-app purchase satisfies the ASC 606 requirement for creating a contract. Players can pay for their virtual item purchases through various widely accepted payment methods mode offered in the games. Payments from players for virtual currency are required at the time of purchase, which are non-refundable and relate to non-cancellable contracts that specify the Company’s obligations and cannot be redeemed for cash or exchanged for anything other than virtual currency within the Company’s games. The purchase price is a fixed amount that reflects the consideration that the Company expects to be entitled to receive in exchange for the use of virtual currency by its customers. The platform providers collect proceeds from the game players and remit the proceeds to the Company after deducting their respective platform fees.

The Company is primarily responsible for providing the virtual currency, has control over the content and functionality of games, and has the discretion to establish the virtual currency’ prices. Therefore, the Company is the principal and, accordingly, revenue is recorded on a gross basis. Payment processing fees paid to platform providers are recorded within the cost of revenue. The Company’s performance obligation is to ensure the availability and functionality of the gameplay environment, transfer the virtual currencies to customers, host the gameplay to gameplayers upon the consumption of the virtual currencies.

Substantially all of the Company’s games sell only consumable virtual currency instead of durable virtual currency. Consumable virtual currencies represent items that can be consumed by a specific player action without any timeframe restriction and do not provide the player with any continuing additional or enhanced benefit following consumption. Proceeds from these sales of virtual currencies are initially recorded in contract liabilities. Proceeds from the sales of virtual currencies are recognized as revenue when a player consumes the virtual currency in the game at that point of time. When virtual currency is consumed within the games, the player could “win” and would be awarded additional virtual currency. As the player does not receive any additional benefit from the Company’s games, nor is the player entitled to any additional rights once the player’s virtual currency is substantially consumed, the Company has concluded that the virtual currency represents consumable goods. For the sale of consumable virtual currency, the Company considers the control transferred, performance obligation is satisfied and recognizes revenue at the point upon consumption of virtual currencies for gameplay.

Since the Company is unable to distinguish between the consumption of purchased or free virtual currency, the Company must estimate the amount of outstanding purchased virtual currency at each reporting date based on player behavior. This review, performed on a game-by-game basis, includes an analysis of game players’ historical play behavior, purchase behavior, and the amount of virtual currency outstanding. Based upon this analysis, the Company has estimated the rate at which virtual currency is consumed during gameplay. Accordingly, revenue is recognized using a user-based revenue model using these estimated consumption rates. The Company monitors its analysis of customer play behavior on a historical basis.

Deferred revenue, which represents a contract liability, represents mostly unrecognized fees collected for virtual currency that are not consumed at the balance sheets date, or for players that are still active in the games.

Sales and other taxes collected from customers on behalf of governmental authorities are accounted for on a net basis and are not included in revenue or operating expenses.

F-38

Revenue from Advertisements

The Company also has relationships with certain advertising service providers for advertisements within its games and revenue from these advertising providers is generated through impressions, click-throughs, and banner ads. The Company has determined that displaying the advertisements within the mobile games is identified as a single performance obligation. The transaction price in advertising arrangements is established by the Company’s advertising service providers and is generally the product of the number of advertising units delivered (such as impressions and offers completed) and the contractually agreed-upon price per unit. Revenue from advertisements is recognized at a point-in-time when the advertisements are displayed in the game or the offer has been completed by the user as the customer simultaneously receives and consumes the benefits provided from these services. The Company has determined that it is generally acting as an agent in its advertising arrangements, because the advertising service providers (i) maintain the relationship with the customers, (ii) control the pricing of the advertising such that the Company does not know the total price paid by the customer to the service providers, and (iii) control the advertising product through the time the advertisements are displayed in the Company’s games. Therefore, the Company recognizes revenue related to these arrangements on a net basis.

Disaggregation of Revenue

Substantially all of the Company’s games sell only consumable virtual currency and the Company recognized the revenue from sale of in-app purchase at the point of virtual currency consumed upon the game player’s action. The revenue from advertisements was recognized at the point the advertising unit delivered.

Contract Liabilities and Other Disclosures

The Company receives customer payments based on the payment terms established in the Company’s contracts. Payment for the purchase of virtual currency, such as coins, chips, and cards, is made at purchase, and such payments are non-refundable in accordance with the Company’s standard terms of service. Such payments are initially recorded as a contract liability, and revenue is subsequently recognized as the Company satisfies its performance obligations.

The following table summarizes the Company’s opening and closing balances in contract liabilities and accounts receivable:

	Accounts Receivable	Contract Liabilities
Balance as of June 30, 2023	16,551,204	2,986,364
Balance as of June 30, 2024	11,024,450	2,830,068

Substantially all of the Company’s unsatisfied performance obligations relate to contracts with an original expected length of one year or less.

Cost of Revenue

Amounts recorded as cost of revenue relate to direct expenses incurred in order to generate in-app purchase revenue. Such costs are recorded as incurred, and primarily consist of fees withheld by the Company’s platform providers from the player proceeds received by the platform providers on the Company’s behalf, amortization of licensing and royalty fees, profit sharing arrangement paid to the game developers, customized design fees, and third-party service fees paid that are directly related to game publishing.

Advertising Costs

The cost of advertising is expensed as incurred, and totaled $55.1 million and $82.6 million for the years ended June 30, 2024 and 2023, respectively. Advertising costs primarily consist of marketing and player acquisition and retention costs and are included in sales and marketing expenses.

F-39

Software Development Costs

The Company adopted ASC 985-20-25 on July 1, 2021. The Company reviews internal use software development costs associated with infrastructure and new games or significant updates to existing games to determine if the costs qualify for capitalizing. The development costs incurred during the application development stage are capitalized. Capitalization of such costs begins when the preliminary project stage is completed and ceases at the point in which the project is substantially complete and is ready for its intended purpose. The capitalization of development costs is recognized if, and only if, all of the following conditions are met: (i) technical feasibility to complete the games or internal use software so they will be available for use or sale; (ii) the intention to complete the games or internal use software and use them or sell them; (iii) ability to use or sell the games or internal use software, (iv) how the games or internal use software will generate probable future economic benefits; (v) the availability of proper technical, financial, and other resources to complete the development of the games or internal use software and to use them or sell them, and (vi) the ability to measure reliably the expenditure attributable to the games or internal use software during the development. With respect to new games or updates to existing games, the preliminary project stage remains ongoing until just prior to worldwide launch. The development costs of new games or updates to existing games are expensed as incurred to research and development in the consolidated statements of comprehensive income.

As of June 30, 2024 and 2023, the Company capitalized $3,071,227 and $2,776,440 of development costs, respectively.

The Company reviewed the development costs associated with the new games and determined that the preliminary project stage had been completed during the years ended June 30, 2024 and 2023. Consequently, development costs of approximately $0.3 million and $2.8 million were capitalized during the years ended June 30, 2024 and 2023, respectively. The estimated useful life of costs capitalized is generally five to seven years. During the years ended June 30, 2024 and 2023, the amortization of capitalized software costs totaled $39,167 and nil, respectively.

Government Grants

Government grants are recognized when there is reasonable assurance that the Company will comply with the conditions attached to them and the grants will be received. Government grants for the purpose of giving immediate financial support to the Company with no future related costs or obligation are recognized in “other income” in the Company’s consolidated statements of comprehensive income when such grants are received.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash in banks, as well as highly liquid investments, which have original maturities of three months or less. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Restricted Cash

The Company had restricted cash of $3,605 and $8,337 as of June 30, 2024 and 2023, respectively, which were primarily security deposits in third-party platforms, such as Alipay and PayPal. In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-year and end-of-year total amounts presented in the statement of cash flows.

F-40

Financial Instruments and Current Expected Credit Losses

Effective July 1, 2021, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable, loan to a related party and other current assets. The Company assessed that the impact of the adoption of ASU 2016-13 was nil as of July 1, 2021. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

The Company uses the length of time a balance has been outstanding, the payment history, creditworthiness and financial conditions of the customers and industry trend as credit quality indicators to monitor the Company’s receivables within the scope of expected credit losses model and use these as a basis to develop the Company’s expected loss estimates. If there is strong evidence indicating that the accounts receivables are likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted. Historically, the credit losses for specific assessed accounts receivable were nil and nil as of June 30, 2024 and 2023, respectively. There are no credit losses for the remaining accounts receivable, loan to a related party and other current assets.

Fair Value of Financial Instruments

The Company follows the provisions of FASB ASC Section 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 — Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 — Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash and cash equivalents, restricted cash, accounts receivable, prepayments and advances to suppliers, accounts payable, deferred revenue and accrued expenses, and other current liabilities approximate their fair value based on the short-term maturity of these instruments. The Company believes that the carrying amount of the short-term loans approximate fair value based on the terms of the borrowings and current market rates as the rates of the borrowings are reflective of the current market rate.

Transfers into or out of the fair value hierarchy classifications are made if the significant inputs used in the financial models measuring the fair value of the assets and liabilities become unobservable or observable in the current marketplace. These transfers are considered to be effective as of the beginning of the period in which they occur. The Company did not transfer any assets or liabilities in or out of Level 2 and Level 3 during the years ended June 30, 2024 and 2023.

F-41

Accounts receivable

Accounts receivable are stated at the historical carrying amount net of an allowance for credit losses. An allowance for credit losses is established based on management’s assessment of the recoverability of accounts and other receivables. Judgment is required in assessing the realizability of these receivables, including the current credit worthiness of each customer and the related aging analysis. An allowance is provided for credit losses when management has determined that the likelihood of collection is doubtful. The carrying value of such receivables, net of expected credit loss and allowance for doubtful accounts, represents its estimated realized value.

Advances to suppliers

The Company advances funds to certain game developers and certain suppliers for purchases of services. These advances are interest free, unsecured, and short term in nature and are reviewed periodically to determine whether their carrying value has become impaired. For the years ended June 30, 2024 and 2023, the Company did not record any allowance for credit loss on advanced to suppliers.

Equity Investments

FASB ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities amends certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The main provisions require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value through earnings unless they qualify for a measurement alternative.

Equity investments without readily determinable fair values

The Company elected to record its equity investments without readily determinable fair values and not accounted for under the equity method at cost, less impairment, adjusted for subsequent observable price changes on a nonrecurring basis, and report changes in the carrying value of the equity investment in current earnings. Changes in the carrying value of the equity investments are required to be made whenever there are observable price changes in orderly transactions for the identical or similar investment of the same issuer. Reasonable efforts are required to be made to identify price changes that are known or that can reasonably be known.

Equity investments with readily determinable fair values

Equity investments with readily determinable fair values are measured and recorded at fair value using the market approach based on the quoted prices in active markets at the reporting date.

Equity investments accounted for using the equity method

The Company accounts for its equity investments over which it has significant influence (usually 20% to 49.9%) but does not own a majority equity interest or otherwise control, using the equity method. The Company adjusts the carrying amount of the investment and recognizes investment income or loss for its share of the earnings or loss of the investee after the date of investment. The Company assesses its equity investments for other-than-temporary impairment by considering factors including, but not limited to, current economic and market conditions, operating performance of the entity, including current earnings trends and undiscounted cash flows, and other entity-specific information. The fair value determination, particularly for investments in a privately held entity, requires judgment to determine appropriate estimates and assumptions. Changes in these estimates and assumptions could affect the calculation of the fair value of the investment and the determination of whether any identified impairment is other-than-temporary.

F-42

The Company’s equity investments without readily determinable fair values, which do not qualify for NAV practical expedient and over which the Company does not have the ability to exercise significant influence through the investments in common stock or in substance common stock, are accounted for under the measurement alternative (the “Measurement Alternative”) in accordance with ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10)—Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). Under the Measurement Alternative, the carrying value is measured at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer. All gains and losses on these investments, realized and unrealized, are recognized in others, net in the consolidated statements of operations and comprehensive income. The Company makes an assessment of whether an investment is impaired based on the performance and financial position of the investee as well as other evidence of market value at each reporting date. Such assessment includes, but is not limited to, reviewing the investee’s cash position, recent financing, as well as its financial and business performance. The Company recognizes an impairment loss equal to the difference between the carrying value and fair value in others, net in the consolidated statements of operations and comprehensive income if there is any. When the investments become qualified for use of the equity method, the Company remeasures the previously held interest in the investments at fair value, if any observable price changes in orderly transactions identified for an identical or a similar investment, immediately before it applies the equity method, in accordance with ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323).

Plant and equipment, net

Plant and equipment are recorded at cost. Depreciation is provided in amounts sufficient to recognize the cost of the related assets over their useful lives using the straight-line method, as follows:

Category	Estimated useful lives	Residual value
Electronic equipment	3 years	5%
Transportation equipment	5 years	5%

The Company charges maintenance, repairs, and minor renewals directly to expenses as incurred; major additions and betterments are capitalized.

Intangible assets, net

Intangible assets acquired are recorded at cost less accumulated amortization. Amortization is provided in amounts sufficient to recognize the cost of the related assets over their useful lives using the straight-line method, as follows:

Useful life
Developed games	5-10 years
Royalties	5-8 years
Copyright	8-10 years

The estimated useful lives of amortizable intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as significant adverse changes to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the remaining useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the years ended June 30, 2024 and 2023.

F-43

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to shareholders’ equity upon the completion of the Public Offering. Should the Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of June 30, 2024 and 2023, the Company capitalized $1,571,328 and $270,896 of deferred offering costs, respectively.

Accounts payable

Accounts payable are primarily payables to game developers for the profit sharing, specialized development expenses, and promotional service to channels.

Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other parties or exercise significant influence over the other parties in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, stockholder, or a related corporation.

Leases

The Company adopted FASB ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) on July 1, 2021 by using the modified retrospective method and did not restate the prior periods. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any expired or existing leases as of the adoption date. The Company also elected the practical expedient not to separate lease and non-lease components of contracts. Lastly, the Company elected the short-term lease exemption for all contracts with lease terms of 12 months or less.

The Company determines if an arrangement is a lease or contains a lease at lease inception. For operating leases, the Company recognizes a “right-of-use” asset and a lease liability based on the present value of the lease payments over the lease term on the consolidated balance sheets at the commencement date. For finance leases, assets are included in plant and equipment on the consolidated balance sheets. As most of the Company’s leases do not provide an implicit rate, the Company estimates its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized loan basis with similar terms and payments, and in the economic environment where the leased asset is located. The Company’s leases often include options to extend and lease terms include such extended terms when the Company is reasonably certain to exercise those options. Lease terms also include periods covered by options to terminate the leases when the Company is reasonably certain not to exercise those options. Lease expenses are recorded on a straight-line basis over the lease term.

Income taxes

The Company accounts for income tax under FASB ASC Section 740 which utilizes the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Deferred tax assets are also provided for carryforward losses which can be used to offset future taxable income. Deferred income taxes will be recognized if significant temporary differences between tax and financial statements occur. A valuation allowance is established against net deferred tax assets when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company provided negative $2,552,460 and $317,203 of valuation allowance on the net deferred tax assets as of June 30, 2024 and 2023, respectively.

F-44

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law, and new authoritative rulings. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest related to underpayment of income taxes for uncertain tax positions are classified as income tax expenses in the period incurred. No penalties or interest relating to uncertain tax positions were incurred during the years ended June 30, 2024 and 2023. As of June 30, 2024, the tax years ended December 31, 2021 through December 31, 2023 for the Company’s PRC subsidiaries remained open for statutory examination by PRC tax authorities.

Under the Provisional Regulations of the PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income determined under PRC accounting rules. The Company believes that it has provided the best estimates of its accrued tax liabilities because those accruals are based on the prevailing tax rates stipulated under the laws.

Under the provisions of profits tax enacted in Hong Kong, profits tax is payable by enterprises at a rate of half the current rate (i.e., 8.25%) for the first HK$2 million of profits earned while the remaining profits will continue to be taxed at the existing 16.5% if revenue is generated in Hong Kong.

Under the provisions of profits tax enacted in Singapore, tax on the taxable income as reported in its statutory financial statements is adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

Value added tax (“VAT”)

The Company’s PRC subsidiaries are subject to VAT, but the Company’s PRC subsidiaries primarily only provide services to overseas entities, which is exempt from VAT. Revenue represents the invoiced value of goods and services, net of VAT. VAT is based on the gross sales price and VAT rates range from 6% to 13%, depending on the type of goods or services provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in China remain subject to examination by the tax authorities for five years from the date of filing. Under the provisions of tax enacted in Hong Kong, no VAT is levied.

Foreign currency translation

The Company has operations in mainland China, Hong Kong, Singapore and other jurisdictions generally use their respective local currencies as their functional currencies. The Company’s financial statements have been translated into the reporting currency of the U.S. dollar. Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at the historical exchange rates when the transaction occurred. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported in other comprehensive income (loss). Gains and losses resulting from other foreign currency transactions are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table outlines the currency exchange rates that were used in creating these consolidated financial statements:

	June 30, 2024	June 30, 2023
Balance sheet items, except for equity accounts	$1=RMB7.2672	$1=RMB7.2513
Items in the statements of income and cash flows	$1=RMB7.2248	$1=RMB6.9536
Balance sheet items, except for equity accounts	$1=HK$7.8083	$1=HK$7.8363
Items in the statements of income and cash flows	$1=HK$7.8190	$1=HK$7.8373

F-45

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company not using the U.S. dollar as its functional currency.

Credit risk and concentrations of customers and suppliers

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. As of June 30, 2024 and 2023, $18,820,140 and $16,017,992 of the Company’s cash and cash equivalents and restricted cash, respectively, were on deposit at financial institutions in the PRC, Hong Kong and Singapore, which management believes are of high credit quality. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in China are required to purchase deposit insurance for deposits for each account in each bank in RMB and in foreign currency placed with them for up RMB500,000 ($72,000). Such Deposit Insurance Regulations would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the coverage limit. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in China and the Company believes that the Chinese banks that hold the Company’s cash and cash equivalents, restricted cash, and short-term investments are financially sound based on publicly available information. In Hong Kong, the Deposit Protection Scheme (the “DPS”) is established under the Deposit Protection Scheme Ordinance. In case a member bank of DPS (a Scheme member) fails, the DPS will pay compensation up to a maximum of HK$500,000 (approximately $64,000) to each depositor of the failed Scheme member. Singapore Deposit Insurance Corporation Limited (SDIC) administers the Deposit Insurance (DI) Scheme and Policy Owners’ Protection (PPF) Scheme in Singapore. A depositor has up to S$75,000 insured by Singapore Deposit Insurance Corporation (“SDIC”). Balances in excess of the insured amounts as of June 30, 2024 were approximately $16.6 million.

Accounts receivable are typically unsecured and derived from revenue earned from customers, and are thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Apple and Google are significant distribution, marketing, promotion, and payment platforms for the Company’s games. A significant portion of the Company’s revenue has been generated from players who access the Company’s games through these platforms. Therefore, the Company’s accounts receivable are derived mainly from sales through these two platforms. As of June 30, 2024, Apple and Google accounted for approximately 62.5% and 21.5% of the Company’s total account receivable balance. As of June 30, 2023, Apple and Google accounted for approximately 65.8% and 20.0% of the Company’s total account receivable balance.

Accounts receivable are recorded at their transaction amounts and do not bear interest. The Company bases its allowance for credit losses on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable based on historical collection experience and current and expected future economic and market conditions.

As of June 30, 2024, three suppliers accounted for 11.7%, 10.7% and 10.2% of the Company’s total accounts payable balance. As of June 30, 2023, three suppliers accounted for 18.5%, 14.8% and 12.5% of the Company’s total accounts payable balance.

F-46

Earnings per share

Basic earnings per share are computed by dividing net income attributable to ordinary shareholders, taking into consideration the deemed dividends to preferred shareholders (if any), by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net income is allocated between ordinary shares and other participating securities based on their participating rights. Shares issuable for little to no consideration upon the satisfaction of certain conditions are considered outstanding shares and included in the computation of basic earnings per share as of the date that all necessary conditions have been satisfied. Net losses are not allocated to other participating securities if based on their contractual terms they are not obligated to share the losses.

The Company’s convertible preferred shares are participating securities, as they have contractual non-forfeitable right to participate in distributions of earnings. The convertible preferred shares have no contractual obligation to fund or otherwise absorb the Company’s losses. Accordingly, any undistributed net income is allocated on a pro rata basis to ordinary shares and convertible preferred shares; whereas any undistributed net loss is allocated to ordinary shares only.

Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares consist of ordinary shares issuable upon the conversion of the convertible preferred shares, using the if-converted method, and shares issuable upon the exercise of share options using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted earnings per share calculation when the inclusion of such share would be anti-dilutive.

Recent accounting pronouncements

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which provides guidance on the acquirer’s accounting for acquired revenue contracts with customers in a business combination. The amendments require an acquirer to recognize and measure contract assets and contract liabilities acquired in a business combination at the acquisition date in accordance with ASC 606 as if it had originated the contracts. This guidance also provides certain practical expedients for acquirers when recognizing and measuring acquired contract assets and contract liabilities from revenue contracts in a business combination. The new guidance is required to be applied prospectively to business combinations occurring on or after the date of adoption. This guidance is effective for the Company for the year ended March 31, 2024 and interim reporting periods during the year ended March 31, 2024. Early adoption is permitted. The Company does not expect that the adoption of this guidance to have a material impact on the financial position, results of operations, and cash flows.

In March 2022, the FASB issued ASU No. 2022-02, Financial Instruments—Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures, which eliminates the troubled debt restructurings (TDRs) accounting model for creditors that have already adopted Topic 326, which is commonly referred to as the current expected credit loss (CECL) model. For entities that have adopted Topic 326, the amendments in this Update are effective for years beginning after December 15, 2022, including interim periods within those years. The FASB’s decision to eliminate the TDR accounting model is in response to feedback that the allowance under CECL already incorporates credit losses from loans modified as TDRs and, consequently, the related accounting and disclosures – which preparers often find onerous to apply – no longer provide the same level of benefit to users. The Company does not expect that the adoption of this guidance to have a material impact on the financial position, results of operations, and cash flows.

In November 2023, the FASB issued ASU 2023-07, which modifies the disclosure and presentation requirements of reportable segments. The new guidance requires the disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit and loss. In addition, the new guidance enhances interim disclosure requirements, clarifies circumstances in which an entity can disclose multiple segment measures of profit or loss, provides new segment disclosure requirements for entities with a single reportable segment, and contains other disclosure requirements. The update is effective for annual periods beginning after December 15, 2023, and interim periods within years beginning after December 15, 2024, with early adoption permitted. The Company does not expect that the adoption of ASU 2023-07 will have a material impact on its consolidated financial statements disclosures.

F-47

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Company is in the process of evaluating the impact of adopting this new guidance on its consolidated financial statement.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Note 3 — ACCOUNTS RECEIVABLE

As of June 30, 2024 and 2023, the balance of accounts receivable amounted to $11,024,450 and $16,551,204, respectively. For the years ended June 30, 2024 and 2023, the Company assessed the collectability of accounts receivable and did not provide any allowance for credit losses since the platform operators paid in the short term. As of the date of these financial statements, the Company had collected all the balance of accounts receivable as of June 30, 2024 and 2023, respectively.

Note 4 — ADVANCED TO SUPPLIERS

	As of June 30,
	2024	2023
Advanced to suppliers-third parties	$8,514,694	$8,093,289
Advanced to suppliers-related parties	1,194,205	3,719,589
Total advanced to suppliers	$9,708,899	$11,812,878

For the years ended June 30, 2024 and 2023, the Company assessed its collectability and did not provide any allowance for credit losses since the Company expected the suppliers to fulfill their obligations in the short term.

Note 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of June 30,
	2024	2023
Prepaid expenses	$6,677	$935,211
Rental and other deposits	139,038	139,660
Accounts receivable collected by other third parties	1,885,077	1,651,378
Others	10,320	5,516
Total prepaid expenses and other current assets	$2,041,112	$2,731,765

The Company assessed the collectability of prepaid expenses and other current assets, and the Company did not provide any allowance for credit losses. As of the date of these financial statements, the Company had collected substantially all the balance of accounts receivable as of June 30, 2024 and 2023, respectively.

F-48

Note 6 — EQUITY INVESTMENTS

Equity investments consisted of the following:

	As of June 30,
	2024	2023
Investment in Ningbo Meishan Bonded Logistics Park Sharing Huixin Venture Capital Partnership (Limited Partnership) (“Ningbo Huixin LP”)	$138,003	$138,406
Investment in Chongqing Xiangyou Xingjie Private Equity Investment Fund Partnership (Limited Partnership) (“Chongqing Xiangyou LP”)	1,385,456	1,415,561
Investment in Wuhan Huiyu Technology Co., Ltd. (“Wuhan Huiyu”)	303,627	281,765
Investment in Beijing Jiaqiwan Technology Co., Ltd. (“Beijing Jiaqiwan”)	165,120	165,487
Total equity investment	$1,992,206	$2,001,219

(a) Investment in Ningbo Huixin LP

Ningbo Huixin LP engages in investing primarily in game development companies. In September 2021, the Company entered into the Ningbo Huixin LP Partnership Agreement (the “Huixin LP Agreement”) with Ningbo Huixin LP and its general partner to acquire 27.27% of the equity in Ningbo Huixin LP. Pursuant to the Huixin LP Agreement, the Company invested, as a limited partner, $137,906 (RMB1 million) into Ningbo Huixin LP. The Company considers that it has significant influence over Ningbo Huixin LP due to the level of ownership and its participation in Ningbo Huixin LP’s significant business operating and strategic decisions. Accordingly, the Company accounts for the investment using the equity method. For the years ended June 30, 2024 and 2023, the Company recognized investment loss of $96 and $220, respectively. For the years ended June 30, 2024 and 2023, the Company did not recognize any impairment loss for the investment in Ningbo Huixin LP.

(b) Investment in Chongqing Xiangyou LP

Chongqing Xiangyou LP engages in investing primarily in game development companies. In October 2021, the Company entered into the Chongqing Xiangyou LP Partnership Agreement (the “Xiangyou Agreement”) with Chongqing Xiangyou LP and its general partner to acquire 20% of the equity interests in Chongqing Xiangyou LP. The Company invested, as a limited partner, $1,448,016 (RMB10.5 million) into Chongqing Xiangyou LP. The Company accounts for its investment in Chongqing Xiangyou LP under the equity method of accounting. For the years ended June 30, 2024 and 2023, the Company recognized investment loss of $27,117 and $35,828, respectively. For the years ended June 30, 2024 and 2023, the Company did not recognize any impairment loss for the investment in Chongqing Xiangyou LP.

(c) Investment in Wuhan Huiyu

Wuhan Huiyu engages in developing mobile gaming applications. In January 2021, the Company entered into a share purchase agreement, with the founder team of Wuhan Huiyu to acquire 37.5% of Wuhan Huiyu. During the year ended June 30, 2022, the Company invested $413,719 (RMB3.0 million) in Wuhan Huiyu. The Company accounts for its investment in Wuhan Huiyu under the equity method of accounting. For the years ended June 30, 2024 and 2023, the Company recognized investment income of $22,619 and $12,066, respectively. For the years ended June 30, 2024 and 2023, the Company did not recognize any impairment loss for the investment in Wuhan Huiyu.

(d) Investment in Beijing Jiaqiwan

Beijing Jiaqiwan engages in developing mobile gaming applications. In June 2020, the Company entered into a share purchase agreement to incorporate and acquire 4% of Beijing Jiaqiwan. During the year ended June 30, 2022, the Company invested $165,488 (RMB1.2 million) in Beijing Jiaqiwan. The Company accounts for its investment in Beijing Jiaqiwan at cost under the measurement alternative.

For the years ended June 30, 2024 and 2023, the Company did not receive any dividends from all the above investments.

F-49

Note 7 — PLANT AND EQUIPMENT, NET

Plant and equipment, net, consisted of the following:

	As of June 30,
	2024	2023
Electronic equipment	$399,381	$468,863
Transportation equipment	99,044	-
Less: accumulated depreciation	(364,867)	(304,482)
Plant and equipment, net	$133,558	$164,381

Depreciation expenses were $131,582, accumulated depreciation transferred out from disposal of plant and equipment was $70,166, and currency translation differences were $1,031 for the year ended June 30, 2024. Plant and equipment written off was $3,695 for the year ended June 30, 2024.

Depreciation expenses were $151,126, accumulated depreciation transferred out from disposal of plant and equipment was $1,326, and currency translation differences were $19,444 for the year ended June 30, 2023. Plant and equipment written off was $1,738 for the year ended June 30, 2023.

For the years ended June 30, 2024 and 2023, the Company did not record any impairment loss of plant and equipment.

Note 8 — INTANGIBLE ASSETS, NET

The following is a summary of intangible assets as of June 30, 2024 and 2023:

	As of June 30,
	2024	2023
Royalty	$4,850,373	$4,861,171
Developed games	3,071,227	2,776,440
Copyright	137,600	137,906
Total intangible assets	8,059,200	7,775,517
Less: accumulated amortization	(2,766,074)	(2,008,044)
Intangible assets, net	$5,293,126	$5,767,473

Amortization expenses were $766,923 and currency translation differences were $8,893 for the year ended June 30, 2024.

Amortization expenses were $832,080 and currency translation differences were $134,105 for the year ended June 30, 2023.

For the years ended June 30, 2024 and 2023, the Company did not record any impairment loss of intangible assets.

Note 9 — LEASES

Leases are classified as operating leases or finance leases in accordance with FASB ASC 842. The Company’s operating leases are principally for office facilities. For leases with terms greater than 12 months, the Company records the related right-of-use asset and lease liability at the present value of lease payments over the term. The right-of-use asset is amortized over the life of the lease on a straight-line basis. Certain leases include rental escalation clauses, renewal options, and/or termination options, which are factored into the Company’s determination of lease payments when appropriate. The Company’s lease agreements do not provide a readily determinable implicit rate nor is it available to the Company from its lessors. Instead, the Company estimates its incremental borrowing rate based on long-term interest rates published by the People’s Bank of China in order to discount lease payments to present value.

F-50

As of June 30, 2024, the weighted average remaining lease term was 1.91 years and the weighted average discount rate was 4.75% for the Company’s operating leases. The Company’s lease costs are included within the cost of revenue and administrative expenses on the consolidated statements of operations. For the year ended June 30, 2024, the lease cost amounted to $442,119.

As of June 30, 2023, the weighted average remaining lease term was 0.94 year and the weighted average discount rate was 4.75% for the Company’s operating leases. The Company’s lease costs are included within the cost of revenue and administrative expenses on the consolidated statements of operations. For the year ended June 30, 2023, the lease cost amounted to $499,481.

For the years ended June 30, 2024 and 2023, amortization of the operating lease right-of-use assets amounted to $425,882 and $469,066, respectively, and the interest on lease liabilities amounted to $11,666 and $30,414, respectively.

Supplemental balance sheet information related to operating leases was as follows:

The table below presents the operating lease related assets and liabilities recorded on the balance sheets.

	June 30, 2024	June 30, 2023
Operating lease right-of-use assets	$770,402	1,011,038
Operating lease right-of-use assets, accumulated amortization	(74,831)	(608,615)
Operating lease right-of-use assets, net	$695,571	402,423

Operating lease liabilities, current	336,046	387,118
Operating lease liabilities, non-current	351,856	12,174
Total operating lease liabilities	$687,902	399,292

The future undiscounted aggregate minimum lease payments under non-cancellable operating leases were as follows as of June 30, 2024:

Year ended June 30,	Amount
2025	$359,119
2026	356,803
2027	2,317
Total undiscounted future minimum lease payments	718,239
Less: Amounts representing interest	30,337
Total present value of operating lease liabilities	687,902
Less: current portion of operating lease liabilities	336,046
Non-current portion of operating lease liabilities	$351,856

Note 10 — TAXES

Taxes payable consisted of the following:

	As of June 30,
	2024	2023
Individual income taxes payable	19,466	30,594
Total taxes payable	$19,466	$30,594

F-51

Cayman

The Company is incorporated in the Cayman Islands and is not subject to income taxes under the current laws of the Cayman Islands.

BVI

Joypub is incorporated in the BVI and is not subject to income taxes under the current laws of the BVI.

Singapore

Gamehaus SG is incorporated in Singapore and is subject to Singapore Corporate Tax. Nil pretax income was generated in Singapore for the years ended June 30, 2024 and 2023.

Hong Kong

Gamehaus HK, Gamepromo, Dataverse, and Avid.ly are companies registered in Hong Kong and are subject to the following corporate income tax rate: the first HK$2 million of profits earned will be taxed at half the current rate (i.e., 8.25%), while the remaining profits will continue to be taxed at the existing 16.5% if revenue is generated in Hong Kong.

PRC

Under the PRC Enterprise Income Tax Law, the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. Starting from the tax year ended December 23, 2021, Kuangre SH is qualified as a High and New Technology Enterprise (“HNTE”) and is subject to a favorable income tax rate of 15%. Kuangre SH’s HNTE certification is valid for three years starting from December 2021 and subject to renewal. In accordance with the implementation rules of the Income Tax Law of the PRC, enterprises newly established in the Western Development Zone within the scope of “preferential catalogue of income tax for key industries encouraged to develop in West area” shall be subject to a favorable income tax rate of 15% from January 1, 2021 to December 31, 2030. Haohan CQ and Fanfengjian CQ are established in the Western Development Zone and they are subject to a favorable income tax rate of 15% to December 31, 2030. The Company’s remaining subsidiaries are subject to corporate income tax at the PRC unified rate of 25%.

i)	The components of the income tax provision (benefit) were as follows:

	For the year ended June 30, 2024	For the year ended June 30, 2023
Current income tax (expenses) benefits	$(130,307)	$78,743
Total	$(130,307)	$78,743

ii)	The following table summarizes net deferred tax assets resulting from differences between the financial accounting basis and tax basis of assets and liabilities:

	As of June 30,
	2024	2023
Deferred tax assets:
Net operating loss carried forward	13,315,441	1,268,811
Deferred tax asset for net operating loss carried forward	2,353,678	317,203
Total deferred tax assets	2,353,678	317,203
Less: valuation allowance	(2,353,678)	(317,203)
Deferred tax assets, net of valuation allowance	$-	$-

F-52

The change in valuation allowance for the years ended June 30, 2024 and 2023 amounted to positive $414,719 and negative $235,240, respectively.

As the PRC does not allow the filing of consolidated tax returns, the deferred taxes relate to separate entities that file their own tax returns and therefore could not be offset with each other. A reconciliation between the Company’s actual provision for income taxes and the provision at the PRC mainland statutory rate is as follows:

	For the year ended June 30, 2024	For the year ended June 30, 2023
Income before income tax expenses	8,721,068	4,015,418
Computed income tax expenses with statutory tax rate	2,180,267	1,003,855
Differential income tax rates applicable to certain entities	(1,080,231)	(585,468)
Additional deduction for research and development expenses	(509,024)	540,141
Tax-exempted income	(1,011,906)	(1,015,909)
Tax effect of non-deductible items	45,625	3,091
Effect of temporary differences	90,895	-
Changes in valuation allowance	414,681	(235,240)
Others	-	210,787
Income tax expenses (benefit)	130,307	(78,743)

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law, and new authoritative rulings. As of June 30, 2024, the tax years ended December 31, 2021 through December 31, 2023 for the Company’s PRC subsidiaries, remain open for statutory examination by PRC tax authorities.

As of June 30, 2024 and 2023, the Company had net operating loss carryforwards of approximately $13,315,441 and $1,268,811, respectively, which arose from the Company’s subsidiaries in the PRC. As of June 30, 2024 and 2023, deferred tax assets from the net operating loss carryforwards amounted to $2,353,678 and $317,203, respectively, and the Company recorded valuation allowances of $2,353,678 and $317,203 as of June 30, 2024 and 2023, respectively. Full valuation allowances have been provided where, based on all available evidence, management determined that deferred tax assets are not more likely than not to be realizable in future tax years.

As of June 30, 2024, net operating loss carryforwards were expected to expire, if unused, in the following amounts:

2027	1,800,387
2028	5,487,776
2029	6,027,278
Total	$13,315,441

F-53

Note 11 — NET INCOME PER SHARE

The following table sets forth the basic and diluted net loss per share computation and provides a reconciliation of the numerator and denominator for the years presented:

	For the year ended June 30,
	2024	2023
Numerator:
Net income	$8,590,761	$4,094,161
Less: net income attributable to non-controlling interest	342,339	304,348
Net income attributable to Gamehaus’ shareholders	$8,248,422	$3,789,813

Denominator:
Weighted average number of ordinary shares	75,409,060	75,409,060
Incremental weighted average number of ordinary shares from assumed conversion of preferred shares using if-converted method*	74,737,127	74,737,127

Net income attributable to Gamehaus’ shareholders per share
Basic	0.05	0.03
Diluted	0.05	0.03

*	On September 16, 2023, all of the directors of the Company passed the resolution to unconditionally waive any rights, preferences, and privileges of Preferred Shares under the Memorandum and Articles of the Company.

Note 12 — CONCENTRATION OF MAJOR CUSTOMERS AND SUPPLIERS

Apple and Google are significant distribution, marketing, promotion, and payment platforms for the Company’s games. A significant portion of the Company’s revenue has been generated from players who accessed the Company’s games through these platforms. Therefore, the Company’s accounts receivable are derived mainly from sales through these two platforms. A significant portion of the Company’s revenue has been generated from players who accessed the Company’s games through these platforms but no customer accounts for a significant portion of its revenue. As of June 30, 2024, Apple and Google accounted for approximately 62.5% and 21.5% of the Company’s total account receivable balance. As of June 30, 2023, Apple and Google accounted for approximately 65.8% and 20.0% of the Company’s total account receivable balance.

Accounts receivable are recorded at their transaction amounts and do not bear interest. The Company bases its allowance for doubtful accounts on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable based on historical collection experience and current and expected future economic and market conditions.

As of June 30, 2024, three suppliers accounted for 11.7%, 10.7% and 10.2% of the Company’s total accounts payable balance. As of June 30, 2023, three suppliers accounted for 18.5%, 14.8% and 12.5% of the Company’s total accounts payable balance.

F-54

Note 13 — SHAREHOLDERS’ EQUITY

Gamehaus was established under the laws of the Cayman Islands on December 2, 2020. The authorized share capital of the Company is $50,000 divided into 500,000,000 shares of par value $0.0001 each, including 425,262,873 ordinary shares and 74,737,127 preferred shares. As of June 30, 2024 and 2023, 75,409,060 ordinary shares were issued and outstanding and 74,737,127 preferred shares were issued and outstanding, respectively. The shares are presented on a retroactive basis to reflect the nominal share issuance.

Preferred Shares of the Company

The powers, preferences, rights, restrictions, and other matters relating to the preferred shares are as follows:

Dividend Rights

The holders of the preferred shares are entitled to receive dividends, out of any assets legally available therefor. No dividend or distribution shall be paid except out of the realized or unrealized profits of the Company, or out of the share premium account. Such dividends shall be payable when, as and if declared by the Company’s board of directors, and shall not be cumulative.

Conversion Rights

Subject to and in compliance with the Memorandum and Articles of the Company, the holders of the preferred shares have conversion rights as follows:

(i) Optional Conversion: Subject to the Articles of Association of the Company, any preferred share may, at the option of the holder thereof, be converted at any time after the date of issuance of such shares, without the payment of any additional consideration, into fully-paid and non-assessable ordinary shares based on the then-effective preferred share conversion price.

(ii) Automatic Conversion: Each outstanding preferred share shall automatically be converted into ordinary shares at the then applicable effective conversion price upon the closing of a qualified public offering approved by the board of directors.

(iii) Conversion Ratio: Each preferred share shall be convertible, at the option of the holder thereof, at any time after the applicable preferred share issue date into such number of fully paid and non-assessable ordinary shares as determined by dividing the applicable preferred share issue price by the then-effective preferred share conversion Price. The preferred share conversion price shall initially be the applicable preferred share issue price, resulting in an initial conversion ratio for the preferred shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided.

Voting Rights

Each preferred share holder shall carry a number of votes equal to the number of ordinary shares then issuable upon its conversion into ordinary shares at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The holders of the preferred shares shall vote together with the holders of the ordinary shares, and not as a separate class.

On September 16, 2023, all of the directors of the Company passed the resolution to unconditionally waive any rights, preferences, and privileges of preferred shares under the Memorandum and Articles of Association of the Company.

F-55

Note 14 — RELATED PARTY TRANSACTIONS

The table below sets forth major related parties of the Company and their relationships with the Company:

Entity or individual name	Relationship with the Company
Feng Xie	Founder and controlling shareholder of the Company
Wuhan Huiyu	Investee of the Company
Shanghai Dongying Network Technology Co., Ltd. (“Shanghai Dongying”)	Investee of the Company
Mobile Motion Co., Limited (“Mobile Motion”)	Wholly-owned subsidiary of investee of the Company

(a)	The Company entered into the following related party transactions:

The Company invested in companies engaged in mobile game development and required the royalty right of the games from such investees to distribute on third-party platforms. The Company typically pays one-time royalties, continues to share profits, and/or pays customized design fees to such investees.

	For the years ended June 30,
	2024	2023
Royalty fee and service from related parties
Wuhan Huiyu	$450,761	$524,211
Shanghai Dongying	2,860,905	-
Mobile Motion	1,951,176	34,880
Total	$5,262,842	$599,091

1)	The Company entered into an exclusive game agency agreement with Wuhan Huiyu in January 2020. The exclusive agency term is eight years from the date of launching the game. Pursuant to the exclusive game agency agreement, the Company shares 15% to 18% of gross profit generated by the game with Wuhan Huiyu on a monthly basis. The Company recorded $450,761 and $524,211 of profit-sharing expenses for the years ended June 30, 2024 and 2023, respectively.
2)	The Company entered into a technology development agreement with Shanghai Dongying in January 2021 to customize design the game. During the year ended June 30, 2024, the Company entered supplementary agreement with Shanghai Dongying regarding the profit-sharing policy. Pursuant to supplementary agreement, the Company shares 25% of operating income of the game generated by the game with Shanghai Dongying on a monthly basis. The Company recorded $2,860,905 and nil of profit-sharing expenses for the years ended June 30, 2024 and 2023, respectively.
3)	The Company entered into an exclusive game agency agreement with Mobile Motion in January 2021. The exclusive agency term is eight years from the date of launching the game. The Company paid an initial royalty fee of approximately $300,000 (RMB1.9 million). The Company recorded $33,567 and $34,880 of amortization of royalty fees for the years ended June 30, 2024 and 2023, respectively. The Company record $1,917,609 and nil of customized design fees for the years ended June 30, 2024 and 2023.

(b)	The Company had the following significant related party balances:

Advanced to Suppliers — related parties

As of June 30, 2024 and 2023, advanced to suppliers - related parties, consisted as following:

	As of June 30,
	2024	2023
Shanghai Dongying	$320,488	$2,513,370
Mobile Motion	873,717	1,206,219
Total	$1,194,205	$3,719,589

F-56

Due to related party

As of June 30, 2024 and 2023, the Company had a due to related party balance of $107,361 and nil, respectively, to Feng Xie. The advances were due on demand and without interest.

Note 15 — COMMITMENTS AND CONTINGENCIES

Commitments

The total future minimum lease payments including the agreed property management fee under the non-cancellable operating lease with respect to the office as of June 30, 2024 are payable as follows:

Contractual Obligations as of June 30, 2024	Lease Commitment
Within one year	$61,652
Within two to three years	$58,754
Total	$120,406

Contingencies

The Company may be involved in various legal proceedings, claims, and other disputes arising from the commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss for a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. The Company was not aware of any litigation, lawsuits, or claims as of June 30, 2024.

Note 16 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of the consolidated financial statements, and did not identify any other subsequent events with material financial impact on the Company’s consolidated financial statements.

Note 17 — RESTRICTED NET ASSETS

As stipulated by relevant PRC laws and regulations, the Company’s subsidiaries and affiliated entities in mainland China must take appropriations from tax profit to non-distributive funds. These reserves include the general reserve and the development reserve.

The general reserve requires an annual appropriation of 10% of after-tax profits at each year end until the balance reaches 50% of a PRC company’s registered capital. Other reserve is set aside at the Company’s discretion. These reserves can only be used for general enterprise expansion and are not distributable as cash dividends. The general reserve amounted to $1,515,165 and $137,502 as of June 30, 2024 and 2023, respectively.

The Company’s subsidiaries are in mainland China, and such subsidiaries can only be paid out of distributable profits reported in accordance with PRC accounting standards. As such, the Company’s subsidiaries in mainland China are restricted from transferring a portion of their net assets to the Company. The restricted amounts include the paid-in capital and statutory reserves of the subsidiaries. The aggregate amount of paid-in capital and statutory reserves, which represented the amount of net assets of the PRC subsidiaries not available for distribution, was $7,389,306 and $5,318,994 as of June 30, 2024 and 2023, respectively.

The Company performed a test on the restricted net assets of its consolidated subsidiaries (the “restricted net assets”) in accordance with U.S. Securities and Exchange Commission Regulation S-X Rule 4-08 (e)(3), “General Notes to Financial Statements.” Such restricted net assets amounted to approximately $7.4 million, or 21.7% of the Company’s total consolidated net assets, as of June 30, 2024. Such restricted net assets amounted to approximately $5.4 million, or 21.1% of the Company’s total consolidated net assets, as of June 30, 2023. Based upon this percentage, the Company is not required to disclose the financial information for the parent company.

F-57

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Amended and Restated Articles of Association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Pursuant to indemnification agreement, the form of which is filed as Exhibit 10.2 to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 7. Recent Sales of Unregistered Securities

In the past three years, we have not issued any securities that were not registered under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

II-1

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Section 10(a)(4) of the Securities Act of 1933 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
2.1	Business Combination Agreement, dated as of September 16, 2023, by and among Golden Star Acquisition Corporation, G-Star Management Corporation, Gamehaus, Gamehaus 1 Inc., and Gamehaus 2 Inc.	F-4	333-278499	2.1	April 4, 2024
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant	20-F	001-42488	1.1	January 30, 2025
4.1*	Specimen Certificate for Class A Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
10.1	Form of Employment Agreement by and between executive officers and the Registrant	20-F	001-42488	4.8	January 30, 2025
10.2	Form of Indemnification Agreement with the Registrant’s directors and officers	20-F	001-42488	4.10	January 30, 2025
10.3	Form of Director Offer Letter between the Registrant and its directors	20-F	001-42488	4.9	January 30, 2025
10.4	Form of Seller Lock-Up Agreement	20-F	001-42488	4.2	January 30, 2025
10.5	Form of Founder Lock-Up Agreement	20-F	001-42488	4.3	January 30, 2025
10.6	Form of Seller Registration Rights Agreement, dated January 24, 2025, by and between Gamehaus Holdings and certain Investors named therein	20-F	001-42488	4.4	January 30, 2025
10.7	Form of Founder Amended and Restated Registration Rights Agreement, dated January 24, 2025, by and among Golden Star Acquisition Corporation, the Registrant, and certain Investors named therein	20-F	001-42488	4.5	January 30, 2025
10.8	Form of Non-Competition Agreement, dated January 24, 2025, by and among the Registrant, G-Star Management Corporation, Gamehaus, Inc., Golden Star Acquisition Corporation, and the executive party thereto	20-F	001-42488	4.6	January 30, 2025
10.9	2023 Equity Incentive Plan of the Registrant	20-F	001-42488	4.7	January 30, 2025

21.1	List of Subsidiaries of the Registrant	F-4	333-278499	21.1	April 4, 2024
23.1**	Consent of Audit Alliance LLP
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of JunHe LLP
24.1*	Powers of Attorney
99.1*	Code of Business Conduct and Ethics of the Registrant
107*	Filing Fee Table

*	Previously filed
**	Filed herewith

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, the People’s Republic of China, on June 13, 2025.

Gamehaus Holdings Inc.

By:	/s/ Yimin Cai
Name:	Yimin Cai
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Name	Title	Date

/s/ Yimin Cai	Chief Executive Officer and Director	June 13, 2025
Yimin Cai	(Principal Executive Officer)

/s/ Ling Yan	Chief Financial Officer and Director	June 13, 2025
Ling Yan	(Principal Accounting and Financial Officer)

/s/ Feng Xie	Chairman of Board of Directors and Director	June 13, 2025
Feng Xie

/s/ Xi Yan	Chief Technology Officer and Director	June 13, 2025
Xi Yan

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of Gamehaus Holdings Inc., has signed this registration statement on June 13, 2025.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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